PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 2, 2005)

                         $2,301,546,000 (APPROXIMATE)

     [J.P. MORGAN CHASE LOGO OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                    Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP1

                           JPMORGAN CHASE BANK, N.A.
                         NOMURA CREDIT & CAPITAL, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                       LASALLE BANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                             Mortgage Loan Sellers

                                --------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP1 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 233 fixed rate mortgage loans secured by first liens on 257 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP1 certificates. The Series 2005-LDP1 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                --------------

                   INITIAL CLASS
                    CERTIFICATE            INITIAL                            ASSUMED            EXPECTED           RATED
                     BALANCE OR            APPROX.       PASS-THROUGH          FINAL              RATINGS           FINAL
                      NOTIONAL           PASS-THROUGH        RATE          DISTRIBUTION        (MOODY'S/S&P/     DISTRIBUTION
                     AMOUNT(1)               RATE         DESCRIPTION         DATE(2)            FITCH)(3)         DATE(2)
              ----------------------- ----------------- -------------- -------------------- ------------------ ---------------

Class A-1 ...    $     86,232,000          4.1160%        Fixed           May 15, 2009          Aaa/AAA/AAA    March 15, 2046
Class A-2 ...    $    994,485,000          4.6250%        Fixed          March 15, 2010         Aaa/AAA/AAA    March 15, 2046
Class A-3 ...    $    157,523,000          4.8650%        Fixed         December 15, 2013       Aaa/AAA/AAA    March 15, 2046
Class A-4 ...    $    601,541,000          5.0380%        Fixed(4)      January 15, 2015        Aaa/AAA/AAA    March 15, 2046
Class A-SB...    $    119,936,000          4.8530%        Fixed(4)     September 15, 2014       Aaa/AAA/AAA    March 15, 2046
Class A-J ...    $     94,303,000          5.0840%        Fixed(4)      February 15, 2015       Aaa/AAA/AAA    March 15, 2046
Class A-JFL..    $    100,000,000(5)  LIBOR + 0.2000%   Floating(6)     February 15, 2015      Aaa/AAA/AAA(7)  March 15, 2046
Class X-2 ...    $  2,809,981,000(8)       0.3898%      Variable(9)      March 15, 2012         Aaa/AAA/AAA    March 15, 2046
Class B .....    $     68,366,000          5.1144%        Fixed(10)     February 15, 2015        Aa2/AA/AA     March 15, 2046
Class C .....    $     25,187,000          5.1344%        Fixed(10)     February 15, 2015       Aa3/AA-/AA-    March 15, 2046
Class D .....    $     53,973,000          5.1944%        Fixed(10)     February 15, 2015         A2/A/A       March 15, 2046

---------
(Footnotes to table on page S-7)

-----------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-35 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
-----------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED,
NOMURA SECURITIES INTERNATIONAL, INC., PNC CAPITAL MARKETS, INC. AND DEUTSCHE
BANK SECURITIES INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN
CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT
NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE
TIME OF SALE. J.P. MORGAN SECURITIES INC., NOMURA SECURITIES INTERNATIONAL,
INC. AND ABN AMRO INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS
OFFERING. PNC CAPITAL MARKETS, INC. AND DEUTSCHE BANK SECURITIES INC. ARE
ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING
AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT MARCH 11, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 101.9% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-JFL
CERTIFICATES) ACCRUED INTEREST FROM MARCH 1, 2005, BEFORE DEDUCTING EXPENSES
PAYABLE BY US.

JPMORGAN                       ABN AMRO INCORPORATED       [NOMURA LOGO OMITTED]
PNC CAPITAL MARKETS, INC.                               DEUTSCHE BANK SECURITIES

MARCH 2, 2005

[J.P. MORGAN CHASE LOGO OMITTED]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP1

[MAP OF THE UNITED STATES OMITTED]

WASHINGTON
2 properties
$18,589,908
0.6% of total

OREGON
1 property
$9,300,000
0.3% of total

CALIFORNIA
25 properties
$429,230,165
14.9% of total

NEVADA
5 properties
$139,396,385
4.8% of total

ARIZONA
13 properties
$134,389,806
4.7% of total

COLORADO
5 properties
$29,036,218
1.0% of total

NEW MEXICO
2 properties
$8,724,522
0.3% of total

HAWAII
1 property
$27,500,000
1.0% of total

KANSAS
2 properties
$12,920,467
0.4% of total

TEXAS
35 properties
$280,758,248
9.8% of total

OKLAHOMA
2 properties
$8,742,550
0.3% of total

LOUISIANA
2 properties
$23,191,003
0.8% of total

ALABAMA
4 properties
$20,659,489
0.7% of total

KENTUCKY
7 properties
$40,281,913
1.4% of total

MISSISSIPPI
2 properties
$4,501,788
0.2% of total

TENNESSEE
1 property
$2,396,489
0.1% of total

SOUTH DAKOTA
1 property
$2,000,000
0.1% of total

MISSOURI
4 properties
$22,061,292
0.8% of total

IOWA
2 properties
$12,016,867
0.4% of total

MINNESOTA
2 properties
$5,872,878
0.2% of total

ILLINOIS
7 properties
$68,588,268
2.4% of total

WISCONSIN
5 properties
$42,808,249
1.5% of total

INDIANA
4 properties
$21,896,221
0.8% of total

MICHIGAN
6 properties
$28,346,585
1.0% of total

NEW YORK
16 properties
$524,152,382
18.2% of total

PENNSYLVANIA
8 properties
$23,018,219
0.8% of total

OHIO
9 properties
$65,891,726
2.3% of total

MASSACHUSETTS
2 properties
$44,867,883
1.6% of total

CONNECTICUT
2 properties
$75,213,168
2.6% of total

RHODE ISLAND
1 property
$28,300,000
1.0% of total

NEW JERSEY
3 properties
$248,887,160
8.6% of total

DELAWARE
1 property
$3,184,714
0.1% of total

DISTRICT OF COLUMBIA
2 properties
$57,000,000
2.0% of total

MARYLAND
7 properties
$88,668,458
3.1% of total

VIRGINIA
4 properties
$26,018,436
0.9% of total

WEST VIRGINIA
7 properties
$4,115,693
0.1% of total

NORTH CAROLINA
17 properties
$90,234,365
3.1% of total

GEORGIA
12 properties
$56,617,729
2.0% of total

SOUTH CAROLINA
7 properties
$26,078,397
0.9% of total

FLORIDA
19 properties
$123,105,116
4.3% of total

[ ] (less than) 1.0% Cut-off Date Balance

[ ] 1.0% - 9.99% Cut-off Date Balance

[ ] (greater than or equal to) 10.0% Cut-off Date Balance

          (photo omitted)                             (photo omitted)

Preston Center Pavilion & Square  Dallas, TX   55 Railroad Avenue  Greenwich, CT

                                (photo omitted)

Pier 39                                                        San Francisco, CA

          (photo omitted)

                                                      (photo omitted)

         (photo omitted)

Westbury Plaza                   Westbury, NY   777 Sixth Avenue    New York, NY

                                (photo omitted)

Woodbridge Center                                                Woodbridge, NJ

                                (photo omitted)

Waters Edge                                                      Playa Vista, CA

                                                      (photo omitted)

                                      Southlake Town Square One    Southlake, TX

          (photo omitted)                             (photo omitted)

One River Place Apartments     New York, NY    Showcase Mall       Las Vegas, NV

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP1 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP1 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-189 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                 PAGE
                                                -----

   Geographic Concentration Entails
      Risks .................................   S-35
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .....................   S-35
   Risks Relating to Mortgage Loan
      Concentrations ........................   S-36
   The Borrower's Form of Entity May
      Cause Special Risks ...................   S-37
   Ability to Incur Other Borrowings
      Entails Risk ..........................   S-39
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ........................   S-41
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ................................   S-42
   Tenant Concentration Entails Risk ........   S-44
   Certain Additional Risks Relating to
      Tenants ...............................   S-45
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ......   S-46
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ..............   S-46
   Tenant Bankruptcy Entails Risks ..........   S-46
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed .........   S-47
   Retail Properties Have Special Risks .....   S-47
   Specialty Retail Properties Have Special
      Risks .................................   S-49
   Multifamily Properties Have Special
      Risks .................................   S-49
   Office Properties Have Special Risks .....   S-51
   Industrial Properties Have Special
      Risks .................................   S-51
   Hotel Properties Have Special Risks ......   S-52
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ...............................   S-53
   Self Storage Properties Have Special
      Risks .................................   S-54
   Lack of Skillful Property Management
      Entails Risks .........................   S-54

                                                 PAGE
                                                -----
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ......................   S-54
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ...............   S-55
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss .....   S-55
   Limitations of Appraisals ................   S-56
   Your Lack of Control Over the Trust
      Fund Can Create Risks .................   S-56
   Potential Conflicts of Interest ..........   S-57
   Special Servicer May Be Directed to
      Take Actions ..........................   S-58
   Bankruptcy Proceedings Entail Certain
      Risks .................................   S-59
   Risks Relating to Prepayments and
      Repurchases ...........................   S-60
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss .............................   S-62
   Sensitivity to LIBOR and Yield
      Considerations ........................   S-63
   Risks Relating to the Swap Contract ......   S-63
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...............   S-64
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions .................   S-65
   Risks Relating to Borrower Default .......   S-65
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....   S-65
   Risks of Limited Liquidity and Market
      Value .................................   S-66
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......   S-66
   Subordination of Subordinate Offered
      Certificates ..........................   S-66
   Limited Information Causes
      Uncertainty ...........................   S-66
   Environmental Risks Relating to the
      Mortgaged Properties ..................   S-66

                                      S-4

                                                PAGE
                                               ------
   Tax Considerations Relating to
      Foreclosure ..........................   S-68
   Risks Associated with One Action
      Rules ................................   S-68
   Risks Relating to Enforceability ........   S-69
   Potential Absence of Attornment
      Provisions Entails Risks .............   S-69
   Property Insurance May Not Be
      Sufficient ...........................   S-69
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................   S-72
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................   S-72
   No Reunderwriting of the Mortgage
      Loans ................................   S-73
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-73
   Risks Relating to Book-Entry
      Registration .........................   S-73
   Risks Relating to Inspections of

      The CVS-Clemmons AB Mortgage
         Loan ..............................   S-82
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ................................   S-83
   ARD Loans ...............................   S-84
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-84
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes ............................   S-96

                                                PAGE
                                               ------
   Representations and Warranties;
      Repurchases and Substitutions ........   S-97
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-107
   Book-Entry Registration and Definitive
      Certificates .........................   S-108
   Distributions ...........................   S-110
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums.......   S-127
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-128
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-137
   Voting Rights ...........................   S-141
   Termination; Retirement of

   Limitation on Liability of Directing
      Certificateholder ....................   S-150
   The Master Servicer and the Special
      Servicer .............................   S-150
   Replacement of the Special Servicer .....   S-151
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-151
   Maintenance of Insurance ................   S-154
   Modifications, Waiver and
      Amendments ...........................   S-157
   Realization Upon Defaulted Mortgage
      Loans ................................   S-158
   Inspections; Collection of Operating
      Information ..........................   S-160

                                      S-5

                                              PAGE
                                             ------
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

   Yield Sensitivity of the Class X-2
      Certificates ......................... S-178

                                              PAGE
                                             ------
CERTAIN FEDERAL INCOME TAX

SCHEDULE I      CLASS X REFERENCE RATES
SCHEDULE II     CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES
ANNEX A-2       CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
                MORTGAGED PROPERTIES
ANNEX A-3       DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
                CROSS-COLLATERALIZED MORTGAGE LOANS
ANNEX B         CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                HOUSING LOANS
ANNEX C         STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX D         FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                            SUMMARY OF CERTIFICATES

                     INITIAL CLASS                                                                  INITIAL
                      CERTIFICATE                             PASS-                ASSUMED          APPROX.     WEIGHTED
                       BALANCE OR         APPROXIMATE        THROUGH                FINAL            PASS-       AVERAGE
                        NOTIONAL             CREDIT           RATE              DISTRIBUTION        THROUGH       LIFE
     CLASS             AMOUNT(1)          SUPPORT(11)      DESCRIPTION             DATE(2)           RATE      (YRS.)(12)
-------------- ------------------------- ------------- ------------------   -------------------- ------------ -----------

Offered
Certificates
A-1                $     86,232,000          20.000%         Fixed             May 15, 2009      4.1160%     2.38
A-2                $    994,485,000          20.000%         Fixed            March 15, 2010     4.6250%      4.72
A-3                $    157,523,000          20.000%         Fixed           December 15, 2013   4.8650%      6.95
A-4                $    601,541,000          20.000%       Fixed(4)          January 15, 2015    5.0380%      9.77
A-SB               $    119,936,000          20.000%       Fixed(4)         September 15, 2014   4.8530%      6.90
A-J                $     94,303,000          13.250%       Fixed(4)          February 15, 2015   5.0840%      9.89
A-JFL              $    100,000,000(5)       13.250%   Floating(4), (6)                            LIBOR
X-2                $  2,809,981,000(8)       N/A          Variable(9)        February 15, 2015   + 0.2000%    9.89
B                  $     68,366,000          10.875%       Fixed(10)          March 15, 2012     0.3898%       N/A
C                  $     25,187,000          10.000%       Fixed(10)         February 15, 2015   5.1144%      9.93
D                  $     53,973,000           8.125%       Fixed(10)         February 15, 2015   5.1344%      9.93
Non-Offered                                                                  February 15, 2015   5.1944%      9.93
Certificates
X-1                $  2,878,562,757(13)      N/A         Variable(14)
A-1A               $    343,133,000          20.000%       Fixed(4)                 N/A          0.0391%       N/A
E                  $     28,786,000           7.125%       Fixed(10)                N/A          4.9920%       N/A
F                  $     46,776,000           5.500%       Fixed(15)                N/A          5.2634%       N/A
G                  $     28,786,000           4.500%       Fixed(15)                N/A          5.2794%       N/A
H                  $     32,384,000           3.375%       Fixed(15)                N/A          5.2794%       N/A
J                  $     10,794,000           3.000%       Fixed(4)                 N/A          5.2794%       N/A
K                  $     14,393,000           2.500%       Fixed(4)                 N/A          4.8810%       N/A
L                  $     10,795,000           2.125%       Fixed(4)                 N/A          4.8810%       N/A
M                  $      7,196,000           1.875%       Fixed(4)                 N/A          4.8810%       N/A
N                  $      7,197,000           1.625%       Fixed(4)                 N/A          4.8810%       N/A
P                  $     10,794,000           1.250%       Fixed(4)                 N/A          4.8810%       N/A
NR                 $     35,982,757           N/A          Fixed(4)                 N/A          4.8810%       N/A
                                                                                    N/A          4.8810%       N/A

                     EXPECTED
                      RATINGS
                     (MOODY'S/
                       S&P/          PRINCIPAL
     CLASS           FITCH)(3)      WINDOW(12)
--------------   ---------------- --------------

Offered
Certificates
A-1                 Aaa/AAA/AAA    4/0 - 5/09
A-2                 Aaa/AAA/AAA    6/09 - 3/10
A-3                 Aaa/AAA/AAA   11/10 - 12/13
A-4                 Aaa/AAA/AAA     6/14 - 1/15
A-SB                Aaa/AAA/AAA    5/09 - 9/14
A-J                 Aaa/AAA/AAA    1/15 - 2/15

A-JFL             Aaa/AAA/AAA(7)   1/15 - 2/15
X-2                 Aaa/AAA/AAA        N/A
B                    Aa2/AA/AA     2/15 - 2/15
C                   Aa3/AA-/AA-    2/15 - 2/15
D                     A2/A/A       2/15 - 2/15
Non-Offered
Certificates
X-1                 Aaa/AAA/AAA        N/A
A-1A                Aaa/AAA/AAA        N/A
E                    A3/A-/A-          N/A
F                 Baa1/BBB+/BBB+       N/A
G                  Baa2/BBB/BBB        N/A
H                 Baa3/BBB-/BBB-       N/A
J                   Ba1/BB+/BB+        N/A
K                    Ba2/BB/BB         N/A
L                   Ba3/BB-/BB-        N/A
M                    B1/B+/B+          N/A
N                     B2/B/B           N/A
P                    NR/B-/B-          N/A
NR                   NR/NR/NR          N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is March 15, 2046.
      See "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement.

(3)   Ratings shown are those of Moody's Investors Service, Inc., Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
      and Fitch, Inc.

(4)   For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of Class A-4, Class A-SB, Class A-J, Class A-1A, Class
      J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-JFL regular interest with respect to the distribution date, then the pass-through rate for that class of certificates or regular interest on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(5)   The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest. See
      "Description of the Swap Contract" in this prospectus supplement.

(6)   The pass-through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.2000%, provided that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal

                                      S-7

      balance of the Class A-JFL Certificates at 5.0840% per annum over interest payments calculated at a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to 5.0840% per annum, subject to a maximum pass through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on
      March 9, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.
      See "Description of the Swap Contract--The Swap Contract" and
      "Description of the Certificates-- Distributions" in this prospectus supplement.

(7)   The ratings assigned to the Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.0840% per annum, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). See "Ratings" in this prospectus supplement.

(8)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)   The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(10)  The pass-through rates applicable to the Class B, Class C, Class D and
      Class E certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months) minus 0.1650%, 0.1450%,
      0.0850% and 0.0160%, respectively.

(11)  The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL certificates are represented in the aggregate.

(12)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(13)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(14)  The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in
      this prospectus supplement.

(15)  The pass-through rates applicable to the Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

   The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-8

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, Nomura Credit & Capital, Inc., a
                                 Delaware corporation, Eurohypo AG, New York
                                 Branch, the New York branch of a German banking
                                 corporation, LaSalle Bank National Association,
                                 a national banking association, and PNC Bank,
                                 National Association, a national banking
                                 association. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. Nomura Credit & Capital,
                                 Inc. is an affiliate of Nomura Securities
                                 International, Inc., one of the underwriters.
                                 LaSalle Bank National Association is also
                                 acting as the paying agent, the certificate
                                 registrar and the authenticating agent and is
                                 an affiliate of ABN AMRO Incorporated, one of
                                 the underwriters. PNC Bank, National
                                 Association is an affiliate of Midland Loan
                                 Services, Inc., the master servicer and the
                                 special servicer, and of PNC Capital Markets,
                                 Inc., one of the underwriters. See "Description
                                 of the Mortgage Pool--The Mortgage Loan
                                 Sellers" in this prospectus supplement.

                                      S-9

                         SELLERS OF THE MORTGAGE LOANS

                                      AGGREGATE                    % OF      % OF
                       NUMBER         PRINCIPAL          % OF    INITIAL    INITIAL
                         OF           BALANCE OF       INITIAL     LOAN      LOAN
                      MORTGAGE         MORTGAGE          POOL    GROUP 1    GROUP 2
       SELLER         LOANS(2)          LOANS          BALANCE   BALANCE    BALANCE
-------------------- ---------- --------------------- --------- --------- ----------

  JPMCB(1) .........      74       $  864,617,813(3)     30.0%     30.3%      27.8%
  NCCI .............      54          804,974,588        28.0      28.8       21.7
  EHY ..............      27          637,658,615(4)     22.2      25.1        0.0
  LaSalle ..........      52          318,493,632        11.1       9.6       21.9
  PNC ..............      26          252,818,110         8.8       6.1       28.6
                          --       ----------------     -----     -----      -----
  Total: ...........     233       $2,878,562,757       100.0%    100.0%     100.0%
                         ===       ================     =====     =====      =====

                         ----------
                         (1)   Includes 20 mortgage loans with an aggregate
                               principal balance of $99,069,076 originated by
                               LaSalle and purchased in December 2004 by JPMCB.

                         (2)   The Showcase Mall mortgage loan, which was
                               jointly originated by JPMorgan Chase Bank, N.A.
                               and Eurohypo AG, New York Branch, is represented
                               in the total number of mortgage loans sold by
                               JPMorgan Chase Bank, N.A. and is not represented
                               in the total number of mortgage loans sold by
                               Eurohypo AG, New York Branch.

                         (3)   Includes the principal portion of the Showcase
                               Mall mortgage loan originated by JPMorgan Chase
                               Bank, N.A.

                         (4)   Includes the principal portion of the Showcase
                               Mall mortgage loan originated by Eurohypo AG,
                               New York Branch.

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation. The master servicer's principal
                                 servicing offices are located at 10851 Mastin,
                                 Suite 700, Overland Park, Kansas 66210 and its
                                 telephone number is (913) 253-9000. Midland
                                 Loan Services, Inc., is also the special
                                 servicer and an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers,
                                 and of PNC Capital Markets, Inc., one of the
                                 underwriters. See "Servicing of the Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. The primary servicing offices of
                                 Midland Loan Services, Inc. are located at
                                 10851 Mastin, Suite 700, Overland Park, Kansas
                                 66210 and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc., is also
                                 the master servicer and an affiliate of PNC
                                 Bank, National Association, one of the mortgage
                                 loan sellers, and of PNC Capital Markets, Inc.,
                                 one of the underwriters. The special servicer
                                 may be removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Master Servicer and The Special
                                 Servicer" in this prospectus supplement.

                                      S-10

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securitization Trust Services
                                 Group, J.P. Morgan 2005-LDP1 and its telephone
                                 number is (312) 904-0648. LaSalle Bank National
                                 Association is also one of the mortgage loan
                                 sellers and an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. See
                                 "Description of the Certificates--Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

Cut-off Date..................   The related due date in March 2005 or, with
                                 respect to those mortgage loans that have their
                                 first payment date in April 2005, March 1,
                                 2005.

Closing Date..................   On or about March 11, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in April
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-JFL certificates, the
                                 interest accrual period will be the period from
                                 and including the Distribution Date of the
                                 month preceding the month in which the related
                                 distribution date occurs (or, in the case of
                                 the first distribution date, the closing date)
                                 to, but excluding the related Distribution
                                 Date. Except with respect to the Class A-JFL
                                 certificates, interest will be calculated on
                                 the offered certificates assuming that each
                                 month has 30 days and each year has 360 days.
                                 With respect to the Class A-JFL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days.

                                      S-11

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-JFL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "AA-" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc., "Aa2" by
                                 Moody's Investors Service, Inc. and "A+" by
                                 Fitch, Inc. and a short term certificates of
                                 deposit rating of "A-1+" by Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., "P-1" by Moody's Investors
                                 Service, Inc. and "F1+" by Fitch, Inc., in an
                                 initial notional amount equal to the aggregate
                                 initial certificate balance of the Class A-JFL
                                 regular interest (and correspondingly, the
                                 Class A-JFL certificates). The notional amount
                                 of the swap contract will decrease to the
                                 extent of any decrease in the certificate
                                 balance of the Class A-JFL regular interest
                                 (and correspondingly, the Class A-JFL
                                 certificates). The swap contract will have a
                                 maturity date of March 15, 2046 (the same date
                                 as the rated final distribution date of the
                                 Class A-JFL certificates). Under the swap
                                 contract, the trust will generally be obligated
                                 to pay to the swap counterparty one business
                                 day prior to each distribution date an amount
                                 equal to the sum of (i) any yield maintenance
                                 charges distributable to the Class A-JFL
                                 regular interest and (ii) the product of (A)
                                 the notional amount of the swap contract and
                                 (B) the pass-through rate on the Class A-JFL
                                 regular interest, and the swap counterparty
                                 will generally be obligated to pay to the trust
                                 one business day prior to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap contract and (ii)
                                 LIBOR plus 0.2000% per annum. If the
                                 pass-through rate on the Class A-JFL regular
                                 interest is reduced below 5.0840% per annum or
                                 if there is an interest shortfall with respect
                                 to the Class A-JFL regular interest, there will
                                 be a corresponding

                                      S-12

                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding
                                 decrease in the effective pass-through rate on
                                 the Class A-JFL certificates for such
                                 distribution date. See "Risk Factors--Risks
                                 Relating to the Swap Contract" and
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                               OFFERED SECURITIES

General.......................   We are offering the following 11 classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP1:

                                  o Class A-1

                                  o Class A-2

                                  o Class A-3

                                  o Class A-4

                                  o Class A-SB

                                  o Class A-J

                                  o Class A-JFL

                                  o Class X-2

                                  o Class B

                                  o Class C

                                  o Class D

                                 Series 2005-LDP1 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class
                                 M, Class N, Class P, Class NR, Class S, Class
                                 R and Class LR.

                                 The Series 2005-LDP1 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 233 mortgage
                                 loans secured by first liens on 257
                                 commercial, multifamily and manufactured
                                 housing community properties.

                                      S-13

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                  Class A-1 ...........   $   86,232,000
                                  Class A-2 ...........   $  994,485,000
                                  Class A-3 ...........   $  157,523,000
                                  Class A-4 ...........   $  601,541,000
                                  Class A-SB ..........   $  119,936,000
                                  Class A-J ...........   $   94,303,000
                                  Class A-JFL .........   $  100,000,000
                                  Class X-2 ...........   $2,809,981,000
                                  Class B .............   $   68,366,000
                                  Class C .............   $   25,187,000
                                  Class D .............   $   53,973,000

                                 The Class A-JFL regular interest will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-JFL
                                 certificates.

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                   Class A-1 ...........         4.1160%
                                   Class A-2 ...........         4.6250%
                                   Class A-3 ...........         4.8650%
                                   Class A-4 ...........         5.0380%(1)
                                   Class A-SB ..........         4.8530%(1)
                                   Class A-J ...........         5.0840%(1)
                                   Class A-JFL ......... LIBOR + 0.2000%(1), (2)
                                   Class X-2 ...........         0.3898%(3)
                                   Class B .............         5.1144%(4)
                                   Class C .............         5.1344%(4)
                                   Class D .............         5.1944%(4)

                                 ----------
                                 (1)   For any distribution date, if the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months) as
                                       of the first day of the related due
                                       period is less than the rate specified
                                       for any of Class A-4, Class A-SB and
                                       Class A-J certificates or the Class
                                       A-JFL regular interest with respect to
                                       the distribution date, then the
                                       pass-through rate for that class of
                                       certificates or regular interest on that
                                       distribution date will equal the
                                       weighted average of the net interest
                                       rates on the mortgage loans.

                                 (2)   The pass-through rate applicable to the
                                       Class A-JFL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus 0.2000% per
                                       annum, provided that interest payments
                                       on the Class A-JFL certificates will be
                                       reduced on each distribution date by an
                                       amount corresponding to the excess, if
                                       any, of interest payments calculated on
                                       the principal balance of the Class A-JFL
                                       Certificates at 5.0840% per annum over
                                       interest payments calculated at the
                                       weighted average of the net interest
                                       rates on

                                      S-14

                                    the mortgage loans (in each case adjusted,
                                    if necessary, to accrue on the basis of a
                                    360-day year consisting of twelve 30-day
                                    months). In addition, under certain
                                    circumstances described in this prospectus
                                    supplement, the pass-through rate
                                    applicable to the Class A-JFL certificates
                                    may convert to a fixed rate equal to
                                    5.0840% per annum, subject to a maximum
                                    pass through rate equal to the weighted
                                    average of the net interest rates on the
                                    mortgage loans (in each case adjusted, if
                                    necessary, to accrue on the basis of a
                                    360-day year consisting of twelve 30-day
                                    months). The initial LIBOR rate will be
                                    determined on March 9, 2005, and subsequent
                                    LIBOR rates will be determined 2 LIBOR
                                    business days before the start of the
                                    related interest accrual period. See
                                    "Description of the Swap Contract--The Swap
                                    Contract" in this prospectus supplement.

                              (3)   The interest accrual amount on the Class X-2
                                    certificates will be calculated by reference
                                    to a notional amount equal to the aggregate
                                    of the class balances of all or some of the
                                    other classes of certificates or portions
                                    thereof. The pass-through rate on the Class
                                    X-2 certificates will be based on the
                                    weighted average of the interest strip rates
                                    of the components of the Class X-2
                                    certificates, which will be based on the net
                                    mortgage rates applicable to the mortgage
                                    loans as of the preceding distribution date
                                    minus the pass-through rates of such
                                    components. See "Description of the
                                    Certificates--Distributions" in this
                                    prospectus supplement.

                              (4)   The pass-through rates applicable to the
                                    Class B, Class C and Class D
                                    certificates on each distribution date
                                    will be a per annum rate equal to the
                                    weighted average of the net interest
                                    rates on the mortgage loans (in each
                                    case adjusted, if necessary, to accrue
                                    on the basis of a 360-day year
                                    consisting of twelve 30-day months)
                                    minus 0.1650%, 0.1450% and 0.0850%,
                                    respectively.

B. Interest Rate Calculation
   Convention.................   Interest on your certificates (other than the
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis". Interest on the
                                 Class A-JFL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis".

                                 For purposes of calculating the pass-through
                                 rates on the Class A-4, Class A-SB, Class A-J,
                                 Class B, Class C, Class D and Class X-2
                                 certificates, the Class A-JFL regular interest
                                 (and correspondingly, the Class A-JFL
                                 certificates) and each other class of the
                                 certificates with a pass-through rate that is
                                 based on, limited by or equal to, the weighted
                                 average of the net mortgage rates on the
                                 mortgage loans, the mortgage loan interest
                                 rates will not reflect any default interest
                                 rate, any rate increase occurring after an
                                 anticipated repayment date, any mortgage loan
                                 term modifications agreed to by the special
                                 servicer or any modifications resulting from a
                                 borrower's bankruptcy or insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-JFL
                                 regular interest (and correspondingly, the
                                 Class A-JFL certificates), the interest rate
                                 for each mortgage loan that accrues interest
                                 based on the actual number of days in each
                                 month and

                                      S-15

                                 assuming a 360-day year, or an "actual/360
                                 basis," will be recalculated, if necessary, so
                                 that the amount of interest that would accrue
                                 at that recalculated rate in the applicable
                                 month, calculated on a 30/360 basis, will
                                 equal the amount of interest that is required
                                 to be paid on that mortgage loan in that
                                 month, subject to certain adjustments as
                                 described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and --Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB, Class A-1A, Class X-1 and
                                 Class X-2 certificates: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3, Class A-4 and Class A-SB
                                 certificates, pro rata, from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 1, (b) on the Class A-1A certificates
                                 from the portion of the funds available for
                                 distribution attributable to the mortgage
                                 loans in loan group 2 and (c) on the Class X-1
                                 and Class X-2 certificates from the funds
                                 available for distribution attributable to all
                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements. However, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid
                                 to any of the classes described above, the
                                 funds available for distribution will be
                                 allocated among all those classes, pro rata,
                                 without regard to loan groups, in accordance
                                 with their interest entitlements for that
                                 distribution date.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB and Class A-1A certificates:
                                 To the extent of funds allocated to principal
                                 and available for distribution, (a)(1) first,
                                 to the Class A-SB certificates, available
                                 principal received from loan group 1 and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, funds attributed to principal
                                 received from loan group 2 remaining after
                                 payments specified in clause (b) below have
                                 been made, until the certificate balance of
                                 the Class A-SB certificates is reduced to the
                                 planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the

                                      S-16

                                 Class A-1, Class A-2, Class A-3, Class A-4 and
                                 Class A-SB certificates, in that order, in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clause (1) above
                                 have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balances of the
                                 Class A-1, Class A-2, Class A-3, Class A-4 and
                                 Class A-SB certificates have been reduced to
                                 zero and (b) to the Class A-1A certificates,
                                 in an amount equal to the funds attributable
                                 to mortgage loans in loan group 2 and, after
                                 both the Class A-4 and the Class A-SB
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 1 remaining after the payments specified
                                 in clause (a) have been made, until the
                                 certificate balance of the Class A-1A
                                 certificates has been reduced to zero. If the
                                 certificate balance of each and every class of
                                 certificates other than the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-SB and
                                 Class A-1A certificates has been reduced to
                                 zero as a result of the allocation of mortgage
                                 loan losses to those certificates, funds
                                 available for distributions of principal will
                                 be distributed to the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-SB and Class
                                 A-1A certificates, pro rata, rather than
                                 sequentially, without regard to loan groups or
                                 the planned balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-SB and Class A-1A certificates:
                                 To reimburse the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-SB and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 group.

                                 Fourth/Class A-J certificates and Class A-JFL
                                 regular interest: To the Class A-J
                                 certificates and the Class A-JFL regular
                                 interest as follows: (a) first, to interest on
                                 the Class A-J certificates and the Class A-JFL
                                 regular interest, pro rata, in the amount of
                                 their respective interest entitlements; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-SB and Class A-1A
                                 certificates), to principal on the Class A-J
                                 certificates and the Class A-JFL regular
                                 interest, pro rata, until the certificate
                                 balances of the Class A-J certificates and the
                                 Class A-JFL regular interest, as applicable,
                                 have been reduced to zero; and (c) third, to
                                 reimburse the Class A-J certificates and the
                                 Class A-JFL regular interest, pro rata, for
                                 any previously unreimbursed losses on the

                                      S-17

                                 mortgage loans allocable to principal that
                                 were previously borne by each such class.

                                 Fifth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations (without
                                 regard to the Class A-JFL regular interest) of
                                 priority Fourth above.

                                 Sixth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations (without
                                 regard to the Class A-JFL regular interest) of
                                 priority Fourth above.

                                 Seventh/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-J certificates' (without regard to the
                                 Class A-JFL regular interest) allocations of
                                 priority Fourth above.

                                 Eighth/Non-offered certificates (other than
                                 the Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-SB and Class A-1A certificates, except
                                 in the event of insufficient funds, as
                                 described above, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 174 mortgage loans,
                                 representing approximately 88.1% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date and loan
                                 group 2 will consist of 59 mortgage loans,
                                 representing approximately 11.9% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 50.7% of
                                 all the mortgage loans secured by multifamily
                                 properties and approximately 70.6% of all the
                                 mortgage loans secured by manufactured housing
                                 community properties, in each case, as a
                                 percentage of the aggregate principal balance
                                 of all the mortgage loans as of the cut-off
                                 date. Annex A-1 to this prospectus supplement
                                 will set forth the loan group designation with
                                 respect to each mortgage loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-JFL certificates
                                 will be distributed in the following amounts
                                 and order of priority: (a) first, to interest
                                 on the Class A-JFL certificates, in the amount
                                 of its interest entitlement; (b) second, to
                                 the extent of funds allocated to principal in
                                 respect of the Class A-JFL regular interest,
                                 to principal on the Class A-JFL certificates
                                 until the certificate balance of the Class
                                 A-JFL certificates has been reduced to zero;
                                 and (c) third, to reimburse the Class A-JFL
                                 certificates for any previously unreimbursed
                                 losses on

                                      S-18

                                 the mortgage loans allocable to principal that
                                 were previously borne by such class.

B. Interest and Principal
   Entitlements...............   description of the interest entitlement of
                                 each class of certificates and the Class A-JFL
                                 regular interest can be found in "Description
                                 of the Certificates--
                                 Distributions--Interest Distribution Amount"
                                 in this prospectus supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-JFL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-JFL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-JFL regular interest will be paid to the
                                 holders of the Class A-JFL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-JFL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-JFL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-JFL regular interest (other than
                                 excess interest that accrues on the mortgage
                                 loans that have anticipated repayment dates) on
                                 any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-SB, Class A-1A, Class
                                 X-1 and Class X-2 certificates). It also shows
                                 the manner in which mortgage loan losses are
                                 allocated to certain classes of certificates
                                 and the Class A-JFL regular

                                      S-19

                                 interest in ascending order (beginning with
                                 the other classes of certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates) that are not being offered by
                                 this prospectus supplement). No principal
                                 payments or mortgage loan losses will be
                                 allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses
                                 may reduce the notional amount of the Class
                                 X-1 and/or Class X-2 certificates and,
                                 therefore, the amount of interest they accrue.
                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be
                                 directly allocated to the Class A-JFL
                                 certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-JFL regular interest in reduction
                                 of the certificate balance of the Class A-JFL
                                 regular interest and the amount of its
                                 interest entitlement, respectively. Any
                                 decrease in the certificate balance of the
                                 Class A-JFL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-JFL certificates, and
                                 any interest shortfalls suffered by the Class
                                 A-JFL regular interest will reduce the amount
                                 of interest distributed on the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. The chart below
                                 includes the Class A-JFL regular interest but
                                 does not depict the corresponding effects on
                                 the Class A-JFL certificates.

                         Class A-1, Class A-2, Class A-3, Class A-4, Class A-5B
                           Class A-1A*, Class X-1* and Class X-2* certificates

                                          Class A-J certificates and
                                          Class-JFL regular interest

                                             Class B certificates

                                             Class C certificates

                                             Class D certificates

                                          Non-offered certificates**

                                      S-20

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 **    Excluding the Class A-1A and Class X-1
                                       certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-JFL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-JFL regular
                                 interest (and correspondingly the Class A-JFL
                                 certificates) respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates or the Class A-JFL regular
                                 interest with the lowest payment priorities:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer or the trustee
                                 (to the extent not covered by late payment
                                 charges or default interest paid by the related
                                 borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust.
                                 Reductions in distributions to the Class A-JFL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-JFL regular interest (and thus to the Class
                                 A-JFL certificates to the extent described in
                                 this prospectus supplement), on a pro rata
                                 basis, to reduce the amount of interest payable
                                 on the certificates and the Class A-JFL regular
                                 interest (and thus to the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement). See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will

                                      S-21

                                 be non-recoverable. The master servicer will
                                 not be required to advance balloon payments
                                 due at maturity in excess of the regular
                                 periodic payment, interest in excess of a
                                 mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to
                                 the extent that an appraisal reduction of the
                                 related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. There may be other
                                 circumstances in which the master servicer
                                 will not be required to advance one full month
                                 of principal and/or interest. If the master
                                 servicer fails to make a required advance, the
                                 trustee will be required to make the advance.
                                 None of the master servicer, the special
                                 servicer or the trustee is required to advance
                                 amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. If an interest
                                 advance is made by the master servicer, the
                                 master servicer will not advance its servicing
                                 fee, but will advance the trustee's fee.
B. Property Protection
 Advances......................  The master servicer may be required, and the special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                  o protect and maintain the related mortgaged
                                    property;

                                  o maintain the lien on the related mortgaged
                                    property; or

                                  o enforce the related mortgage loan
                                    documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to

                                      S-22

                                 the mortgage loan has expired. See
                                 "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate
                                 Account" in the prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 233 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 257 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $2,878,562,757.

                                 Six (6) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of leases, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as the
                                 Golf Glen Mart Plaza mortgaged property, the
                                 Chimney Hill Center mortgaged property, the
                                 Stonewood Apartments mortgaged property, The
                                 Oaks Apartments mortgaged property, the
                                 CVS-Clemmons mortgaged property and the
                                 Brentwood Apartments mortgaged property,
                                 respectively, representing approximately 1.3%
                                 of the aggregate principal balance of the pool
                                 of mortgage loans as of the cut-off date (3
                                 mortgage loans in loan group 1, representing
                                 approximately 1.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date and 3 mortgage loans in
                                 loan group 2, representing approximately 2.7%
                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date).

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject
                                 to an intercreditor agreement. The
                                 intercreditor agreement generally allocates
                                 collections in respect of the related mortgage
                                 loan prior to a monetary event of default, or
                                 material non-monetary event of default to the
                                 mortgage loan in the trust fund and the
                                 related subordinate companion loan on a pro
                                 rata basis. After a monetary event of

                                      S-23

                                 default or material non-monetary event of
                                 default, the intercreditor agreement generally
                                 allocates collections in respect of such
                                 mortgage loans first to the mortgage loan in
                                 the trust fund and second to the related
                                 subordinate companion loan. The servicer and
                                 the special servicer will service and
                                 administer each AB mortgage loan and its
                                 subordinate companion loan pursuant to the
                                 pooling and servicing agreement and the
                                 related intercreditor agreement so long as
                                 such AB mortgage loan is part of the trust
                                 fund. Amounts attributable to each subordinate
                                 companion loan will not be assets of the
                                 trust, and will be beneficially owned by the
                                 holder of the subordinate companion loan. See
                                 "Description of the Mortgage Pool--AB Mortgage
                                 Loan Pairs" in this prospectus supplement.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holders of the
                                 subordinate companion loans will have the
                                 right to approve certain modifications to the
                                 related senior loan under certain
                                 circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of the subordinate companion loan
                                 related to the CVS-Clemmons mortgage loan will
                                 have the right, under certain conditions, (i)
                                 to direct, consent, or provide advice with
                                 respect to certain actions proposed to be
                                 taken by the master servicer or the special
                                 servicer, as applicable, with respect to the
                                 CVS-Clemmons mortgage loan or mortgaged
                                 property and (ii) to make cure payments on the
                                 CVS-Clemmons mortgage loan.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the

                                      S-24

                                 cut-off date. The principal balance of each
                                 mortgage loan as of the cut-off date assumes
                                 the timely receipt of principal scheduled to
                                 be paid on or before the cut-off date and no
                                 defaults, delinquencies or prepayments on any
                                 mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                              ALL MORTGAGE LOANS                LOAN GROUP 1                  LOAN GROUP 2
                                        ----------------------------- ------------------------------- ----------------------------

Aggregate outstanding principal
 balance(1) ...........................           $2,878,562,757                  $2,535,429,402                  $343,133,356
Number of mortgage loans ..............                      233                             174                            59
Number of mortgaged properties.........                      257                             196                            61
Number of crossed loan pools ..........                        0                               0                             0
Range of mortgage loan principal
 balances ............................. $920,467 to $224,066,112      $1,152,299 to $224,066,112      $920,467 to $23,805,000
Average mortgage loan principal
 balance ..............................            $  12,354,347                   $  14,571,433                  $ 5,815,820
Range of mortgage rates ...............       4.2440% to 7.0000%              4.2440% to 6.6100%            5.0000% to 7.0000%
Weighted average mortgage rate.........                  5.1544%                         5.1252%                       5.3698%
Range of original terms to
 maturity(2) ..........................  54 months to 300 months         54 months to 300 months       84 months to 240 months
Weighted average original term to
 maturity(2) ..........................                97 months                       95 months                    116 months
Range of remaining terms to
 maturity(2) ..........................  51 months to 300 months         51 months to 300 months       79 months to 237 months
Weighted average remaining term
 to maturity(2) .......................                95 months                       93 months                    114 months
Range of original amortization
 terms(3) ............................. 180 months to 471 months        180 months to 471 months      240 months to 360 months
Weighted average original
 amortization term(3) .................               347 months                      346 months                    351 months
Range of remaining amortization
 terms(3) ............................. 178 months to 467 months        178 months to 467 months      237 months to 360 months
Weighted average remaining
 amortization term(3) .................               346 months                      345 months                    350 months
Range of loan-to-value ratios .........           11.3% to 86.5%                  26.2% to 84.2%                11.3% to 86.5%
Weighted average loan-to-value
 ratio ................................                    68.8%                           68.3%                         72.5%
Range of loan-to-value ratios as of
 the maturity date(2)(4) ..............            8.5% to 80.0%                  26.7% to 80.0%                 8.5% to 72.3%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4) ...........................                    62.5%                           62.5%                         62.5%
Range of debt service coverage
 ratios(5) ............................           1.09x to 6.89x                  1.09x to 3.19x                1.19x to 6.89x
Weighted average debt service
 coverage ratio(5) ....................                    1.63x                           1.64x                         1.53x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans
 Balloon(6) ...........................                    41.1%                           39.1%                         55.4%
 Interest Only(7) .....................                    33.1%                           36.6%                          6.9%
 Partial Interest Only ................                    25.2%                           23.6%                         37.1%
Fully Amortizing Loans ................                     0.6%                            0.7%                          0.5%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   Excludes the fully amortizing mortgage loans.
(5)   In the case of 6 mortgage loans (identified as loan nos. 48, 57, 97, 101,
      178 and 193 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.
(6)   Includes 6 amortizing ARD loans representing 0.4% of the initial pool balance.
(7)   Includes 6 interest-only ARD loans representing 6.3% of the initial pool balance.

                                      S-25

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                   AGGREGATE                  % OF       % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
     INTEREST       NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      ACCRUAL        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       BASIS          LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- -----------

  Actual/360 .....     221      $2,681,114,630    93.1%     92.2%    100.0%
  30/360 .........      12         197,448,128     6.9       7.8       0.0
                       ---      --------------   -----     -----     ------
  Total: .........     233      $2,878,562,757   100.0%    100.0%    100.0%
                       ===      ==============   =====     =====     ======

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
      TYPE OF        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   AMORTIZATION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- ----------

  Balloon
    Loans ........     156      $1,182,675,534    41.1%     39.1%     55.4%
  Interest
    Only .........      32         952,552,076    33.1      36.6       6.9
  Partial
    Interest-
    Only .........      39         724,965,000    25.2      23.6      37.1
  Fully
    Amortizing.          6          18,370,147     0.6       0.7       0.5
                       ---      --------------   -----     -----     -----
  Total: .........     233      $2,878,562,757   100.0%    100.0%    100.0%
                       ===      ==============   =====     =====     =====

                                 Twelve (12) mortgage loans, representing
                                 approximately 6.7% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (11 mortgage loans in loan
                                 group 1, representing approximately 7.6% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date and 1 mortgage loan in loan group
                                 2 representing approximately 0.3% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 2 as of the cut-off date),
                                 provide for an increase in the related
                                 interest rate after a certain date, referred
                                 to as the anticipated repayment date. The
                                 interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage

                                      S-26

                                 loan until its principal balance has been
                                 reduced to zero. A substantial principal
                                 payment would be required to pay off these
                                 mortgage loans on their anticipated repayment
                                 dates. The amortization terms for these
                                 mortgage loans are significantly longer than
                                 the periods up to the related mortgage loans'
                                 anticipated repayment dates. See "Description
                                 of the Mortgage Pool--ARD Loans" in this
                                 prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------

  Defeasance.....     202      $2,500,041,762      86.9%     86.9%      86.7%
  Yield
    Maintenance.       28         349,856,088      12.2      12.0       13.3
  Defeasance/
    Yield
    Maintenance.        3          28,664,908       1.0       1.1        0.0
                      ---      --------------     -----     -----      -----
  Total: ........     233      $2,878,562,757     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-27

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                   AGGREGATE                 % OF      % OF
                                   PRINCIPAL       % OF    INITIAL    INITIAL
                    NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
       OPEN          MORTGAGE      MORTGAGE        POOL    GROUP 1    GROUP 2
     PAYMENTS         LOANS          LOANS       BALANCE   BALANCE    BALANCE
------------------ ----------- ---------------- --------- --------- ----------

  1 ..............       5      $   32,110,762    1.1%      1.3%      0.0%
  2 ..............      10         209,962,963    7.3       8.3       0.0
  3 ..............      91         692,092,627   24.0      21.6      42.0
  4 ..............      95       1,146,467,951   39.8      37.6      56.1
  5 ..............       1           8,471,292    0.3       0.3       0.0
  6 ..............      17         320,054,051   11.1      12.4       1.9
  7 ..............       8         334,197,059   11.6      13.2       0.0
  12 .............       1           5,925,000    0.2       0.2       0.0
  13 .............       2          25,550,000    0.9       1.0       0.0
  24 .............       1           9,050,000    0.3       0.4       0.0
  25 .............       1           2,681,052    0.1       0.1       0.0
  37 .............       1          92,000,000    3.2       3.6       0.0
                        --      --------------  -----     -----     -----
  Total: .........     233      $2,878,562,757  100.0%    100.0%    100.0%
                       ===      ==============  =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                    MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
   CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
----------------- ------------ ----------------- --------- --------- ----------

  Retail ........       95      $1,311,337,885    45.6%     51.7%      0.0%
  Multifamily....       69         647,729,555    22.5      12.6      95.6
  Office ........       32         544,773,098    18.9      21.5       0.0
  Industrial ....        9         102,561,991     3.6       4.0       0.0
  Hotel .........        7          95,856,195     3.3       3.8       0.0
  Mixed Use .....        7          74,043,623     2.6       2.9       0.0
  Self Storage...       31          70,624,016     2.5       2.8       0.0
  Manufactured
    Housing
    Community....        6          21,214,748     0.7       0.2       4.4
  Parking
  Garage ........        1          10,421,646     0.4       0.4       0.0
                        --      --------------   -----     -----     -----
  Total: ........      257      $2,878,562,757   100.0%    100.0%    100.0%
                       ===      ==============   =====     =====     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-28

                                 The mortgaged properties are located in 39
                                 states and the District of Columbia. The
                                 following table lists the states which have
                                 concentrations of mortgaged properties of 5%
                                 or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                        AGGREGATE
                                        PRINCIPAL        % OF
                         NUMBER OF      BALANCE OF      INITIAL
                         MORTGAGED       MORTGAGE        POOL
         STATE          PROPERTIES        LOANS         BALANCE
---------------------- ------------ ----------------- ----------

  New York ...........       16      $  524,152,382       18.2%
  California .........       25         429,230,165       14.9
  Texas ..............       35         280,758,248        9.8
  New Jersey .........        3         248,887,160        8.6
  Other ..............      178       1,395,534,802       48.5
                            ---      --------------      -----
  Total: .............      257      $2,878,562,757      100.0%
                            ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                        AGGREGATE        % OF
                                        PRINCIPAL       INITIAL
                         NUMBER OF      BALANCE OF       LOAN
                         MORTGAGED       MORTGAGE       GROUP 1
         STATE          PROPERTIES        LOANS         BALANCE
---------------------- ------------ ----------------- ----------

  New York ...........        8      $  483,305,506    19.1%
  California .........       25         429,230,165    16.9
  New Jersey .........        3         248,887,160     9.8
  Texas ..............       19         198,181,798     7.8
  Nevada .............        4         127,990,329     5.0
  Other ..............      137       1,047,834,444    41.3
                            ---      --------------   -----
  Total: .............      196      $2,535,429,402   100.0%
                            ===      ==============   =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-29

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                           AGGREGATE      % OF
                                           PRINCIPAL     INITIAL
                             NUMBER OF    BALANCE OF      LOAN
                             MORTGAGED     MORTGAGE      GROUP 2
           STATE            PROPERTIES       LOANS       BALANCE
-------------------------- ------------ -------------- ----------

  Texas ..................      16       $ 82,576,450   24.1%
  North Carolina .........       6         57,468,858   16.7
  Arizona ................       3         45,973,107   13.4
  New York ...............       8         40,846,877   11.9
  Florida ................       6         23,296,266    6.8
  Other ..................      22         92,971,797   27.1
                                --       ------------  -----
  Total: .................      61       $343,133,356  100.0%
                                ==       ============  =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the Certificates--Book-
                                 Entry Registration and Definitive Certificates"
                                 in this prospectus supplement and in the
                                 prospectus.

                                      S-30

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                  o Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.; and

                                  o the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust fund is
                                 less than 1% of the aggregate principal balance
                                 of the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that (1) the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates and (2) the master servicer
                                 consents to the exchange), for the mortgage
                                 loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in
                                 this prospectus supplement and "Description of
                                 the Certificates-- Termination" in the
                                 prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-JFL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs--a
                                 lower-tier REMIC

                                      S-31

                                 and an upper-tier REMIC--for federal income
                                 tax purposes. The portion of the trust
                                 representing the deferred interest described
                                 above will be treated as a grantor trust for
                                 federal income tax purposes. The grantor trust
                                 will also hold the Class A-JFL regular
                                 interest, the swap contract and the floating
                                 rate account, and the Class A-JFL certificates
                                 will represent an undivided beneficial
                                 interest in those assets. In the opinion of
                                 counsel, the portions of the trust referred to
                                 above will qualify for this treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                  o Each class of offered certificates (other
                                    than the Class A-JFL certificates) and the
                                    Class A-JFL regular interest will represent
                                    "regular interests" in the upper-tier
                                    REMIC.

                                  o The Class A-JFL certificates will represent
                                    an undivided interest in a portion of the
                                    trust fund which is treated as a grantor
                                    trust for federal income tax purposes,
                                    which portion includes the Class A-JFL
                                    regular interest, the floating rate account
                                    and the beneficial interest of such class
                                    in the swap contract.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your
                                    certificates using the accrual method of
                                    accounting.

                                  o It is anticipated that the offered
                                    certificates, other than the Class A-JFL
                                    certificates and the Class X-2
                                    certificates, and the Class A-JFL regular
                                    interest will be issued at a premium, and
                                    that the Class X-2 certificates will be
                                    issued with original issue discount for
                                    federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-JFL
                                 certificates should review the additional
                                 requirements for purchases of Class A-JFL
                                 certificates by plans, as discussed under

                                      S-32

                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc., Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc.:

                            MOODY'S      S&P      FITCH
                           ---------   -------   ------

  Class A-1 ............      Aaa        AAA       AAA
  Class A-2 ............      Aaa        AAA       AAA
  Class A-3 ............      Aaa        AAA       AAA
  Class A-4 ............      Aaa        AAA       AAA
  Class A-SB ...........      Aaa        AAA       AAA
  Class A-J ............      Aaa        AAA       AAA
  Class A-JFL ..........      Aaa        AAA       AAA
  Class X-2 ............      Aaa        AAA       AAA
  Class B ..............      Aa2         AA       AA
  Class C ..............      Aa3         AA-       AA-
  Class D ..............       A2         A         A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both

                                      S-33

                                 voluntary and involuntary prepayments). In
                                 addition, a security rating of the Class A-JFL
                                 certificates does not represent any assessment
                                 as to whether the floating interest rate on
                                 such certificates will convert to a fixed
                                 rate. With respect to the Class A-JFL
                                 certificates, Moody's Investors Service, Inc.,
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Fitch,
                                 Inc. are only rating the receipt of interest
                                 up to the fixed per annum rate applicable to
                                 the Class A-JFL regular interest. See "Yield
                                 and Maturity Considerations," "Risk Factors"
                                 and "Description of the Certificates--Advances"
                                 in this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-34

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New York, California, Texas and New Jersey secure mortgage loans representing approximately 18.2%, 14.9%, 9.8% and 8.6%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in New York, California, New Jersey, Texas and Nevada secure mortgage loans representing approximately 19.1%, 16.9%, 9.8%,
7.8% and 5.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, North Carolina, Arizona, New York and Florida secure mortgage loans representing approximately 24.1%, 16.7%,
13.4%, 11.9% and 6.8%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors-e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies-also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

                                      S-35

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may significantly reduce air travel throughout the United
States, and, therefore, have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
      (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other)
      represents approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 3 largest mortgage loans represent, in the aggregate, approximately
      20.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1
      (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 22.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 16.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans represent, in the aggregate, approximately
      38.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1
      (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately 43.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 40.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                      S-36

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------   ------------   ----------------   --------------   --------------   -------------

Retail ..............   95             $1,311,337,885           45.6%            51.7%            0.0%
Multifamily .........   69             $  647,729,555           22.5%            12.6%           95.6%
Office ..............   32             $  544,773,098           18.9%            21.5%            0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o Twenty-four (24) groups of mortgage loans (including, among other mortgage loans, the 777 Sixth Avenue mortgage loan and the Southlake Town
      Square One mortgage loan) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 6.8% (the mortgage loans with The
      Inland Real Estate Group of Companies as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
      (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten
      Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the 777 Sixth Avenue mortgage loan and the Southlake Town Square One mortgage loan.

    o Six (6) mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 1.4% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for

                                      S-37

them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 11 of the mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 19 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 mortgage loans in loan group 1, representing approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 12.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition exercises such right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

                                      S-38

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Golf Glen Mart Plaza mortgaged property, the Chimney Hill Center mortgaged property, the Stonewood Apartments mortgaged property, The Oaks Apartments mortgaged property, the CVS-Clemmons mortgaged property and the Brentwood
Apartments mortgaged property, respectively, representing approximately 0.5%,
0.3%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
0.6%, 0.4% and 0.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date or approximately 1.2%,
1.0% and 0.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The second loan in each case is a subordinate companion loan and is not included in the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special
Servicer May Be Directed to Take Actions," the holder of the subordinate companion loan related to the CVS-Clemmons mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the CVS-Clemmons mortgage loan or mortgaged property and (ii) to make cure payments on the CVS-Clemmons mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB Mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement. The Golf Glen Mart Plaza subordinate companion loan has an initial principal balance of $1,070,000, the Chimney Hill Center subordinate companion loan has an initial principal balance of $612,500,

                                      S-39

the Stonewood Apartments subordinate companion loan has an initial principal balance of $262,500, The Oaks Apartments subordinate companion loan has an initial principal balance of $216,250, the CVS-Clemmons subordinate companion loan has an initial principal balance of $284,525 and the Brentwood Apartments subordinate companion loan has an initial principal balance of $95,000. In each case, the subordinate companion loan is generally subordinate in right of payment to the related AB mortgage loan, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional
Debt--AB Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. For example, as of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), also secures a subordinate, second mortgage. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional
Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement.
Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage
Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

                                      S-40

See "--The Borrower's Form of Entity May Cause Special Risks" above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

    o With respect to 3 mortgage loans (identified as Loan Nos. 4, 7 and 19 on
      Annex A-1 to this prospectus supplement), representing approximately 7.0%
      of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

    o In the case of 9 mortgage loans (identified as Loan Nos. 1, 5, 7, 111,
      117, 125, 159, 191 and 231 on Annex A-1 to this prospectus supplement), representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 16.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and
      1 mortgage loan in loan group 2, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      S-41

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     The mortgage loan sellers have informed us that 227 of the mortgage loans, representing approximately 99.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (169 mortgage loans in loan group 1, representing approximately 99.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 58 mortgage loans in loan group 2, representing approximately 99.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes
39 mortgage loans, including loans with anticipated repayment dates, representing approximately 25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23 mortgage loans in loan group 1, representing approximately 23.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 16 mortgage loans in loan group 2, representing approximately 37.1% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 12 to 72 months of their respective terms and 32 mortgage loans, representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (31 mortgage loans in loan group 1, representing approximately 36.6% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group
2, representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2), which pay interest only for their entire terms.

     The mortgage loan sellers have informed us that 124 of the mortgage loans, representing approximately 44.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (91 mortgage loans in loan group 1, representing approximately 43.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 33 mortgage loans in loan group 2, representing approximately 57.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2015.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the

                                      S-42

liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                      S-43

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 37 mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant. For example, the Water's Edge mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased to a single tenant, which has leased the entire mortgaged property but has occupied only approximately 70% of the leased area pending the completion of the remaining space. The tenant is required to begin paying rents in respect of the currently unoccupied portion in September 2005.
See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, or soon after, the maturity dates of the mortgage loans. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. For example, the mortgage loan
(identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a single tenant lease which expires approximately 4 months before the maturity date. In addition, with respect to 1 mortgaged property, securing
1 mortgage loan (identified as Loan No. 105 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), there is a single tenant lease with an early termination clause allowing the tenant to terminate the lease without penalty approximately 2 years and 4 months after the maturity date of the loan provided the tenant gives one year's notice to the landlord. There are additional mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

                                      S-44

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
For example, the mortgaged property securing 1 mortgage loan (identified as
Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased entirely to the District of Columbia. The tenant has the right to terminate the lease if it does not receive its annual appropriations.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. For example, the Pier 39 mortgage loan (identified as Loan No. 3 on
Annex A-1 to this prospectus supplement), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 99% lease rollover prior to the maturity date, with 26% rolling over in the year prior to maturity. The Westbury Plaza mortgage loan
(identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 53% lease rollover in the 6 months prior to the maturity date, and the Showcase Mall mortgage loan
(identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 42% lease rollover in the 3 years prior to the maturity date. The mortgaged property with respect to one mortgage loan (identified as loan number 9 on Annex A-1 to this prospectus supplement)
representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 71.7% lease rollover prior to maturity. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice

                                      S-45

of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for several years. However, there can be no assurance that any such lease extensions will be exercised or that the amount of any such reserves will be adequate to mitigate these rollovers.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.
Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The

                                      S-46

claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years'
rent). With respect to 2 mortgaged properties securing 2 of the mortgage loans
(identified as Loan Nos. 41 and 64 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the largest tenant, Winn-Dixie, has filed for bankruptcy protection and announced its intention to reject certain leases. We cannot assure you that
Winn-Dixie will not reject the leases with respect to these mortgaged properties or that, if Winn-Dixie does reject the leases with respect to these mortgaged properties, it will not adversely impact distributions to the holders of the certificates. In addition, with respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the largest tenant, GameWorks, occupying 25.5% of the rentable square footage, is subject to bankruptcy proceedings, but the tenant's parent company is not subject to bankruptcy proceedings and guarantees the lease. With respect to other mortgage loans (including the mortgage loans identified as Loan Nos. 3 and 16 on Annex A-1 to this prospectus supplement, representing approximately
6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), large tenants have previously filed for bankruptcy protection but have since emerged from the proceedings and remain in occupancy of the related mortgaged properties. We cannot assure you that any such tenants will not be more likely than other tenants to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 95 mortgage loans representing approximately
45.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 51.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in

                                      S-47

attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

    o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

    o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

    o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

    o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     Sixty-nine (69) of the mortgaged properties, securing mortgage loans representing approximately 41.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 46.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 7 of the mortgaged properties, securing mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 19 of the mortgaged properties, securing mortgage loans representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. For example, with respect to the 55 Railroad mortgaged property, securing 1 mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 46.5% of the net rentable area is leased to Ziff Brothers, which is attempting to sublease their space, but which is currently unoccupied. See "Description of the Mortgage Pool--Top Ten Mortgage
Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional
Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home

                                      S-48

shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged property securing the Showcase Mall mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

SPECIALTY RETAIL PROPERTIES HAVE SPECIAL RISKS

     Two (2) of the significant retail mortgaged properties in the mortgage pool, the Pier 39 mortgaged property and the Showcase Mall mortgaged property, which secure mortgage loans (identified as Loan Nos. 3 and 5 on Annex A-1 to this prospectus supplement) representing in the aggregate approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), are specialty retail properties. Unlike typical retail properties, each of these mortgaged properties is a tourist attraction and the value of each mortgaged property is substantially dependent on tourist customer traffic. The travel patterns of tourists may be affected by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, the weather, terrorism and other factors. The business of these specialty retail mortgaged properties is generally seasonal in nature and such seasonality can be expected to cause periodic fluctuations in the revenues and expenses at these mortgaged properties. In addition, the goods and services offered at these mortgaged properties are typically of a non-essential nature. Accordingly, a general decline in the economy may limit the amount that shoppers are willing to spend on such non-essential, leisure goods and services.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Sixty-nine (69) multifamily properties secure mortgage loans representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgaged properties securing mortgage loans in loan group 1, representing approximately 12.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 57 mortgaged properties securing mortgage loans in loan group 2, representing approximately 95.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;

    o the types of services or amenities that the property provides;

                                      S-49

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o in the case of student housing facilities (identified as Loan Nos. 33,
      171 and 214 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

    o government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Nine (9) of the mortgaged properties, securing mortgage loans representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 7.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various

                                      S-50

government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs.
Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See
"Description of the Mortgage Pool--Assistance Programs" in this prospectus supplement.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Thirty-two (32) office properties secure mortgage loans representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 9 of the mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

                                      S-51

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 7 of the mortgage loans representing approximately
3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the construction of competing hotels or resorts;

                                      S-52

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Five (5) of the hotel properties that secure the mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as

                                      S-53

well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 14 of the mortgage loans representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were

                                      S-54

to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 2 mortgaged properties securing 2 mortgage loans
(identified as Loan Nos. 61 and 87 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 7 mortgage loans, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor

                                      S-55

specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the

                                      S-56

Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Midland Loan Services, Inc., which is acting as the master servicer and the special servicer, is an affiliate of PNC Bank, National
Association, which is one of the mortgage loan sellers, and of PNC Capital
Markets, Inc., which is one of the underwriters. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP1 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.
However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See
"--Special Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest. For example, in the case of one (1) mortgage loan
(identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the holder of the related mezzanine debt secured by a principal interest in the related borrower is the related mortgage loan seller, Nomura Credit &
Capital, Inc., which relationship could represent a conflict of interest.

                                      S-57

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters. LaSalle
Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Six (6) mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately
2.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date ), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan in each case will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or purchase the related AB mortgage loan if the AB mortgage loan is in default. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs"
in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.
In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" and "Servicing of the Mortgage
Loans--General," "--The Special Servicer" and "--The Master Servicer and the
Directing Certificateholder" in this prospectus supplement.

                                      S-58

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, the sponsors under 1 mortgage loan
(identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), previously held interests in the related mortgaged property's largest tenant and placed that tenant in bankruptcy at the request of the lender. Also,
2 entities in which the sponsor of the borrower under 1 mortgage loan
(identified as Loan No.7, representing approximately 2.7% of the aggregate principal balance of the pool of

                                      S-59

mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)) was involved in bankruptcy filings in the last 10 years, including one within the last five years. In addition, 3 entities controlled by a principal of the borrower under 1 mortgage loan (identified as Loan No. 30 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), were involved in bankruptcy filings in the last 10 years including one within the last five years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-J, Class A-JFL, Class B, Class C and
Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
certificates and the Class A-JFL regular interest as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates.
Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening

                                      S-60

of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 32 mortgage loans, representing approximately 27.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (30 mortgage loans in loan group 1, representing approximately 31.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately
1.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 4 months to 36 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from

                                      S-61

the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property.
Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

       (i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

       (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant has an option to purchase the related mortgaged property. The tenant has entered into a subordination and non-disturbance agreement with the lender pursuant to which the tenant has agreed that the option agreement is subject and subordinate to the related mortgage loan. In the event that the tenant exercises the purchase option and the net proceeds that would be received by the related borrower from a sale of the mortgaged property at the option price (which is to be the fair value of the related mortgaged property) would be less than the historical cost basis of the borrower in the mortgaged property as determined in accordance with generally accepted accounting principles, the borrower would not be required under the option agreement, or permitted under the loan documents, to accept that option price. However, if the purchase option was exercised and the proceeds the borrower received were less than the outstanding amount of the mortgage loan, the borrower's sponsor would be personally liable for the deficiency on an unsecured basis. It should be noted that no assurance can be given that the borrower's sponsor would be able to pay any shortfall in proceeds from the sale and a failure to make such payment would result in a loss on the certificates.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

                                      S-62

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-JFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-JFL certificates.

     In addition, because interest payments on the Class A-JFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-JFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-JFL regular interest based on a pass-through rate below 5.0840% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-JFL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-JFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-JFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-JFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term or short-term ratings fall below its current ratings by any Rating Agency, the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-JFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-JFL certificate pass-through rate will convert to a fixed interest rate subject to a maximum pass-through rate equal to the weighted average of the net

                                      S-63

interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL certificates if notice of the resulting change in payment terms of the Class A-JFL certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     Distributions on the Class A-JFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the nominal fixed rate on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not reduced below such nominal fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the
Class A-JFL certificates.

     In addition, if the funds allocated to payment of interest distributions on the Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-JFL regular interest had been sufficient to make all required interest payments on the Class A-JFL regular interest. As a result, the holders of the Class A-JFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans (or, in the case of the Showcase Mall mortgage loan, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the applicable portion of that mortgage loan by the applicable mortgage loan seller, and in the case of the 20 mortgage loans sold by LaSalle Bank
National Association to JPMorgan Chase Bank, N.A. in December 2004,
representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15 mortgage loans in loan group 1, representing approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), LaSalle
Bank National Association also will be a warranting party with respect to certain matters) sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

                                      S-64

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed

                                      S-65

advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

                                      S-66

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a lender's environmental insurance policy. In some cases, Phase
II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o that will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In the case of 1 mortgage loan representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is built on a seawall constructed in 1878, using unidentified fill. The original structure was built in the 1920s. A railroad spur ran down the mortgaged property, for loading and unloading goods. Historical uses of the area in the vicinity of the mortgaged property included, among others, shipping, lumber yards, creosote plants, lead smelting and coal gasification plants. Wastes may have been disposed of in nearby bay waters. The possibility of groundwater contamination in the general area of the mortgaged property exists due to the use

                                      S-67

of unidentified fill and historical uses and past releases of hazardous materials. However, with the exception of a neighboring municipal bus site, environmental records searches did not identify any areas of concern at the mortgaged property.

     In addition, with respect to 1 mortgaged property securing 1 mortgage loan representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), there were underground storage tanks at the mortgaged property that were removed in 1991. After removal, structures were rebuilt over the former location of the tanks. Documentation needed to determine the status of leakage or environmental hazards at the mortgaged property is unavailable, and thus, proper testing cannot be conducted without disturbing the area. In lieu of such testing, the borrower was permitted to enter into an environmental indemnity agreement.

     In addition, with respect to 1 mortgaged property, securing 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the soil and groundwater at the related mortgaged property is contaminated with solvents consistent with dry cleaning operations previously conducted on the property. The borrower has escrowed approximately
110% of the estimated remediation costs.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states,

                                      S-68

the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 4.3%, 9.7% and
14.9% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9%, 7.8% and 16.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 6.8%, 24.1% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are

                                      S-69

located in Florida, Texas and California respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. For example, with respect to the Indian River Office Building mortgage loan (identified as Loan
No. 50 on Annex A-1 to this prospectus supplement) representing approximately
0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgaged property experienced damage by the recent hurricanes in the state of Florida. While the related mortgage loan seller has informed us that it is expected that existing insurance will be sufficient to repair the damage experienced at the mortgaged property, no assurances can be made that the insurance will be sufficient to fully repair the related mortgaged property. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.
Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits)
are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the
Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign

                                      S-70

interest as an effort to influence or coerce United States civilians or the
United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond
December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy. For example, with respect to the
Southlake Town Square One mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgage loan documents do not require the borrower to maintain terrorism insurance, provided certain requirements are met.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such

                                      S-71

terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and

                                      S-72

use by persons with disabilities. See "Certain Legal Aspects of Mortgage
Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In the case of 2 mortgage loans (identified as
Loan Nos. 52 and 79 on Annex A-1 to this prospectus supplement) representing approximately 0.7% of the initial mortgage pool balance as of the cut-off date
(approximately 5.9% of the initial pool balance of loan group 2 as of the cut-off date), the principal for such mortgage loans, which is also (a) the sole manager of one of the tenants-in-common making up the borrower and (b) a vice president of each of the other tenants-in-common making up the borrower, is the subject of an SEC investigation. The SEC has requested information from such party relating to disclosure in prior securities offerings and exemption from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which such party and its affiliated entities were involved. In addition, the SEC has requested financial information regarding affiliated REITs as well as certain limited liability companies advised by such party. We cannot assure you that such investigation will not lead to further inquiries or litigation that could have a material adverse effect on such underlying mortgage loans. In addition, in the case of 2 mortgage loans
(identified as Loan Nos. 85 and 119 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date), the sponsor for such mortgage loans is subject to foreclosure proceedings with respect to mortgagors and mortgaged properties that are not part of the trust fund. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

                                      S-73

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-74

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 233 fixed rate mortgage loans secured by 257 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,878,562,757 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 174 mortgage loans, representing approximately 88.1% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 59 mortgage loans, representing approximately 11.9% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 2 mortgage loans (identified as Loan Nos. 63 and 96 on
Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1
Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 5 mortgage loans (identified as Loan Nos. 3, 26, 28,
35 and 71 on Annex A-1 to this prospectus supplement), representing approximately 7.6% of the Initial Pool Balance (approximately 8.6% of the
Initial Loan Group 1 Balance), a leasehold estate in a commercial property
(each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about March 11, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc.,
Eurohypo AG, New York Branch, LaSalle Bank National Association and PNC Bank,
National Association (collectively, the "Mortgage Loan Sellers") pursuant to five mortgage loan purchase agreements (the "Purchase Agreements"), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to
Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage
Loan Sellers" below and "Description of the Pooling Agreements--Assignment of
Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing
Date, the applicable Mortgage Loan Sellers will be required to remit to the
Paying Agent an amount that will be

                                      S-75

sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2005. This amount will be distributed to
Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between July 2004 and
February 2005. One mortgage loan identified as Loan No. 5 on Annex A-1 (the
"Showcase Mall Mortgage Loan"), representing approximately 3.2% of the Initial
Pool Balance (approximately 3.6% of the Initial Loan Group 1 Balance), was originated jointly by JPMorgan Chase Bank, N.A. and Eurohypo AG, New York
Branch. Twenty (20) mortgage loans, representing approximately 3.4% of the
Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 3.2% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.2% of the Initial Loan Group 2
Balance), were originated by LaSalle Bank National Association and sold to
JPMorgan Chase Bank, N.A. pursuant to a mortgage loan purchase agreement dated as of December 29, 2004. JPMorgan Chase Bank, N.A. is the Mortgage Loan Seller
with respect to these mortgage loans.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     Two (2) of the mortgage loans, representing approximately 9.7% of the
Initial Pool Balance (approximately 11.1% of the Initial Loan Group 1 Balance), are in each case secured by a Mortgaged Property that benefits from a partial exemption of real estate taxation for newly constructed multiple dwellings under Section 421-a of the New York State Real Property Tax Law. Under this program, new multiple dwellings, except hotels, are entitled to receive a 100%
exemption from taxation on any increases in the assessed valuation of the property during the construction period, which construction period exemption may not exceed three years, and a post-construction period. One of the
Mortgaged Properties referred to above operates under a 10-year exemption under
Section 421-a of the New York State Real Property Tax Law that began in 2002.
This Mortgaged Property received a 100% abatement for the first two years after the exemption commenced. The abatement will be reduced by 20% every two years.
This Mortgaged Property currently receives an 80% abatement. The second
Mortgaged Property operates under a 20-year exemption under Section 421-a of the New York State Real Property Tax Law, beginning in 2000. This Mortgaged
Property received a 100% abatement for the first 12 years after the exemption commenced. The abatement will be reduced by 20% every two years, starting in the 13th year of the abatement. The two Mortgaged Properties referred to above are subject to rent stabilization regulations during their respective abatement programs.

     Four (4) of the Mortgaged Properties, securing mortgage loans representing approximately 0.6% of the Initial Pool Balance (approximately 5.0% of the
Initial Loan Group 2 Balance), are secured by Mortgaged Properties that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development.

                                      S-76

     One (1) of the mortgage loans representing approximately 0.1% of the
Initial Pool Balance (approximately 1.1% of the Initial Loan Group 2 Balance), is secured by Mortgaged Properties subject to rent stabilization. In addition, a number of tenants at the related Mortgaged Properties, are part of the Senior
Citizen Rent Increase Exemption Program of New York City, which provides an exemption from certain rent increases to senior citizen tenants living in rent stabilized apartments and meeting a specified income requirement. Participating landlords receive tax credits. In addition, one of the Mortgaged Properties has tenants whose units are subject to the low-income rental assistance program under Section 8 of the 1937 Housing Act.

     One (1) of the mortgage loans representing approximately 0.1% of the
Initial Pool Balance (approximately 1.0% of the Initial Loan Group 2 Balance), is secured by a Mortgaged Property that is encumbered by a land use restriction agreement, which requires 20% of the subject units either occupied or available for occupancy to be occupied by tenants of low to moderate income levels whose income meets certain specified conditions, until March 2010. If the property owner violates the land use restriction agreement, it will be required to pay an amount equal to any rents for any units which were in violation of the land use restriction agreement.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The Related Mortgage Loan Seller may have underwritten the related Mortgage Loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Six (6) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 37, 67, 144, 158, 195 and 220 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool
Balance (3 mortgage loans in Loan Group 1, representing approximately 1.1% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 2.7% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage Loan Pair"). No
Subordinate Companion Loan is an asset of the trust fund. Each such AB Mortgage
Loan Pair is secured by two notes that are both evidenced by two promissory notes that are both secured by a single mortgage instrument on the related
Mortgaged Property.

     The first such AB Mortgage Loan (the "Golf Glen AB Mortgage Loan")
(identified as Loan No. 37 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $15,750,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,070,000.

                                      S-77

     The second such AB Mortgage Loan (the "Chimney Hill AB Mortgage Loan")
(identified as Loan No. 67 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $9,800,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $612,500.

     The third such AB Mortgage Loan (the "Stonewood Apartments AB Mortgage
Loan") (identified as Loan No. 144 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,189,718. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $262,500.

     The fourth such AB Mortgage Loan (the "Oaks Apartments AB Mortgage Loan")
(identified as Loan No. 158 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $3,540,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $216,250.

     The fifth such AB Mortgage Loan (the "CVS-Clemmons AB Mortgage Loan")
(identified as Loan No. 195 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $2,442,022. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $284,525.

     The sixth such AB Mortgage Loan (the "Brentwood Apartments AB Mortgage
Loan") (identified as Loan No. 220 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $1,516,339. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $95,000.

     The Golf Glen AB Mortgage Loan, the Chimney Hill AB Mortgage Loan, the
Stonewood Apartments AB Mortgage Loan, the Oaks Apartments AB Mortgage Loan and
the Brentwood Apartments AB Mortgage Loan are collectively referred to in this prospectus supplement as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage Loan"), and the related AB Mortgage Loan
Pairs are collectively referred to in this prospectus supplement as the "Mezz
Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans the DSCR and LTV Ratios without taking into account the related Subordinate Companion
Loan and the combined DSCR and LTV Ratios taking into account the related
Subordinate Companion Loan.

                                                                                                    AB MORTGAGE
                                                                   AB MORTGAGE       MORTGAGE        LOAN PAIR
                                                                    LOAN PAIR      LOAN CUT-OFF     CUT-OFF DATE
                                            LOAN      MORTGAGE       COMBINED        DATE LTV         COMBINED
            AB MORTGAGE LOAN               GROUP     LOAN DSCR         DSCR            RATIO         LTV RATIO
---------------------------------------   -------   -----------   -------------   --------------   -------------

Golf Glen AB Mortgage Loan ............   1             1.23x          1.09x            73.6%           78.6%
Chimney Hill AB Mortgage Loan .........   1             1.23x          1.11x            80.0%           85.0%
Stonewood Apartments AB
 Mortgage Loan ........................   2             1.23x          1.10x            79.8%           84.8%
Oaks Apartments AB Mortgage
 Loan .................................   2             1.38x          1.23x            75.3%           79.9%
CVS-Clemmons AB Mortgage Loan .........   1             1.60x          1.33x            59.2%           66.0%
Brentwood Apartments AB
 Mortgage Loan ........................   2             1.34x          1.19x            79.8%           84.8%

     Other Secured Subordinate Indebtedness.  As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 84 on Annex A-1 to this prospectus supplement) representing approximately 0.3% of the Initial Pool Balance

                                      S-78

(approximately 0.3% of the Initial Loan Group 1 Balance), secures subordinated indebtedness in the original principal amount of $1,293,529, which is subject to the terms of a subordination agreement in favor of the lender.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 56 and 65 on Annex A-1 to this prospectus supplement, representing approximately 0.7% of the Initial Pool
Balance (approximately 0.9% of the Initial Loan Group 1 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans have the right to cure certain defaults occurring on the related mortgage loan and
(except with respect to the mortgage loans identified as Loan Nos. 4 and 19 on
Annex A-1 to this prospectus supplement) the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

    o With respect to 3 mortgage loans (identified as Loan Nos. 4, 7, and 19 on Annex A-1 to this prospectus supplement), representing approximately
      7.0% of the Initial Pool Balance (approximately 7.9% of the Initial Loan
      Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement, as applicable.

    o In the case of 9 mortgage loans (identified as Loan Nos. 1, 5, 7, 111,
      117, 125, 159, 191 and 231 on Annex A-1 to this prospectus supplement), representing approximately 14.5% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 16.4% of the Initial
      Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.3% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. Seven (7) mortgage loans, representing in the aggregate approximately 7.5% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 7.6% of the Initial Loan
Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 6.5% of the Initial Loan Group 2 Balance), allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan.

                                      S-79

    o In the case of 5 mortgage loans (identified as Loan Nos. 61, 126, 141,
      182 and 208 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (1 mortgage loan in Loan
      Group 1, representing approximately 0.1% of the Initial Loan Group 1
      Balance and 4 mortgage loans in Loan Group 2, representing approximately
      6.5% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur future unsecured financing.

    o In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the
      Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1
      Balance), the master lessee is the borrower under four subordinate, unsecured promissory notes in the aggregate original principal amount of approximately $7,980,000 as a portion of the master lessee's capitalization.

    o In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the
      Initial Pool Balance (approximately 6.0% of the Initial Loan Group 1
      Balance), the related borrower is permitted to incur capital lease or note obligations in respect of equipment used at the mortgaged property in an amount not to exceed $2,000,000.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor
Agreements. The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related Mortgage Loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate

                                      S-80

Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion
Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage
Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related
Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related
Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related Subordinate
Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan;

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap
AB Mortgage Loan and the related Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the
Master Servicer, the Special Servicer or the Trustee; and

                                      S-81

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans.  Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement.
The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest on such
Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible.
Unless the borrower or an affiliate is purchasing a related Mezz Cap AB
Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

     The CVS-Clemmons AB Mortgage Loan

     General. The CVS-Clemmons AB Mortgage Loan has a principal balance as of the cut-off date of $2,442,022. The related Subordinate Companion Loan (the
"CVS-Clemmons Companion Loan"), which is not included in the trust fund, had an original principal balance of $284,525. In the event that certain defaults exist under the CVS-Clemmons AB Mortgage Loan or the CVS-Clemmons Companion
Loan, the holder of the CVS- Clemmons Companion Loan will have the right to make cure payments and cure other defaults with respect to the CVS-Clemmons AB
Mortgage Loan and to purchase the CVS-Clemmons AB Mortgage Loan for a price generally equal to the outstanding principal balance of the CVS-Clemmons AB
Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the CVS-Clemmons AB Mortgage Loan and other amounts payable to the holder of the CVS-Clemmons AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Intercreditor
Agreement, the Master Servicer or Special Servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the CVS-Clemmons
Companion Loan is given certain rights pursuant to the related Intercreditor
Agreement it entered into with the holder of the CVS-Clemmons AB Mortgage Loan, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the CVS-Clemmons AB Mortgage Loan or the CVS-Clemmons
Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within

                                      S-82

the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing
Advances, (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the CVS-Clemmons Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv)
requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the
CVS-Clemmons AB Mortgage Loan that affect the rights of the CVS-Clemmons AB
Mortgage Loan borrower or the holder of the CVS-Clemmons Companion Loan under the credit lease or the assignment of the credit lease as collateral for the
CVS-Clemmons AB Mortgage Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the CVS-Clemmons Companion Loan. Caplease, LP (a)
originated the CVS-Clemmons AB Mortgage Loan and sold it to LaSalle Bank
National Association and (b) is the holder of the CVS-Clemmons Companion Loan and may elect to sell the CVS-Clemmons Companion Loan subject to the terms of the related Intercreditor Agreement.

     Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid, first, to the holder of the CVS-Clemmons Companion Loan in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party, second, to the holder of the CVS-Clemmons Companion
Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan, third, to the holder of the
CVS-Clemmons Companion Loan in an amount equal to scheduled principal payments, or upon acceleration of the CVS-Clemmons Companion Loan, the principal balance of the CVS-Clemmons Companion Loan until paid in full, fourth, to the holder of the CVS-Clemmons Companion Loan in an amount equal to any prepayment premium attributable to such loan to the extent actually paid, fifth, to the holder of the CVS-Clemmons Companion Loan in an amount equal to any default interest attributable to such loan, and sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the CVS-Clemmons mortgage loan other than with respect to defaulted lease claims.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                   LOAN     CUT-OFF DATE    % OF INITIAL     LOAN                   CUT-OFF     PROPERTY
            LOAN NAME             GROUP       BALANCE       POOL BALANCE   PER UNIT   UW DSCR(1)   LTV RATIO      TYPE
-------------------------------- ------- ----------------- -------------- ---------- ------------ ----------- ------------

Woodbridge Center .............. 1        $  224,066,112         7.8%      $    402       1.99x       59.8%   Retail
One River Place Apartments ..... 1           200,000,000         6.9       $217,155       1.35x       61.9%   Multifamily
Pier 39 ........................ 1           153,000,000         5.3       $    631       1.28x       76.2%   Retail
Westbury Plaza ................. 1            93,600,000         3.3       $    235       1.61x       80.0%   Retail
Showcase Mall .................. 1            92,000,000         3.2       $    498       1.70x       61.3%   Retail
777 Sixth Avenue ............... 1            80,500,000         2.8       $273,810       2.04x       64.3%   Multifamily
Water's Edge ................... 1            77,000,000         2.7       $    316       1.43x       79.9%   Office
55 Railroad Avenue ............. 1            73,900,000         2.6       $    561       1.49x       74.6%   Office
Southlake Town Square One ...... 1            70,570,880         2.5       $    175       2.35x       55.3%   Retail
Franklin Village ............... 1            43,500,000         1.5       $    144       2.09x       62.1%   Retail
                                          --------------        ----                      ----        ----
Total ..........................          $1,108,136,992        38.5%                     1.68x       66.8%
                                          ==============        ====                      ====        ====

----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

                                      S-83

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     Twelve (12) mortgage loans (the "ARD Loans"), representing approximately
6.7% of the Initial Pool Balance (11 mortgage loans in Loan Group 1, representing approximately 7.6% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 0.3% of the Loan Group
2 Balance), provide that, if after a certain date (each, an "Anticipated
Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the
Anticipated Repayment Date) (the "Revised Rate") rather than the stated
Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for an ARD
Loan is generally 5 to 10 years after the closing of such ARD Loan. The Revised
Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2%
or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum.
After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the
Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD
Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1st ...........       178       $1,981,588,170         68.8%       67.6%        78.3%
6th ...........         4           45,784,208          1.6         1.3          3.9
7th ...........         1           92,000,000          3.2         3.6          0.0
11th ..........        50          759,190,380         26.4        27.5         17.8
                      ---       --------------        -----       -----        -----
Total .........       233       $2,878,562,757        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

                                      S-84

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

0 .............        76       $1,395,762,694         48.5%       52.1%        21.7%
5 .............       108        1,153,401,929         40.1        38.6         51.2
7 .............        39          260,454,147          9.0         7.5         20.2
9 .............         1            8,000,000          0.3         0.3          0.0
10 ............         7           41,099,707          1.4         1.3          2.4
15 ............         2           19,844,280          0.7         0.2          4.6
                      ---       --------------        -----       -----        -----
Total .........       233       $2,878,562,757        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       221       $2,681,114,630         93.1%       92.2%        100.0%
30/360. ................        12          197,448,128          6.9         7.8           0.0
                               ---       --------------        -----       -----         -----
Total ..................       233       $2,878,562,757        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====

   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                     MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------

Balloon Loans
 Balloon .......................       156       $1,182,675,534         41.1%       39.1%        55.4%
 Interest Only .................        32          952,552,076         33.1        36.6          6.9
 Partial Interest-Only .........        39          724,965,000         25.2        23.6         37.1
Fully Amortizing Loans .........         6           18,370,147          0.6         0.7          0.5
                                       ---       --------------        -----       -----        -----
Total ..........................       233       $2,878,562,757        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                                      S-85

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                         % OF        % OF
                                                           AGGREGATE         % OF      INITIAL      INITIAL
                                          NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                                           MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
         PREPAYMENT PROTECTION              LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
--------------------------------------   -----------   ----------------   ---------   ---------   ----------

Defeasance ...........................       202       $2,500,041,762        86.9%       86.9%        86.7%
Yield Maintenance ....................        28          349,856,088        12.2        12.0         13.3
Defeasance/Yield Maintenance .........         3           28,664,908         1.0         1.1          0.0
                                             ---       --------------       -----       -----        -----
Total ................................       233       $2,878,562,757       100.0%      100.0%       100.0%
                                             ===       ==============       =====       =====        =====

     With respect to 26 mortgage loans, representing approximately 12.0% of the
Initial Pool Balance (20 mortgage loans in Loan Group 1, representing approximately 11.8% of the Initial Loan Group 1 Balance and 6 mortgage loans in
Loan Group 2, representing approximately 13.3% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (or in the case of certain of these loans, the Lockout Release
Date) or applicable Anticipated Repayment Date (including any balloon payment)
determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date as applicable of the mortgage loan (or in the case of certain mortgage loans, corresponding to the
Lockout Release Date), in some cases converted to a monthly equivalent yield.
In the case of certain mortgage loans, a fixed percentage of the amount being prepaid will be added to the above calculated Yield Maintenance Amount.

     With respect to 5 mortgage loans, representing approximately 1.2% of the
Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1 Balance),
"Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii)
the present value as of the prepayment date, of a series of "Monthly Amounts"
assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date, as applicable, of such mortgage loan, discounted at the "Treasury Rate".  "Monthly Amount" will generally mean the note rate of such mortgage loan less the Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.  "Treasury Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or
Anticipated Repayment Date as applicable of such mortgage loan.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                                      S-86

                            PREPAYMENT OPEN PERIODS

                                             AGGREGATE                     % OF        % OF
                                             PRINCIPAL         % OF      INITIAL      INITIAL
                            NUMBER OF       BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE        MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS         BALANCE     BALANCE      BALANCE
------------------------   -----------   ----------------   ---------   ---------   ----------

1 ......................         5       $   32,110,762         1.1%        1.3%         0.0%
2 ......................        10          209,962,963         7.3         8.3          0.0
3 ......................        91          692,092,627        24.0        21.6         42.0
4 ......................        95        1,146,467,951        39.8        37.6         56.1
5 ......................         1            8,471,292         0.3         0.3          0.0
6 ......................        17          320,054,051        11.1        12.4          1.9
7 ......................         8          334,197,059        11.6        13.2          0.0
12 .....................         1            5,925,000         0.2         0.2          0.0
13 .....................         2           25,550,000         0.9         1.0          0.0
24 .....................         1            9,050,000         0.3         0.4          0.0
25 .....................         1            2,681,052         0.1         0.1          0.0
37 .....................         1           92,000,000         3.2         3.6          0.0
                                --       --------------       -----       -----        -----
Total ..................       233       $2,878,562,757       100.0%      100.0%       100.0%
                               ===       ==============       =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The
Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield
Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to
Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or
Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment

                                      S-87

premium will be enforceable under applicable state law. See "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 205 of the mortgage loans, representing approximately 87.8% of the Initial Pool
Balance (152 mortgage loans in Loan Group 1, representing approximately 88.0%
of the Initial Loan Group 1 Balance and 53 mortgage loans in Loan Group 2, representing approximately 86.7% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at
least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the
    "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
    (x) on or prior to all successive scheduled payment dates from the Release
    Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
    Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y)
    in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related
Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2)
certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial
Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

                                      S-88

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial
Pool Balance (approximately 3.0% of the Initial Loan Group 1 Balance), the related mortgagor is required to release an unimproved portion of the Mortgaged
Property from the lien of the mortgage upon the borrower's written request, subject to the prior satisfaction of the terms, conditions and requirements set forth in the related loan documents including (i) subject to the terms thereof, a payoff of the related mezzanine loan; or (ii) (a) a $6,250,000 pay-down of the related mezzanine loan; and (b) a combined loan-to-value ratio of 90%
(taking into account any prepayment of the related mezzanine loan required in connection with such partial release).

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. As an example, we have been informed by the related mortgage loan seller that the borrower under 1 mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool
Balance (approximately 0.5% of the Initial Loan Group 1 Balance), is under contract to sell the related Mortgaged Property to a purchaser that will assume the mortgage loan. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents.
Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a special purpose entity. Certain of the Mortgaged
Properties have been, or may become, subject to additional financing. See
"--Additional Debt" above and "Risk Factors--Multifamily Properties Have
Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and
(iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then

                                      S-89

outstanding or (z) that is one of the ten largest mortgage loans (by Stated
Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special
Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or
(2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans
(by Stated Principal Balance) or (5) has a principal balance over $20,000,000.
Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by

                                      S-90

Mortgaged Properties located in California) do not require earthquake insurance. The Mortgaged Properties securing 28 mortgage loans representing approximately 15.8% of the Initial Pool Balance (approximately 18.0% of the
Initial Loan Group 1 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the
States of California, Nevada and Tennessee. Generally, no Mortgaged Property
has a probable maximum loss ("PML") in excess of 20%. In the case of one (1)
Mortgaged Property, securing the Hancock Office mortgage loan representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the
Initial Loan Group 1 Balance), was determined to have a PML of approximately
29% and the borrower has obtained earthquake insurance for the property.

     In the case of 2 mortgage loans (identified as Loan Nos. 198 and 219 on
Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1
Balance), a lender's environmental insurance policy was obtained in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred.
Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the
Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the
Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial
Pool Balance (approximately 3.7% of the Initial Loan Group 1 Balance), an indemnity was obtained in lieu of a Phase II environmental site assessment. See
"Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in
this prospectus supplement.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

     Shari'ah Compliant Loan. One of the mortgage loans (identified as Loan No.
13 on Annex A-1 to this prospectus supplement), representing approximately 1.3%
of the Initial Pool Balance (representing approximately 1.5% of the Initial
Loan Group 1 Balance) is structured to comply with Islamic law (Shari'ah).
Title to the Mortgaged Property is held by the borrower, which is owned by a corporate service company. The borrower has master leased the Mortgaged
Property to a master lessee, which is owned by certain Muslim investors. The covenants and payment terms under the master lease mirror the covenants and payment terms of the mortgage loan. The master lease is expressly subordinate to the mortgage loan. The master lessee is the borrower under 4 unsecured promissory notes, totaling approximately $7,980,000 as part of its capitalization.

                                      S-91

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to DSCR and LTV Ratios assumes that the DSCR and LTV Ratio with respect to each
Mortgaged Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related
Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for
all partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its

                                      S-92

underwriting guidelines for similar properties. Revenue from a Mortgaged
Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related
Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring.
Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income"
or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating
Statements and rent rolls, in some instances, adjustments were made to such
Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net
Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 6 mortgage loans
(identified as Loan Nos. 48, 57, 97, 101, 178 and 193 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool
Balance (approximately 1.6% of the Initial Loan Group 1 Balance), the DSCR (and
the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged
Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a cash escrow.
See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a

                                      S-93

percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 9 of the mortgage loans
(identified as Loan Nos. 33, 34, 48, 56, 147, 159, 173, 186 and 193 on Annex
A-1 to this prospectus supplement), representing approximately 2.5% of the
Initial Pool Balance (7 mortgage loans in Loan Group 1 representing approximately 2.1% of the Initial Loan Group 1 Balance and 2 mortgage loans in
Loan Group 2, representing approximately 5.8% of the Initial Loan Group 2
Balance), the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the
Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit &
Capital, Inc., Eurohypo AG, New York Branch, LaSalle Bank National Association
and PNC Bank, National Association. JPMorgan Chase Bank, N.A. is the Swap
Counterparty and an affiliate of both the Depositor and of J.P. Morgan
Securities Inc., one of the Underwriters. Nomura Credit & Capital, Inc. is an
affiliate of Nomura Securities International, Inc., one of the Underwriters.
LaSalle Bank National Association is also the Paying Agent, Authenticating
Agent and Certificate Registrar and an affiliate of ABN AMRO Incorporated, one of the Underwriters. PNC Bank, National Association is an affiliate of PNC
Capital Markets, Inc., one of the Underwriters, and of Midland Loan Services,
Inc., the Special Servicer and the Master Servicer.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

                                      S-94

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings,
Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities
International, Inc., which is an Underwriter.

EUROHYPO AG, NEW YORK BRANCH

     Eurohypo AG, New York Branch ("Eurohypo") is the New York branch of a
German banking corporation. Eurohypo AG, New York Branch is a German banking corporation focusing on real estate and public finance banking. Eurohypo has total assets of approximately 221 billion EUR ($287 billion) of which approximately 91 billion EUR ($118 billion) are real estate loans. Eurohypo has three offices in the United States located in New York, Chicago and Los Angeles with over 60 professionals concentrating on real estate investment banking.
Eurohypo originates its loans in the United States through its New York branch.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
September 30, 2004, LaSalle had total assets of approximately $61 billion.
LaSalle is also the Paying Agent, Authenticating Agent and Certificate
Registrar and an affiliate of ABN AMRO Incorporated, which is an Underwriter.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association ("PNC") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the
Comptroller of the Currency. PNC is a wholly-owned indirect subsidiary of The
PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC
Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31,
2003, PNC had total consolidated assets representing approximately 90.97% of
PNC Financial's consolidated assets. PNC is an affiliate of PNC Capital
Markets, Inc., which is an Underwriter. Midland Loan Services, Inc., which is the Master Servicer and the Special Servicer, is a wholly owned subsidiary of
PNC.

                                      S-95

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Twenty (20) mortgage loans, representing approximately 3.4% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 3.2% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.2% of the Initial Loan Group 2
Balance), were originated by LaSalle but were acquired by, and are being sold to the Depositor by, JPMCB. Each Mortgage Loan Seller has confirmed to the
Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

                                      S-96

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii)
requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property, or to provide an indemnity agreement or a guaranty with respect to such condition, or to receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and
(e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

                                      S-97

       (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreement, UCC
    Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
    Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

       (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

       (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the
    Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the
    Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the
    Pooling and Servicing Agreement and certain related agreements);

       (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

       (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render

                                      S-98

    such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

       (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

       (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
    Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent that any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

       (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
    (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

       (r) as of the date of origination of the mortgage loan and as of the
    Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

       (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
    Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3)
of the Code, if earlier, its discovery of the breach or defect (the "Initial
Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the
Trustee), to (a)

                                      S-99

repurchase the affected mortgage loan or the related REO Loan within the
Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage
Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the
Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate,
Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4)
solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master
Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation
Fees, if any, payable with respect to the affected mortgage loan or (b) within
2 years following the Closing Date, substitute a Qualified Substitute Mortgage
Loan and pay any shortfall amount equal to the difference between the Purchase
Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage
Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating
Agency, the Master Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period.
Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code. If the breach or defect relates to the Showcase Mall Mortgage Loan,
JPMorgan Chase Bank, N.A. and Eurohypo AG, New York Branch will be obligated to take these remedial actions only with respect to the portion of the Showcase
Mall Mortgage Loan sold by each of them (50% in the case of JPMorgan Chase
Bank, N.A. and 50% in the case of Eurohypo AG, New York Branch). Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders)
in all material respects with all of the representations and warranties set forth in the applicable Purchase

                                     S-100

Agreement; (h) have an environmental report with respect to the related
Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the
Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j)
constitute a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating
Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the
Directing Certificateholder; (o) prohibit Defeasance within two years of the
Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier
REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that
Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master
Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the
Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do

                                     S-101

so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged
Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 67 mortgage loans (the "Lockbox Loans"), representing approximately 60.0% of the Initial Pool Balance (64 mortgage loans in Loan
Group 1, representing approximately 67.8% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 2.3% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the

                                     S-102

"Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 32
Lockbox Loans, representing approximately 33.0% of the Initial Pool Balance (31 mortgage loans in Loan Group 1, representing approximately 37.3% of the Initial
Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.9% of the Initial Loan Group 2 Balance) the related Lockbox
Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 17 Lockbox Loans, representing approximately 17.8% of the Initial Pool Balance (16 mortgage loans in Loan Group 1, representing approximately 20.1% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.1% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents.
Pursuant to the terms of 2 Lockbox Loans, representing approximately 0.8% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 0.9% of the Initial Group 1 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 16 Lockbox Loans, representing approximately 8.4% of the Initial
Pool Balance (15 mortgage loans in Loan Group 1, representing approximately
9.5% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.3% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox
Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the
Anticipated Repayment Date or (iii) the related Anticipated Repayment Date).
Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either
REMIC.

                                     S-103

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2)
any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate
Account, the Excess Interest Distribution Account, the Gain on Sale Reserve
Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each
Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and
(6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP1 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the
Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class
S, Class R and Class LR Certificates. The Class A Certificates and the Class X
Certificates are referred to collectively in this prospectus supplement as the
"Senior Certificates." The Class A-J, Class A-JFL, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class
A-JFL, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R
and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-J, Class A-JFL, Class X-2, Class B, Class C and Class D Certificates are
offered hereby (collectively, the "Offered Certificates"). The Class A-1A,
Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-JFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs.
The Class A-JFL Regular Interest is not offered hereby. The Depositor will transfer the Class A-JFL Regular Interest to the trust in exchange for the
Class A-JFL Certificates. The Class A-JFL Certificates are offered hereby. The
Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-JFL Regular
Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates
(other than the Class S Certificates, Class X Certificates and Residual
Certificates) and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the

                                     S-104

Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-JFL Regular Interest (and corresponding, the Class A-JFL Certificates)
on that Distribution Date. The Certificate Balance of the Class A-JFL
Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class
A-JFL Regular Interest. The initial Certificate Balance of each Class of
Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-JFL
Regular Interest will be equal to the initial Certificate Balance of the Class
A-JFL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates
(other than the Class A-JFL, Class X-1, Class X-2, Class S, Class R and Class
LR Certificates) (the "Principal Balance Certificates") and the Class A-JFL
Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,878,562,757.

     The Notional Amount of the Class X-2 Certificates will equal:

     (1) up to and including the Distribution Date in September 2005, the sum of (a) the lesser of $79,907,000 and the Certificate Balance of the Class A-1
Certificates, (b) the lesser of $342,046,000 and the Certificate Balance of the
Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
Certificates and the Class A-JFL Regular Interest;

     (2) after the Distribution Date in September 2005 through and including the Distribution Date in March 2006, the sum of (a) the lesser of $72,081,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$340,684,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K and Class L Certificates and the Class A-JFL
Regular Interest;

     (3) after the Distribution Date in March 2006 through and including the
Distribution Date in September 2006, the sum of (a) the lesser of $9,710,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$333,336,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K and Class L Certificates and the Class A-JFL
Regular Interest;

     (4) after the Distribution Date in September 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of $910,918,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$325,144,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
A-SB, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K and Class L Certificates and the Class A-JFL Regular Interest;

     (5) after the Distribution Date in March 2007 through and including the
Distribution Date in September 2007, the sum of (a) the lesser of $822,356,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$305,695,000 and the Certificate Balance of the Class A-1A Certificates, (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
A-SB, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H
and Class J Certificates and the Class A-JFL Regular Interest and (d) the
lesser of $2,159,000 and the Certificate Balance of the Class K Certificates;

     (6) after the Distribution Date in September 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of $710,236,000 and the Certificate Balance of the

                                     S-105

Class A-2 Certificates, (b) the lesser of $271,629,000 and the Certificate
Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate
Balances of the Class A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C,
Class D, Class E, Class F and Class G Certificates and the Class A-JFL Regular
Interest and (d) the lesser of $17,732,000 and the Certificate Balance of the
Class H Certificates;

     (7) after the Distribution Date in March 2008 through and including the
Distribution Date in September 2008, the sum of (a) the lesser of $539,446,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$264,140,000 and the Certificate Balance of the Class A-1A Certificates, (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
A-SB, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates
and the Class A-JFL Regular Interest and (d) the lesser of $20,419,000 and the
Certificate Balance of the Class G Certificates;

     (8) after the Distribution Date in September 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of $318,302,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$257,253,000 and the Certificate Balance of the Class A-1A Certificates, (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class
A-SB, Class A-J, Class B, Class C, Class D and Class E Certificates and the
Class A-JFL Regular Interest and (d) the lesser of $42,426,000 and the
Certificate Balance of the Class F Certificates;

     (9) after the Distribution Date in March 2009 through and including the
Distribution Date in September 2009, the sum of (a) the lesser of $154,933,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$114,373,000 and the Certificate Balance of the Class A-SB Certificates, (c)
the lesser of $250,739,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-3,
Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates and
the Class A-JFL Regular Interest and (e) the lesser of $20,697,000 and the
Certificate Balance of the Class F Certificates;

     (10) after the Distribution Date in September 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of $550,520,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$103,793,000 and the Certificate Balance of the Class A-SB Certificates, (c)
the lesser of $244,505,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-J,
Class B, Class C, Class D and Class E Certificates and the Class A-JFL Regular
Interest and (e) the lesser of $2,455,000 and the Certificate Balance of the
Class F Certificates;

     (11) after the Distribution Date in March 2010 through and including the
Distribution Date in September 2010, the sum of (a) the lesser of $512,683,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$92,846,000 and the Certificate Balance of the Class A-SB Certificates, (c) the
lesser of $238,359,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-J,
Class B, Class C and Class D Certificates and the Class A-JFL Regular Interest
and (e) the lesser of $17,456,000 and the Certificate Balance of the Class E
Certificates;

     (12) after the Distribution Date in September 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of $487,009,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$82,103,000 and the Certificate Balance of the Class A-SB Certificates, (c) the
lesser of $232,476,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-J,
Class B, Class C and Class D Certificates and the Class A-JFL Regular Interest
and (e) the lesser of $4,232,000 and the Certificate Balance of the Class E
Certificates;

     (13) after the Distribution Date in March 2011 through and including the
Distribution Date in September 2011, the sum of (a) the lesser of $439,551,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$70,482,000 and the Certificate Balance of the Class A-SB Certificates, (c) the
lesser of $226,083,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-J,
Class B and Class C Certificates and the Class A-JFL Regular Interest and (e)
the lesser of 45,742,000 and the Certificate Balance of the Class D
Certificates;

                                     S-106

     (14) after the Distribution Date in September 2011 through and including the Distribution Date in March 2012, the sum of (a) the lesser of $400,796,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$59,198,000 and the Certificate Balance of the Class A-SB Certificates, (c) the
lesser of $183,496,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-J,
Class B and Class C Certificates and the Class A-JFL Regular Interest and (d)
the lesser of $34,086,000 and the Certificate Balance of the Class D
Certificates;

     (15) after the Distribution Date in March 2012, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,809,981,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $577,016,757.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to Certificate Owners through DTC and its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate
Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention:

                                     S-107

Global Securitization Trust Services Group, JPMorgan 2005-LDP1, and its
telephone number is (312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee").
The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the
Trustee Fee Rate and will be calculated as described under "--The Trustee"
below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and
Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and
Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and
Servicing Agreement will also provide for the indemnification of the Paying
Agent from the trust for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the
prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC

                                     S-108

settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

                                     S-109

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in April 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-JFL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Acount. See "Description Of The Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be

                                     S-110

limited, to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related Intercreditor
Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic
Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March
(beginning in 2006), the Paying Agent will be required to withdraw from the
Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-JFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-JFL Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in
this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating
Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master
Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and

                                     S-111

Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale
Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-JFL and Class S Certificates) and the
Class A-JFL Regular Interest (and thus to the holders of the Class A-JFL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any
    REO Properties that is on deposit in the Certificate Account, the
    Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the
        "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
        Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
        Distribution Account and, without duplication, the REO Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the
    Certificateholders). See "Description of the Pooling
    Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
    Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-JFL Certificates on each Distribution Date (the "Class A-JFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution
Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description Of
The Swap Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month

                                     S-112

preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that
Distribution Date occurs; provided, that the first Due Period with respect to mortgage loans with their first due date in April 2005 will begin on the
Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-JFL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to
Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of
Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the
Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal
Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the
Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clause
(i)(A) above and clause (ii) below have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (C) then, to the Class
A-2 Certificates, in an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after payments specified in clauses
(i)(A) and (B) above) for such Distribution Date and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clause (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Class A-2
Certificates are reduced to zero, (D) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group
1 Principal Distribution Amount (or the portion of it remaining after specified in

                                     S-113

clauses (i)(A), (B), (C) and (D) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments specified in clause (i)(A), (B),
(C) and (D) above and clause (ii) below have been made on such Distribution
Date, until the Class A-4 Certificates are reduced to zero, and (F) then, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero;
and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount for such Distribution Date and, after the Class
A-4 and Class A-SB Certificates have been reduced to zero, the Group 1
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution
Date, until the Class A-1A Certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for the Class A-J Certificates and the
Class A-JFL Regular Interest;

     fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution
Date), until the Certificate Balances of the Class A-J Certificates and the
Class A-JFL Regular Interest are reduced to zero;

     sixth, to the Class A-J Certificates and the Class A-JFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates and the Class A-JFL Regular Interest to
zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class A-J Certificates and the
Class A-JFL Regular Interest on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class B
Certificates to zero, to the Class C Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-114

     thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates and Class D Certificates to zero, to the
Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates to zero, to the Class F Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates and Class E Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-115

     twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates to zero, to the Class H
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates and Class G
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates
and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

                                     S-116

     thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates and Class L
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates and Class M
Certificates to zero, to the Class N Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates and Class M Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-sixth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-117

     forty-seventh, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates, Class N Certificates and Class P Certificates to zero, to the
Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates, Class N Certificates and Class P
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     forty-eighth, to the Class NR Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-ninth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-JFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates and the Class A-JFL
Regular Interest (that date, the "Cross-Over Date"), the Principal Distribution
Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Distributions on the Class A-JFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Certificates has not
been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-JFL Available Funds, in the following order of priority:

     first, to the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount;

     second, to the Class A-JFL Certificates in respect of principal, the Class
A-JFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     third, to the Class A-JFL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-JFL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description Of The
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-JFL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.1160%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.6250%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.8650%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.0380%, subject to a maximum rate equal to the WAC Rate.

                                     S-118

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 4.8530%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.9920%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.0840%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum rate equal to 5.0840%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus 0.2000%; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-JFL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-JFL Regular Interest.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus 0.1650%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus 0.1450%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.0850%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.0160%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.8810% , subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.8810%, subject to a maximum rate equal to the WAC Rate.

     The term "LIBOR" means, with respect to the Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Paying Agent to provide such bank's offered

                                     S-119

quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Mortgage Loan Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each
Interest Accrual Period, and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-JFL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business
(including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0391%
and 0.3898% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-JFL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-JFL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-JFL Regular Interest is
identified under "--General" above as being part of the Notional Amount of the
Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate
Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in March, 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (a) if such Class X-1 Component consists of the entire Certificate
    Balance of any Class of Principal Balance Certificates or the Class A-JFL
    Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution
    Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class B, Class C, Class D, Class E, Class F, Class G and
    Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the
    applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
    Certificates and (y) for each other Class of Principal Balance
    Certificates and the Class A-JFL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii)
    the Pass-Through

                                     S-120

   Rate in effect for the Distribution Date for the applicable Class of
   Principal Balance Certificates or the Class A-JFL Regular Interest;

       (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
    Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
    Distribution Date, over (b)(x) with respect to the Class B, Class C, Class
    D, Class E, Class F, Class G and Class H Certificates, the sum of (i) the
    Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
    Pass-Through Rate in effect for the Distribution Date for the applicable
    Class of Principal Balance Certificates and (y) for each other Class of
    Principal Balance Certificates and the Class A-JFL Regular Interest, the
    greater of (i) the reference rate specified on Schedule I for such
    Distribution Date and (ii) the Pass-Through Rate in effect for the
    Distribution Date for the applicable Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest;

       (c) if such Class X-1 Component consists of the entire Certificate
    Balance of any Class of Principal Balance Certificates or the Class A-JFL
    Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
    Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)
    the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-JFL
    Regular Interest; and

       (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
    Component immediately prior to the Distribution Date, then the applicable
    Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest.

     For each Distribution Date after the Distribution Date in March, 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-JFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance
Certificates and the Class A-JFL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in March, 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-JFL Regular Interest. If all or a designated portion of the
Certificate Balance of any Class of Principal Balance Certificates and the
Class A-JFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in March, 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

       (x) with respect to the Class B, Class C, Class D, Class E, Class F,
    Class G and Class H Certificates, the lesser of:

                                     S-121

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
        and

          (b) the WAC Rate for such Distribution Date less the Pass-Through
        Rate in effect on such Distribution Date for the Class of Principal
        Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

       (y) with respect to each other Class of Principal Balance Certificates and the Class A-JFL Regular Interest, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
        Class of Principal Balance Certificates and the Class A-JFL Regular
        Interest whose Certificate Balance, or a designated portion of that
        Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in March, 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE   CLASS X-2 FIXED STRIP RATE
----------------------------------------- ---------------------------

Class B .................................             0.135%
Class C .................................             0.115%
Class D .................................             0.055%
Class E .................................             0.000%
Class F .................................             0.000%
Class G .................................             0.000%
Class H .................................             0.000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement. The Pass-Through Rate on the Class A-JFL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to 5.0840%, subject to a maximum Pass-Through Rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

                                     S-122

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
and the Class A-JFL Regular Interest during the related Interest Accrual
Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class A-JFL Certificates, Class S Certificates and Residual
Certificates) or the Class A-JFL Regular Interest for any Distribution Date is
an amount equal to all Distributable Certificate Interest in respect of that
Class of Certificates or the Class A-JFL Regular Interest for that Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates.
The "Class A-JFL Interest Distribution Amount" will be, with respect to any
Distribution Date, the sum of (a) interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate for the Class A-JFL
Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL
Certificates for all previous Distribution Dates, less (c) the excess if any, of (i) the product of (A) 1/12th, (B) 5.0840% and (C) the Certificate Balance
of the Class A-JFL Certificates, over (ii) the product of (A) 1/12th, (B) the
WAC Rate and (C) the Certificate Balance of the Class A-JFL Certificates. See
"Description Of The Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-JFL
Certificates) and the Class A-JFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-JFL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-JFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-JFL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-JFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-JFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-JFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-JFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the
Master Servicer's Compensating Interest Payment for the related Distribution
Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment
Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-JFL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-JFL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-JFL
Regular Interest, respectively, as the case may be, for

                                     S-123

the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of
Certificates (other than the Class A-JFL Certificates, the Class S
Certificates, the Residual Certificates and the Class X Certificates) for the
related Distribution Date. Any allocation of Net Aggregate Prepayment Interest
Shortfall to the Class A-JFL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the
Class A-JFL Certificateholders "Description of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as the Class A-4 or Class A-SB
Certificates and the Class A-1A Certificates remain outstanding, the Principal
Distribution Amount for each Distribution Date will be calculated on a Loan
Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either the Class A-4 and Class A-SB Certificates or the Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Principal Shortfall for that Distribution Date, (b) the Scheduled
Principal Distribution Amount for that Distribution Date and (c) the
Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of "Group 2 Principal Distribution
Amount", such recovery will be applied to increase

                                     S-124

the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause
(iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1
Principal Distribution Amount up to such amounts and then to increase the Group
2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of "Group 1 Principal Distribution
Amount", such recovery will be applied to increase the Group 2 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution
Amount up to such amounts and then to increase the Group 1 Principal
Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable) or advanced by the Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the

                                     S-125

extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the
Class A-JFL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield and
Maturity Considerations--Weighted Average Life" in this prospectus supplement.
Based on such assumptions, the Certificate Balance of the Class A-SB
Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution

                                     S-126

Date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution
Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A,
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1
Principal Distribution Amount, as applicable, remaining on any Distribution
Date, will be distributed on the Class A-SB Certificates until the Certificate
Balance of the Class A-SB Certificates is reduced to zero.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-JFL Certificates will be equal to the amount of principal distributions to the Class A-JFL Regular Interest as described under
"Description of the Swap Contract--Distributions" in this prospectus supplement.

     With respect to any Distribution Date, the "Class A-JFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-JFL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description Of The Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-JFL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the
Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying

                                     S-127

Agent to the holders of each Class of Offered Certificates (excluding the Class
A-JFL and Class X-2 Certificates), the Class A-JFL Regular Interest and the
Class A-1A, Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class
A-JFL and Class X-2 Certificates) and the Class A-JFL Regular Interest and the
Class A-1A, Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each
Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates or the Class A-JFL
Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-JFL Regular Interest
entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance
Charges are distributable, the aggregate amount of such Yield Maintenance
Charges will be allocated among all such Classes of Certificates and the Class
A-JFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due
Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-JFL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be payable to the holders of the Class A-JFL Certificates. See "Description of the Swap
Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL
Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of
Certificates or the Class A-JFL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                                     S-128

   CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
----------------------   ---------------------------------

Class A-1 ............             May 15, 2009
Class A-2 ............            March 15, 2010
Class A-3 ............          December 15, 2013
Class A-4 ............           January 15, 2015
Class A-SB ...........          September 15, 2014
Class A-J ............          February 15, 2015
Class A-JFL ..........          February 15, 2015
Class X-2 ............            March 15, 2012
Class B ..............          February 15, 2015
Class C ..............          February 15, 2015
Class D ..............          February 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be March 15, 2046, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

    o the rights of the holders of the Class N, Class P and Class NR
      Certificates will be subordinated to the rights of the holders of the
      Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR
      Certificates will be subordinated to the rights of the holders of the
      Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and
      Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N,
      Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

                                     S-129

    o the rights of the holders of the Class J, Class K, Class L, Class M,
      Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L,
      Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K,
      Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J,
      Class K, Class L, Class M, Class N, Class P and Class NR Certificates
      will be subordinated to the rights of the holders of the Class E
      Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H,
      Class J, Class K, Class L, Class M, Class N, Class P and Class NR
      Certificates will be subordinated to the rights of the holders of the
      Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G,
      Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
      NR Certificates will be subordinated to the rights of the holders of the
      Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F,
      Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
      and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E,
      Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
      Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J and Class A-JFL Certificates, and

    o the rights of the holders of the Class A-J, Class A-JFL, Class B, Class
      C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
      L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J and Class A-JFL Certificates, the holders of the Class B
Certificates, the holders of the Class C Certificates and the holders of the
Class D Certificates of the full amount of interest payable in respect of that
Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-J and Class A-JFL Certificates, the holders of the
Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate
Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class D certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J and
Class A-JFL Certificates by the subordination of the Class B, Class C and Class
D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate
Certificates will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of
Collateral Support Deficits in

                                     S-130

the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups or the planned balance of the Class A-SB Certificates, until their
Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balances have been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1
Certificates until their Certificate Balances have been reduced to zero, third, to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate
Balances have been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, sixth, to the Class A-SB
Certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A
Certificates until their Certificate Balances have been reduced to zero, and
(ii) with respect to Loan Group 2, to the Class A-1A Certificates until their
Certificate Balances have been reduced to zero, and then, if any of the Class
A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates are still outstanding, first, to the Class A-SB Certificates until their Certificate
Balances have been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third, to the Class A-2 Certificates until their Certificate
Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-4
Certificates until their Certificate Balances have been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balances have been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount (remaining after allocation of principal to the
Class A-SB Certificates until the Class A-SB Certificates are reduced to the
Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group, for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates, the percentage interest in the trust fund evidenced by the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-SB and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and (ii)
then to the Class B Certificates, Class C Certificates, Class D Certificates
and the Non-Offered Certificates (other than the Class X-1 and Class S
Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, diminishing benefit to the Class A-J
Certificates and the Class A-JFL Regular Interest and the Class B Certificates,
Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual
Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments

                                     S-131

received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate
Certificate Balance of the Certificates (other than the Class S and Class X
Certificates and the Residual Certificates) and Class A-JFL Regular Interest
after giving effect to distributions of principal on that Distribution Date
(any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of
Certificates and the Class A-JFL Regular Interest as follows: to the Class NR,
Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class
F, Class E, Class D, Class C and Class B Certificates in that order, and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the Class A-JFL Regular Interest, as the case may be, has been reduced to zero. Following the reduction of the Certificate
Balances of all Classes of Subordinate Certificates and the Class A-JFL Regular
Interest to zero, the Paying Agent will be required to allocate the Collateral
Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan
Groups (based upon their respective Certificate Balances), until the remaining
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral
Support Deficit allocated to a Class of Certificates (or, in the case of the
Class A-JFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-JFL Regular Interest)
will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any
Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-JFL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences" and
"Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be
Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of
Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero,

                                     S-132

reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates or the Class
A-JFL Regular Interest in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO
Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related
Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its
Assumed Scheduled Payment. The Master Servicer's obligations to make P&I
Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be.
However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance
Date and no interest will accrue on any P&I Advance made as a result of the
Master Servicer holding any principal or interest payments in connection with any dispute, claim or offset. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing
Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or
REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the

                                     S-133

Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation
Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan
("Related Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of
Related Proceeds (a "Nonrecoverable Advance"). Each of the Master Servicer, the
Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate
Account (first from principal collections and then from interest collections).
The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months;
provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the
Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances that are related to such other Loan Group). In addition, the Special
Servicer may, at its option, make a determination in accordance with the
Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the
Trustee notice of such determination. In making such non-recoverability determination, such person will be entitled to consider (among other things)
only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current

                                     S-134

conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such
Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer and the
Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special
Servicer, as applicable, and the Master Servicer shall be entitled to rely conclusively on any non-recoverability determination of the Special Servicer.
Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate
Companion Loan. Any requirement of the Master Servicer, Special Servicer or
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the
Certificates--Advances in Respect of Delinquencies" and "Description of the
Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the
Certificate Account, interest at the Prime Rate (the "Reimbursement Rate")
accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
    Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

       (7) immediately after a mortgage loan becomes an REO Loan.

                                     S-135

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the
Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan)
with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all
Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Directing Certificateholder, the Master Servicer and the Paying Agent, the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required
MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the
Class M Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates and then to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage

                                     S-136

loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Directing Certificateholder, the
Special Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal
Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the
Special Servicer may use the prior appraisal or valuation in calculating any
Appraisal Reduction with respect to the mortgage loan, provided that the
Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based in part upon information provided by the Master Servicer in accordance with the Commercial
Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
    Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
    Certificate Interest or Class A-JFL Interest Distribution Amount, and with respect to the Class A-JFL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-JFL Regular Interest, which amount is being paid as a result of a Swap Default;

       (3) the aggregate amount of P&I Advances made in respect of the
    Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the
    Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution
    Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any
    REO Loans outstanding immediately before and immediately after the
    Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A)
    delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an
    REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

                                     S-137

       (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount and the Class A-JFL Available Funds
     for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

       (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

                                     S-138

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Master
     Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

       (26) the aggregate amount of interest on Servicing Advances paid to the
     Master Servicer, the Special Servicer and the Trustee since the previous
     Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

       (27) the original and then-current credit support levels for each Class of Certificates;

       (28) the original and then-current ratings for each Class of
     Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

       (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

       (32) the amounts received and paid in respect of the Swap Contract;

       (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

       (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

       (35) the amount of and identification of any payments on the Class A-JFL
     Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each

                                     S-139

applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying
Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, the Directing Certificateholder, each
Rating Agency, any designee of the Depositor or any other person to whom the
Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying
    Agent since the Closing Date as described under "Description of the
    Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying
    Agent since the Closing Date as described under "Description of the
    Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying
    Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the

                                     S-140

Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master
Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor
are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the
Certificate Registrar. The initial registered holder of the Offered
Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying

                                     S-141

Agent on behalf of the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual
Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the
Residual Certificates) and (c) the Master Servicer consents to the exchange) or
(3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer
or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate
Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2)
the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the
Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the
Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated
Principal Balance of the pool of mortgage loans be less than 1% of the Initial
Pool Balance. The voluntary exchange of Certificates, including the Class X
Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one
Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the
holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority".

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the Certificateholders. The corporate trust office of the
Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN:
Corporate Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage
Securities Corp., Series 2005-LDP1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee
Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0008% per annum
(the "Trustee Fee Rate") and the Stated

                                     S-142

Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying
Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                                     S-143

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-JFL Regular
Interest to the trust in exchange for the Class A-JFL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-JFL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Paying Agent, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-JFL Regular
Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap
Contract will have a maturity date of the Distribution Date in March 2046 (the same date as the Rated Final Distribution Date of the Class A-JFL
Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL
Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, on the business day before each Distribution Date, commencing in April
2005, (a) the Paying Agent will pay or cause to be paid to the Swap
Counterparty (i) any Yield Maintenance Charges in respect of the Class A-JFL
Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-JFL Regular
Interest accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-JFL Certificates, and (b) the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-JFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-JFL
Certificates accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-JFL Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-JFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-JFL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating or short-term rating falls below its current rating by any Rating Agency, (each, a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event or fails to make a payment to the trust required under the Swap Contract (each such event, a "Swap Default")
then the Paying Agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL
Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty (as described herein) to enter into a

                                     S-144

replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL
Certificates.

     Any conversion to distributions equal to distributions on the Class A-JFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-JFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-JFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-JFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL Certificates if notice of the resulting change in payment terms of the Class A-JFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the
Swap Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P.
Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a
Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "AA-", "Aa2" and
"A+" by S&P, Moody's and Fitch, respectively, and the short-term certificates of deposit of JPMCB are rated "A-1+", "P-1" and "F1+" by S&P, Moody's and
Fitch, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap
Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-145

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.
The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the
Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special
Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement, which will govern in the event of any disagreement between such Intercreditor Agreement and the
Pooling and Servicing Agreement.) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer services, as the case may be, and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the
Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially
Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan taking into account the subordinate nature of the subject Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the
Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

       (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate or, if applicable, a Subordinate
    Companion Loan, by the Master Servicer or the Special Servicer or any of
    their respective affiliates, as the case may be;

       (C) the Master Servicer's obligation to make Advances;

       (D) the Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy therof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

                                     S-146

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the
    Special Servicer, as the case may be; and

       (F) any obligation of the Master Servicer or Special Servicer or any of
    its affiliates (in their capacity as Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for any Mortgage Loan; and

       (G) any option to purchase any Mortgage Loan or Companion Loan it may have; and

       (H) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
    Companion Loan cures such delinquency);

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
    Property;

       (5) as to which, in the judgment of the Master Servicer or Special
    Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
    Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate
Companion Loans) serviced by the Special Servicer and any mortgage loans
(including the

                                     S-147

Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any
Subordinate Companion Loan becomes specially serviced, then the related AB
Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB
Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgaged Loan. The
Master Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan which becomes a Specially Serviced
Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master
Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency.
If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing
Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the
Directing Certificateholder disapproves the Asset Status Report and the Special
Servicer has not made the affirmative determination described above, the
Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the
Certificateholders; provided, however, in the event that the Directing
Certificateholder and the Special Servicer have not agreed upon an Asset Status
Report with respect to a Specially Serviced Mortgage Loan within 90 days of the
Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer (with respect to the mortgage loans with a principal balance of
$2,500,000 or more) or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing
Agreement and, except as otherwise described below, the Master Servicer or the
Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided, that if such written objection has not been received by the Master
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

   (i)        any proposed or actual foreclosure upon or comparable conversion
              (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

   (ii)       any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

                                     S-148

   (iii)      any proposed sale of a defaulted mortgage loan or REO Property
              (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
              Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

   (iv)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

   (v)        any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

   (vi)       any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a
              non-Specially Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

   (vii)      any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

   (viii)     releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

   (ix)       any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

   (x)        any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master
Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the
Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the

                                     S-149

identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal
Reductions. The Controlling Class as of the Closing Date will be the Class NR
Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling
    Class,

       (c) does not have any liability or duties to the holders of any Class of
    Certificates other than the Controlling Class,

       (d) may take actions that favor the interests of the holders of the
    Controlling Class over the interests of the holders of one or more other
    Classes of Certificates,

       (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

       (f) will have no liability whatsoever for having so acted and that no
    Certificateholder may take any action whatsoever against the Directing
    Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be appointed as the initial
Master Servicer of the mortgage loans. In addition, Midland will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Midland
is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National
Association. Midland's address is 10851 Mastin, Suite 700, Building 82,
Overland Park, Kansas 66210.

     As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a total principal balance of approximately $98.4 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada.
Approximately 9,711 of the loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of
December 31, 2004, Midland was the named Special Servicer in approximately 85

                                     S-150

commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $49.1 billion. With respect to such transactions as of such date, Midland was administering approximately 129 assets with an outstanding principal balance of approximately $870 million.
Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service,
Inc., Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark)  through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight (Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via
e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning the
Master Servicer and the Special Servicer has been provided by Midland, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loans, and
will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.02% to 0.12%. As of the Cut-off Date the weighted average
Servicing Fee Rate will be 0.03% per annum. Pursuant to the terms of the
Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loan
notwithstanding any termination or resignation of Midland as Master Servicer;
provided, that Midland may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive such portion of the Servicing Fee to another party. In addition to the Servicing Fee, the
Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the
Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related
Intercreditor Agreement, the Subordinate Companion Loans that are not Specially
Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and

                                     S-151

default interest paid by the borrowers (that were collected while the related mortgage loans and the related Subordinate Companion Loans were not Specially
Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date. The
Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The
Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as provided in the related Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan with a Stated Principal Balance greater than or equal to
$20,000,000 at a rate equal to 0.15% per annum and with respect to each
Specially Serviced Mortgage Loan with a Stated Principal Balance less than
$20,000,000 at a rate equal to 0.25% per annum (the "Special Servicing Fee
Rate"), in each case calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation
Proceeds and then from general collections on all the mortgage loans and any
REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
0.75% with respect to each Corrected Mortgage Loan with a Stated Principal
Balance greater than or equal to $20,000,000, or 1.00% with respect to each
Corrected Mortgage Loan with a Stated Principal Balance less than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected
Mortgage Loan solely because the borrower had not made

                                     S-152

three consecutive timely Periodic Payments and which subsequently becomes a
Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds or Insurance and Condemnation
Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 0.75% with respect to each Specially Serviced Mortgage Loan with a Stated
Principal Balance greater than or equal to $20,000,000, or 1.00% with respect to each Specially Serviced Mortgage Loan with a Stated Principal Balance less than $20,000,000, to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially
Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer's determination of the Fair Value of such Specially Serviced Loan (or with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan, provided, that the purchase occurs within the first 90 days after such option to purchase), the Special
Servicer within the first 90 days after the Special Services determination of the Fair Value of such Specially Serviced Loan or the Master Servicer, (iii)
the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage
Loan by the holder of the related Subordinate Companion Loan within the first
90 days after such option to purchase or (v) the purchase of any loan by a related mezzanine lender; provided, that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer
may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The
Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable, will be

                                     S-153

entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related
Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing
Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such
Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest
Excesses received by the Master Servicer during such Due Period. If a
Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the
Directing Certificateholder or the Special Servicer), then, for purposes of calculating the Compensating Interest Payment for the related Distribution
Date, the amount in clause (ii) above shall be the aggregate of (A) all
Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and
(C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the
Certificateholders to the offset of the aggregate Prepayment Interest
Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer
(with respect to mortgage loans) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates

                                     S-154

as determined by the Special Servicer in accordance with the Servicing
Standards, and the Trustee has an insurable interest; provided, that the Master
Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an
Acceptable Insurance Default; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a
Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a
Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the
Master Servicer will be required to use efforts consistent with the Servicing
Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing
Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance
Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an
Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten
(10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of
March 11, 2005, as to which default the Master Servicer and the Special
Servicer may forbear taking any enforcement action; provided, that the Special
Servicer has determined, in its

                                     S-155

reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a)
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing
Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing
Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

                                     S-156

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the
Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing
Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to consult with and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
    Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
    Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
    Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) or Class A-JFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

                                     S-157

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the
Controlling Class Certificateholder), plus (d) all related unreimbursed
Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate
Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan

                                     S-158

in default held by any person will terminate upon the exercise of the Purchase
Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special
Servicer, or any of their respective affiliates (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the rights of the holder of the related
Subordinate Companion Loan to exercise its option to purchase the related AB
Mortgage Loan following a default as described under the related Intercreditor
Agreement (and such purchase price is subject to the terms of the related
Intercreditor Agreement). See "Description of the Mortgage Pool--AB Mortgage
Loan Pairs--The Mezz Cap AB Mortgage Loans" and "--The CVS-Clemmons AB Mortgage
Loan" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier
REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any
Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any
Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of

                                     S-159

real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged
Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently
35%) and may also be subject to state or local taxes. The Pooling and Servicing
Agreement provides that the Special Servicer will be permitted to cause the
Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.
Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the Master Servicer and/or the
Special Servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any mortgage loan, prior to the distribution of those
Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the
Certificates will be further reduced by interest payable to the Master
Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related

                                     S-160

mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the Master Servicer,
as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the
Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged
Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under

                                     S-161

the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (and in the case of any AB Mortgage Loan, the rights of the
Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, each of the Master Servicer and the Special
Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the
Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, consistent with the
Servicing Standard and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
    Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
    York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master

                                     S-162

    Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master
    Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special
    Servicer, as the case may be, by any other party to the Pooling and
    Servicing Agreement, or to the Master Servicer or the Special Servicer, as
    the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%;
    provided, however, if that failure is capable of being cured and the
    Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special
    Servicer of any representation or warranty in the Pooling and Servicing
    Agreement which materially and adversely affects the interests of any
    Class of Certificateholders and which continues unremedied for a period of
    30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
    Servicer, as the case may be, by the Depositor, the Paying Agent or the
    Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
    the Paying Agent and the Trustee by the Certificateholders of any Class,
    evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) Moody's places its ratings on any Class of Certificates on a "watch"
    status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

       (g) Moody's downgrades the then-current ratings of any Class of
    Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

       (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal; or

       (i) the Trustee has received a written notice from Fitch (which the
    Trustee is required to promptly forward to the Master Servicer or the
    Special Servicer, as applicable), to the effect that if the Master
    Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the
    Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, the Master Servicer or the
    Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the

                                     S-163

   satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master Servicer or the
   Special Servicer or the downgrade of any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or
Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate
    Account, the Distribution Accounts or the REO Account, provided, that (A)
    the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any

                                     S-164

    Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
    Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
    Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii)
    to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
    (see "Certain Federal Income Tax Consequences" and "Federal Income Tax
    Consequences for REMIC Certificates--Taxation of Residual
    Certificates--Tax-Related Restrictions on Transfer of Residual
    Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

       (f) to amend or supplement any provision of the Pooling and Servicing
    Agreement to the extent necessary to maintain the ratings assigned to each
    Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
    Certificates by such Rating Agency.

     In addition, in the event that one but not both of the two promissory notes evidencing the Showcase Mall Mortgage Loan are repurchased by an applicable Mortgage Loan Seller, the Pooling and Servicing Agreement may be
amended without the consent of any Certificateholder, to add or modify provisions relating to pari passu mortgage loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (i) an opinion of independent counsel to the effect that the change will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and (ii) written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by each of
S&P, Moody's and Fitch. Prior to the effectiveness of any such amendment, the mortgage loan purchase agreements of each of the related Mortgage Loan Sellers and the Pooling and Servicing Agreement will govern the servicing and administration of the Showcase Mall Mortgage Loan.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the

                                     S-165

Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate
Companion Loan, without the consent of the holders of all Certificates of that
Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of
Certificates, without the consent of the holders of all Certificates of that
Class then outstanding, (4) change in any manner the obligations of any
Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying
Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-166

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. The yield to investors in the Class A-JFL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to the Class A-SB Planned
Principal Balance, second, in respect of the Class A-1 Certificates until the
Certificate Balance thereof is reduced to zero, third, in respect of the Class
A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; fifth, in respect of the Class  A-4 Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class  A-SB Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-4 Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J Certificates and the
Class A-JFL Regular Interest, pro rata, and then in respect of the Class B,
Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules,
Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special
Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB and Class A-1A Certificates will generally be based upon the particular
Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the

                                     S-167

Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2
Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable, will be distributed on the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the
Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD
Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment
Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated
Repayment Date will not be an event of default under the terms of the ARD
Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess
Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special
Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD
Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining
Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial
Pool Balance (representing approximately 3.0% of the Initial Loan Group 1
Balance), the sole tenant has an option to purchase the related Mortgaged
Property. The tenant has entered into a subordination and non-disturbance agreement with the lender pursuant to which the tenant has agreed that the option agreement is subject and subordinate to the related mortgage loan. In the event that the tenant exercises the purchase option and the net proceeds that would be received by the related borrower from a sale of the Mortgaged
Property at the option price (which is to be the fair value of the related
Mortgaged Property) would be less than the historical cost basis of the borrower in the Mortgaged Property as determined in accordance with generally accepted accounting principles, the borrower would not be required under the option agreement, or permitted under the loan documents, to accept that option price. However, if the purchase option was exercised and the proceeds the borrower received were less than the outstanding amount of the mortgage loan, the borrower's sponsor would be personally liable for the deficiency on an unsecured basis.

                                     S-168

It should be noted that no assurance can be given that the borrower's sponsor would be able to pay any shortfall in proceeds from the sale and a failure to make such payment would result in a loss on the certificates.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher
(or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase)
in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions thereof, the yield to maturity on the
Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class X-2, Class A-4, Class A-SB, Class A-JFL, Class A-J, Class B, Class C,
Class D and Class E Certificates because each such Class of Certificates has a
Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of
Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-JFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the nominal fixed rate on the Class A-JFL Regular Interest, the amount paid to the Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class
A-JFL Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates and then the
Class A-J Certificates and Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of
Certificates or the Class A-JFL Regular Interest, as applicable. In the event of the reduction of the Certificate Balances of all those Classes of
Certificates and the Class A-JFL Regular Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.
Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance
Certificates and the Class A-JFL Regular Interest, and therefore the Class X-2
Notional Amount, which will reduce the yield on such Certificates. In addition,

                                     S-169

although losses will not be directly allocated to the Class A-JFL Certificates, losses allocated to the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-JFL
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-JFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-JFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-JFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the
Swap Contract.

                                     S-170

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to the Class
A-SB Planned Principal Balance, second, in respect of the Class A-1
Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their
Certificate Balance is reduced to zero, fifth, in respect of the Class A-4
Certificates until their Certificate Balance is reduced to zero and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining
Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable in respect of the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J
Certificates and the Class A-JFL Regular Interest, pro rata, and then the Class
B, Class C and Class D Certificates and then the Non-Offered Certificates
(other than the Class A-1A, Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates or the Class A-JFL Regular Interest, as applicable, is reduced to zero. A reduction in the Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the
Class A-JFL Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2005;

       (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off
    Date will remain in effect to the maturity date or the Anticipated
    Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

                                     S-171

       (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other
    Certificateholder), the Special Servicer, the Master Servicer or the
    holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout
    Period and/or Defeasance Lockout Period and Yield Maintenance period at the respective levels of CPR set forth in the tables;

       (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

       (f) the Closing Date is March 11, 2005;

       (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

       (h) the Pass-Through Rates, initial Certificate Balances and initial
    Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

       (i) the Administrative Cost Rate is calculated on the Stated Principal
    Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

       (j) the optional termination of the trust will not be exercised; and

       (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled "Discount
Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth
Below") indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled
"Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set
Forth Below," shows the discount margins of the Class A-JFL Certificates.

                                     S-172

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                       0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
---------------------------------------- ------------- ------------- ------------- ------------- -------------

Initial Percentage .....................         100           100           100           100           100
March 15, 2006 .........................          82            82            82            82            82
March 15, 2007 .........................          61            61            61            61            61
March 15, 2008 .........................          35            35            35            35            35
March 15, 2009 .........................           5             0             0             0             0
March 15, 2010 .........................           0             0             0             0             0
March 15, 2011 .........................           0             0             0             0             0
March 15, 2012 .........................           0             0             0             0             0
March 15, 2013 .........................           0             0             0             0             0
March 15, 2014 .........................           0             0             0             0             0
March 15, 2015 .........................           0             0             0             0             0
March 15, 2016 .........................           0             0             0             0             0
Weighted Average Life (years)(1) .......         2.38          2.35          2.34          2.34          2.34
Estimated Month of First Principal .....   4/15/2005     4/15/2005     4/15/2005     4/15/2005     4/15/2005
Estimated Month of Maturity ............   6/15/2009     1/15/2009    12/15/2008    12/15/2008    12/15/2008

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                       0% CPR       25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- ------------- ------------- -------------- -------------- --------------

Initial Percentage .....................         100           100            100            100            100
March 15, 2006 .........................         100           100            100            100            100
March 15, 2007 .........................         100           100            100            100            100
March 15, 2008 .........................         100           100            100            100            100
March 15, 2009 .........................         100            98             96             92             78
March 15, 2010 .........................           0             0              0              0              0
March 15, 2011 .........................           0             0              0              0              0
March 15, 2012 .........................           0             0              0              0              0
March 15, 2013 .........................           0             0              0              0              0
March 15, 2014 .........................           0             0              0              0              0
March 15, 2015 .........................           0             0              0              0              0
March 15, 2016 .........................           0             0              0              0              0
Weighted Average Life (years)(1) .......         4.72          4.70           4.68           4.65           4.44
Estimated Month of First Principal .....   6/15/2009     1/15/2009     12/15/2008     12/15/2008     12/15/2008
Estimated Month of Maturity ............   3/15/2010     3/15/2010      3/15/2010      3/15/2010      1/15/2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-173

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                      0% CPR        25% CPR       50% CPR       75% CPR       100% CPR
--------------------------------------- -------------- ------------- ------------- ------------- -------------

Initial Percentage ....................          100           100           100           100           100
March 15, 2006 ........................          100           100           100           100           100
March 15, 2007 ........................          100           100           100           100           100
March 15, 2008 ........................          100           100           100           100           100
March 15, 2009 ........................          100           100           100           100           100
March 15, 2010 ........................          100           100            99            99            94
March 15, 2011 ........................           92            91            89            88            87
March 15, 2012 ........................           22            21            19            16             0
March 15, 2013 ........................            1             0             0             0             0
March 15, 2014 ........................            0             0             0             0             0
March 15, 2015 ........................            0             0             0             0             0
March 15, 2016 ........................            0             0             0             0             0
Weighted Average Life (years)(1) ......          6.95          6.83          6.72          6.63          6.40
Estimated Month of First Principal ....   11/15/2010     3/15/2010     3/15/2010     3/15/2010     1/15/2010
Estimated Month of Maturity ...........    6/15/2014     2/15/2013    11/15/2012     7/15/2012     3/15/2012

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                  DATE                      0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
--------------------------------------- ------------- ------------- -------------- ------------- -------------

Initial Percentage ....................         100           100            100           100           100
March 15, 2006 ........................         100           100            100           100           100
March 15, 2007 ........................         100           100            100           100           100
March 15, 2008 ........................         100           100            100           100           100
March 15, 2009 ........................         100           100            100           100           100
March 15, 2010 ........................         100           100            100           100           100
March 15, 2011 ........................         100           100            100           100           100
March 15, 2012 ........................         100           100            100           100            91
March 15, 2013 ........................         100            96             92            88            85
March 15, 2014 ........................         100            93             88            85            79
March 15, 2015 ........................           0             0              0             0             0
March 15, 2016 ........................           0             0              0             0             0
Weighted Average Life (years)(1) ......         9.77          9.63           9.52          9.40          9.14
Estimated Month of First Principal ....   6/15/2014     2/15/2013     11/15/2012     7/15/2012     3/15/2012
Estimated Month of Maturity ...........   1/15/2015     1/15/2015      1/15/2015     1/15/2015    10/15/2014

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                     S-174

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................            85              85              85              85              85
March 15, 2011 ..............................            67              67              67              67              67
March 15, 2012 ..............................            48              48              48              48              48
March 15, 2013 ..............................            28              28              28              28              28
March 15, 2014 ..............................             8               8               8               8               8
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............           6.90            6.90            6.90            6.90            6.90
Estimated Month of First Principal ..........     5/15/2009       5/15/2009       5/15/2009       5/15/2009       5/15/2009
Estimated Month of Maturity .................     9/15/2014       9/15/2014       9/15/2014       9/15/2014       9/15/2014

----------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   --------------

Initial Percentage ..........................           100             100             100             100              100
March 15, 2006 ..............................           100             100             100             100              100
March 15, 2007 ..............................           100             100             100             100              100
March 15, 2008 ..............................           100             100             100             100              100
March 15, 2009 ..............................           100             100             100             100              100
March 15, 2010 ..............................           100             100             100             100              100
March 15, 2011 ..............................           100             100             100             100              100
March 15, 2012 ..............................           100             100             100             100              100
March 15, 2013 ..............................           100             100             100             100              100
March 15, 2014 ..............................           100             100             100             100              100
March 15, 2015 ..............................             0               0               0               0                0
March 15, 2016 ..............................             0               0               0               0                0
Weighted Average Life (years)(1) ............           9.89            9.86            9.84            9.84             9.63
Estimated Month of First Principal ..........     1/15/2015       1/15/2015       1/15/2015       1/15/2015       10/15/2014
Estimated Month of Maturity .................     2/15/2015       2/15/2015       1/15/2015       1/15/2015       11/15/2014

----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                                     S-175

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   --------------

Initial Percentage ..........................           100             100             100             100              100
March 15, 2006 ..............................           100             100             100             100              100
March 15, 2007 ..............................           100             100             100             100              100
March 15, 2008 ..............................           100             100             100             100              100
March 15, 2009 ..............................           100             100             100             100              100
March 15, 2010 ..............................           100             100             100             100              100
March 15, 2011 ..............................           100             100             100             100              100
March 15, 2012 ..............................           100             100             100             100              100
March 15, 2013 ..............................           100             100             100             100              100
March 15, 2014 ..............................           100             100             100             100              100
March 15, 2015 ..............................             0               0               0               0                0
March 15, 2016 ..............................             0               0               0               0                0
Weighted Average Life (years)(1) ............           9.89            9.86            9.84            9.84             9.63
Estimated Month of First Principal ..........     1/15/2015       1/15/2015       1/15/2015       1/15/2015       10/15/2014
Estimated Month of Maturity .................     2/15/2015       2/15/2015       1/15/2015       1/15/2015       11/15/2014

----------
(1)   The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   --------------

Initial Percentage ..........................           100             100             100             100              100
March 15, 2006 ..............................           100             100             100             100              100
March 15, 2007 ..............................           100             100             100             100              100
March 15, 2008 ..............................           100             100             100             100              100
March 15, 2009 ..............................           100             100             100             100              100
March 15, 2010 ..............................           100             100             100             100              100
March 15, 2011 ..............................           100             100             100             100              100
March 15, 2012 ..............................           100             100             100             100              100
March 15, 2013 ..............................           100             100             100             100              100
March 15, 2014 ..............................           100             100             100             100              100
March 15, 2015 ..............................             0               0               0               0                0
March 15, 2016 ..............................             0               0               0               0                0
Weighted Average Life (years)(1) ............           9.93            9.93            9.89            9.84             9.68
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       1/15/2015       1/15/2015       11/15/2014
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       1/15/2015       11/15/2014

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-176

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   --------------

Initial Percentage ..........................           100             100             100             100              100
March 15, 2006 ..............................           100             100             100             100              100
March 15, 2007 ..............................           100             100             100             100              100
March 15, 2008 ..............................           100             100             100             100              100
March 15, 2009 ..............................           100             100             100             100              100
March 15, 2010 ..............................           100             100             100             100              100
March 15, 2011 ..............................           100             100             100             100              100
March 15, 2012 ..............................           100             100             100             100              100
March 15, 2013 ..............................           100             100             100             100              100
March 15, 2014 ..............................           100             100             100             100              100
March 15, 2015 ..............................             0               0               0               0                0
March 15, 2016 ..............................             0               0               0               0                0
Weighted Average Life (years)(1) ............           9.93            9.93            9.93            9.84             9.68
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       2/15/2015       1/15/2015       11/15/2014
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       1/15/2015       11/15/2014

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   --------------

Initial Percentage ..........................           100             100             100             100              100
March 15, 2006 ..............................           100             100             100             100              100
March 15, 2007 ..............................           100             100             100             100              100
March 15, 2008 ..............................           100             100             100             100              100
March 15, 2009 ..............................           100             100             100             100              100
March 15, 2010 ..............................           100             100             100             100              100
March 15, 2011 ..............................           100             100             100             100              100
March 15, 2012 ..............................           100             100             100             100              100
March 15, 2013 ..............................           100             100             100             100              100
March 15, 2014 ..............................           100             100             100             100              100
March 15, 2015 ..............................             0               0               0               0                0
March 15, 2016 ..............................             0               0               0               0                0
Weighted Average Life (years)(1) ............           9.93            9.93            9.93            9.92             9.68
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       2/15/2015       1/15/2015       11/15/2014
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       11/15/2014

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-177

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-JFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-JFL Certificates. The table below assumes that the Class A-JFL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                               DISCOUNT MARGINS
            FOR THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                   PRICE                         0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   ------------
                                             DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN
                                                 (BPS)           (BPS)           (BPS)           (BPS)           (BPS)

 99.25000 ................................          29              29              29              29             29
 99.31250 ................................          28              28              28              28             28
 99.37500 ................................          27              27              27              27             27
 99.43750 ................................          26              27              27              27             27
 99.50000 ................................          26              26              26              26             26
 99.56250 ................................          25              25              25              25             25
 99.62500 ................................          24              24              24              24             24
 99.68750 ................................          24              24              24              24             24
 99.75000 ................................          23              23              23              23             23
 99.81250 ................................          22              22              22              22             22
 99.87500 ................................          21              21              21              21             21
 99.93750 ................................          21              21              21              21             21
100.00000 ................................          20              20              20              20             20
100.06250 ................................          19              19              19              19             19
100.12500 ................................          19              19              19              19             19
100.18750 ................................          18              18              18              18             18
100.25000 ................................          17              17              17              17             17
100.31250 ................................          16              16              16              16             16
100.37500 ................................          16              16              16              16             16
100.43750 ................................          15              15              15              15             15
100.50000 ................................          14              14              14              14             14
100.56250 ................................          14              14              14              14             13
100.62500 ................................          13              13              13              13             13
100.68750 ................................          12              12              12              12             12
100.75000 ................................          11              11              11              11             11
Weighted Average Life (years)(1) .........         9.89            9.86            9.84            9.84           9.63

----------
(1)   The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

                                     S-178

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES
AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR
INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION;
RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
March 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                                  PREPAYMENT ASSUMPTION (CPR)
                              -------------------------------------------------------------------
 ASSUMED PURCHASE PRICE (OF
 INITIAL NOTIONAL AMOUNT OF
  CLASS X-2 CERTIFICATES)          0%           25%           50%           75%           100%
---------------------------   -----------   -----------   -----------   -----------   -----------

         1.1399%                  4.485%        4.485%        4.485%        4.485%        4.485%

                                     S-179

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections,
(2) compliance with the provisions of the Pooling and Servicing Agreement and
(3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the
"Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of
Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class X-1,
Class X-2, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR
Certificates and the Class A-JFL Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the
Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The
Certificates (other than the Class S, Class R and Class LR Certificates) are
"Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account
will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust.
The grantor trust will also hold the Class A-JFL Regular Interest, the Swap
Contract and the Floating Rate Account, and the Class A-JFL Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair) and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-JFL Certificates) and the Class A-JFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class A-JFL and
Class X-2 Certificates, and the Class A-JFL Regular Interest will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment
Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences"
and "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates" in the prospectus. For purposes of this discussion and the discussion in the Prospectus, holders of the Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the Swap Contract for
purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-JFL Regular

                                     S-180

Interest, and with respect to the Class A-JFL Certificates, references in such discussion to the "regular interests" are to the Class A-JFL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage
Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from March 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any.
Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as received by the holders of the Class A-JFL Certificates and paid as a periodic payment by the holders of the Class A-JFL Certificates under the
Swap Contract. See "--Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates
will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 23.2% of the
Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC Certificates" in
the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-JFL
Certificates must allocate the price they pay for their Certificates between their interests in the Class A-JFL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap
Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-JFL Certificates, as applicable. If the
Swap Premium is paid by a holder, it will reduce the purchase

                                     S-181

price allocable to the Class A-JFL Regular Interest. If the Swap Premium is
received by holders, it will be deemed to have increased the purchase price for the Class A-JFL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-JFL Certificates and the Class A-JFL Regular
Interest, it is anticipated that the Class A-JFL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-JFL Certificates. The holder of a Class A-JFL
Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of
Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-JFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-JFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-JFL Certificate under Treasury regulations. A holder of a Class A-JFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-JFL Certificates, representing a beneficial ownership in the
Class A-JFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus.

                                     S-182

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc.
for itself and as representative of ABN AMRO Incorporated, Nomura Securities
International, Inc., PNC Capital Markets, Inc.and Deutsche Bank Securities Inc.
(collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate
Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                         J.P. MORGAN       ABN AMRO      NOMURA SECURITIES     PNC CAPITAL     DEUTSCHE BANK
        CLASS          SECURITIES INC.   INCORPORATED   INTERNATIONAL, INC.   MARKETS, INC.   SECURITIES INC.
--------------------- ----------------- -------------- --------------------- --------------- ----------------

Class A-1. .......... $   86,232,000    $                   $                   $               $
Class A-2. .......... $  719,485,000    $125,000,000        $150,000,000        $               $
Class A-3. .......... $   57,523,000    $ 50,000,000        $ 50,000,000        $               $
Class A-4. .......... $  376,541,000    $ 50,000,000        $150,000,000        $               $25,000,000
Class A-SB. ......... $   94,936,000    $                   $ 25,000,000        $               $
Class A-J. .......... $   69,303,000    $                   $ 25,000,000        $               $
Class A-JFL ......... $  100,000,000    $                   $                   $               $
Class X-2 ........... $2,809,981,000    $                   $                   $               $
Class B. ............ $   68,366,000    $                   $                   $               $
Class C. ............ $   25,187,000    $                   $                   $               $
Class D ............. $   53,973,000    $                   $                   $               $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be 101.9% of the initial aggregate Certificate Balance of the
Offered Certificates, plus (except with respect to the Class A-JFL
Certificates) accrued interest on the Offered Certificates from March 1, 2005, before deducting expenses payable by the Depositor estimated to be approximately $4,300,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered

                                     S-183

Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty. Nomura Securities International, Inc., one of the
Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the
Mortgage Loan Sellers. ABN AMRO Incorporated, one of the Underwriters, is an
affiliate of LaSalle Bank National Association, one of the Mortgage Loan
Sellers, the Paying Agent, the Authenticating Agent and the Certificate
Registrar. PNC Capital Markets, Inc., one of the Underwriters, is an affiliate of PNC Bank, National Association, one of the Mortgage Loan Sellers and of
Midland Loan Services, Inc., the Master Servicer and the Special Servicer.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc.
("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with Moody's and
S&P, the "Rating Agencies"):

  CLASS     MOODY'S     S&P     FITCH
--------- ----------- ------- --------

    A-1       Aaa       AAA      AAA
    A-2       Aaa       AAA      AAA
    A-3       Aaa       AAA      AAA
    A-4       Aaa       AAA      AAA
    A-SB      Aaa       AAA      AAA
    A-J       Aaa       AAA      AAA
   A-JFL      Aaa       AAA      AAA
    X-2       Aaa       AAA      AAA
     B        Aa2        AA      AA
     C        Aa3       AA-      AA-
     D         A2        A        A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both

                                     S-184

voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the
Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The
Notional Amounts upon which interest is calculated with respect to the Class
X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class
A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-JFL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.2000%. S&P's ratings do not address any shortfalls or delays in payment that investors in the Class A-JFL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-JFL Certificates from a rate based on
LIBOR to a fixed rate.

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the
Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-185

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section
3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under
ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination

                                     S-186

that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-JFL Certificates which benefit from the Swap Contract:

       (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

       (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

       (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

    o a "qualified professional asset manager" (as defined in PTE 84-14);

    o an "in-house asset manager" (as defined in PTE 96-23); or

    o a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-JFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-JFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between

                                     S-187

the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a governmental plan, should note that this governmental plan owns equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-188

                         INDEX OF PRINCIPAL DEFINITIONS

                                            PAGE
                                          ------
30/360 Basis ..........................     S-85
AB Mortgage Loan ......................     S-77
AB Mortgage Loan Pair .................     S-77
Acceptable Insurance Default ..........    S-155
Actual/360 Basis ......................     S-85
Additional Exclusions .................    S-155
Administrative Cost Rate ..............    S-122
Advances ..............................    S-133
Anticipated Repayment Date ............     S-84
Appraisal Reduction ...................    S-136
Appraisal Reduction Event .............    S-135
ARD Loans .............................     S-84
Asset Status Report ...................    S-148
Assumed Final Distribution Date........    S-128
Assumed Scheduled Payment .............    S-126
Authenticating Agent ..................    S-107
Available Distribution Amount .........    S-112
Base Interest Fraction ................    S-128
Brentwood Apartments AB
   Mortgage Loan ......................     S-78
CBE ...................................    S-179
Certificate Account ...................    S-110
Certificate Balance ...................    S-104
Certificate Owner .....................    S-107
Certificate Registrar .................    S-107
Certificateholders ....................     S-75
Certificates ..........................    S-104
Chimney Hill AB Mortgage Loan..........     S-78
Class .................................    S-104
Class A Certificates ..................    S-104
Class A-JFL Available Funds ...........    S-112
Class A-JFL Interest Distribution
   Amount .............................    S-123
Class A-JFL Principal Distribution
   Amount .............................    S-127
Class A-JFL Regular Interest ..........    S-104
Class A-SB Planned Principal
   Balance ............................    S-126
Class X Certificates ..................    S-104
Class X-1 Component ...................    S-120
Class X-1 Strip Rate ..................    S-120
Class X-2 Component ...................    S-121
Class X-2 Strip Rate ..................    S-121
Clearstream ...........................    S-107
Closing Date ..........................     S-75
CMSA Investor Reporting
   Package ............................    S-139
Code ..................................    S-180
Collateral Support Deficit ............    S-132

                                            PAGE
                                          ------
Compensating Interest Payment..........    S-154
Constant Prepayment Rate ..............    S-171
Controlling Class .....................    S-149
Controlling Class
   Certificateholder ..................    S-149
Conversion ............................     S-95
Corrected Mortgage Loan ...............    S-148
CPR ...................................    S-171
Crossed Loan ..........................    S-102
Cross-Over Date .......................    S-118
Cut-off Date Balance ..................     S-75
Cut-off Date LTV Ratios ...............     S-93
CVS-Clemmons AB Mortgage
   Loan ...............................     S-78
CVS-Clemmons Companion Loan............     S-82
Defeasance ............................     S-88
Defeasance Lockout Period .............     S-88
Depositor .............................     S-75
Depositories ..........................    S-108
Determination Date ....................    S-110
Direct Participants ...................    S-108
Directing Certificateholder ...........    S-149
Discount Rate .........................     S-86
Distributable Certificate Interest.....    S-123
Distribution Account ..................    S-111
Distribution Date .....................    S-110
DTC ...................................    S-107
Due Period ............................    S-112
Effective Gross Income ................     S-93
ERISA .................................    S-186
ERISA Plan ............................    S-186
ESA ...................................     S-97
Euroclear .............................    S-107
Eurohypo ..............................     S-95
Events of Default .....................    S-162
Excess Interest .......................    S-123
Excess Interest Distribution
   Account ............................    S-111
Excluded Plan .........................    S-187
Exemption .............................    S-186
FIRREA ................................     S-96
Fitch .................................    S-184
Floating Rate Account .................    S-111
Form 8-K ..............................     S-92
Gain on Sale Reserve Account ..........    S-111
Golf Glen AB Mortgage Loan ............     S-77
Group 1 Principal Distribution
   Amount .............................    S-124
Group 1 Principal Shortfall ...........    S-126

                                     S-189

                                               PAGE
                                       ------------
Group 2 Principal Distribution
   Amount ..........................          S-125
Group 2 Principal Shortfall ........          S-126
Indirect Participants ..............          S-108
Initial Loan Group 1 Balance .......           S-75
Initial Loan Group 2 Balance .......           S-75
Initial Pool Balance ...............           S-75
Initial Rate .......................           S-84
Initial Resolution Period ..........           S-99
Insurance and Condemnation
   Proceeds ........................          S-110
Intercreditor Agreement ............           S-80
Interest Accrual Period ............          S-123
Interest Distribution Amount .......          S-123
Interest Reserve Account ...........          S-111
IRS ................................          S-159
JPMCB ..............................    S-94, S-145
LaSalle ............................           S-95
LIBOR ..............................          S-119
LIBOR Business Day .................          S-120
LIBOR Determination Date ...........          S-120
Liquidation Fee ....................          S-153
Liquidation Fee Rate ...............          S-153
Liquidation Proceeds ...............          S-110
Loan Group 1 .......................           S-75
Loan Group 2 .......................           S-75
Loan Groups ........................           S-75
Lockbox Accounts ...................          S-103
Lockbox Loans ......................          S-102
Lockout Period .....................           S-85
Lower-Tier Distribution Account.....          S-111
Lower-Tier REMIC ...................          S-180
Lower-Tier REMIC Regular
   Interests .......................          S-180
LTV Ratio ..........................           S-93
MAI ................................          S-100
Master Servicer Remittance Date.....          S-133
Maturity Date LTV Ratios ...........           S-93
Mezz Cap AB Mortgage Loan ..........           S-78
Mezz Cap AB Mortgage Loans .........           S-78
Mezz Cap Loan Pair .................           S-78
Mezz Cap Loan Pairs ................           S-78
Midland ............................          S-150
Monthly Amount .....................           S-86
Moody's ............................          S-184
Mortgage ...........................           S-75
Mortgage Loan Sellers ..............           S-75
Mortgage Note ......................           S-75
Mortgage Rate ......................          S-123
Mortgaged Property .................           S-75

                                               PAGE
                                       ------------
NCCI ...............................           S-95
Net Aggregate Prepayment
   Interest Shortfall ..............          S-123
Net Mortgage Rate ..................          S-122
Net Operating Income ...............           S-93
NOI ................................           S-93
Non-Offered Certificates ...........          S-104
Non-Offered Subordinate
   Certificates ....................          S-130
Nonrecoverable Advance .............          S-134
Notional Amount ....................          S-105
Oaks Apartments AB Mortgage
   Loan ............................           S-78
Offered Certificates ...............          S-104
Operating Statements ...............           S-93
Option Price .......................          S-158
PAR ................................           S-97
Participants .......................          S-107
Pass-Through Rate ..................          S-118
Paying Agent .......................          S-107
Paying Agent Fee ...................          S-108
Paying Agent Fee Rate ..............          S-108
Percentage Interest ................          S-107
Periodic Payments ..................          S-112
Permitted Investments ..............          S-111
Plan ...............................          S-186
PML ................................           S-91
PNC ................................           S-95
PNC Financial ......................           S-95
Pooling and Servicing
   Agreement .......................          S-104
Prepayment Assumption ..............          S-180
Prepayment Interest Excess. ........          S-154
Prepayment Interest Shortfall. .....          S-154
Primary Collateral .................          S-102
Prime Rate .........................          S-135
Principal Balance Certificates .....          S-105
Principal Distribution Amount ......          S-124
Principal Shortfall ................          S-126
Purchase Agreements ................           S-75
Purchase Option ....................          S-158
Purchase Price .....................          S-100
P&I Advance ........................          S-133
Qualified Substitute Mortgage
   Loan ............................          S-100
Rated Final Distribution Date ......          S-129
Rating Agencies ....................          S-184
Rating Agency Trigger Event ........          S-144
Record Date ........................          S-110
Regular Certificates ...............          S-180

                                     S-190

                                          PAGE
                                        ------
Reimbursement Rate ..................    S-135
REIT ................................    S-181
Related Proceeds ....................    S-134
Release Date ........................     S-88
REMIC ...............................    S-180
REMIC Provisions ....................    S-180
REO Account .........................    S-156
REO Loan ............................    S-127
REO Property ........................    S-147
Residual Certificates. ..............    S-104
Restricted Group ....................    S-186
Revised Rate ........................     S-84
Rules ...............................    S-109
Scheduled Principal Distribution
   Amount ...........................    S-125
Senior Certificates. ................    S-104
Servicing Advances ..................    S-133
Servicing Fee .......................    S-151
Servicing Fee Rate ..................    S-151
Servicing Standards .................    S-147
Showcase Mall Mortgage Loan .........     S-76
Similar Law .........................    S-186
Special Servicing Fee ...............    S-152
Special Servicing Fee Rate ..........    S-152
Specially Serviced Mortgage
   Loans ............................    S-148
Stated Principal Balance ............    S-127
Statement to Certificateholders .....    S-137
Stonewood Apartments AB
   Mortgage Loan ....................     S-78
Subordinate Certificates. ...........    S-104
Subordinate Companion Loan ..........     S-77
Subordinate Offered
   Certificates. ....................    S-104

                                          PAGE
                                        ------

S&P .................................    S-184
Treasury ............................    S-182
Treasury Rate .......................     S-86
Trustee .............................     S-75
Trustee Fee .........................    S-142
Trustee Fee Rate ....................    S-142
Underwriters ........................    S-183
Underwriting Agreement ..............    S-183
Underwritten Cash Flow ..............     S-92
Underwritten Cash Flow Debt
   Service Coverage Ratio ...........     S-92
Underwritten NOI ....................     S-92
Unscheduled Principal
   Distribution Amount ..............    S-126
Upper-Tier Distribution Account......    S-111
Upper-Tier REMIC ....................    S-180
UW DSCR .............................     S-92
UW NCF ..............................     S-92
UW NOI ..............................     S-92
Voting Rights .......................    S-141
WAC Rate ............................    S-122
Withheld Amounts ....................    S-111
Withheld Loans ......................    S-111
Workout Fee .........................    S-152
Workout Fee Rate ....................    S-152
Workout-Delayed
   Reimbursement Amount .............    S-134
Yield Maintenance Charge ............     S-86

                                     S-191

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                                  SCHEDULE I
                            CLASS X REFERENCE RATES

                         DISTRIBUTION DATE   REFERENCE RATE
                        ------------------- ---------------
                             April 2005          5.24940%
                              May 2005           5.08921%
                             June 2005           5.24935%
                             July 2005           5.08917%
                            August 2005          5.24930%
                           September 2005        5.24927%
                            October 2005         5.08911%
                           November 2005         5.24922%
                           December 2005         5.08907%
                            January 2006         5.08904%
                           February 2006         5.08902%
                             March 2006          5.08927%
                             April 2006          5.24904%
                              May 2006           5.08891%
                             June 2006           5.24896%
                             July 2006           5.08884%
                            August 2006          5.24888%
                           September 2006        5.24733%
                            October 2006         5.08732%
                           November 2006         5.24724%
                           December 2006         5.08725%
                            January 2007         5.08634%
                           February 2007         5.08858%
                             March 2007          5.08885%
                             April 2007          5.24845%
                              May 2007           5.08838%
                             June 2007           5.24831%
                             July 2007           5.08826%
                            August 2007          5.24816%
                           September 2007        5.24810%
                            October 2007         5.08807%
                           November 2007         5.24795%
                           December 2007         5.08794%
                            January 2008         5.24780%
                           February 2008         5.08779%
                             March 2008          5.08786%
                             April 2008          5.24750%
                              May 2008           5.08752%
                             June 2008           5.24730%
                             July 2008           5.08734%
                            August 2008          5.24709%
                           September 2008        5.24699%
                            October 2008         5.08707%
                           November 2008         5.24678%
                           December 2008         5.08688%
                            January 2009         5.08678%
                           February 2009         5.08669%

                         DISTRIBUTION DATE   REFERENCE RATE
                        ------------------- ---------------
                             March 2009          5.08707%
                             April 2009          5.24621%
                              May 2009           5.08637%
                             June 2009           5.24599%
                             July 2009           5.08830%
                            August 2009          5.24934%
                           September 2009        5.24790%
                            October 2009         5.08663%
                           November 2009         5.24944%
                           December 2009         5.08870%
                            January 2010         5.09082%
                           February 2010         5.16742%
                             March 2010          5.26156%
                             April 2010          5.43386%
                              May 2010           5.25717%
                             June 2010           5.43377%
                             July 2010           5.25708%
                            August 2010          5.43367%
                           September 2010        5.43363%
                            October 2010         5.25694%
                           November 2010         5.43353%
                           December 2010         5.25850%
                            January 2011         5.25845%
                           February 2011         5.25841%
                             March 2011          5.25905%
                             April 2011          5.43496%
                              May 2011           5.25825%
                             June 2011           5.43548%
                             July 2011           5.25874%
                            August 2011          5.43537%
                           September 2011        5.43532%
                            October 2011         5.25859%
                           November 2011         5.43493%
                           December 2011         5.27395%
                            January 2012         5.45820%
                           February 2012         5.27890%
                             March 2012          5.28183%

                                  SCHEDULE II
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                         DATE                 BALANCE
                ---------------------- --------------------
                    April 15, 2005      $  119,936,000.00
                     May 15, 2009          119,935,010.40
                     June 15, 2009         118,146,729.64
                     July 15, 2009         116,163,336.45
                    August 15, 2009        114,373,872.78
                  September 15, 2009       112,576,047.33
                   October 15, 2009        110,683,371.82
                   November 15, 2009       108,950,775.63
                   December 15, 2009       107,059,490.66
                   January 15, 2010        105,445,704.18
                   February 15, 2010       103,793,258.23
                    March 15, 2010         101,620,437.28
                    April 15, 2010          99,950,029.86
                     May 15, 2010           98,101,540.45
                     June 15, 2010          96,414,613.45
                     July 15, 2010          94,550,058.11
                    August 15, 2010         92,846,458.17
                  September 15, 2010        91,134,861.47
                   October 15, 2010         89,246,313.82
                   November 15, 2010        87,517,815.18
                   December 15, 2010        85,612,829.74
                   January 15, 2011         83,867,272.25
                   February 15, 2011        82,103,115.44
                    March 15, 2011          79,822,573.99
                    April 15, 2011          78,039,417.84
                     May 15, 2011           76,079,133.26
                     June 15, 2011          74,278,396.88
                     July 15, 2011          72,301,014.85
                    August 15, 2011         70,482,534.99
                  September 15, 2011        68,655,515.88
                   October 15, 2011         66,652,572.79
                   November 15, 2011        64,812,431.77
                   December 15, 2011        62,797,255.66
                   January 15, 2012         60,998,030.28
                   February 15, 2012        59,198,424.73
                    March 15, 2012          57,072,894.35
                    April 15, 2012          55,254,843.82
                     May 15, 2012           53,270,110.07
                     June 15, 2012          51,434,191.19
                     July 15, 2012          49,432,079.56
                    August 15, 2012         47,578,126.31
                  September 15, 2012        45,715,462.51
                   October 15, 2012         43,687,339.97
                   November 15, 2012        41,806,393.30
                   December 15, 2012        39,760,489.72
                   January 15, 2013         37,861,090.29
                   February 15, 2013        36,043,416.63

                         DATE                BALANCE
                ---------------------- ------------------
                    March 15, 2013         33,766,839.66
                    April 15, 2013         31,929,935.88
                     May 15, 2013          29,934,902.84
                     June 15, 2013         28,080,004.66
                     July 15, 2013         26,067,470.95
                    August 15, 2013        24,194,411.25
                  September 15, 2013       22,312,556.55
                   October 15, 2013        20,273,805.85
                   November 15, 2013       18,373,539.28
                   December 15, 2013       16,319,722.94
                   January 15, 2014        14,404,405.35
                   February 15, 2014       12,480,094.15
                    March 15, 2014         10,107,879.01
                    April 15, 2014          8,163,386.06
                     May 15, 2014           6,064,121.88
                     June 15, 2014          4,100,637.89
                     July 15, 2014          1,982,903.71
                    August 15, 2014               252.28
                  September 15, 2014                0.00

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ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan #    Originator    Property Name
------    ----------    -------------

  1          EHY        Woodbridge Center(18)
  2          NCCI       One River Place Apartments
  3         JPMCB       Pier 39
  4         JPMCB       Westbury Plaza
  5       JPMCB/EHY     Showcase Mall
  6          NCCI       777 Sixth Avenue
  7          NCCI       Water's Edge
  8         JPMCB       55 Railroad Avenue
  9          NCCI       Southlake Town Square One
  10         EHY        Franklin Village
  11         PNC        Preston Center Pavilion & Square
  12        JPMCB       Cornerstone Brands Distribution Center
  13       LaSalle      400 6th Street S.W.
  14         EHY        On the Avenue
  15       LaSalle      Gateway Pavilion
  16         NCCI       Cornerstone Plaza
  17         EHY        140 West 57th Street
  18        JPMCB       FCB Center
  19        JPMCB       Roseville/Stanford Ranch Crossing
  20         EHY        50 West 57th Street
  21         NCCI       One Financial Plaza
  22         NCCI       Midtown Center
  23         EHY        Harbor Court (Fee Loan)
  24         NCCI       Indigo Palms Apartments
  25         EHY        Independence Plaza
  26        JPMCB       Wells Fargo Office Building
  27        JPMCB       Market Center
  28      JPMLASALLE    Montgomery Medical Office Buildings
  29         EHY        Pecos Plaza
  30         NCCI       Centre Pointe
  31         PNC        Phoenix Park Hotel
  32         PNC        Gage Village Shopping Center
  33       LaSalle      Mountaineer Village Apartments
  34         NCCI       Imperial Marketplace
  35        JPMCB       Hilton Garden Inn - Louisville
  36         PNC        Courtney Creek Apartments
  37        JPMCB       Golf Glen Mart Plaza
  38         EHY        Redwood Tower
  39         PNC        Dr. Pepper/7Up/Beverage Management, Inc
  40        JPMCB       100 North LaSalle Street
  41         EHY        Palm Aire Marketplace
  42        JPMCB       Ammendale South Technology Center
  43        JPMCB       Edwards Systems
  44         EHY        Phil. Apt. Port. East Cheltenham
 44.1        EHY        The Triangle Apartments
 44.2        EHY        Oxford Court Apartments
 44.3        EHY        Jefferson Court Apartments
 44.4        EHY        Madison Court Apartments
 44.5        EHY        Howell Court Apartments
 44.6        EHY        The East Cheltenham at Large Apartments
  45         PNC        Desert Sage Apartments
  46         PNC        Carson Normandie
  47       LaSalle      Shurgard/Morningstar Portfolio
 47.1      LaSalle      Florance Self Storage
 47.2      LaSalle      Hickory Self Storage
 47.3      LaSalle      Lexington Self Storage
 47.4      LaSalle      Sumter Self Storage
 47.5      LaSalle      Wilkenson Self Storage
 47.6      LaSalle      Winston Salem Self Storage
  48         NCCI       Harley Davidson Center(15)
  49         PNC        Pinnacle Woods Apartments
  50         NCCI       Indian River Office Building
  51         EHY        Lake Washington Park
  52       LaSalle      Mission University Apartments
  53       LaSalle      Park Village Apartments
  54         PNC        Lakewood Cove
  55         EHY        Courtyard Plaza Shopping Center
  56       LaSalle      StorAmerica - Arcadia
  57         NCCI       Northwoods Shopping Center
  58       LaSalle      Southbridge Mall
  59         NCCI       Hunters Glen
  60         PNC        Cypress Greens Apartments
  61         NCCI       2 Horatio Street
  62         NCCI       Southlake Town Square Two
  63         EHY        Peachtree Center Garage
  64         EHY        Roebuck Marketplace
  65       LaSalle      StorAmerica - Palm Desert
  66         NCCI       Tebo Plaza
  67        JPMCB       Chimney Hill Center
  68        JPMCB       Sorrento Apartments
  69         NCCI       Shoppes on the Ridge
  70         NCCI       Washington Tower Center
  71        JPMCB       134 Meeting Street
  72       LaSalle      Saddleback Financial Center
  73        JPMCB       Village in the Pines
  74      JPMLASALLE    The Bank of America Building
  75       LaSalle      South Park Business Center
  76         PNC        Cardiff Towne Center
  77         PNC        The Belvedere Apartments
  78         PNC        Regents Cove Apartment Homes
  79      JPMLASALLE    Mission Spring Creek
  80         EHY        Hawthorne Plaza
  81         NCCI       Crenshaw Plaza
  82        JPMCB       Spring Town Center
  83         EHY        Alton Road
  84        JPMCB       Champion Woods Apartments
  85       LaSalle      Briarcliff Apartments
  86       LaSalle      Lee Heights Shopping Center
  87        JPMCB       Buckingham Apartments
  88         PNC        Timbers of Pine Hollow Apartment Homes
  89         NCCI       1712 Pearl Street
  90         EHY        River Oaks Office
  91         EHY        Jacobi - 730 Lexington
  92       LaSalle      Rugby Square Apartments
  93       LaSalle      West Gate South
  94         NCCI       Green's Corner
  95         PNC        Pine Forest Apartment Homes
  96         EHY        Hampton Inn and Suites
  97         NCCI       Village at Surprise Shopping Center
  98         NCCI       Stilesboro Oaks
  99      JPMLASALLE    Mission Road Self Storage
 100        JPMCB       10th  Street Medical Building
 101         NCCI       Bradburn
 102         PNC        Residence Inn
 103      JPMLASALLE    1700 Ridgely Street
 104       LaSalle      Easy Self Storage Portfolio
104.01     LaSalle      Convenient Storage--15th Street
104.02     LaSalle      Chesapeake Storage
104.03     LaSalle      Lavalette Storage
104.04     LaSalle      Convenient Storage--Camden
104.05     LaSalle      Convenient Storage--Bradley
104.06     LaSalle      Convenient Storage--Sycamore
104.07     LaSalle      P.Ridge Storage
104.08     LaSalle      Ernies Storage
104.09     LaSalle      Proctorville Storage
104.10     LaSalle      South Point Storage
104.11     LaSalle      AAA Storage
104.12     LaSalle      Coal Grove Storage
 105        JPMCB       Pratt Distribution
 106        JPMCB       Southcreek Shopping Center
 107        JPMCB       Lexington Place
 108         EHY        Ridgefield Shopping Center
 109        JPMCB       Residence Inn - Lexington
 110      JPMLASALLE    Country Meadows Plaza
 111       LaSalle      Sunset Commons
 112      JPMLASALLE    Edelweiss Shopping Center
 113         NCCI       Stonefield Village Apartments
 114         EHY        Lenoir Festival Centre
 115         NCCI       Shops on Howard
 116        JPMCB       Eastchester Ridge Apartments
 117         EHY        Loretto Towne Center
 118         NCCI       Newton Crossings
 119       LaSalle      Triad Apartments
 120        JPMCB       Roseville Shopping Center
 121         PNC        Alameda Pointe Apartments
 122         EHY        1720 West Broadway Rd
 123         PNC        Intermex Office Building
 124         NCCI       Publix at Brooker Creek
 125       LaSalle      Town and Country Shopping Center
 126        JPMCB       10 East South Street
 127         EHY        Jacobi - 494 Broadway
 128      JPMLASALLE    Beech Grove Plaza SC
 129       LaSalle      Chateau Apartments
 130       LaSalle      Airport Center Building K
 131       LaSalle      Round Top MHP & RV Resort
 132      JPMLASALLE    Carriage Hill Apartments
 133        JPMCB       Union Hills South Retail Pad
 134         NCCI       Silver Oaks
 135        JPMCB       Sterling Ridge Office II
 136        JPMCB       York Marketplace
 137         NCCI       Watercolor Crossing
 138         PNC        Columbia Square
 139         PNC        Country Inn & Suites[16]
 140         NCCI       AA-Universal Storage
 141       LaSalle      ELP-Freemont
 142      JPMLASALLE    Pecos Windmill Plaza
 143        JPMCB       Lindbergh Building
 144        JPMCB       Stonewood Apartments
 145       LaSalle      Walgreens - Minneapolis, MN
 146         PNC        Claycomo Plaza
 147        JPMCB       Elizabeth City Crossing
 148        JPMCB       McCormick Building
 149         NCCI       Union & Seaman Portfolio
149.1        NCCI       119 Union Turnpike
149.2        NCCI       65 Seaman Avenue
 150       LaSalle      Tinsley Laboratories Building
 151         NCCI       Four Seasons Apartments
 152       LaSalle      Walgreens - Jacksonville, NC
 153         NCCI       Walgreens - Chandler
 154        JPMCB       Laurel Hill Apartments
 155      JPMLASALLE    Walgreens - Littleton, CO
 156      JPMLASALLE    Central Avenue Self Storage
 157       LaSalle      Walgreens - Mantua
 158         NCCI       The Oaks Apartments
 159       LaSalle      Meadowood Shopping Center
 160       LaSalle      Moore Self Storage
 161       LaSalle      Walgreens - Midwest City, OK
 162        JPMCB       Carriage Green Apartments
 163        JPMCB       Friendly Village of Manchester
 164        JPMCB       Claytons Mark Apartments
 165       LaSalle      Walgreens - Amarillo
 166         PNC        Fairfield Apartments
 167         NCCI       Airport Bypass Self Storage
 168        JPMCB       Champions on Luther Street
 169       LaSalle      Walgreens - Dallas
 170         NCCI       2700 Carson Street
 171        JPMCB       Holleman Village
 172         NCCI       Carver Gardens Apartments
 173         EHY        The Plazas at Lakewood Forest
 174        JPMCB       Orange North Apartments
 175      JPMLASALLE    181 3rd Street
 176       LaSalle      CVS - League City, TX
 177         EHY        The Plazas at Grand Parkway
 178         NCCI       Hancock Office
 179        JPMCB       Willow Oaks Apartments
 180        JPMCB       Hobby Lobby/Office Depot
 181       LaSalle      Walgreens - Springfield, IL
 182         NCCI       215 East 73rd Street
 183         NCCI       Ocee Plaza
 184         NCCI       Pier One Imports
 185       LaSalle      LaSalle North & Neva (Centrum)
 186       LaSalle      Morganton Arms Apartments
 187        JPMCB       Stor-It-All Inc. Storage
187.1       JPMCB       Stor-It-All Sheffield
187.2       JPMCB       Stor-It-All Canaan
 188        JPMCB       Scottsdale Wal-Mart (Pad #4)
 189      JPMLASALLE    Walgreens - Crowley, TX
 190         PNC        Woodland Point Apartments
 191        JPMCB       Glen Oaks Industrial Park
 192      JPMLASALLE    Swift Creek and Madison Apartments
192.1     JPMLASALLE    Madison Apartments
192.2     JPMLASALLE    Swift Creek Villas
 193         NCCI       Baltic 1 & 2
 194       LaSalle      Arhaus Plaza
 195       LaSalle      CVS - Clemmons
 196         PNC        Park Springs Apartments
 197         NCCI       Walgreen - Nashville
 198         PNC        Willow Pond I(14)
 199       LaSalle      Walgreens - Missouri City, TX
 200         NCCI       Ryland Homes Building
 201       LaSalle      Danwood Shopping Center
 202        JPMCB       Staples Middleton
 203       LaSalle      Am South - Orlando (Lake Underhill)
 204        JPMCB       East Gate apts
 205       LaSalle      Cotton Creek Apartments
 206      JPMLASALLE    RBC Centura Bank
 207         NCCI       Kirkwood Meadows Apartments
 208        JPMCB       Burbank Office Building
 209      JPMLASALLE    Castledome Self Storage
 210         NCCI       A-1 Absolute Self Storage
 211       LaSalle      Walgreens - Greenville (Whitehorse Road)
 212         NCCI       Forest Park II
 213       LaSalle      Landmark Shopping Center
 214         NCCI       Allen Place Apartments
 215       LaSalle      Woodmen Hills Plaza
 216       LaSalle      Oxford Marketplace
 217         NCCI       9631-9637 Santa Monica Boulevard
 218         NCCI       Calimesa Estates
 219         PNC        The Shoppes at Hunter's Creek
 220        JPMCB       Brentwood Apartments
 221       LaSalle      Walgreens - Dearborn and Division
 222       LaSalle      CVS - Garner, NC
 223        JPMCB       Staples - Altoona, IA
 224       LaSalle      Secure & Safe Self Storage
 225         NCCI       Honeydale MHP
 226      JPMLASALLE    CVS - Jacksonville
 227         NCCI       Walgreens - Magnolia
 228       LaSalle      All Size Self Storage
 229      JPMLASALLE    Lynn Village Apartments
 230       LaSalle      BB&T Bank Dacula, GA ground lease
 231      JPMLASALLE    Pheasant Branch
 232        JPMCB       Tyler Park Apartments
 233       LaSalle      Kaylene Court Apartments

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan #             Street Address
------             --------------

  1                250 Woodbridge Center Drive
  2                640 West 42nd Street
  3                Beach Street at The Embarcadero
  4                1220-1250 Old Country Road
  5                3769 - 3785 Las Vegas Boulevard South
  6                777 Sixth Avenue
  7                5510 & 5570 Lincoln Boulevard
  8                55 Railroad Avenue
  9                East Southlake Boulevard at Grand Avenue
  10               660 West Central Street
  11               8301-8335 Westchester Drive
  12               8877 Union Centre Boulevard
  13               400 6th Street S.W.
  14               2170-2178 Broadway
  15               10000 West McDowell Road
  16               1990 South Bundy Drive
  17               140 West 57th Street
  18               101 East Erie Street
  19               6718 Stanford Ranch Road
  20               50 West 57th Street
  21               One Financial Plaza
  22               5700 West Capitol Drive
  23               55 Merchant Street
  24               3777 East McDowell Road
  25               2465 South Broad Street
  26               1150 West Washington Street
  27               2610 Citiplace Court
  28               18109 and 18111 Prince Philip Drive
  29               3325 and 3347 East Russell Road and 5715 South Pecos Road
  30               801, 901 and 1001 Brightseat Road
  31               520 North Capitol Street, N.W.
  32               1301-1439 East Gage Avenue
  33               273 Yosef Drive
  34               4389, 4393, 4415, 4445 Imperial Avenue and 155, 255, 265 Marketplace Avenue
  35               2735 Crittenden Drive
  36               2850 Courtney Creek Boulevard
  37               9000-9196  West Golf Road
  38               217 East Redwood Street
  39               950 Stelzer Road
  40               100 North LaSalle Street
  41               3 - 299 South Pompano Parkway
  42               5901 Ammendale Road
  43               8985 Town Center Parkway
  44               Various
 44.1              6210-6242 Roosevelt Boulevard, 6215-6239 Everett Avenue and 1600-1646 Robbins Avenue
 44.2              5051 Oxford Avenue
 44.3              4925 Saul Avenue
 44.4              4901 Oxford Avenue and 1401-1411 Harrison Street
 44.5              1314-1358 and 1315-1341 Howell Street
 44.6              1319 - 1347 Cheltenham Avenue and 5500-5532 Large Street
  45               1737 N. Central Avenue
  46               1141-1259 W. Carson St. & 21600 S. Normandie Ave.
  47               Various
 47.1              753 North Cashua Drive
 47.2              1970 Tate Boulevard
 47.3              951 North Main Street
 47.4              1277 Camden Highway
 47.5              3912 Wilkenson Boulevard
 47.6              5713 Robinwood Lane
  48               2605 South Eastern Avenue
  49               5000 Clinton Parkway
  50               777 & 787 37th Street
  51               5808 Lake Washington Boulevard Northeast
  52               9201 Glenwater Drive
  53               14100 Rio Bonito
  54               1100 Center Street
  55               111-183 Interstate 35 South
  56               5630 Peck Road
  57               1209-1321 Bruce B. Downs Boulevard
  58               100 South Federal Avenue
  59               8601 Roberts Drive
  60               4864 Cypress Woods Drive
  61               2 Horatio Street
  62               1400 Civic Place
  63               221 Peachtree Center Avenue, Northeast
  64               9116-9176 Parkway East
  65               74876 42nd Street
  66               3101-3141 28th Street
  67               3600 Holland Road
  68               2400 Howell Branch Road
  69               24175 US Highway 27
  70               444 SW 5th Avenue
  71               134 Meeting Street
  72               24012 Calle de la Plata
  73               1050 West 8th Avenue
  74               6475-6495 New Hampshire Avenue
  75               21-63 South Park Boulevard, 50-164 South Park Boulevard, and 1499 Windhurst Way
  76               2005-2093 San Elijo Avenue
  77               7000 Cook Road
  78               6775 Westcreek Drive
  79               1802 Apollo Road
  80               4815 Noland Road
  81               3212-3340 West Slauson Avenue
  82               2116 Kuykendahl Road
  83               1656-1680 Alton Road
  84               6830 Champions Plaza Drive
  85               4805 Transit Road
  86               4500 Lee Highway
  87               900 David Court
  88               2020 Plantation Drive
  89               1712 Pearl Street
  90               4120 Southwest Freeway
  91               730 Lexington Avenue
  92               212 Dorchester Avenue
  93               2303, 2315 and 2401 North Pearl Street and 5744 North 26th Street
  94               2361 Bethelview Road
  95               17103 Clay Road
  96               29 William Pope Drive
  97               13980 West Bell Road
  98               1720 Mars Hill Road
  99               458 East Mission Road
 100               1450 10th Street
 101               11940, 11961 & 11970 Bradburn Boulevard, 4147 Main Street
 102               4041 Bluemel Road
 103               1700 Ridgely Street
 104               Various
104.01             802 15th Street
104.02             113 2nd Avenue
104.03             3424 State Route 75
104.04             474 Camden Road
104.05             4742 Bradley Road
104.06             1304 & 2201 Sycamore Street
104.07             10 Stor-Mor Drive
104.08             1208 Main Street
104.09             460 Township Road 1161
104.10             6505 County Road 1
104.11             8203 Meade Springer Road
104.12             208 Stanley Street
 105               32432 Capitol Street
 106               Route 60 and South Creek Commercial Parkway
 107               11001 Rancho Place
 108               2900 South Danville Bypass
 109               2688 Pink Pigeon Parkway
 110               16700-16900 Twenty-One Mile Road
 111               10805 Sunset Office Drive
 112               638-848 Edelweiss Village Parkway
 113               3641 West College Avenue
 114               350 Blowing Rock Road
 115               1200 West Howard Lane
 116               2120 Chester Ridge Drive
 117               505 South Main Street
 118               5340 McDonough Highway
 119               1400 Millersport Highway
 120               31851-31873 & 31921-31975 Gratiot Avenue
 121               2021 East Alameda
 122               1720 West Broadway Road
 123               9480 South Dixie Highway
 124               3601 East Lake Road
 125               2166 West 4th Street
 126               10 East South Street
 127               494 Broadway
 128               5329-5425 East Thompson Road
 129               201 NC Highway 54 Bypass West
 130               5039  Airport Center Parkway
 131               180 Knight Road
 132               1800 Lakewood Drive
 133               8251 West Union Hills Drive
 134               3640 Peachtree Corners Circle
 135               6704 Sterling Ridge Drive and 6701 Lake Woodlands Drive
 136               10015 York Road
 137               88-174 Watercolor Way
 138               7420 & 7440 West Cactus Road
 139               5155 Carmichael Road
 140               6131 Lankershim Boulevard
 141               E6506 Highway 110
 142               2667 Windmill Parkway, 193-197 North Pecos Road, and 2631-2663 Windmill Parkway
 143               5101 Decatur Boulevard
 144               501 East Camellia Avenue
 145               4880 Central Avenue Northeast
 146               461 NE 69 Highway
 147               683 Hughes Boulevard
 148               6525 Daniel Burnham Drive
 149               Various
149.1              119-20 Union Turnpike
149.2              65 Seaman Avenue
 150               4050 Lakeside Drive
 151               620 North Hewitt Drive
 152               359 Western Boulevard
 153               55 East Ray Road
 154               7197 Balboa Drive
 155               2697 West Belleview Avenue
 156               3399 Central Avenue
 157               NWC Bridgeton Pike and Berkley Road
 158               1403 Southwest 3rd Street
 159               5702-5750 Raymond Road
 160               2589 West Clemmonsville Road
 161               9950 SE 15th Street
 162               4501 West Main Street
 163               4052 Route 96
 164               504 SW 23rd Street
 165               5709 Amarillo Boulevard
 166               18 Country Club Drive
 167               7612 Baca Lane
 168               900 Luther Street
 169               11403 Northwest Highway
 170               2700 Carson Street
 171               1100 Gridiron Drive
 172               1101 Southeast 15th Street
 173               11550 Louetta Road
 174               943 West Orange Blossom Trail
 175               181 3rd Street
 176               2700 West Main Street
 177               1575 South Grand Parkway
 178               1290 North Hancock Street
 179               6003 Jo Danielle Place
 180               200 West Blanchard Street
 181               2625 Stevenson Drive
 182               215 East 73rd Street
 183               11550 Jones Bridge Road
 184               5919 East Broadway Boulevard
 185               7126 West North Avenue
 186               2203 Morganton Road
 187               Various
187.1              1881 North Main Street
187.2              13 Clayton Road & 325 Ashley Falls Road
 188               15231 North Northsight Boulevard
 189               901 South Crowley Road
 190               6710 St. John's Avenue
 191               9960-9990 Glenoaks Boulevard
 192               Various
192.1              601 West 54th Street
192.2              411 Wells Street
 193               1720 Dr. Martin Luther King Jr. Way
 194               35 Tri County Parkway
 195               2770 Lewisville Clemmons Road
 196               5610 Shaw Road
 197               400 Tulip Grove Road
 198               45665 Willow Pond Plaza
 199               3403 Texas Parkway
 200               760 Old Roswell Road
 201               2410 Augusta Road
 202               3601 Towne Boulevard
 203               7350 Lake Underhill Road
 204               401 Lincoln Avenue
 205               500 Cyprus Lane
 206               1064 Richard D. Sailors Parkway
 207               1122 City Springs Road
 208               224 East Olive Avenue
 209               1181 South Castledome Avenue
 210               2339 Inwood Road
 211               6057 White Horse Road
 212               1001 Southwest 7th Avenue
 213               158 Emery Highway
 214               512 Daughtery Avenue
 215               7622-7654 McLaughlin Road
 216               158-182 South Washington Avenue
 217               9631-9637 Santa Monica Boulevard.
 218               33848 Avenue G
 219               13740 S. John Young Parkway
 220               3101 North J Street
 221               1210-1214  North Dearborn Street
 222               5680 State Highway 42 West
 223               3500 8th Street Southwest
 224               23366 Wall Street
 225               505 Honeydale Road
 226               1001 Pelham Road South
 227               6707 FM Highway 1488
 228               23850 Sunnymead Boulevard
 229               905 West 26th Street
 230               3475 Braselton Highway
 231               6430 Pheasant Lane
 232               1103 Lewis Drive
 233               1011 14th Street

                                                                             NUMBER OF  PROPERTY              PROPERTY
LOAN #    CITY                      STATE     ZIP CODE  COUNTY               PROPERTIES TYPE                  SUBTYPE
------    ----                      -----     --------  ------               ---------- ----                  -------

  1       Woodbridge                 NJ        07095    Middlesex                1      Retail                Superregional Mall
  2       New York                   NY        10036    New York                 1      Multifamily           Mid/High Rise
  3       San Francisco              CA        94133    San Francisco            1      Retail                Anchored
  4       Westbury                   NY        11590    Nassau                   1      Retail                Anchored
  5       Las Vegas                  NV        89109    Clark                    1      Retail                Anchored
  6       New York                   NY        10001    New York                 1      Multifamily           Mid/High Rise
  7       Playa Vista                CA        90094    Los Angeles              1      Office                Suburban
  8       Greenwich                  CT        06830    Fairfield                1      Office                Suburban
  9       Southlake                  TX        76092    Tarrant                  1      Retail                Anchored
  10      Franklin                   MA        02038    Norfolk                  1      Retail                Anchored
  11      Dallas                     TX        75225    Dallas                   1      Retail                Anchored
  12      West Chester               OH        45069    Butler                   1      Industrial            Warehouse/Distribution
  13      Washington                 DC        20024    District of Columbia     1      Office                CBD
  14      New York                   NY        10024    New York                 1      Hotel                 Limited Service
  15      Avondale                   AZ        85323    Maricopa                 1      Retail                Anchored
  16      Los Angeles                CA        90025    Los Angeles              1      Office                Suburban
  17      New York                   NY        10019    New York                 1      Office                CBD
  18      Chicago                    IL        60611    Cook                     1      Office                CBD
  19      Roseville                  CA        95678    Placer                   1      Retail                Anchored
  20      New York                   NY        10019    New York                 1      Office                CBD
  21      Providence                 RI        02903    Providence               1      Office                CBD
  22      Milwaukee                  WI        53216    Milwaukee                1      Retail                Anchored
  23      Honolulu                   HI        96813    Honolulu                 1      Mixed Use             Office/Residential
  24      Phoenix                    AZ        85008    Maricopa                 1      Multifamily           Garden
  25      Hamilton Township          NJ        08610    Mercer                   1      Retail                Anchored
  26      Tempe                      AZ        85281    Maricopa                 1      Office                Suburban
  27      Baton Rouge                LA        70808    East Baton Rouge         1      Retail                Anchored
  28      Olney                      MD        20832    Montgomery               1      Office                Suburban
  29      Las Vegas                  NV        89120    Clark                    1      Retail                Anchored
  30      Landover                   MD        20785    Prince Georges           1      Industrial            Flex
  31      Washington                 DC        20001    District of Columbia     1      Hotel                 Full Service
  32      Los Angeles                CA        90001    Los Angeles              1      Retail                Anchored
  33      Boone                      NC        28607    Watauga                  1      Multifamily           Garden
  34      San Diego                  CA        92113    San Diego                1      Mixed Use             Office/Retail
  35      Louisville                 KY        40209    Jefferson                1      Hotel                 Full Service
  36      Durham                     NC        27713    Durham                   1      Multifamily           Garden
  37      Niles                      IL        60714    Cook                     1      Retail                Anchored
  38      Baltimore                  MD        21202    Baltimore City           1      Office                CBD
  39      Columbus                   OH        43219    Franklin                 1      Industrial            Warehouse/Distribution
  40      Chicago                    IL        60602    Cook                     1      Office                CBD
  41      Pompano Beach              FL        33069    Broward                  1      Retail                Anchored
  42      Beltsville                 MD        20705    Prince George's          1      Office                Suburban
  43      Bradenton                  FL        34202    Manatee                  1      Office                Suburban
  44      Philadelphia               PA       Various   Philadelphia             6      Multifamily           Garden
 44.1     Philadelphia               PA        19149    Philadelphia             1      Multifamily           Garden
 44.2     Philadelphia               PA        19124    Philadelphia             1      Multifamily           Garden
 44.3     Philadelphia               PA        19124    Philadelphia             1      Multifamily           Garden
 44.4     Philadelphia               PA        19124    Philadelphia             1      Multifamily           Garden
 44.5     Philadelphia               PA        19149    Philadelphia             1      Multifamily           Garden
 44.6     Philadelphia               PA        19124    Philadelphia             1      Multifamily           Garden
  45      Goodyear                   AZ        85338    Maricopa                 1      Multifamily           Garden
  46      Torrance                   CA        90502    Los Angeles              1      Retail                Anchored
  47      Various                  Various    Various   Various                  6      Self Storage          Self Storage
 47.1     Florance                   SC        29501    Florance                 1      Self Storage          Self Storage
 47.2     Hickory                    NC        28602    Catawba                  1      Self Storage          Self Storage
 47.3     Lexington                  NC        27292    Davidson                 1      Self Storage          Self Storage
 47.4     Sumter                     SC        29153    Sumter                   1      Self Storage          Self Storage
 47.5     Charlotte                  NC        28208    Mecklenburg              1      Self Storage          Self Storage
 47.6     Winston-Salem              NC        27105    Forysth                  1      Self Storage          Self Storage
  48      Las Vegas                  NV        89109    Clark                    1      Retail                Shadow Anchored
  49      Lawrence                   KS        66047    Douglas                  1      Multifamily           Garden
  50      Vero Beach                 FL        32960    Indian River             1      Office                Suburban
  51      Kirkland                   WA        98033    King                     1      Office                Suburban
  52      Charlotte                  NC        28262    Mecklenburg              1      Multifamily           Garden
  53      Houston                    TX        77083    Harris                   1      Multifamily           Garden
  54      Henderson                  NV        89015    Clark                    1      Multifamily           Garden
  55      New Braunfels              TX        78130    Comal                    1      Retail                Anchored
  56      Arcadia                    CA        91006    Los Angeles              1      Self Storage          Self Storage
  57      Wesley Chapel              FL        33543    Pasco                    1      Retail                Anchored
  58      Mason City                 IA        50401    Cerro Gordo              1      Retail                Anchored
  59      Dunwoody                   GA        30350    Fulton                   1      Multifamily           Garden
  60      Orlando                    FL        32811    Orange                   1      Multifamily           Garden
  61      New York                   NY        10014    New York                 1      Multifamily           Co-op
  62      Southlake                  TX        76092    Tarrant                  1      Retail                Anchored
  63      Atlanta                    GA        30303    Fulton                   1      Parking Garage        Parking Garage
  64      Birmingham                 AL        35206    Jefferson                1      Retail                Anchored
  65      Palm Desert                CA        92260    Riverside                1      Self Storage          Self Storage
  66      Boulder                    CO        80301    Boulder                  1      Retail                Unanchored
  67      Virginia Beach             VA        23452    Virginia Beach City      1      Retail                Anchored
  68      Winter Park                FL        32792    Seminole                 1      Multifamily           Garden
  69      Lake Wales                 FL        33859    Polk                     1      Retail                Anchored
  70      Portland                   OR        97204    Multnomah                1      Mixed Use             Office/Retail
  71      Charleston                 SC        29401    Charleston               1      Office                Suburban
  72      Laguna Hills               CA        92653    Orange                   1      Office                Suburban
  73      Mesa                       AZ        85210    Maricopa                 1      Multifamily           Garden
  74      Hyattsville                MD        20783    Prince George's          1      Office                Suburban
  75      Greenwood                  IN        46143    Johnson                  1      Office                CBD
  76      Cardiff                    CA        92007    San Diego                1      Retail                Unanchored
  77      Houston                    TX        77072    Harris                   1      Multifamily           Garden
  78      Fort Worth                 TX        76133    Tarrant                  1      Multifamily           Garden
  79      Garland                    TX        75044    Dallas                   1      Multifamily           Garden
  80      Independence               MO        64050    Jackson                  1      Retail                Anchored
  81      Los Angeles                CA        90043    Los Angeles              1      Retail                Anchored
  82      Spring                     TX        77379    Harris                   1      Retail                Anchored
  83      Miami Beach                FL        33139    Miami-Dade               1      Retail                Anchored
  84      Houston                    TX        77069    Harris                   1      Multifamily           Garden
  85      Depew                      NY        14043    Erie                     1      Multifamily           Garden
  86      Arlington                  VA        22207    Arlington                1      Retail                Unanchored
  87      Elizabethtown              KY        42701    Hardin                   1      Multifamily           Garden
  88      Conroe                     TX        77301    Montgomery               1      Multifamily           Garden
  89      Boulder                    CO        80302    Boulder                  1      Mixed Use             Office/Retail
  90      Houston                    TX        77027    Harris                   1      Office                Suburban
  91      New York                   NY        10022    New York                 1      Retail                Anchored
  92      Syracuse                   NY        13203    Onodaga                  1      Multifamily           Garden
  93      Tacoma                     WA        98406    Pierce                   1      Retail                Shadow Anchored
  94      Cumming                    GA        30040    Forsyth                  1      Retail                Anchored
  95      Houston                    TX        77084    Harris                   1      Multifamily           Garden
  96      Bluffton                   SC        29909    Beaufort                 1      Hotel                 Full Service
  97      Surprise                   AZ        85374    Maricopa                 1      Retail                Shadow Anchored
  98      Acworth                    GA        30101    Cobb                     1      Retail                Anchored
  99      San Marcos                 CA        92069    San Diego                1      Self Storage          Self Storage
 100      Santa Monica               CA        90401    Los Angeles              1      Office                Suburban
 101      Westminster                CO        80031    Adams                    1      Retail                Unanchored
 102      San Antonio                TX        78240    Bexar                    1      Hotel                 Limited Service
 103      Baltimore                  MD        21230    Baltimore City           1      Industrial            Warehouse/Distribution
 104      Various                  Various    Various   Various                  12     Self Storage          Self Storage
104.01    Huntington                 WV        25701    Cabell                   1      Self Storage          Self Storage
104.02    Chesapeake                 OH        45619    Lawrence                 1      Self Storage          Self Storage
104.03    Lavalette                  WV        25535    Cabell                   1      Self Storage          Self Storage
104.04    Huntington                 WV        25704    Wayne                    1      Self Storage          Self Storage
104.05    Huntington                 WV        25704    Wayne                    1      Self Storage          Self Storage
104.06    Kenova                     WV        25530    Wayne                    1      Self Storage          Self Storage
104.07    Huntington                 WV        25705    Cabell                   1      Self Storage          Self Storage
104.08    Barboursville              WV        25504    Cabell                   1      Self Storage          Self Storage
104.09    Proctorville               OH        45669    Lawrence                 1      Self Storage          Self Storage
104.10    South Point                OH        45680    Lawrence                 1      Self Storage          Self Storage
104.11    Ashland                    KY        41102    Boyd                     1      Self Storage          Self Storage
104.12    Coal Grove                 OH        45638    Lawrence                 1      Self Storage          Self Storage
 105      Livonia                    MI        48150    Wayne                    1      Industrial            Warehouse/Distribution
 106      Powhatan                   VA        23139    Powhatan                 1      Retail                Anchored
 107      Fort Worth                 TX        76248    Tarrant                  1      Manufactured Housing  Manufactured Housing
 108      Danville                   KY        40422    Boyle                    1      Retail                Anchored
 109      Lexington                  KY        40509    Fayette                  1      Hotel                 Full Service
 110      Macomb                     MI        48044    Macomb                   1      Retail                Unanchored
 111      Sunset Hills               MO        63127    St. Louis                1      Office                Suburban
 112      Gaylord                    MI        49735    Ostego                   1      Retail                Unanchored
 113      Franklin                   WI        53132    Milwaukee                1      Multifamily           Garden
 114      Lenoir                     NC        28645    Caldwell                 1      Retail                Anchored
 115      Austin                     TX        78753    Travis                   1      Retail                Shadow Anchored
 116      High Point                 NC        27262    Guilford                 1      Multifamily           Garden
 117      Las Cruces                 NM        88001    Dona Ana                 1      Mixed Use             Office/Retail
 118      Covington                  GA        30016    Newton                   1      Retail                Anchored
 119      Amherst                    NY        14221    Erie                     1      Multifamily           Mid/High Rise
 120      Roseville                  MI        48066    Macomb                   1      Retail                Unanchored
 121      Norman                     OK        73071    Cleveland                1      Multifamily           Garden
 122      Mesa                       AZ        85202    Maricopa                 1      Industrial            Warehouse/Distribution
 123      Miami                      FL        33156    Dade                     1      Office                Suburban
 124      Palm Harbor                FL        34685    Pinellas                 1      Retail                Anchored
 125      Ontario                    OH        44906    Richland                 1      Retail                Anchored
 126      Wilkes-Barre               PA        18701    Luzerne                  1      Multifamily           Mid/High Rise
 127      New York                   NY        10012    New York                 1      Mixed Use             Office/Retail
 128      Indianapolis               IN        46237    Marion                   1      Retail                Anchored
 129      Carrboro                   NC        27510    Orange                   1      Multifamily           Garden
 130      Charlotte                  NC        28208    Mecklenburg              1      Office                Suburban
 131      Gettysburg                 PA        17325    Adams                    1      Manufactured Housing  Manufactured Housing
 132      Phenix City                AL        36867    Russell                  1      Multifamily           Garden
 133      Glendale                   AZ        85308    Maricopa                 1      Retail                Shadow Anchored
 134      Norcross                   GA        30092    Gwinnett                 1      Multifamily           Garden
 135      The Woodlands              TX        77382    Montgomery               1      Office                Suburban
 136      Cockeysville               MD        21030    Baltimore                1      Retail                Unanchored
 137      Santa Rosa Beach           FL        32459    Walton                   1      Retail                Anchored
 138      Peoria                     AZ        85381    Maricopa                 1      Retail                Unanchored
 139      Montgomery                 AL        36106    Montgomery               1      Hotel                 Limited Service
 140      North Hollywood            CA        91606    Los Angeles              1      Self Storage          Self Storage
 141      Fremont                    WI        54940    Waupaca                  1      Manufactured Housing  Manufactured Housing
 142      Henderson                  NV        89074    Clark                    1      Retail                Anchored
 143      Indianapolis               IN        46241    Marion                   1      Office                Suburban
 144      McAllen                    TX        78501    Hidalgo                  1      Multifamily           Garden
 145      Hilltop                    MN        55421    Anoka                    1      Retail                Anchored
 146      Claycomo                   MO        64119    Clay                     1      Retail                Anchored
 147      Elizabeth City             NC        27907    Pasquotank               1      Retail                Anchored
 148      Portage                    IN        46368    Porter                   1      Industrial            Warehouse/Distribution
 149      Various                    NY       Various   Various                  2      Multifamily           Garden
149.1     Kew Gardens                NY        11415    Queens                   1      Multifamily           Garden
149.2     New York                   NY        10034    New York                 1      Multifamily           Garden
 150      Richmond                   CA        94806    Contra Costa             1      Industrial            Flex
 151      Hewitt                     TX        76643    McLennan                 1      Multifamily           Garden
 152      Jacksonville               NC        28546    Onslow                   1      Retail                Anchored
 153      Chandler                   AZ        85225    Maricopa                 1      Retail                Anchored
 154      Orlando                    FL        32818    Orange                   1      Multifamily           Garden
 155      Littleton                  CO        80123    Arapahoe                 1      Retail                Anchored
 156      Riverside                  CA        92506    Riverside                1      Self Storage          Self Storage
 157      Mantua                     NJ        08051    Gloucester               1      Retail                Anchored
 158      Lee's Summit               MO        64081    Jackson                  1      Multifamily           Garden
 159      Madison                    WI        53711    Dane                     1      Retail                Unanchored
 160      Winston Salem              NC        27127    Forsyth                  1      Self Storage          Self Storage
 161      Midwest City               OK        73130    Oklahoma                 1      Retail                Anchored
 162      Kalamazoo                  MI        49006    Kalamazoo                1      Multifamily           Garden
 163      Manchester                 NY        14504    Ontario                  1      Manufactured Housing  Manufactured Housing
 164      Grand Prairie              TX        75051    Dallas                   1      Multifamily           Garden
 165      Amarillo                   TX        79106    Potter                   1      Retail                Anchored
 166      Newark                     DE        19711    New Castle               1      Multifamily           Garden
 167      Santa Fe                   NM        87507    Santa Fe                 1      Self Storage          Self Storage
 168      College Station            TX        77840    Brazos                   1      Multifamily           Garden
 169      Dallas                     TX        75218    Dallas                   1      Retail                Anchored
 170      Lakewood                   CA        90712    Los Angeles              1      Retail                Shadow Anchored
 171      College Station            TX        77840    Brazos                   1      Multifamily           Garden
 172      Gainesville                FL        32641    Alachua                  1      Multifamily           Garden
 173      Houston                    TX        77070    Harris                   1      Retail                Anchored
 174      Apopka                     FL        32712    Orange                   1      Multifamily           Garden
 175      San Rafael                 CA        94901    Marin                    1      Mixed Use             Office/Retail
 176      League City                TX        77573    Galveston                1      Retail                Anchored
 177      Katy                       TX        77494    Fort Bend                1      Retail                Unanchored
 178      Anaheim                    CA        92807    Orange                   1      Office                Suburban
 179      Louisville                 KY        40291    Jefferson                1      Multifamily           Garden
 180      West Monroe                LA        71291    Ouachita                 1      Retail                Anchored
 181      Springfield                IL        62703    Sangamon                 1      Retail                Anchored
 182      New York                   NY        10021    New York                 1      Multifamily           Co-op
 183      Alpharetta                 GA        30022    Fulton                   1      Retail                Unanchored
 184      Tucson                     AZ        85711    Pima                     1      Retail                Anchored
 185      Chicago                    IL        60707    Cook                     1      Retail                Anchored
 186      Fayetteville               NC        28303    Cumberland               1      Multifamily           Garden
 187      Various                  Various    Various   Various                  2      Self Storage          Self Storage
187.1     Sheffield                  MA        02157    Berkshire                1      Self Storage          Self Storage
187.2     North Canaan               CT        06018    Litchfield               1      Self Storage          Self Storage
 188      Scottsdale                 AZ        85260    Maricopa                 1      Retail                Shadow Anchored
 189      Crowley                    TX        76036    Tarrant                  1      Retail                Anchored
 190      Palatka                    FL        32177    Putnam                   1      Multifamily           Garden
 191      Sun Valley                 CA        91352    Los Angeles              1      Industrial            Flex
 192      Various                  Various    Various   Various                  2      Multifamily           Garden
192.1     Savannah                   GA        31405    Chatham                  1      Multifamily           Garden
192.2     Darlington                 SC        29532    Darlington               1      Multifamily           Garden
 193      Sarasota                   FL        34234    Sarasota                 1      Multifamily           Garden
 194      Cincinnati                 OH        45246    Hamilton                 1      Retail                Unanchored
 195      Clemmons                   NC        27012    Forsyth                  1      Retail                Anchored
 196      Jackson                    MS        39209    Hinds                    1      Multifamily           Garden
 197      Hermitage                  TN        37076    Davidson                 1      Retail                Anchored
 198      Sterling                   VA        20164    Loudoun                  1      Office                Suburban
 199      Missouri City              TX        77489    Fort Bend                1      Retail                Anchored
 200      Roswell                    GA        30076    Fulton                   1      Office                Suburban
 201      West Columbia              SC        29169    Lexington                1      Retail                Unanchored
 202      Middletown                 OH        45044    Warren                   1      Retail                Anchored
 203      Orlando                    FL        32822    Orange                   1      Retail                Anchored
 204      College Station            TX        77840    Brazos                   1      Multifamily           Garden
 205      Greenville                 MS        38701    Washington               1      Multifamily           Garden
 206      Powder Springs             GA        30127    Cobb                     1      Retail                Unanchored
 207      Rapid City                 SD        57702    Pennington               1      Multifamily           Garden
 208      Burbank                    CA        91502    Los Angeles              1      Office                Suburban
 209      Yuma                       AZ        85365    Yuma                     1      Self Storage          Self Storage
 210      Dallas                     TX        75235    Dallas                   1      Self Storage          Self Storage
 211      Greenville                 SC        29611    Greenville               1      Retail                Anchored
 212      Forest Lake                MN        55025    Washington               1      Multifamily           Garden
 213      Macon                      GA        31217    Bibb                     1      Retail                Anchored
 214      Waco                       TX        76706    McLennan                 1      Multifamily           Garden
 215      Peyton                     CO        80831    El Paso                  1      Retail                Unanchored
 216      Oxford Township            MI        48371    Oakland                  1      Retail                Unanchored
 217      Beverly Hills              CA        90210    Los Angeles              1      Retail                Unanchored
 218      Yucaipa                    CA        92399    San Bernardino           1      Manufactured Housing  Manufactured Housing
 219      Orlando                    FL        32837    Orange                   1      Retail                Unanchored
 220      McAllen                    TX        78501    Hidalgo                  1      Multifamily           Garden
 221      Chicago                    IL        60610    Cook                     1      Retail                Anchored
 222      Garner                     NC        27529    Johnston                 1      Retail                Anchored
 223      Altoona                    IA        50009    Polk                     1      Retail                Anchored
 224      Lake Villa                 IL        60046    Lake                     1      Self Storage          Self Storage
 225      Brownsville                TX        78520    Cameron                  1      Manufactured Housing  Manufactured Housing
 226      Jacksonville               AL        36265    Calhoun                  1      Retail                Anchored
 227      Magnolia                   TX        77354    Montgomery               1      Retail                Anchored
 228      Moreno Valley              CA        92553    Riverside                1      Self Storage          Self Storage
 229      Lynn Haven                 FL        32444    Bay                      1      Multifamily           Garden
 230      Dacula                     GA        30019    Gwinnett                 1      Office                Suburban
 231      Middleton                  WI        53562    Dane                     1      Multifamily           Garden
 232      Elizabethtown              KY        42701    Hardin                   1      Multifamily           Garden
 233      Wamego                     KS        66547    Pottawatomie             1      Multifamily           Garden

                        YEAR                   UNIT OF                     OCCUPANCY      APPRAISED         APPRAISAL       CURRENT
LOAN #   YEAR BUILT   RENOVATED    UNITS      MEASURE     OCCUPANCY %        DATE       VALUE ($)(17)        DATE(17)        LTV %
------   ----------   ---------  -------      -------     -----------        ----       -------------        --------        -----

  1         1971        2003     556,835    Square Feet      96.4          11/01/04      375,000,000         10/14/04         59.8
  2         2000                     921       Units         95.2          10/15/04      322,900,000         10/15/04         61.9
  3         1978        2004     242,283    Square Feet      95.6          12/01/04      200,700,000         11/22/04         76.2
  4         1993        2004     398,602    Square Feet      100.0         10/31/04      117,000,000         10/29/04         80.0
  5         1996                 184,814    Square Feet      100.0         10/01/04      150,000,000         01/01/05         61.3
  6         2000                     294       Units         99.7          11/01/04      125,100,000         12/01/04         64.3
  7         2002                 243,433    Square Feet      100.0         03/11/05       96,400,000         12/21/04         79.9
  8         1974        2003     131,634    Square Feet      100.0         12/01/04       99,000,000         11/15/04         74.6
  9         2000        2004     403,627    Square Feet      95.6          02/01/05      127,500,000         01/18/05         55.3
  10        1987        2004     301,703    Square Feet      98.3          10/29/04       70,000,000         09/30/04         62.1
  11        1952        2002     232,666    Square Feet      88.5          11/03/04       61,000,000         11/04/04         69.1
  12        1999                 970,168    Square Feet      100.0         03/01/05       54,000,000         11/23/04         74.9
  13        1967        1999     128,723    Square Feet      100.0         03/01/05       48,000,000         11/03/04         79.2
  14        1912        2003         267       Rooms         77.0          07/31/04       60,300,000         09/01/04         61.7
  15        2004                 273,610    Square Feet      97.1          09/20/04       62,000,000         08/28/04         57.8
  16        1986                 164,061    Square Feet      86.1          11/01/04       44,000,000         08/05/04         70.9
  17        1908        1998      89,650    Square Feet      88.7          09/01/04       41,600,000         08/25/04         74.5
  18        1986                 224,565    Square Feet      99.1          12/15/04       51,500,000         11/10/04         58.1
  19        1998                 188,493    Square Feet      97.5          10/01/04       37,000,000         10/30/04         80.0
  20        1926        2000      78,600    Square Feet      87.5          09/01/04       39,800,000         08/25/04         72.9
  21        1972        1999     322,284    Square Feet      88.2          01/01/05       46,900,000         01/01/05         60.3
  22        2003                 319,108    Square Feet      97.9          01/01/05       49,000,000         12/20/04         57.6
  23        1994                  57,673    Square Feet      100.0         03/01/05       64,000,000         12/01/04         43.0
  24        2001        2003         432       Units         90.5          11/29/04       38,000,000         12/09/04         62.6
  25        1961        2001     252,540    Square Feet      97.0          10/01/04       25,500,000         07/08/04         83.3
  26        2004                 214,272    Square Feet      80.8          12/23/04       28,600,000         11/02/04         71.5
  27        1996                 123,194    Square Feet      100.0         12/02/04       25,750,000         12/08/04         79.0
  28        1974        2001     131,074    Square Feet      91.6          11/30/04       25,500,000         11/17/04         78.2
  29        1987        2000     138,260    Square Feet      92.1          11/30/04       26,500,000         09/10/04         74.1
  30        1985        2002     254,212    Square Feet      97.5          09/01/04       27,600,000         10/21/04         70.8
  31        1927        1997         149       Rooms         65.5          10/31/04       27,400,000         11/15/04         69.3
  32        2003                 102,685    Square Feet      93.2          12/14/04       23,050,000         10/28/04         79.8
  33        2003        2005         576        Beds         90.3          01/26/05       21,900,000         01/01/05         78.5
  34        2002        2004     110,632    Square Feet      100.0         12/01/04       23,900,000         02/01/05         68.9
  35        2003                     210       Rooms         70.8          09/30/04       23,025,000         11/11/04         69.2
  36        2001                     280       Units         88.9          11/05/04       21,875,000         11/08/04         72.2
  37        1979                 232,790    Square Feet      99.1          11/01/04       21,400,000         08/13/04         73.6
  38        1987        2004     202,729    Square Feet      95.3          12/01/04       26,000,000         09/01/04         60.0
  39        1966        2004     480,762    Square Feet      100.0         11/01/04       18,700,000         10/27/04         78.2
  40        1927        1988     157,409    Square Feet      86.0          06/30/04       18,200,000         07/09/04         79.2
  41        1964        1997     140,316    Square Feet      93.9          09/30/04       20,500,000         09/27/04         69.7
  42        2003                 104,619    Square Feet      82.2          12/29/04       17,000,000         12/17/04         82.2
  43        2004                 106,790    Square Feet      100.0         03/01/05       19,700,000         12/02/04         70.4
  44       Various                   362       Units         95.9          06/24/04       18,200,000         07/23/04         74.6
 44.1       1950                     108       Units         95.4          06/24/04        5,700,000         07/23/04         74.6
 44.2       1940                      32       Units         100.0         06/24/04        1,600,000         07/23/04         74.6
 44.3       1950                      47       Units         87.2          06/24/04        2,100,000         07/23/04         74.6
 44.4       1950                      37       Units         97.3          06/24/04        2,000,000         07/23/04         74.6
 44.5       1950                      74       Units         98.6          06/24/04        3,800,000         07/23/04         74.6
 44.6       1950                      64       Units         97.0          06/24/04        3,000,000         07/23/04         74.6
  45        2003                     205       Units         91.7          09/30/04       17,000,000         09/21/04         77.5
  46        1962        2004     109,539    Square Feet      100.0         12/14/04       17,620,000         08/09/04         72.5
  47       Various     Various     4,068       Units         76.5          11/30/04       19,610,000         Various          63.3
 47.1       1985                     998       Units         77.9          11/30/04        5,800,000         10/20/04         63.3
 47.2       1986                     837       Units         79.2          11/30/04        3,920,000         10/21/04         63.3
 47.3       1987                     473       Units         80.3          11/30/04        2,600,000         10/21/04         63.3
 47.4       1986                     474       Units         85.7          11/30/04        2,250,000         10/20/04         63.3
 47.5       1986        1995         680       Units         78.7          11/30/04        3,340,000         10/21/04         63.3
 47.6       1985                     606       Units         58.1          11/30/04        1,700,000         10/21/04         63.3
  48        1974        2004     104,397    Square Feet      100.0         07/26/04       18,500,000         01/01/05         65.3
  49        1997                     208       Units         93.3          11/11/04       16,600,000         11/23/04         72.3
  50        1980        2000      93,114    Square Feet      85.7          11/01/04       16,020,000         06/11/04         73.2
  51        1986                  70,019    Square Feet      89.3          12/01/04       17,850,000         12/10/04         64.4
  52        1991                     276       Units         94.6          12/22/04       16,000,000         11/09/04         71.9
  53        1994                     312       Units         87.8          12/27/04       14,500,000         11/05/04         79.1
  54        1982                     260       Units         92.7          12/16/04       15,000,000         11/03/04         76.0
  55        1981        1984     190,429    Square Feet      87.7          12/01/04       14,250,000         11/12/04         79.8
  56        1987                   1,210       Units         86.0          11/30/04       14,280,000         11/24/04         78.8
  57        2002                  95,994    Square Feet      100.0         11/05/04       19,800,000         09/30/04         56.5
  58        1984                 222,843    Square Feet      87.9          12/15/04       14,200,000         07/23/04         74.6
  59        1972                     208       Units         94.2          10/29/04       14,150,000         11/02/04         74.2
  60        1990                     255       Units         91.4          10/18/04       14,445,000         08/05/04         72.7
  61        1931        1987         222       Units         100.0         12/17/04       66,100,000         11/08/04         15.9
  62        2000                  67,909    Square Feet      97.2          02/01/05       17,800,000         01/18/05         58.6
  63        2002                     763   Parking Spaces     NA              NA          15,100,000         08/25/04         69.0
  64        1957        1994     166,954    Square Feet      95.1          09/01/04       13,000,000         10/05/04         80.0
  65        1981        1986         948       Units         93.0          11/30/04       12,900,000         11/24/04         79.9
  66        1968        1990      62,195    Square Feet      100.0         10/05/04       12,700,000         10/25/04         78.5
  67        1981                 197,500    Square Feet      98.0          11/01/04       12,250,000         08/13/04         80.0
  68        1972                     285       Units         98.6          12/09/04       13,500,000         10/06/04         72.4
  69        2004                 115,671    Square Feet      81.3          11/04/04       17,310,000         09/28/04         55.6
  70        1963        1977      75,841    Square Feet      87.3          11/10/04       12,600,000         11/12/04         73.8
  71        1987                  70,097    Square Feet      100.0         10/12/04       12,600,000         11/01/04         72.4
  72        1982                  71,512    Square Feet      90.3          12/01/04       15,700,000         10/28/04         57.6
  73        1986                     194       Units         91.2          12/27/04       11,900,000         11/23/04         75.6
  74        1958        2001     146,424    Square Feet      84.2          11/16/04       12,500,000         11/20/04         71.8
  75        1989                 162,544    Square Feet      87.4          12/01/04       12,600,000         11/30/04         71.2
  76        1984        2003      51,974    Square Feet      87.9          01/05/05       15,100,000         08/10/04         59.3
  77        1985                     201       Units         90.6          10/06/04       11,175,000         10/06/04         79.6
  78        1985                     272       Units         92.3          10/06/04       11,130,000         09/28/04         79.6
  79        1983        2004         236       Units         91.9          09/24/04       11,000,000         09/22/04         79.5
  80        1980        2004     203,588    Square Feet      97.0          11/01/04       11,000,000         08/03/04         77.0
  81        1968        1992      91,733    Square Feet      100.0         01/07/05       16,700,000         12/27/04         49.3
  82        2004                  21,511    Square Feet      85.2          12/01/04       13,000,000         11/10/04         62.6
  83        1929        1997      55,900    Square Feet      94.5          08/19/04       13,500,000         08/02/04         59.3
  84        1983        2001         186       Units         93.0          11/18/04       10,150,000         11/15/04         78.8
  85        1986        1990         249       Units         94.4          12/30/04       10,000,000         12/01/04         79.0
  86        1962        1989      28,134    Square Feet      100.0         01/01/05       10,600,000         12/08/04         73.5
  87        1978        1987         294       Units         98.0          12/09/04        9,600,000         10/15/04         79.8
  88        1980        2004         228       Units         88.6          09/28/04        9,400,000         09/28/04         79.5
  89        2003                  32,440    Square Feet      100.0         10/04/04        9,550,000         11/09/04         77.5
  90        1968        1997      37,786    Square Feet      90.0          01/01/05        9,725,000         11/22/04         75.7
  91        1920        1994       4,100    Square Feet      100.0         03/01/05       10,800,000         09/23/04         66.7
  92        1949        1987         212       Units         94.8          12/12/04        8,900,000         11/03/04         79.8
  93        1963        1992      40,487    Square Feet      94.4          01/01/05        9,300,000         12/16/04         76.2
  94        1997                  82,792    Square Feet      100.0         01/17/05       12,800,000         12/19/04         54.9
  95        1983                     161       Units         90.1          09/28/04        8,800,000         09/28/04         79.6
  96        2002                     100       Rooms         74.3          12/31/04       11,600,000         09/01/04         60.2
  97        2004                  27,205    Square Feet      87.7          10/12/04        8,945,000         10/18/04         78.1
  98        1996                  80,772    Square Feet      100.0         01/17/05       12,700,000         12/19/04         54.7
  99        2002                   1,066       Units         66.7          11/16/04       10,050,000         11/04/04         67.2
 100        1984                  26,507    Square Feet      100.0         12/15/04        9,300,000         10/26/04         69.7
 101        2004                  34,480    Square Feet      85.5          01/15/05        8,200,000         07/24/04         79.0
 102        1985        2002         128       Rooms         75.0          10/30/04       10,200,000         11/15/04         63.0
 103        1940        1999     293,984    Square Feet      94.2          10/31/04        8,200,000         09/16/04         76.0
 104       Various     Various     2,041       Units         78.1          12/22/04        8,760,000         Various          70.9
104.01      1947        1996         339       Units         72.9          12/22/04        2,050,000         09/22/04         70.9
104.02      1996                      76       Units         80.3          12/22/04          415,000         09/22/04         70.9
104.03      1996                      99       Units         79.8          12/22/04          200,000         09/22/04         70.9
104.04      1992                      67       Units         89.6          12/22/04          400,000         09/22/04         70.9
104.05      1997                     143       Units         95.1          12/22/04          790,000         09/22/04         70.9
104.06      1997                      98       Units         90.8          12/22/04          565,000         09/22/04         70.9
104.07      1986        1997         310       Units         74.5          12/22/04        1,390,000         09/22/04         70.9
104.08      1989        1997         104       Units         86.5          12/22/04          410,000         09/22/04         70.9
104.09      1987        1995         262       Units         86.3          12/22/04        1,090,000         09/22/04         70.9
104.10      1970        1993         141       Units         40.4          12/22/04          100,000         09/22/04         70.9
104.11      1979        1995         353       Units         83.6          12/22/04        1,280,000         09/22/04         70.9
104.12      1996                      49       Units         46.9          12/22/04           70,000         09/22/04         70.9
 105        1976        2004     203,100    Square Feet      100.0         03/01/05        8,625,000         11/24/04         71.9
 106        2004                  62,774    Square Feet      93.0          01/19/05        8,200,000         12/15/04         73.7
 107        2001                     332        Pads         67.5          12/08/04        8,500,000         10/01/04         70.7
 108        1985                 170,218    Square Feet      100.0         06/01/04        7,500,000         08/04/04         79.8
 109        2003                      91       Rooms         79.3          09/30/04        8,675,000         11/10/04         68.8
 110        1988        2004      87,399    Square Feet      95.1          10/25/04        8,500,000         09/01/04         69.8
 111        1976        2004      74,694    Square Feet      89.9          01/04/05        7,900,000         11/17/04         75.0
 112        2003                  55,859    Square Feet      86.0          12/17/04        8,500,000         09/27/04         69.4
 113        1973        2001         128       Units         95.3          12/21/04        7,550,000         10/29/04         77.5
 114        1970        1994     144,239    Square Feet      86.9          09/22/04        6,800,000         09/17/04         84.2
 115        2003                  29,505    Square Feet      94.0          11/08/04        7,550,000         11/20/04         74.8
 116        1980        2000         172       Units         97.1          09/30/04        7,700,000         11/16/04         72.5
 117        1964        1994     100,863    Square Feet      99.4          01/31/05        7,100,000         10/19/04         78.6
 118        1997                  78,896    Square Feet      100.0         01/17/05       10,250,000         12/19/04         54.1
 119        1977                      95       Units         100.0         12/30/04        6,755,000         12/03/04         79.9
 120        1985        2004      28,633    Square Feet      88.2          09/13/04        6,750,000         09/01/04         79.8
 121        2004                     144       Units         92.4          11/16/04        7,050,000         08/23/04         76.4
 122        1980        2001     117,938    Square Feet      100.0         10/25/04        6,900,000         10/12/04         74.6
 123        1994        2004      25,420    Square Feet      100.0         11/11/04        6,400,000         10/25/04         78.9
 124        1994                  77,596    Square Feet      100.0         12/01/04       11,350,000         11/18/04         44.1
 125        1977        2002      84,000    Square Feet      100.0         02/10/05        6,250,000         12/20/04         79.9
 126        1977        2000         130       Units         98.5          09/15/04        6,250,000         08/16/04         76.9
 127        1900        1994      11,500    Square Feet      100.0         10/31/04        6,300,000         09/23/04         76.2
 128        1993        2004      66,889    Square Feet      82.4          12/31/04        6,000,000         12/01/04         79.8
 129        1969                     168       Units         94.6          11/30/04        5,900,000         12/09/04         79.5
 130        1998                  52,972    Square Feet      100.0         03/01/05        6,710,000         11/10/04         69.2
 131        1974                     319        Pads         54.2          12/22/04        6,100,000         11/29/04         76.1
 132        1970        2002         194       Units         95.9          10/31/04        6,150,000         10/21/04         74.5
 133        2004                  14,868    Square Feet      100.0         01/18/05        5,720,000         12/01/04         79.5
 134        1975        1998         108       Units         97.2          10/31/04        6,500,000         11/03/04         69.5
 135        2004                  29,880    Square Feet      96.6          12/01/04        5,650,000         08/13/04         79.5
 136        2004                  18,374    Square Feet      100.0         11/01/04        6,000,000         10/01/04         73.2
 137        2003                  43,200    Square Feet      83.3          12/13/04        8,400,000         11/02/04         51.8
 138        1987                  48,429    Square Feet      94.2          10/01/04        6,300,000         11/10/04         69.0
 139        1997        2003         108       Rooms         73.5          10/31/04        5,930,000         10/27/04         73.1
 140        2001                     703       Units         65.4          10/28/04        6,400,000         10/13/04         67.1
 141        1975        1985         320        Pads         61.1          08/07/04        6,400,000         12/14/04         67.0
 142        1994                  29,722    Square Feet      100.0         11/16/04        8,700,000         10/18/04         49.2
 143        1999                  82,788    Square Feet      100.0         12/10/04        6,500,000         11/22/04         64.8
 144        2004                      77       Units         100.0         11/30/04        5,250,000         10/22/04         79.8
 145        2002                  13,650    Square Feet      100.0         03/01/05        5,620,000         11/22/04         74.5
 146        1972                 101,534    Square Feet      95.2          01/14/05        5,500,000         10/23/04         75.0
 147        1993        2004      91,716    Square Feet      100.0         01/26/05        5,800,000         02/01/05         69.7
 148        2001                 122,645    Square Feet      100.0         12/13/04        6,100,000         11/22/04         64.3
 149       Various     Various       103       Units         92.2          08/09/04        7,250,000         Various          53.4
149.1       1926        1987          56       Units         91.1          08/09/04        4,400,000         08/09/04         53.4
149.2       1924        2002          47       Units         93.6          08/09/04        2,850,000         09/10/04         53.4
 150        1984                  30,683    Square Feet      100.0         03/01/05        6,275,000         12/08/04         61.7
 151        1972        2003         151       Units         93.4          07/01/04        4,650,000         06/01/04         80.0
 152        2004                  14,560    Square Feet      100.0         03/01/05        4,900,000         10/06/04         75.0
 153        2000                  13,905    Square Feet      100.0         03/11/05        4,560,000         12/08/04         79.9
 154        1974        2004         105       Units         97.1          12/09/04        4,720,000         10/05/04         77.1
 155        2004                  13,650    Square Feet      100.0         03/01/05        4,900,000         09/17/04         73.3
 156        1991                     836       Units         96.3          10/01/04        7,580,000         11/05/04         47.3
 157        2004                  14,490    Square Feet      100.0         03/01/05        5,718,000         11/16/04         62.5
 158        1968        2003         125       Units         94.4          01/01/05        4,700,000         12/14/04         75.3
 159        1963        1995      54,445    Square Feet      96.3          09/01/04        4,350,000         03/01/05         79.2
 160        1999        2001         589       Units         87.3          11/30/04        5,900,000         11/21/04         58.3
 161        2004                  14,650    Square Feet      100.0         03/01/05        4,600,000         12/10/04         72.9
 162        1966                     132       Units         90.2          10/21/04        4,250,000         10/13/04         78.2
 163        1971        2004         225        Pads         98.2          11/30/04        5,900,000         12/07/04         55.8
 164        1968                     124       Units         93.5          07/14/04        4,400,000         04/21/04         73.8
 165        2004                  14,820    Square Feet      100.0         03/01/05        4,800,000         12/13/04         66.6
 166        1966                      66       Units         100.0         10/13/04        4,650,000         10/08/04         68.5
 167        1999        2002         420       Units         78.1          10/31/04        4,100,000         10/11/04         76.7
 168        2003                      40       Units         97.5          12/31/04        4,150,000         12/01/04         75.2
 169        2002                  14,490    Square Feet      100.0         03/01/05        4,900,000         12/22/04         63.6
 170        2003                   9,575    Square Feet      100.0         11/01/04        4,500,000         12/07/04         69.2
 171        2002                     111        Beds         100.0         11/30/04        3,950,000         12/01/04         78.4
 172        1970        2003         100       Units         100.0         06/17/04        4,000,000         10/26/04         77.2
 173        2002                  26,439    Square Feet      83.9          10/01/04        5,500,000         10/02/04         56.1
 174        1974        1986          94       Units         98.9          12/10/04        3,920,000         10/06/04         77.1
 175        2004                  12,933    Square Feet      100.0         10/06/04        4,290,000         10/05/04         69.9
 176        2003                  13,013    Square Feet      100.0         03/01/05        4,100,000         11/29/04         73.0
 177        2004                  19,500    Square Feet      88.5          10/01/04        4,100,000         10/21/04         73.0
 178        1986                  40,838    Square Feet      81.5          12/19/04        5,270,000         10/28/04         55.8
 179        2000                      79       Units         94.9          12/09/04        3,600,000         10/15/04         79.8
 180        1975        1995      83,666    Square Feet      100.0         10/15/04        3,800,000         10/19/04         74.8
 181        2004                  14,820    Square Feet      100.0         03/01/05        3,840,000         11/30/04         73.9
 182        1930        1985          69       Units         100.0         12/17/04       24,700,000         12/06/04         11.3
 183        1998                  21,940    Square Feet      100.0         10/01/04        3,825,000         10/20/04         73.2
 184        2004                  11,287    Square Feet      100.0         03/11/05        3,665,000         10/04/04         76.3
 185        2004                   6,100    Square Feet      100.0         03/01/05        3,800,000         12/02/04         73.5
 186        1966        1984          68       Units         88.2          02/01/05        3,386,000         01/01/05         79.6
 187       Various     Various       663       Units         96.4          09/30/04        4,900,000         Various          54.7
187.1       1992        2001         330       Units         96.1          09/30/04        2,500,000         10/20/04         54.7
187.2       1989        2002         333       Units         96.7          09/30/04        2,400,000         10/21/04         54.7
 188        2004                   8,867    Square Feet      100.0         06/08/04        3,600,000         12/06/04         73.9
 189        2004                  14,550    Square Feet      100.0         03/01/05        5,150,000         09/01/04         51.2
 190        2004                     120       Units         97.5          11/03/04        3,000,000         11/09/04         86.5
 191        1987                  75,280    Square Feet      100.0         11/28/04        6,000,000         11/09/04         43.2
 192       Various                   140       Units         93.6           Various        3,700,000         07/08/04         67.6
192.1       1973                      92       Units         90.2          09/13/04        2,500,000         07/08/04         67.6
192.2       1970                      48       Units         100.0         09/10/04        1,200,000         07/08/04         67.6
 193        1969        2004          66       Units         87.9          10/15/04        3,325,000         01/01/05         74.8
 194        1973        1999      20,180    Square Feet      100.0         01/06/05        3,575,000         12/07/04         69.1
 195        2001                  10,880    Square Feet      100.0         03/01/05        4,125,000         11/07/04         59.2
 196        2004                      84       Units         96.4          11/18/04        3,225,000         11/18/04         74.6
 197        1999                  13,905    Square Feet      100.0         03/11/05        4,100,000         10/20/04         58.5
 198        1989        2000      15,000    Square Feet      100.0         10/25/04        3,340,000         09/21/04         71.5
 199        2003                  14,560    Square Feet      100.0         03/01/05        3,200,000         11/29/04         71.8
 200        1981        1998      25,204    Square Feet      100.0         03/11/05        3,000,000         10/08/04         74.7
 201        1985                  54,594    Square Feet      100.0         09/30/04        3,300,000         11/17/04         66.5
 202        2003                  20,052    Square Feet      100.0         03/01/05        2,790,000         10/08/04         78.6
 203        2004                   3,820    Square Feet      100.0         03/01/05        2,970,000         11/29/04         72.8
 204        1977                      80       Units         92.5          12/01/04        2,700,000         11/03/04         79.7
 205        2004                      39       Units         100.0         01/01/05        2,700,000         12/01/04         77.7
 206        2004                   4,120    Square Feet      100.0         03/01/05        2,770,000         11/18/04         75.6
 207        1986                      48       Units         97.9          10/31/04        2,500,000         10/25/04         80.0
 208        1925        1943      23,569    Square Feet      92.2          12/03/04        4,000,000         11/26/04         49.9
 209        1990                     587       Units         90.6          10/01/04        3,200,000         11/10/04         62.3
 210        1964        1998         280       Units         82.5          11/04/04        2,800,000         10/12/04         69.4
 211        2004                  14,550    Square Feet      100.0         03/01/05        4,475,000         12/21/04         41.3
 212        1974                      60       Units         91.7          11/01/04        3,000,000         10/13/04         56.3
 213        1966        1986      31,283    Square Feet      95.5          12/28/04        2,200,000         09/14/04         76.3
 214        2001                      47        Beds         100.0         12/08/04        2,100,000         11/23/04         79.3
 215        2004                  11,336    Square Feet      100.0         11/01/04        2,500,000         12/10/04         63.9
 216        2003                  20,860    Square Feet      100.0         11/10/04        2,750,000         12/06/04         58.1
 217        1949        1999       2,660    Square Feet      100.0         11/01/04        2,400,000         11/01/04         66.5
 218        1972                      70        Pads         95.7          11/01/04        2,800,000         12/02/04         56.7
 219        2002                   7,000    Square Feet      100.0         12/07/04        2,100,000         11/24/04         73.6
 220        1996                      48       Units         100.0         11/30/04        1,900,000         10/28/04         79.8
 221        1952        1998      10,430    Square Feet      100.0         03/01/05        2,950,000         11/03/04         50.7
 222        1999                  10,125    Square Feet      100.0         03/01/05        2,600,000         11/29/04         57.4
 223        2004                  14,600    Square Feet      100.0         03/01/05        2,060,000         10/20/04         68.9
 224        2000                     217       Units         85.3          11/30/04        1,900,000         12/08/04         73.6
 225        1957                     170        Pads         68.8          08/15/04        1,750,000         08/06/04         79.7
 226        2004                  10,055    Square Feet      100.0         03/01/05        2,330,000         10/18/04         57.5
 227        2003                  14,560    Square Feet      100.0         03/11/05        5,000,000         12/01/04         26.2
 228        1985                     468       Units         86.8          12/29/04        3,330,000         11/19/04         36.0
 229        1987                      62       Units         100.0         11/30/04        1,640,000         11/19/04         71.8
 230        2005                   4,000    Square Feet      100.0         03/01/05        1,630,000         12/15/04         70.7
 231        1985        1996          47       Units         87.2          09/01/04        1,975,000         10/22/04         50.4
 232        1981                      76       Units         94.7          12/08/04        1,200,000         10/15/04         79.9
 233        1999                      36       Units         97.2          07/31/04        1,200,000         05/06/04         76.7

                         ORIGINAL                                      CURRENT      LOAN     % OF     % OF
            ORIGINAL      BALANCE        CURRENT       % OF INITIAL    BALANCE      GROUP    LOAN     LOAN      CROSSED    RELATED
LOAN #    BALANCE ($)  PER UNIT ($)   BALANCE ($)(1)   POOL BALANCE  PER UNIT ($)  1 OR 2  GROUP 1   GROUP 2     LOAN    BORROWER(2)
------    -----------  ------------   --------------   ------------  ------------  ------  -------   -------     ----    -----------

  1     225,000,000          404       224,066,112         7.8%             402       1      8.8%     0.0%        No
  2     200,000,000      217,155       200,000,000         6.9%         217,155       1      7.9%     0.0%        No
  3     153,000,000          631       153,000,000         5.3%             631       1      6.0%     0.0%        No
  4      93,600,000          235        93,600,000         3.3%             235       1      3.7%     0.0%        No
  5      92,000,000          498        92,000,000         3.2%             498       1      3.6%     0.0%        No
  6      80,500,000      273,810        80,500,000         2.8%         273,810       1      3.2%     0.0%        No          2
  7      77,000,000          316        77,000,000         2.7%             316       1      3.0%     0.0%        No
  8      73,900,000          561        73,900,000         2.6%             561       1      2.9%     0.0%        No
  9      70,570,880          175        70,570,880         2.5%             175       1      2.8%     0.0%        No          1
  10     43,500,000          144        43,500,000         1.5%             144       1      1.7%     0.0%        No
  11     42,175,000          181        42,175,000         1.5%             181       1      1.7%     0.0%        No          3
  12     40,500,000           42        40,424,836         1.4%              42       1      1.6%     0.0%        No
  13     38,000,000          295        38,000,000         1.3%             295       1      1.5%     0.0%        No
  14     37,500,000      140,449        37,205,506         1.3%         139,346       1      1.5%     0.0%        No
  15     35,842,000          131        35,842,000         1.2%             131       1      1.4%     0.0%        No          1
  16     31,275,000          191        31,194,716         1.1%             190       1      1.2%     0.0%        No
  17     31,000,000          346        31,000,000         1.1%             346       1      1.2%     0.0%        No          2
  18     29,900,000          133        29,900,000         1.0%             133       1      1.2%     0.0%        No
  19     29,600,000          157        29,600,000         1.0%             157       1      1.2%     0.0%        No
  20     29,000,000          369        29,000,000         1.0%             369       1      1.1%     0.0%        No          2
  21     28,300,000           88        28,300,000         1.0%              88       1      1.1%     0.0%        No
  22     28,227,617           88        28,227,617         1.0%              88       1      1.1%     0.0%        No          1
  23     27,500,000          477        27,500,000         1.0%             477       1      1.1%     0.0%        No
  24     23,805,000       55,104        23,805,000         0.8%          55,104       2      0.0%     6.9%        No
  25     21,250,000           84        21,250,000         0.7%              84       1      0.8%     0.0%        No
  26     20,500,000           96        20,451,434         0.7%              95       1      0.8%     0.0%        No
  27     20,400,000          166        20,349,897         0.7%             165       1      0.8%     0.0%        No
  28     20,000,000          153        19,951,733         0.7%             152       1      0.8%     0.0%        No          7
  29     19,700,000          142        19,633,837         0.7%             142       1      0.8%     0.0%        No
  30     19,550,000           77        19,550,000         0.7%              77       1      0.8%     0.0%        No
  31     19,000,000      127,517        19,000,000         0.7%         127,517       1      0.7%     0.0%        No
  32     18,440,000          180        18,397,653         0.6%             179       1      0.7%     0.0%        No          5
  33     17,200,000       29,861        17,200,000         0.6%          29,861       2      0.0%     5.0%        No
  34     16,500,000          149        16,461,796         0.6%             149       1      0.6%     0.0%        No
  35     16,000,000       76,190        15,924,762         0.6%          75,832       1      0.6%     0.0%        No          9
  36     15,800,000       56,429        15,800,000         0.5%          56,429       2      0.0%     4.6%        No          3
  37     15,750,000           68        15,750,000         0.5%              68       1      0.6%     0.0%        No          8
  38     15,600,000           77        15,600,000         0.5%              77       1      0.6%     0.0%        No
  39     14,657,000           30        14,622,048         0.5%              30       1      0.6%     0.0%        No
  40     14,500,000           92        14,410,822         0.5%              92       1      0.6%     0.0%        No
  41     14,350,000          102        14,295,053         0.5%             102       1      0.6%     0.0%        No
  42     14,000,000          134        13,971,001         0.5%             134       1      0.6%     0.0%        No
  43     13,860,000          130        13,860,000         0.5%             130       1      0.5%     0.0%        No
  44     13,575,000       37,500        13,575,000         0.5%          37,500       1      0.5%     0.0%        No
 44.1     4,251,511       39,366         4,251,511                       39,366       1
 44.2     1,193,407       37,294         1,193,407                       37,294       1
 44.3     1,566,346       33,327         1,566,346                       33,327       1
 44.4     1,491,758       40,318         1,491,758                       40,318       1
 44.5     2,834,341       38,302         2,834,341                       38,302       1
 44.6     2,237,637       34,963         2,237,637                       34,963       1
  45     13,200,000       64,390        13,168,107         0.5%          64,235       2      0.0%     3.8%        No
  46     12,800,000          117        12,768,819         0.4%             117       1      0.5%     0.0%        No          5
  47     12,450,000        3,060        12,419,572         0.4%           3,053       1      0.5%     0.0%        No
 47.1     3,790,000        3,798         3,780,737                        3,788       1
 47.2     2,650,000        3,166         2,643,523                        3,158       1
 47.3     1,700,000        3,594         1,695,845                        3,585       1
 47.4     1,340,000        2,827         1,336,725                        2,820       1
 47.5     2,090,000        3,074         2,084,892                        3,066       1
 47.6       880,000        1,452           877,849                        1,449       1
  48     12,100,000          116        12,077,865         0.4%             116       1      0.5%     0.0%        No
  49     12,000,000       57,692        12,000,000         0.4%          57,692       2      0.0%     3.5%        No
  50     11,800,000          127        11,731,360         0.4%             126       1      0.5%     0.0%        No
  51     11,500,000          164        11,500,000         0.4%             164       1      0.5%     0.0%        No
  52     11,500,000       41,667        11,500,000         0.4%          41,667       2      0.0%     3.4%        No          11
  53     11,500,000       36,859        11,475,211         0.4%          36,780       2      0.0%     3.3%        No
  54     11,434,000       43,977        11,406,055         0.4%          43,869       2      0.0%     3.3%        No
  55     11,400,000           60        11,372,569         0.4%              60       1      0.4%     0.0%        No
  56     11,264,000        9,309        11,247,769         0.4%           9,296       1      0.4%     0.0%        No          10
  57     11,192,500          117        11,192,500         0.4%             117       1      0.4%     0.0%        No          1
  58     10,650,000           48        10,596,710         0.4%              48       1      0.4%     0.0%        No
  59     10,500,000       50,481        10,500,000         0.4%          50,481       2      0.0%     3.1%        No          12
  60     10,500,000       41,176        10,500,000         0.4%          41,176       1      0.4%     0.0%        No          3
  61     10,500,000       47,297        10,479,492         0.4%          47,205       2      0.0%     3.1%        No
  62     10,429,120          154        10,429,120         0.4%             154       1      0.4%     0.0%        No          1
  63     10,500,000       13,761        10,421,646         0.4%          13,659       1      0.4%     0.0%        No
  64     10,400,000           62        10,400,000         0.4%              62       1      0.4%     0.0%        No
  65     10,320,000       10,886        10,305,130         0.4%          10,870       1      0.4%     0.0%        No          10
  66     10,000,000          161         9,965,590         0.3%             160       1      0.4%     0.0%        No
  67      9,800,000           50         9,800,000         0.3%              50       1      0.4%     0.0%        No          8
  68      9,800,000       34,386         9,775,812         0.3%          34,301       2      0.0%     2.8%        No          6
  69      9,628,000           83         9,628,000         0.3%              83       1      0.4%     0.0%        No          1
  70      9,300,000          123         9,300,000         0.3%             123       1      0.4%     0.0%        No
  71      9,140,000          130         9,118,907         0.3%             130       1      0.4%     0.0%        No
  72      9,050,000          127         9,050,000         0.3%             127       1      0.4%     0.0%        No
  73      9,000,000       46,392         9,000,000         0.3%          46,392       2      0.0%     2.6%        No
  74      9,000,000           61         8,977,234         0.3%              61       1      0.4%     0.0%        No
  75      9,000,000           55         8,970,092         0.3%              55       1      0.4%     0.0%        No
  76      8,950,000          172         8,950,000         0.3%             172       1      0.4%     0.0%        No
  77      8,940,000       44,478         8,898,194         0.3%          44,270       2      0.0%     2.6%        No          4
  78      8,900,000       32,721         8,858,535         0.3%          32,568       2      0.0%     2.6%        No          4
  79      8,750,000       37,076         8,750,000         0.3%          37,076       2      0.0%     2.6%        No          11
  80      8,500,000           42         8,471,292         0.3%              42       1      0.3%     0.0%        No
  81      8,250,000           90         8,234,733         0.3%              90       1      0.3%     0.0%        No
  82      8,200,000          381         8,136,752         0.3%             378       1      0.3%     0.0%        No
  83      8,000,000          143         8,000,000         0.3%             143       1      0.3%     0.0%        No
  84      8,000,000       43,011         8,000,000         0.3%          43,011       1      0.3%     0.0%        No
  85      7,900,000       31,727         7,900,000         0.3%          31,727       2      0.0%     2.3%        No          13
  86      7,800,000          277         7,788,697         0.3%             277       1      0.3%     0.0%        No
  87      7,680,000       26,122         7,661,045         0.3%          26,058       2      0.0%     2.2%        No          6
  88      7,500,000       32,895         7,474,479         0.3%          32,783       2      0.0%     2.2%        No          4
  89      7,400,000          228         7,400,000         0.3%             228       1      0.3%     0.0%        No
  90      7,370,000          195         7,359,580         0.3%             195       1      0.3%     0.0%        No
  91      7,200,000        1,756         7,200,000         0.3%           1,756       1      0.3%     0.0%        No          14
  92      7,100,000       33,491         7,100,000         0.2%          33,491       2      0.0%     2.1%        No
  93      7,100,000          175         7,089,908         0.2%             175       1      0.3%     0.0%        No
  94      7,022,366           85         7,022,366         0.2%              85       1      0.3%     0.0%        No          1
  95      7,040,000       43,727         7,007,864         0.2%          43,527       2      0.0%     2.0%        No          4
  96      7,000,000       70,000         6,988,241         0.2%          69,882       1      0.3%     0.0%        No
  97      7,000,000          257         6,983,335         0.2%             257       1      0.3%     0.0%        No
  98      6,951,971           86         6,951,971         0.2%              86       1      0.3%     0.0%        No          1
  99      6,775,000        6,356         6,758,360         0.2%           6,340       1      0.3%     0.0%        No
 100      6,500,000          245         6,484,727         0.2%             245       1      0.3%     0.0%        No
 101      6,500,000          189         6,481,457         0.2%             188       1      0.3%     0.0%        No
 102      6,450,000       50,391         6,429,253         0.2%          50,229       1      0.3%     0.0%        No
 103      6,250,000           21         6,228,414         0.2%              21       1      0.2%     0.0%        No          7
 104      6,230,000        3,052         6,210,762         0.2%           3,043       1      0.2%     0.0%        No
104.01    1,457,934        4,301         1,453,432                        4,287       1
104.02      295,143        3,883           294,231                        3,871       1
104.03      142,237        1,437           141,798                        1,432       1
104.04      284,475        4,246           283,596                        4,233       1
104.05      561,838        3,929           560,103                        3,917       1
104.06      401,821        4,100           400,580                        4,088       1
104.07      988,550        3,189           985,498                        3,179       1
104.08      291,587        2,804           290,686                        2,795       1
104.09      775,194        2,959           772,800                        2,950       1
104.10       71,119          504            70,899                          503       1
104.11      910,320        2,579           907,509                        2,571       1
104.12       49,783        1,016            49,629                        1,013       1
 105      6,200,000           31         6,200,000         0.2%              31       1      0.2%     0.0%        No
 106      6,040,000           96         6,040,000         0.2%              96       1      0.2%     0.0%        No
 107      6,025,000       18,148         6,010,679         0.2%          18,104       2      0.0%     1.8%        No
 108      6,000,000           35         5,985,645         0.2%              35       1      0.2%     0.0%        No          15
 109      6,000,000       65,934         5,971,451         0.2%          65,620       1      0.2%     0.0%        No          9
 110      5,950,000           68         5,936,392         0.2%              68       1      0.2%     0.0%        No
 111      5,925,000           79         5,925,000         0.2%              79       1      0.2%     0.0%        No
 112      5,900,000          106         5,900,000         0.2%             106       1      0.2%     0.0%        No
 113      5,850,000       45,703         5,850,000         0.2%          45,703       2      0.0%     1.7%        No
 114      5,737,500           40         5,724,216         0.2%              40       1      0.2%     0.0%        No          15
 115      5,662,500          192         5,649,496         0.2%             191       1      0.2%     0.0%        No
 116      5,600,000       32,558         5,585,788         0.2%          32,476       2      0.0%     1.6%        No
 117      5,600,000           56         5,581,827         0.2%              55       1      0.2%     0.0%        No
 118      5,547,622           70         5,547,622         0.2%              70       1      0.2%     0.0%        No          1
 119      5,400,000       56,842         5,400,000         0.2%          56,842       2      0.0%     1.6%        No          13
 120      5,400,000          189         5,388,155         0.2%             188       1      0.2%     0.0%        No
 121      5,400,000       37,500         5,387,270         0.2%          37,412       2      0.0%     1.6%        No
 122      5,164,000           44         5,150,643         0.2%              44       1      0.2%     0.0%        No
 123      5,050,000          199         5,050,000         0.2%             199       1      0.2%     0.0%        No
 124      5,000,000           64         5,000,000         0.2%              64       1      0.2%     0.0%        No          1
 125      5,000,000           60         4,992,916         0.2%              59       1      0.2%     0.0%        No
 126      4,825,000       37,115         4,803,219         0.2%          36,948       2      0.0%     1.4%        No
 127      4,800,000          417         4,800,000         0.2%             417       1      0.2%     0.0%        No          14
 128      4,800,000           72         4,788,114         0.2%              72       1      0.2%     0.0%        No
 129      4,700,000       27,976         4,689,491         0.2%          27,914       2      0.0%     1.4%        No
 130      4,650,000           88         4,643,583         0.2%              88       1      0.2%     0.0%        No
 131      4,640,000       14,545         4,640,000         0.2%          14,545       1      0.2%     0.0%        No
 132      4,600,000       23,711         4,583,874         0.2%          23,628       2      0.0%     1.3%        No
 133      4,550,000          306         4,550,000         0.2%             306       1      0.2%     0.0%        No
 134      4,520,000       41,852         4,520,000         0.2%          41,852       1      0.2%     0.0%        No          12
 135      4,500,000          151         4,490,193         0.2%             150       1      0.2%     0.0%        No
 136      4,400,000          239         4,390,076         0.2%             239       1      0.2%     0.0%        No
 137      4,355,000          101         4,355,000         0.2%             101       1      0.2%     0.0%        No          1
 138      4,350,000           90         4,343,968         0.2%              90       1      0.2%     0.0%        No
 139      4,350,000       40,278         4,336,982         0.2%          40,157       1      0.2%     0.0%        No
 140      4,300,000        6,117         4,294,043         0.1%           6,108       1      0.2%     0.0%        No
 141      4,300,000       13,438         4,290,254         0.1%          13,407       2      0.0%     1.3%        No
 142      4,300,000          145         4,278,627         0.1%             144       1      0.2%     0.0%        No
 143      4,225,000           51         4,214,908         0.1%              51       1      0.2%     0.0%        No          17
 144      4,200,000       54,545         4,189,718         0.1%          54,412       2      0.0%     1.2%        No          20
 145      4,194,000          307         4,184,256         0.1%             307       1      0.2%     0.0%        No          16
 146      4,125,000           41         4,125,000         0.1%              41       1      0.2%     0.0%        No
 147      4,050,000           44         4,044,280         0.1%              44       1      0.2%     0.0%        No
 148      3,932,500           32         3,923,107         0.1%              32       1      0.2%     0.0%        No          17
 149      3,875,000       37,621         3,875,000         0.1%          37,621       2      0.0%     1.1%        No
149.1     2,000,000       35,714         2,000,000                       35,714       2
149.2     1,875,000       39,894         1,875,000                       39,894       2
 150      3,875,000          126         3,869,629         0.1%             126       1      0.2%     0.0%        No          22
 151      3,720,000       24,636         3,720,000         0.1%          24,636       2      0.0%     1.1%        No
 152      3,680,000          253         3,674,910         0.1%             252       1      0.1%     0.0%        No
 153      3,650,000          263         3,644,944         0.1%             262       1      0.1%     0.0%        No
 154      3,650,000       34,762         3,640,991         0.1%          34,676       2      0.0%     1.1%        No          6
 155      3,600,000          264         3,591,387         0.1%             263       1      0.1%     0.0%        No
 156      3,600,000        4,306         3,587,714         0.1%           4,292       1      0.1%     0.0%        No          21
 157      3,580,000          247         3,571,048         0.1%             246       1      0.1%     0.0%        No
 158      3,540,000       28,320         3,540,000         0.1%          28,320       2      0.0%     1.0%        No
 159      3,450,000           63         3,445,170         0.1%              63       1      0.1%     0.0%        No
 160      3,450,000        5,857         3,441,645         0.1%           5,843       1      0.1%     0.0%        No
 161      3,360,000          229         3,355,280         0.1%             229       1      0.1%     0.0%        No
 162      3,325,000       25,189         3,325,000         0.1%          25,189       2      0.0%     1.0%        No
 163      3,300,000       14,667         3,292,384         0.1%          14,633       2      0.0%     1.0%        No
 164      3,280,000       26,452         3,246,482         0.1%          26,181       2      0.0%     0.9%        No
 165      3,200,000          216         3,195,464         0.1%             216       1      0.1%     0.0%        No
 166      3,200,000       48,485         3,184,714         0.1%          48,253       2      0.0%     0.9%        No
 167      3,150,000        7,500         3,142,695         0.1%           7,483       1      0.1%     0.0%        No          23
 168      3,125,000       78,125         3,120,388         0.1%          78,010       2      0.0%     0.9%        No          18
 169      3,125,000          216         3,117,107         0.1%             215       1      0.1%     0.0%        No
 170      3,120,000          326         3,115,476         0.1%             325       1      0.1%     0.0%        No
 171      3,100,000       27,928         3,095,450         0.1%          27,887       2      0.0%     0.9%        No          18
 172      3,100,000       31,000         3,086,125         0.1%          30,861       2      0.0%     0.9%        No
 173      3,100,000          117         3,084,792         0.1%             117       1      0.1%     0.0%        No          19
 174      3,030,000       32,234         3,022,522         0.1%          32,154       2      0.0%     0.9%        No          6
 175      3,000,000          232         3,000,000         0.1%             232       1      0.1%     0.0%        No
 176      3,000,000          231         2,993,041         0.1%             230       1      0.1%     0.0%        No          16
 177      3,000,000          154         2,992,656         0.1%             153       1      0.1%     0.0%        No          19
 178      2,947,150           72         2,940,214         0.1%              72       1      0.1%     0.0%        No
 179      2,880,000       36,456         2,872,892         0.1%          36,366       2      0.0%     0.8%        No          6
 180      2,850,000           34         2,841,106         0.1%              34       1      0.1%     0.0%        No
 181      2,846,300          192         2,839,582         0.1%             192       1      0.1%     0.0%        No          16
 182      2,800,000       40,580         2,800,000         0.1%          40,580       2      0.0%     0.8%        No
 183      2,800,000          128         2,800,000         0.1%             128       1      0.1%     0.0%        No
 184      2,800,000          248         2,796,084         0.1%             248       1      0.1%     0.0%        No
 185      2,800,000          459         2,793,266         0.1%             458       1      0.1%     0.0%        No
 186      2,700,000       39,706         2,693,579         0.1%          39,611       2      0.0%     0.8%        No
 187      2,700,000        4,072         2,681,052         0.1%           4,044       1      0.1%     0.0%        No
187.1     1,377,551        4,174         1,367,883                        4,145       1
187.2     1,322,449        3,971         1,313,168                        3,943       1
 188      2,665,000          301         2,659,221         0.1%             300       1      0.1%     0.0%        No
 189      2,645,000          182         2,635,316         0.1%             181       1      0.1%     0.0%        No
 190      2,600,000       21,667         2,593,579         0.1%          21,613       2      0.0%     0.8%        No
 191      2,600,000           35         2,593,315         0.1%              34       1      0.1%     0.0%        No
 192      2,520,000       18,000         2,502,779         0.1%          17,877       2      0.0%     0.7%        No
192.1     1,702,703       18,508         1,691,067                       18,381       2
192.2       817,297       17,027           811,712                       16,911       2
 193      2,500,000       37,879         2,488,742         0.1%          37,708       1      0.1%     0.0%        No
 194      2,475,000          123         2,471,509         0.1%             122       1      0.1%     0.0%        No
 195      2,450,000          225         2,442,022         0.1%             224       1      0.1%     0.0%        No
 196      2,407,500       28,661         2,404,590         0.1%          28,626       2      0.0%     0.7%        No
 197      2,400,000          173         2,396,489         0.1%             172       1      0.1%     0.0%        No
 198      2,400,000          160         2,389,739         0.1%             159       1      0.1%     0.0%        No
 199      2,300,000          158         2,296,773         0.1%             158       1      0.1%     0.0%        No
 200      2,250,000           89         2,239,994         0.1%              89       1      0.1%     0.0%        No
 201      2,200,000           40         2,194,719         0.1%              40       1      0.1%     0.0%        No
 202      2,200,000          110         2,192,857         0.1%             109       1      0.1%     0.0%        No
 203      2,167,000          567         2,161,933         0.1%             566       1      0.1%     0.0%        No          24
 204      2,160,000       27,000         2,152,842         0.1%          26,911       2      0.0%     0.6%        No
 205      2,100,000       53,846         2,097,198         0.1%          53,774       2      0.0%     0.6%        No
 206      2,100,000          510         2,092,981         0.1%             508       1      0.1%     0.0%        No
 207      2,000,000       41,667         2,000,000         0.1%          41,667       2      0.0%     0.6%        No
 208      2,000,000           85         1,995,562         0.1%              85       1      0.1%     0.0%        No
 209      2,000,000        3,407         1,995,072         0.1%           3,399       1      0.1%     0.0%        No          21
 210      1,950,000        6,964         1,943,804         0.1%           6,942       1      0.1%     0.0%        No          23
 211      1,850,000          127         1,847,356         0.1%             127       1      0.1%     0.0%        No
 212      1,700,000       28,333         1,688,622         0.1%          28,144       2      0.0%     0.5%        No
 213      1,680,000           54         1,677,783         0.1%              54       1      0.1%     0.0%        No
 214      1,670,000       35,532         1,666,044         0.1%          35,448       2      0.0%     0.5%        No
 215      1,600,000          141         1,597,784         0.1%             141       1      0.1%     0.0%        No          22
 216      1,600,000           77         1,597,039         0.1%              77       1      0.1%     0.0%        No
 217      1,600,000          602         1,594,964         0.1%             600       1      0.1%     0.0%        No
 218      1,595,000       22,786         1,587,205         0.1%          22,674       1      0.1%     0.0%        No
 219      1,550,000          221         1,546,261         0.1%             221       1      0.1%     0.0%        No
 220      1,520,000       31,667         1,516,339         0.1%          31,590       2      0.0%     0.4%        No          20
 221      1,500,000          144         1,496,539         0.1%             143       1      0.1%     0.0%        No
 222      1,500,000          148         1,492,740         0.1%             147       1      0.1%     0.0%        No          16
 223      1,430,000           98         1,420,157         0.0%              97       1      0.1%     0.0%        No
 224      1,400,000        6,452         1,398,059         0.0%           6,443       1      0.1%     0.0%        No
 225      1,400,000        8,235         1,394,225         0.0%           8,201       2      0.0%     0.4%        No
 226      1,345,000          134         1,338,633         0.0%             133       1      0.1%     0.0%        No
 227      1,310,000           90         1,310,000         0.0%              90       1      0.1%     0.0%        No
 228      1,200,000        2,564         1,198,339         0.0%           2,561       1      0.0%     0.0%        No
 229      1,180,000       19,032         1,177,237         0.0%          18,988       2      0.0%     0.3%        No
 230      1,155,000          289         1,152,299         0.0%             288       1      0.0%     0.0%        No          24
 231      1,000,000       21,277           995,209         0.0%          21,175       2      0.0%     0.3%        No
 232        960,000       12,632           958,610         0.0%          12,613       2      0.0%     0.3%        No          6
 233        925,000       25,694           920,467         0.0%          25,569       2      0.0%     0.3%        No

                              NET
        INTEREST  ADMIN.   MORTGAGE                    MONTHLY DEBT   ANNUAL DEBT                   FIRST
LOAN #   RATE %    FEE %   RATE %(3)   ACCRUAL TYPE  SERVICE ($) (4) SERVICE ($)(5)   NOTE DATE  PAYMENT DATE  REM. TERM  REM. AMORT
------   ------    -----   ---------   ------------  --------------- --------------   ---------  ------------  ---------  ----------

  1     4.24400   0.02080   4.22320     Actual/360    1,106,074.57   13,272,894.84    11/12/04     01/01/05        51        357
  2     5.29000   0.06080   5.22920     Actual/360    1,109,367.63   13,312,411.56    01/06/05     03/11/05       119        360
  3     5.26000   0.02080   5.23920     Actual/360      885,249.38   10,622,992.56    12/17/04     02/01/05       118        324
  4     4.65500   0.02080   4.63420     Actual/360      368,132.92    4,417,595.00    12/21/04     02/01/05        58         0
  5     5.37300   0.02080   5.35220     Actual/360      417,651.25    5,011,815.00    02/10/05     04/07/05       120         0
  6     4.53000   0.02080   4.50920     Actual/360      308,108.16    3,697,297.92    12/17/04     02/11/05        58         0
  7     4.98800   0.02080   4.96720     Actual/360      324,508.66    3,894,103.92    02/01/05     03/11/05        59         0
  8     5.49000   0.02080   5.46920     Actual/360      342,788.23    4,113,458.76    12/23/04     02/01/05       118         0
  9     4.55000   0.02080   4.52920       30/360        267,581.25    3,210,975.00    02/15/05     04/11/05        60         0
  10    4.81000   0.02080   4.78920     Actual/360      176,784.20    2,121,410.40    11/01/04     12/01/04        80         0
  11    5.24000   0.06080   5.17920     Actual/360      232,630.76    2,791,569.12    12/17/04     02/01/05       118        360
  12    5.54000   0.08080   5.45920     Actual/360      249,673.82    2,996,085.84    01/13/05     03/01/05        95        299
  13    4.79300   0.03080   4.76220     Actual/360      153,886.37    1,846,636.44    01/12/05     03/01/05        59         0
  14    5.37500   0.02080   5.35420     Actual/360      227,491.88    2,729,902.56    09/30/04     11/01/04        55        295
  15    4.67000   0.03080   4.63920       30/360        139,485.12    1,673,821.44    12/30/04     02/01/05        58         0
  16    4.95000   0.08080   4.86920     Actual/360      166,936.57    2,003,238.84    12/27/04     02/06/05        58        358
  17    4.94000   0.02080   4.91920     Actual/360      129,389.12    1,552,669.44    09/09/04     11/01/04        55         0
  18    5.10500   0.02080   5.08420     Actual/360      128,966.24    1,547,594.88    12/28/04     02/01/05       118         0
  19    4.65500   0.02080   4.63420     Actual/360      116,418.10    1,397,017.20    12/21/04     02/01/05        58         0
  20    4.94000   0.02080   4.91920     Actual/360      121,041.44    1,452,497.28    09/09/04     11/01/04        55         0
  21    4.69000   0.02080   4.66920     Actual/360      112,142.03    1,345,704.36    01/14/05     03/11/05        59         0
  22    4.46000   0.02080   4.43920       30/360        104,912.64    1,258,951.68    02/16/05     04/11/05        60         0
  23    4.94050   0.02080   4.91970     Actual/360      114,792.29    1,377,507.48    12/16/04     02/01/05       111         0
  24    5.01000   0.02080   4.98920     Actual/360      100,766.23    1,209,194.76    01/14/05     03/11/05       119         0
  25    5.91000   0.02080   5.88920     Actual/360      126,177.51    1,514,130.12    10/22/04     12/01/04       116        360
  26    5.44000   0.11080   5.32920     Actual/360      115,626.20    1,387,514.40    12/23/04     02/01/05       118        358
  27    5.22000   0.02080   5.19920     Actual/360      112,270.79    1,347,249.48    12/30/04     02/01/05       118        358
  28    5.32700   0.03080   5.29620     Actual/360      111,396.51    1,336,758.12    12/28/04     02/01/05       118        358
  29    5.40000   0.02080   5.37920     Actual/360      110,621.57    1,327,458.84    11/23/04     01/01/05       117        357
  30    5.53000   0.02080   5.50920     Actual/360      111,371.01    1,336,452.12    11/19/04     01/11/05       117        360
  31    6.15000   0.09080   6.05920     Actual/360      115,753.35    1,389,040.20    12/17/04     02/01/05       118        360
  32    5.63000   0.05080   5.57920     Actual/360      106,209.26    1,274,511.12    12/28/04     02/01/05        82        358
  33    5.35800   0.03080   5.32720     Actual/360       96,132.85    1,153,594.20    12/29/04     02/01/05       118        360
  34    5.58000   0.02080   5.55920     Actual/360       94,515.05    1,134,180.60    12/30/04     02/11/05       118        358
  35    5.60000   0.05080   5.54920     Actual/360      110,967.60    1,331,611.20    12/10/04     02/01/05       118        238
  36    5.20000   0.08080   5.11920     Actual/360       86,759.52    1,041,114.24    12/28/04     02/01/05        82        360
  37    5.85000   0.02080   5.82920     Actual/360       92,915.70    1,114,988.40    11/19/04     01/01/05       177        360
  38    5.20000   0.02080   5.17920     Actual/360       68,538.89      822,466.68    10/01/04     11/01/04        55         0
  39    5.40000   0.05080   5.34920     Actual/360       82,303.57      987,642.84    11/30/04     02/01/05       118        358
  40    5.77000   0.02080   5.74920     Actual/360       84,802.38    1,017,628.56    08/17/04     10/01/04       114        354
  41    4.69000   0.02080   4.66920     Actual/360       74,338.30      892,059.60    11/04/04     01/01/05        57        357
  42    5.73000   0.08080   5.64920     Actual/360       91,392.29    1,096,707.48    01/24/05     03/01/05       119        275
  43    5.28000   0.02080   5.25920     Actual/360       61,831.00      741,972.00    12/23/04     02/01/05        58         0
  44    5.44000   0.02080   5.41920     Actual/360       76,567.11      918,805.32    07/28/04     09/01/04        53        360
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45    5.32000   0.10080   5.21920     Actual/360       73,464.24      881,570.88    12/02/04     02/01/05       118        358
  46    5.27000   0.05080   5.21920     Actual/360       70,840.72      850,088.64    12/28/04     02/01/05        82        358
  47    5.25000   0.03080   5.21920     Actual/360       68,749.36      824,992.32    12/29/04     02/01/05       118        358
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48    5.69000   0.02080   5.66920     Actual/360       75,683.77      908,205.24    02/04/05     03/11/05       119        299
  49    5.21000   0.08080   5.12920     Actual/360       65,967.46      791,609.52    01/18/05     03/01/05        83        360
  50    6.05000   0.02080   6.02920     Actual/360       71,126.73      853,520.76    08/27/04     10/11/04       114        354
  51    5.66000   0.02080   5.63920     Actual/360       66,454.83      797,457.96    12/17/04     02/01/05       118        360
  52    5.63800   0.03080   5.60720     Actual/360       66,294.91      795,538.92    12/29/04     02/01/05       118        360
  53    6.01700   0.03080   5.98620     Actual/360       69,074.05      828,888.60    12/29/04     02/01/05        82        358
  54    5.25000   0.05080   5.19920     Actual/360       63,138.97      757,667.64    12/29/04     02/01/05       118        358
  55    5.34500   0.02080   5.32420     Actual/360       63,623.68      763,484.16    12/14/04     02/01/05       118        358
  56    5.23600   0.03080   5.20520     Actual/360       62,102.59      745,231.08    01/24/05     03/01/05       119        359
  57    4.81500   0.02080   4.79420       30/360         44,909.91      538,918.92    12/29/04     02/11/05        58         0
  58    5.85000   0.12080   5.72920     Actual/360       62,828.71      753,944.52    09/17/04     11/01/04       115        355
  59    5.63000   0.02080   5.60920     Actual/360       60,477.07      725,724.84    11/30/04     01/11/05       117        360
  60    4.99000   0.05080   4.93920     Actual/360       56,302.12      675,625.44    12/01/04     02/01/05        58        360
  61    5.02000   0.08080   4.93920     Actual/360       61,504.37      738,052.44    01/13/05     03/06/05       119        299
  62    4.55000   0.02080   4.52920       30/360         39,543.75      474,525.00    02/15/05     04/11/05        60         0
  63    5.70000   0.02080   5.67920     Actual/360       65,739.29      788,871.48    09/13/04     11/01/04        55        295
  64    5.50000   0.02080   5.47920     Actual/360       59,050.06      708,600.72    12/02/04     02/01/05       118        360
  65    5.23600   0.03080   5.20520     Actual/360       56,897.97      682,775.64    01/24/05     03/01/05       119        359
  66    5.27000   0.02080   5.24920     Actual/360       55,344.31      664,131.72    11/29/04     01/11/05       117        357
  67    5.88000   0.02080   5.85920     Actual/360       58,002.02      696,024.24    11/15/04     01/01/05       177        360
  68    5.19000   0.06080   5.12920     Actual/360       53,752.34      645,028.08    12/30/04     02/01/05       118        358
  69    4.74000   0.02080   4.71920       30/360         38,030.60      456,367.20    12/07/04     01/11/05        81         0
  70    5.56000   0.02080   5.53920     Actual/360       53,155.01      637,860.12    01/31/05     03/11/05       119        360
  71    5.60000   0.09080   5.50920     Actual/360       52,470.82      629,649.84    12/15/04     02/01/05       118        358
  72    5.50300   0.03080   5.47220     Actual/360       51,401.94      616,823.28    12/23/04     02/01/05        82        360
  73    5.32000   0.02080   5.29920     Actual/360       50,089.26      601,071.12    12/29/04     02/01/05       118        360
  74    5.04000   0.03080   5.00920     Actual/360       48,534.20      582,410.40    12/13/04     02/01/05        58        358
  75    5.39000   0.10080   5.28920     Actual/360       54,678.22      656,138.64    12/22/04     02/01/05       118        298
  76    5.45000   0.05080   5.39920     Actual/360       50,536.70      606,440.40    09/17/04     11/01/04       115        360
  77    5.18000   0.05080   5.12920     Actual/360       48,980.12      587,761.44    10/29/04     12/01/04       116        356
  78    5.20000   0.10080   5.09920     Actual/360       48,870.87      586,450.44    10/29/04     12/01/04       116        356
  79    5.28000   0.03080   5.24920     Actual/360       48,480.54      581,766.48    11/12/04     01/01/05       117        360
  80    5.37000   0.02080   5.34920     Actual/360       47,571.06      570,852.72    11/15/04     01/01/05       117        357
  81    5.57000   0.02080   5.54920     Actual/360       51,007.68      612,092.16    01/20/05     03/11/05       299        299
  82    4.87000   0.08080   4.78920     Actual/360       64,291.13      771,493.56    12/20/04     02/01/05       118        178
  83    5.81000   0.02080   5.78920     Actual/360       46,991.20      563,894.40    08/19/04     10/01/04       114        360
  84    4.98000   0.02080   4.95920     Actual/360       33,661.11      403,933.32    12/15/04     02/01/05        58         0
  85    5.42000   0.03080   5.38920     Actual/360       48,136.21      577,634.52    01/31/05     03/01/05        83        300
  86    5.18500   0.08080   5.10420     Actual/360       42,758.40      513,100.80    01/12/05     03/01/05        59        359
  87    5.19000   0.06080   5.12920     Actual/360       42,124.29      505,491.48    12/30/04     02/01/05       118        358
  88    5.33000   0.10080   5.22920     Actual/360       41,787.68      501,452.16    11/03/04     01/01/05       117        357
  89    5.26000   0.02080   5.23920     Actual/360       40,908.92      490,907.04    02/03/05     03/11/05       119        360
  90    5.41000   0.02080   5.38920     Actual/360       41,430.84      497,170.08    01/28/05     03/01/05       119        359
  91    5.14000   0.02080   5.11920     Actual/360       31,268.33      375,219.96    10/06/04     12/01/04        68         0
  92    5.56000   0.03080   5.52920     Actual/360       40,580.70      486,968.40    12/28/04     02/01/05       118        360
  93    5.36000   0.03080   5.32920     Actual/360       39,691.59      476,299.08    01/27/05     03/01/05       119        359
  94    4.50000   0.02080   4.47920       30/360         26,333.87      316,006.44    02/04/05     03/11/05        59         0
  95    5.31000   0.06080   5.24920     Actual/360       39,137.18      469,646.16    10/29/04     12/01/04       116        356
  96    6.61000   0.02080   6.58920     Actual/360       47,746.77      572,961.27    01/14/05     03/01/05       119        299
  97    5.41000   0.08080   5.32920     Actual/360       39,350.86      472,210.32    12/17/04     02/11/05       118        358
  98    4.50000   0.02080   4.47920       30/360         26,069.89      312,838.68    02/04/05     03/11/05        59         0
  99    5.22000   0.03080   5.18920     Actual/360       37,286.01      447,432.12    12/14/04     02/01/05       118        358
 100    5.49000   0.02080   5.46920     Actual/360       36,865.51      442,386.12    12/15/04     02/01/05       118        358
 101    6.26000   0.02080   6.23920     Actual/360       40,063.90      480,766.80    11/24/04     01/11/05       117        357
 102    5.63000   0.05080   5.57920     Actual/360       40,110.95      481,331.40    12/21/04     02/01/05        58        298
 103    5.25000   0.03080   5.21920     Actual/360       34,512.73      414,152.76    11/22/04     01/01/05       117        357
 104    5.93000   0.03080   5.89920     Actual/360       39,873.82      478,485.84    12/23/04     02/01/05       118        298
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105    4.90000   0.02080   4.87920     Actual/360       25,668.29      308,019.48    12/10/04     02/01/05        58         0
 106    5.23000   0.11080   5.11920     Actual/360       33,278.32      399,339.84    01/25/05     03/01/05        83        360
 107    5.42000   0.02080   5.39920     Actual/360       33,907.49      406,889.88    12/22/04     02/01/05       118        358
 108    5.38000   0.02080   5.35920     Actual/360       33,616.98      403,403.76    12/10/04     02/01/05       118        358
 109    5.49000   0.05080   5.43920     Actual/360       41,239.36      494,872.32    12/10/04     02/01/05       118        238
 110    5.65500   0.03080   5.62420     Actual/360       34,364.34      412,372.08    12/13/04     02/01/05       118        358
 111    5.21000   0.03080   5.17920     Actual/360       35,365.74      424,388.88    01/12/05     03/01/05        59        300
 112    5.65000   0.03080   5.61920     Actual/360       35,000.82      420,009.84    12/17/04     02/01/05       118        336
 113    5.11000   0.02080   5.08920     Actual/360       31,798.52      381,582.24    12/30/04     02/11/05       118        360
 114    5.58000   0.02080   5.55920     Actual/360       32,865.46      394,385.52    12/23/04     02/01/05       118        358
 115    5.63000   0.08080   5.54920     Actual/360       32,614.42      391,373.04    12/30/04     02/11/05        58        358
 116    5.02000   0.02080   4.99920     Actual/360       30,130.50      361,566.00    12/13/04     02/01/05       118        358
 117    5.58300   0.02080   5.56220     Actual/360       32,088.42      385,061.04    11/19/04     01/01/05       117        357
 118    4.50000   0.02080   4.47920       30/360         20,803.58      249,642.96    02/04/05     03/11/05        59         0
 119    5.42000   0.03080   5.38920     Actual/360       32,903.23      394,838.76    01/31/05     03/01/05        83        300
 120    5.91000   0.02080   5.88920     Actual/360       32,063.93      384,767.16    12/02/04     02/01/05       118        358
 121    5.47000   0.10080   5.36920     Actual/360       30,559.04      366,708.48    12/09/04     02/01/05       118        358
 122    5.25000   0.02080   5.22920     Actual/360       25,912.70      310,952.40    10/26/04     12/01/04       116        467
 123    5.73000   0.10080   5.62920     Actual/360       29,406.30      352,875.60    02/22/05     04/01/05       120        360
 124    4.61000   0.02080   4.58920       30/360         19,208.33      230,499.96    12/10/04     01/11/05        81         0
 125    5.39000   0.03080   5.35920     Actual/360       28,045.34      336,544.08    01/31/05     03/01/05       119        359
 126    5.37000   0.02080   5.34920     Actual/360       27,003.57      324,042.84    10/13/04     12/01/04       116        356
 127    5.14000   0.02080   5.11920     Actual/360       20,845.56      250,146.72    10/06/04     12/01/04        68         0
 128    5.17000   0.03080   5.13920     Actual/360       26,268.44      315,221.28    12/28/04     02/01/05       118        358
 129    5.79300   0.10080   5.69220     Actual/360       27,556.45      330,677.40    12/30/04     02/01/05       118        358
 130    5.63600   0.03080   5.60520     Actual/360       26,800.33      321,603.96    01/13/05     03/01/05       119        359
 131    5.43100   0.03080   5.40020     Actual/360       26,506.50      318,078.00    12/22/04     02/01/05        58        348
 132    5.17000   0.03080   5.13920     Actual/360       25,173.92      302,087.04    11/29/04     01/01/05       117        357
 133    6.28000   0.02080   6.25920     Actual/360       28,103.97      337,247.64    02/10/05     04/01/05       120        360
 134    5.25000   0.02080   5.22920     Actual/360       20,049.65      240,595.80    11/30/04     01/11/05        57         0
 135    5.95000   0.02080   5.92920     Actual/360       26,835.29      322,023.48    12/20/04     02/01/05       118        358
 136    5.74000   0.10080   5.63920     Actual/360       25,649.26      307,791.12    12/15/04     02/01/05       142        358
 137    4.76000   0.02080   4.73920       30/360         17,274.83      207,297.96    12/15/04     02/11/05        82         0
 138    5.59000   0.10080   5.48920     Actual/360       24,945.01      299,340.12    01/03/05     03/01/05       119        359
 139    6.16000   0.10080   6.05920     Actual/360       28,454.10      341,449.20    12/14/04     02/01/05       118        298
 140    5.60000   0.02080   5.57920     Actual/360       24,685.40      296,224.80    01/19/05     03/11/05       119        359
 141    5.71000   0.03080   5.67920     Actual/360       24,984.47      299,813.64    12/30/04     02/01/05       118        358
 142    5.11500   0.03080   5.08420     Actual/360       25,426.32      305,115.84    11/29/04     01/01/05       141        297
 143    5.39000   0.02080   5.36920     Actual/360       23,698.31      284,379.72    12/30/04     02/01/05        58        358
 144    5.24000   0.02080   5.21920     Actual/360       23,166.55      277,998.60    12/16/04     02/01/05       118        358
 145    5.55900   0.03080   5.52820     Actual/360       23,968.55      287,622.60    12/23/04     02/01/05       118        358
 146    5.49000   0.10080   5.38920     Actual/360       25,306.48      303,677.76    02/24/05     04/01/05       120        300
 147    5.42000   0.02080   5.39920     Actual/360       22,792.59      273,511.08    01/28/05     03/01/05       119        359
 148    5.39000   0.02080   5.36920     Actual/360       22,057.66      264,691.92    12/30/04     02/01/05        58        358
 149    5.35000   0.02080   5.32920     Actual/360       21,638.53      259,662.36    02/16/05     04/11/05       120        360
149.1
149.2
 150    5.59400   0.03080   5.56320     Actual/360       22,230.90      266,770.80    01/31/05     03/01/05       119        359
 151    5.50000   0.08080   5.41920     Actual/360       21,723.53      260,682.36    10/21/04     12/11/04       116        336
 152    5.61500   0.08080   5.53420     Actual/360       21,160.93      253,931.16    01/12/05     03/01/05       119        359
 153    5.60000   0.02080   5.57920     Actual/360       20,953.88      251,446.56    01/31/05     03/11/05       119        359
 154    5.19000   0.06080   5.12920     Actual/360       20,020.01      240,240.12    12/30/04     02/01/05       118        358
 155    5.38000   0.03080   5.34920     Actual/360       20,170.19      242,042.28    12/15/04     02/01/05       118        358
 156    5.31400   0.03080   5.28320     Actual/360       20,022.28      240,267.36    11/30/04     01/01/05       117        357
 157    5.11000   0.03080   5.07920     Actual/360       19,459.61      233,515.32    12/27/04     02/01/05       118        358
 158    5.49000   0.02080   5.46920     Actual/360       20,077.53      240,930.36    01/10/05     02/11/05       118        360
 159    5.50000   0.03080   5.46920     Actual/360       19,588.72      235,064.64    01/14/05     03/01/05       119        359
 160    5.30600   0.03080   5.27520     Actual/360       19,170.87      230,050.44    12/21/04     02/01/05       118        358
 161    5.47000   0.03080   5.43920     Actual/360       19,014.52      228,174.24    01/13/05     03/01/05       119        359
 162    5.18000   0.02080   5.15920     Actual/360       18,216.88      218,602.56    12/23/04     02/01/05        82        360
 163    5.60000   0.02080   5.57920     Actual/360       18,944.61      227,335.32    12/29/04     02/01/05       118        358
 164    5.81000   0.02080   5.78920     Actual/360       20,753.78      249,045.36    07/29/04     09/01/04       113        293
 165    5.38600   0.03080   5.35520     Actual/360       17,941.03      215,292.36    01/13/05     03/01/05       119        359
 166    5.38000   0.05080   5.32920     Actual/360       19,422.14      233,065.68    11/26/04     01/01/05       117        297
 167    5.57000   0.02080   5.54920     Actual/360       18,023.94      216,287.28    12/20/04     02/11/05       118        358
 168    5.02000   0.08080   4.93920     Actual/360       16,813.89      201,766.68    01/06/05     03/01/05       119        359
 169    5.86100   0.10080   5.76020     Actual/360       22,138.60      265,663.20    01/06/05     03/01/05       239        239
 170    5.18000   0.02080   5.15920     Actual/360       17,093.73      205,124.76    01/31/05     03/11/05       119        359
 171    5.07000   0.08080   4.98920     Actual/360       16,774.34      201,292.08    01/06/05     03/01/05       119        359
 172    5.81000   0.02080   5.78920     Actual/360       19,614.86      235,378.32    11/30/04     01/11/05        81        297
 173    4.92000   0.02080   4.89920     Actual/360       16,490.23      197,882.76    10/29/04     12/01/04        80        356
 174    5.19000   0.06080   5.12920     Actual/360       16,619.35      199,432.20    12/30/04     02/01/05       118        358
 175    5.49000   0.03080   5.45920     Actual/360       17,014.85      204,178.20    12/27/04     02/01/05       118        360
 176    5.56900   0.03080   5.53820     Actual/360       17,163.77      205,965.24    12/28/04     02/01/05       118        358
 177    5.24000   0.02080   5.21920     Actual/360       16,547.53      198,570.36    12/23/04     02/01/05        82        358
 178    5.48000   0.02080   5.45920     Actual/360       16,696.63      200,359.56    12/23/04     02/11/05       118        358
 179    5.19000   0.06080   5.12920     Actual/360       15,796.61      189,559.32    12/30/04     02/01/05       118        358
 180    5.79000   0.02080   5.76920     Actual/360       16,704.32      200,451.84    12/01/04     01/01/05       117        357
 181    5.46300   0.03080   5.43220     Actual/360       16,094.97      193,139.64    12/23/04     02/01/05       118        358
 182    5.00000   0.08080   4.91920     Actual/360       16,368.52      196,422.24    02/09/05     04/06/05       120        300
 183    5.50000   0.02080   5.47920     Actual/360       16,607.83      199,293.96    02/04/05     03/11/05       119        324
 184    5.51000   0.02080   5.48920     Actual/360       15,915.66      190,987.92    01/13/05     03/11/05       119        359
 185    5.34800   0.03080   5.31720     Actual/360       15,632.10      187,585.20    12/23/04     02/01/05       118        358
 186    5.41700   0.03080   5.38620     Actual/360       15,190.00      182,280.00    12/22/04     02/01/05       118        358
 187    5.79000   0.02080   5.76920       30/360         22,478.94      269,747.28    12/03/04     02/01/05       178        178
187.1
187.2
 188    5.98000   0.02080   5.95920     Actual/360       15,943.77      191,325.24    12/08/04     02/01/05       118        358
 189    4.93500   0.03080   4.90420     Actual/360       14,094.04      169,128.48    11/22/04     01/01/05       117        357
 190    7.00000   0.05080   6.94920     Actual/360       17,297.86      207,574.32    12/01/04     01/01/05       213        357
 191    4.94000   0.02080   4.91920     Actual/360       13,862.18      166,346.16    12/15/04     02/01/05       118        358
 192    6.25000   0.03080   6.21920     Actual/360       16,623.67      199,484.04    09/28/04     11/01/04       115        295
192.1
192.2
 193    5.77000   0.08080   5.68920     Actual/360       15,757.89      189,094.68    11/18/04     01/11/05        57        297
 194    5.43200   0.03080   5.40120     Actual/360       13,947.37      167,368.44    01/07/05     03/01/05       119        359
 195    5.54000   0.03080   5.50920     Actual/360       15,103.72      181,244.64    12/17/04     02/01/05       118        298
 196    7.00000   0.05080   6.94920     Actual/360       16,017.16      192,205.92    01/27/05     03/01/05       215        359
 197    5.10000   0.02080   5.07920     Actual/360       13,030.79      156,369.48    01/13/05     03/11/05       119        359
 198    5.66000   0.10080   5.55920     Actual/360       13,868.83      166,425.96    11/01/04     12/01/04       116        356
 199    5.48000   0.09080   5.38920     Actual/360       13,030.30      156,363.60    01/20/05     03/01/05       119        359
 200    5.45000   0.10080   5.34920     Actual/360       12,704.76      152,457.12    11/03/04     12/11/04       116        356
 201    5.36000   0.07080   5.28920     Actual/360       12,298.80      147,585.60    12/16/04     02/01/05       118        358
 202    5.58000   0.02080   5.55920     Actual/360       12,602.01      151,224.12    11/19/04     01/01/05       105        357
 203    5.52000   0.03080   5.48920     Actual/360       12,331.19      147,974.28    12/30/04     02/01/05       118        358
 204    5.41000   0.02080   5.38920     Actual/360       13,148.45      157,781.40    12/30/04     02/01/05       118        298
 205    5.96000   0.03080   5.92920     Actual/360       12,536.61      150,439.32    01/19/05     03/01/05       119        359
 206    5.34700   0.03080   5.31620     Actual/360       12,704.67      152,456.04    12/13/04     02/01/05       118        298
 207    5.35000   0.02080   5.32920     Actual/360       11,168.27      134,019.24    11/30/04     01/11/05       117        360
 208    5.84000   0.08080   5.75920     Actual/360       11,786.05      141,432.60    12/29/04     02/01/05       118        358
 209    5.20000   0.03080   5.16920     Actual/360       10,982.22      131,786.64    12/27/04     02/01/05       118        358
 210    5.72000   0.02080   5.69920     Actual/360       12,232.25      146,787.00    12/20/04     02/11/05       118        298
 211    5.31000   0.03080   5.27920     Actual/360       10,284.63      123,415.56    01/14/05     03/01/05       119        359
 212    5.78000   0.02080   5.75920     Actual/360       11,964.55      143,574.60    12/03/04     01/11/05       237        237
 213    6.07000   0.03080   6.03920     Actual/360       10,148.18      121,778.16    01/07/05     03/01/05       119        359
 214    5.44000   0.10080   5.33920     Actual/360        9,419.31      113,031.72    01/03/05     02/11/05       118        358
 215    5.60000   0.03080   5.56920     Actual/360        9,185.26      110,223.12    01/13/05     03/01/05       119        359
 216    5.57000   0.03080   5.53920     Actual/360        9,892.40      118,708.80    01/11/05     03/01/05       119        299
 217    5.79000   0.02080   5.76920     Actual/360       10,104.41      121,252.92    12/22/04     02/11/05       118        298
 218    5.24000   0.02080   5.21920     Actual/360       10,738.91      128,866.92    01/11/05     02/11/05        58        238
 219    5.33000   0.10080   5.22920     Actual/360        8,636.12      103,633.44    12/16/04     02/01/05       118        358
 220    5.34000   0.02080   5.31920     Actual/360        8,478.43      101,741.16    12/16/04     02/01/05       118        358
 221    5.60200   0.03080   5.57120     Actual/360        8,613.08      103,356.96    12/28/04     02/01/05       178        358
 222    5.33000   0.03080   5.29920     Actual/360       10,174.82      122,097.84    12/28/04     02/01/05       118        238
 223    5.54000   0.02080   5.51920     Actual/360        9,869.12      118,429.44    11/16/04     01/01/05       117        237
 224    5.59000   0.03080   5.55920     Actual/360        8,028.28       96,339.36    01/07/05     03/01/05       119        359
 225    5.85000   0.02080   5.82920     Actual/360        8,259.17       99,110.04    11/09/04     12/11/04       116        356
 226    5.53800   0.03080   5.50720     Actual/360        9,280.97      111,371.64    12/20/04     02/01/05       238        238
 227    6.00000   0.02080   5.97920     Actual/360        8,440.35      101,284.20    02/14/05     04/06/05       300        300
 228    5.61000   0.09080   5.51920     Actual/360        6,896.52       82,758.24    01/06/05     03/01/05       119        359
 229    5.51200   0.08080   5.43120     Actual/360        6,708.80       80,505.60    12/17/04     02/01/05       118        358
 230    5.52000   0.03080   5.48920     Actual/360        6,572.46       78,869.52    12/30/04     02/01/05       118        358
 231    5.36000   0.03080   5.32920     Actual/360        6,057.55       72,690.60    11/23/04     01/01/05       117        297
 232    5.19000   0.07080   5.11920     Actual/360        5,265.54       63,186.48    01/11/05     03/01/05       119        359
 233    5.95300   0.03080   5.92220     Actual/360        5,517.92       66,215.04    09/03/04     11/01/04        79        355

                                     PAYMENT        GRACE        MATURITY/                          FINAL
LOAN #  I/O PERIOD (6)   SEASONING   DUE DATE      PERIOD       ARD DATE(7)        ARD LOAN        MAT DATE
------  --------------   ---------   --------      ------       -----------        --------        --------

  1           0              3          1             5           06/01/09            No
  2           24             1          11            0           02/11/15            No
  3           36             2          1             0           01/01/15            No
  4           60             2          1             0           01/01/10            No
  5          120             0          7             0           03/07/15            No
  6           60             2          11            0           01/11/10            No
  7           60             1          11            0           02/11/10            Yes          02/11/25
  8          120             2          1             5           01/01/15            No
  9           60             0          11            0           03/11/10            No
  10          84             4          1             5           11/01/11            No
  11          60             2          1             5           01/01/15            No
  12          0              1          1             5           02/01/13            No
  13          60             1          1             5           02/01/10            Yes          02/01/35
  14          0              5          1             0           10/01/09            No
  15          60             2          1             5           01/01/10            No
  16          0              2          6             0           01/06/10            No
  17          60             5          1             0           10/01/09            No
  18         120             2          1             7           01/01/15            Yes          01/01/35
  19          60             2          1             0           01/01/10            No
  20          60             5          1             5           10/01/09            No
  21          60             1          11            0           02/11/10            No
  22          60             0          11            0           03/11/10            No
  23         113             2          1             0           06/01/14            No
  24         120             1          11            0           02/11/15            No
  25          24             4          1             5           11/01/14            No
  26          0              2          1             7           01/01/15            No
  27          0              2          1             7           01/01/15            No
  28          0              2          1             5           01/01/15            No
  29          0              3          1             0           12/01/14            No
  30          36             3          11            0           12/11/14            No
  31          12             2          1             5           01/01/15            No
  32          0              2          1             5           01/01/12            No
  33          12             2          1             5           01/01/15            No
  34          0              2          11            0           01/11/15            No
  35          0              2          1             7           01/01/15            No
  36          24             2          1            15           01/01/12            No
  37          36             3          1            10           12/01/19            No
  38          60             5          1             5           10/01/09            Yes          10/01/14
  39          0              2          1             5           01/01/15            No
  40          0              6          1             5           09/01/14            No
  41          0              3          1             0           12/01/09            No
  42          0              1          1             7           02/01/15            No
  43          60             2          1             7           01/01/10            Yes          01/01/25
  44          12             7          1             0           08/01/09            No
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45          0              2          1             5           01/01/15            No
  46          0              2          1             5           01/01/12            No
  47          0              2          1             5           01/01/15            No
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48          0              1          11            0           02/11/15            No
  49          24             1          1             5           02/01/12            No
  50          0              6          11            0           09/11/14            No
  51          72             2          1             5           01/01/15            No
  52          24             2          1             5           01/01/15            No
  53          0              2          1             5           01/01/12            No
  54          0              2          1             5           01/01/15            No
  55          0              2          1             5           01/01/15            No
  56          0              1          1             5           02/01/15            No
  57          60             2          11            0           01/11/10            No
  58          0              5          1             5           10/01/14            No
  59          36             3          11            0           12/11/14            No
  60          12             2          1             5           01/01/10            No
  61          0              1          6             0           02/06/15            No
  62          60             0          11            0           03/11/10            No
  63          0              5          1             0           10/01/09            No
  64          24             2          1             0           01/01/15            No
  65          0              1          1             5           02/01/15            No
  66          0              3          11            0           12/11/14            No
  67          36             3          1            10           12/01/19            No
  68          0              2          1             7           01/01/15            No
  69          84             3          11            0           12/11/11            No
  70          24             1          11            0           02/11/15            No
  71          0              2          1             7           01/01/15            No
  72          60             2          1             5           01/01/12            No
  73          36             2          1             7           01/01/15            No
  74          0              2          1             5           01/01/10            No
  75          0              2          1             5           01/01/15            No
  76          60             5          1             5           10/01/14            No
  77          0              4          1             5           11/01/14            No
  78          0              4          1             5           11/01/14            No
  79          24             3          1             5           12/01/14            No
  80          0              3          1             0           12/01/14            No
  81          0              1          11            0           02/11/30            No
  82          0              2          1             7           01/01/15            No
  83          24             6          1             0           09/01/14            No
  84          60             2          1             9           01/01/10            No
  85          12             1          1             5           02/01/12            No
  86          0              1          1             5           02/01/10            No
  87          0              2          1             7           01/01/15            No
  88          0              3          1             5           12/01/14            No
  89          12             1          11            0           02/11/15            No
  90          0              1          1             0           02/01/15            No
  91          72             4          1             5           11/01/10            No
  92          24             2          1             5           01/01/15            No
  93          0              1          1             5           02/01/15            No
  94          60             1          11            0           02/11/10            No
  95          0              4          1             5           11/01/14            No
  96          0              1          1             0           02/01/15            No
  97          0              2          11            0           01/11/15            No
  98          60             1          11            0           02/11/10            No
  99          0              2          1             5           01/01/15            No
 100          0              2          1             7           01/01/15            No
 101          0              3          11            0           12/11/14            No
 102          0              2          1             5           01/01/10            No
 103          0              3          1             5           12/01/14            No
 104          0              2          1             5           01/01/15            No
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105          60             2          1             7           01/01/10            Yes          01/01/35
 106          24             1          1             5           02/01/12            No
 107          0              2          1             7           01/01/15            No
 108          0              2          1             0           01/01/15            No
 109          0              2          1             7           01/01/15            No
 110          0              2          1             5           01/01/15            No
 111          48             1          1             5           02/01/10            No
 112          24             2          1             5           01/01/15            No
 113          36             2          11            0           01/11/15            No
 114          0              2          1             0           01/01/15            No
 115          0              2          11            0           01/11/10            No
 116          0              2          1             7           01/01/15            No
 117          0              3          1             5           12/01/14            No
 118          60             1          11            0           02/11/10            No
 119          12             1          1             5           02/01/12            No
 120          0              2          1             7           01/01/15            No
 121          0              2          1             5           01/01/15            No
 122          0              4          1             0           11/01/14            No
 123          0              0          1             5           03/01/15            No
 124          84             3          11            0           12/11/11            No
 125          0              1          1             5           02/01/15            No
 126          0              4          1            10           11/01/14            No
 127          72             4          1             0           11/01/10            No
 128          0              2          1             5           01/01/15            No
 129          0              2          1             5           01/01/15            No
 130          0              1          1             5           02/01/15            No
 131          24             2          1             5           01/01/10            No
 132          0              3          1             5           12/01/14            No
 133          0              0          1             7           03/01/15            No
 134          60             3          11            0           12/11/09            No
 135          0              2          1             7           01/01/15            No
 136          0              2          1             7           01/01/17            No
 137          84             2          11            0           01/11/12            No
 138          0              1          1             5           02/01/15            No
 139          0              2          1             5           01/01/15            No
 140          0              1          11            0           02/11/15            No
 141          0              2          1             5           01/01/15            No
 142          0              3          1             5           12/01/16            No
 143          0              2          1             7           01/01/10            No
 144          0              2          1             7           01/01/15            No
 145          0              2          1             5           01/01/15            No
 146          0              0          1             5           03/01/15            No
 147          0              1          1            15           02/01/15            No
 148          0              2          1             7           01/01/10            No
 149          12             0          11            0           03/11/15            No
149.1
149.2
 150          0              1          1             5           02/01/15            No
 151          12             4          11            0           11/11/14            No
 152          0              1          1             5           02/01/15            No
 153          0              1          11            0           02/11/15            No
 154          0              2          1             7           01/01/15            No
 155          0              2          1             5           01/01/15            No
 156          0              3          1             5           12/01/14            No
 157          0              2          1             5           01/01/15            No
 158          12             2          11            0           01/11/15            No
 159          0              1          1             5           02/01/15            No
 160          0              2          1             5           01/01/15            No
 161          0              1          1             5           02/01/15            Yes          02/01/35
 162          24             2          1            10           01/01/12            No
 163          0              2          1             7           01/01/15            No
 164          0              7          1             7           08/01/14            No
 165          0              1          1             5           02/01/15            No
 166          0              3          1             5           12/01/14            No
 167          0              2          11            0           01/11/15            No
 168          0              1          1             7           02/01/15            No
 169          0              1          1             5           02/01/25            No
 170          0              1          11            0           02/11/15            No
 171          0              1          1             7           02/01/15            No
 172          0              3          11            0           12/11/11            No
 173          0              4          1             0           11/01/11            No
 174          0              2          1             7           01/01/15            No
 175          24             2          1             5           01/01/15            No
 176          0              2          1             5           01/01/15            No
 177          0              2          1             0           01/01/12            No
 178          0              2          11            0           01/11/15            No
 179          0              2          1             7           01/01/15            No
 180          0              3          1             7           12/01/14            No
 181          0              2          1             5           01/01/15            No
 182          0              0          6             0           03/06/15            No
 183          12             1          11            0           02/11/15            No
 184          0              1          11            0           02/11/15            Yes          02/11/35
 185          0              2          1             5           01/01/15            No
 186          0              2          1             5           01/01/15            No
 187          0              2          1             7           01/01/20            No
187.1
187.2
 188          0              2          1             7           01/01/15            No
 189          0              3          1            10           12/01/14            No
 190          0              3          1             5           12/01/22            No
 191          0              2          1            10           01/01/15            No
 192          0              5          1             5           10/01/14            No
192.1
192.2
 193          0              3          11            0           12/11/09            No
 194          0              1          1             5           02/01/15            No
 195          0              2          1             5           01/01/15            Yes          01/01/22
 196          0              1          1             5           02/01/23            No
 197          0              1          11            0           02/11/15            No
 198          0              4          1             7           11/01/14            No
 199          0              1          1             5           02/01/15            No
 200          0              4          11            0           11/11/14            No
 201          0              2          1             5           01/01/15            No
 202          0              3          1            10           12/01/13            Yes          12/01/34
 203          0              2          1             5           01/01/15            No
 204          0              2          1             7           01/01/15            No
 205          0              1          1             5           02/01/15            No
 206          0              2          1             5           01/01/15            No
 207          12             3          11            0           12/11/14            No
 208          0              2          1             7           01/01/15            No
 209          0              2          1             5           01/01/15            No
 210          0              2          11            0           01/11/15            No
 211          0              1          1             5           02/01/15            No
 212          0              3          11            0           12/11/24            No
 213          0              1          1             5           02/01/15            No
 214          0              2          11            0           01/11/15            No
 215          0              1          1             5           02/01/15            No
 216          0              1          1             5           02/01/15            No
 217          0              2          11            0           01/11/15            No
 218          0              2          11            0           01/11/10            No
 219          0              2          1             5           01/01/15            No
 220          0              2          1             7           01/01/15            No
 221          0              2          1             5           01/01/20            No
 222          0              2          1             5           01/01/15            No
 223          0              3          1             7           12/01/14            No
 224          0              1          1             5           02/01/15            No
 225          0              4          11            0           11/11/14            No
 226          0              2          1             5           01/01/25            No
 227          0              0          6             0           03/06/30            No
 228          0              1          1             5           02/01/15            No
 229          0              2          1             5           01/01/15            No
 230          0              2          1             5           01/01/15            Yes          01/01/35
 231          0              3          1             5           12/01/14            No
 232          0              1          1             7           02/01/15            No
 233          0              5          1             5           10/01/11            Yes          10/01/34

                                                                                   MATURITY/ARD     MATURITY
   LOAN #  ORIGINATOR  PROPERTY NAME                                               BALANCE ($)(8)   LTV %(8)
   ------  ----------  -------------                                               --------------   --------

     1         EHY     Woodbridge Center(18)                                          207,216,237   55.3
     2        NCCI     One River Place Apartments                                     174,287,278   54.0
     3        JPMCB    Pier 39                                                        132,197,674   65.9
     4        JPMCB    Westbury Plaza                                                  93,600,000   80.0
     5      JPMCB/EHY  Showcase Mall                                                   92,000,000   61.3
     6        NCCI     777 Sixth Avenue                                                80,500,000   64.3
     7        NCCI     Water's Edge                                                    77,000,000   79.9
     8        JPMCB    55 Railroad Avenue                                              73,900,000   74.6
     9        NCCI     Southlake Town Square One                                       70,570,880   55.3
     10        EHY     Franklin Village                                                43,500,000   62.1
     11        PNC     Preston Center Pavilion & Square                                39,032,952   64.0
     12       JPMCB    Cornerstone Brands Distribution Center                          33,243,711   61.6
     13      LaSalle   400 6th Street S.W.                                             38,000,000   79.2
     14        EHY     On the Avenue                                                   33,571,352   55.7
     15      LaSalle   Gateway Pavilion                                                35,842,000   57.8
     16       NCCI     Cornerstone Plaza                                               28,819,644   65.5
     17        EHY     140 West 57th Street                                            31,000,000   74.5
     18       JPMCB    FCB Center                                                      29,900,000   58.1
     19       JPMCB    Roseville/Stanford Ranch Crossing                               29,600,000   80.0
     20        EHY     50 West 57th Street                                             29,000,000   72.9
     21       NCCI     One Financial Plaza                                             28,300,000   60.3
     22       NCCI     Midtown Center                                                  28,227,617   57.6
     23        EHY     Harbor Court (Fee Loan)                                         27,500,000   43.0
     24       NCCI     Indigo Palms Apartments                                         23,805,000   62.6
     25        EHY     Independence Plaza                                              18,793,270   73.7
     26       JPMCB    Wells Fargo Office Building                                     17,088,654   59.8
     27       JPMCB    Market Center                                                   16,887,796   65.6
     28    JPMLASALLE  Montgomery Medical Office Buildings                             16,612,918   65.1
     29        EHY     Pecos Plaza                                                     16,402,786   61.9
     30       NCCI     Centre Pointe                                                   17,502,938   63.4
     31        PNC     Phoenix Park Hotel                                              16,547,978   60.4
     32        PNC     Gage Village Shopping Center                                    16,537,945   71.7
     33      LaSalle   Mountaineer Village Apartments                                  14,667,473   67.0
     34       NCCI     Imperial Marketplace                                            13,813,971   57.8
     35       JPMCB    Hilton Garden Inn - Louisville                                  10,324,299   44.8
     36        PNC     Courtney Creek Apartments                                       14,614,480   66.8
     37       JPMCB    Golf Glen Mart Plaza                                            12,608,937   58.9
     38        EHY     Redwood Tower                                                   15,600,000   60.0
     39        PNC     Dr. Pepper/7Up/Beverage Management, Inc                         12,202,722   65.3
     40       JPMCB    100 North LaSalle Street                                        12,210,480   67.1
     41        EHY     Palm Aire Marketplace                                           13,170,794   64.2
     42       JPMCB    Ammendale South Technology Center                               10,171,928   59.8
     43       JPMCB    Edwards Systems                                                 13,860,000   70.4
     44        EHY     Phil. Apt. Port. East Cheltenham                                12,818,008   70.4
    44.1       EHY     The Triangle Apartments                                          4,014,431   70.4
    44.2       EHY     Oxford Court Apartments                                          1,126,858   70.4
    44.3       EHY     Jefferson Court Apartments                                       1,479,001   70.4
    44.4       EHY     Madison Court Apartments                                         1,408,572   70.4
    44.5       EHY     Howell Court Apartments                                          2,676,288   70.4
    44.6       EHY     The East Cheltenham at Large Apartments                          2,112,858   70.4
     45        PNC     Desert Sage Apartments                                          10,962,107   64.5
     46        PNC     Carson Normandie                                                11,394,615   64.7
     47      LaSalle   Shurgard/Morningstar Portfolio                                  10,316,368   52.6
    47.1     LaSalle   Florance Self Storage                                            3,140,485   52.6
    47.2     LaSalle   Hickory Self Storage                                             2,195,853   52.6
    47.3     LaSalle   Lexington Self Storage                                           1,408,661   52.6
    47.4     LaSalle   Sumter Self Storage                                              1,110,356   52.6
    47.5     LaSalle   Wilkenson Self Storage                                           1,731,824   52.6
    47.6     LaSalle   Winston Salem Self Storage                                         729,189   52.6
     48       NCCI     Harley Davidson Center(15)                                       9,267,641   50.1
     49        PNC     Pinnacle Woods Apartments                                       11,100,868   66.9
     50       NCCI     Indian River Office Building                                    10,019,713   62.5
     51        EHY     Lake Washington Park                                            10,884,972   61.0
     52      LaSalle   Mission University Apartments                                   10,106,320   63.2
     53      LaSalle   Park Village Apartments                                         10,393,018   71.7
     54        PNC     Lakewood Cove                                                    9,474,486   63.2
     55        EHY     Courtyard Plaza Shopping Center                                  9,474,733   66.5
     56      LaSalle   StorAmerica - Arcadia                                            9,328,652   65.3
     57       NCCI     Northwoods Shopping Center                                      11,192,500   56.5
     58      LaSalle   Southbridge Mall                                                 8,990,646   63.3
     59       NCCI     Hunters Glen                                                     9,419,772   66.6
     60        PNC     Cypress Greens Apartments                                        9,862,515   68.3
     61       NCCI     2 Horatio Street                                                 7,853,798   11.9
     62       NCCI     Southlake Town Square Two                                       10,429,120   58.6
     63        EHY     Peachtree Center Garage                                          9,449,137   62.6
     64        EHY     Roebuck Marketplace                                              9,109,725   70.1
     65      LaSalle   StorAmerica - Palm Desert                                        8,546,847   66.3
     66       NCCI     Tebo Plaza                                                       8,292,230   65.3
     67       JPMCB    Chimney Hill Center                                              7,854,357   64.1
     68       JPMCB    Sorrento Apartments                                              8,104,998   60.0
     69       NCCI     Shoppes on the Ridge                                             9,628,000   55.6
     70       NCCI     Washington Tower Center                                          8,157,302   64.7
     71       JPMCB    134 Meeting Street                                               7,656,798   60.8
     72      LaSalle   Saddleback Financial Center                                      8,813,688   56.1
     73       JPMCB    Village in the Pines                                             8,022,087   67.4
     74    JPMLASALLE  The Bank of America Building                                     8,304,710   66.4
     75      LaSalle   South Park Business Center                                       6,822,311   54.1
     76        PNC     Cardiff Towne Center                                             8,308,806   55.0
     77        PNC     The Belvedere Apartments                                         7,391,530   66.1
     78        PNC     Regents Cove Apartment Homes                                     7,363,167   66.2
     79    JPMLASALLE  Mission Spring Creek                                             7,624,159   69.3
     80        EHY     Hawthorne Plaza                                                  7,070,688   64.3
     81       NCCI     Crenshaw Plaza                                                     255,772   1.5
     82       JPMCB    Spring Town Center                                               3,472,871   26.7
     83        EHY     Alton Road                                                       7,058,991   52.3
     84       JPMCB    Champion Woods Apartments                                        8,000,000   78.8
     85      LaSalle   Briarcliff Apartments                                            6,883,322   68.8
     86      LaSalle   Lee Heights Shopping Center                                      7,212,735   68.0
     87       JPMCB    Buckingham Apartments                                            6,351,671   66.2
     88        PNC     Timbers of Pine Hollow Apartment Homes                           6,230,992   66.3
     89       NCCI     1712 Pearl Street                                                6,292,688   65.9
     90        EHY     River Oaks Office                                                6,137,264   63.1
     91        EHY     Jacobi - 730 Lexington                                           7,200,000   66.7
     92      LaSalle   Rugby Square Apartments                                          6,228,047   70.0
     93      LaSalle   West Gate South                                                  5,903,178   63.5
     94       NCCI     Green's Corner                                                   7,022,366   54.9
     95        PNC     Pine Forest Apartment Homes                                      5,844,737   66.4
     96        EHY     Hampton Inn and Suites                                           5,527,864   47.7
     97       NCCI     Village at Surprise Shopping Center                              5,829,690   65.2
     98       NCCI     Stilesboro Oaks                                                  6,951,971   54.7
     99    JPMLASALLE  Mission Road Self Storage                                        5,608,569   55.8
    100       JPMCB    10th  Street Medical Building                                    5,426,780   58.4
    101       NCCI     Bradburn                                                         5,553,293   67.7
    102        PNC     Residence Inn                                                    5,797,726   56.8
    103    JPMLASALLE  1700 Ridgely Street                                              5,179,351   63.2
    104      LaSalle   Easy Self Storage Portfolio                                      4,811,546   54.9
   104.01    LaSalle   Convenient Storage--15th Street                                  1,125,990   54.9
   104.02    LaSalle   Chesapeake Storage                                                 227,944   54.9
   104.03    LaSalle   Lavalette Storage                                                  109,853   54.9
   104.04    LaSalle   Convenient Storage--Camden                                         219,705   54.9
   104.05    LaSalle   Convenient Storage--Bradley                                        433,918   54.9
   104.06    LaSalle   Convenient Storage--Sycamore                                       310,334   54.9
   104.07    LaSalle   P.Ridge Storage                                                    763,476   54.9
   104.08    LaSalle   Ernies Storage                                                     225,198   54.9
   104.09    LaSalle   Proctorville Storage                                               598,697   54.9
   104.10    LaSalle   South Point Storage                                                 54,926   54.9
   104.11    LaSalle   AAA Storage                                                        703,057   54.9
   104.12    LaSalle   Coal Grove Storage                                                  38,448   54.9
    105       JPMCB    Pratt Distribution                                               6,200,000   71.9
    106       JPMCB    Southcreek Shopping Center                                       5,589,079   68.2
    107       JPMCB    Lexington Place                                                  5,019,265   59.1
    108        EHY     Ridgefield Shopping Center                                       4,992,187   66.6
    109       JPMCB    Residence Inn - Lexington                                        3,854,888   44.4
    110    JPMLASALLE  Country Meadows Plaza                                            4,992,841   58.7
    111      LaSalle   Sunset Commons                                                   5,810,766   73.6
    112    JPMLASALLE  Edelweiss Shopping Center                                        5,071,808   59.7
    113       NCCI     Stonefield Village Apartments                                    5,191,093   68.8
    114        EHY     Lenoir Festival Centre                                           4,803,494   70.6
    115       NCCI     Shops on Howard                                                  5,269,902   69.8
    116       JPMCB    Eastchester Ridge Apartments                                     4,606,096   59.8
    117        EHY     Loretto Towne Center                                             4,689,265   66.0
    118       NCCI     Newton Crossings                                                 5,547,622   54.1
    119      LaSalle   Triad Apartments                                                 4,705,056   69.7
    120       JPMCB    Roseville Shopping Center                                        4,566,185   67.6
    121        PNC     Alameda Pointe Apartments                                        4,505,605   63.9
    122        EHY     1720 West Broadway Rd                                            4,690,487   68.0
    123        PNC     Intermex Office Building                                         4,248,686   66.4
    124       NCCI     Publix at Brooker Creek                                          5,000,000   44.1
    125      LaSalle   Town and Country Shopping Center                                 4,161,078   66.6
    126       JPMCB    10 East South Street                                             4,013,380   64.2
    127        EHY     Jacobi - 494 Broadway                                            4,800,000   76.2
    128    JPMLASALLE  Beech Grove Plaza SC                                             3,967,253   66.1
    129      LaSalle   Chateau Apartments                                               3,960,420   67.1
    130      LaSalle   Airport Center Building K                                        3,899,321   58.1
    131      LaSalle   Round Top MHP & RV Resort                                        4,437,008   72.7
    132    JPMLASALLE  Carriage Hill Apartments                                         3,802,274   61.8
    133       JPMCB    Union Hills South Retail Pad                                     3,890,583   68.0
    134       NCCI     Silver Oaks                                                      4,520,000   69.5
    135       JPMCB    Sterling Ridge Office II                                         3,809,661   67.4
    136       JPMCB    York Marketplace                                                 3,506,833   58.4
    137       NCCI     Watercolor Crossing                                              4,355,000   51.8
    138        PNC     Columbia Square                                                  3,642,627   57.8
    139        PNC     Country Inn & Suites[16]                                         3,385,600   57.1
    140       NCCI     AA-Universal Storage                                             3,601,861   56.3
    141      LaSalle   ELP-Freemont                                                     3,614,306   56.5
    142    JPMLASALLE  Pecos Windmill Plaza                                             2,938,919   33.8
    143       JPMCB    Lindbergh Building                                               3,918,718   60.3
    144       JPMCB    Stonewood Apartments                                             3,479,114   66.3
    145      LaSalle   Walgreens - Minneapolis, MN                                      3,508,994   62.4
    146        PNC     Claycomo Plaza                                                   3,139,056   57.1
    147       JPMCB    Elizabeth City Crossing                                          3,373,633   58.2
    148       JPMCB    McCormick Building                                               3,647,422   59.8
    149       NCCI     Union & Seaman Portfolio                                         3,304,541   45.6
   149.1      NCCI     119 Union Turnpike                                               1,705,570   45.6
   149.2      NCCI     65 Seaman Avenue                                                 1,598,972   45.6
    150      LaSalle   Tinsley Laboratories Building                                    3,245,267   51.7
    151       NCCI     Four Seasons Apartments                                          3,100,602   66.7
    152      LaSalle   Walgreens - Jacksonville, NC                                     3,083,937   62.9
    153       NCCI     Walgreens - Chandler                                             3,057,393   67.0
    154       JPMCB    Laurel Hill Apartments                                           3,018,697   64.0
    155    JPMLASALLE  Walgreens - Littleton, CO                                        2,995,312   61.1
    156    JPMLASALLE  Central Avenue Self Storage                                      2,989,365   39.4
    157      LaSalle   Walgreens - Mantua                                               2,953,208   51.6
    158       NCCI     The Oaks Apartments                                              3,029,794   64.5
    159      LaSalle   Meadowood Shopping Center                                        2,880,986   66.2
    160      LaSalle   Moore Self Storage                                               2,863,830   48.5
    161      LaSalle   Walgreens - Midwest City, OK                                     2,803,224   60.9
    162       JPMCB    Carriage Green Apartments                                        3,074,608   72.3
    163       JPMCB    Friendly Village of Manchester                                   2,764,489   46.9
    164       JPMCB    Claytons Mark Apartments                                         2,523,350   57.3
    165      LaSalle   Walgreens - Amarillo                                             2,662,757   55.5
    166        PNC     Fairfield Apartments                                             2,425,116   52.2
    167       NCCI     Airport Bypass Self Storage                                      2,636,403   64.3
    168       JPMCB    Champions on Luther Street                                       2,570,158   61.9
    169      LaSalle   Walgreens - Dallas                                                  67,740   1.4
    170       NCCI     2700 Carson Street                                               2,579,320   57.3
    171       JPMCB    Holleman Village                                                 2,553,735   64.7
    172       NCCI     Carver Gardens Apartments                                        2,644,717   66.1
    173        EHY     The Plazas at Lakewood Forest                                    2,738,940   49.8
    174       JPMCB    Orange North Apartments                                          2,505,932   63.9
    175    JPMLASALLE  181 3rd Street                                                   2,627,177   61.2
    176      LaSalle   CVS - League City, TX                                            2,510,782   61.2
    177        EHY     The Plazas at Grand Parkway                                      2,668,920   65.1
    178       NCCI     Hancock Office                                                   2,459,781   46.7
    179       JPMCB    Willow Oaks Apartments                                           2,381,876   66.2
    180       JPMCB    Hobby Lobby/Office Depot                                         2,401,563   63.2
    181      LaSalle   Walgreens - Springfield, IL                                      2,374,354   61.8
    182       NCCI     215 East 73rd Street                                             2,093,685   8.5
    183       NCCI     Ocee Plaza                                                       2,297,616   60.1
    184       NCCI     Pier One Imports                                                 2,338,915   63.8
    185      LaSalle   LaSalle North & Neva (Centrum)                                   2,327,347   61.2
    186      LaSalle   Morganton Arms Apartments                                        2,249,086   66.4
    187       JPMCB    Stor-It-All Inc. Storage                                                 1   0.0
   187.1      JPMCB    Stor-It-All Sheffield                                                    1   0.0
   187.2      JPMCB    Stor-It-All Canaan                                                       1   0.0
    188       JPMCB    Scottsdale Wal-Mart (Pad #4)                                     2,258,163   62.7
    189    JPMLASALLE  Walgreens - Crowley, TX                                          2,169,693   42.1
    190        PNC     Woodland Point Apartments                                        1,767,322   58.9
    191       JPMCB    Glen Oaks Industrial Park                                        2,132,961   35.5
    192    JPMLASALLE  Swift Creek and Madison Apartments                               1,967,507   53.2
   192.1   JPMLASALLE  Madison Apartments                                               1,329,397   53.2
   192.2   JPMLASALLE  Swift Creek Villas                                                 638,110   53.2
    193       NCCI     Baltic 1 & 2                                                     2,252,251   67.7
    194      LaSalle   Arhaus Plaza                                                     2,062,436   57.7
    195      LaSalle   CVS - Clemmons                                                   1,866,990   45.3
    196        PNC     Park Springs Apartments                                          1,634,927   50.7
    197       NCCI     Walgreen - Nashville                                             1,979,001   48.3
    198        PNC     Willow Pond I(14)                                                2,014,275   60.3
    199      LaSalle   Walgreens - Missouri City, TX                                    1,919,468   60.0
    200       NCCI     Ryland Homes Building                                            1,876,211   62.5
    201      LaSalle   Danwood Shopping Center                                          1,829,319   55.4
    202       JPMCB    Staples Middleton                                                1,887,647   67.7
    203      LaSalle   Am South - Orlando (Lake Underhill)                              1,810,885   61.0
    204       JPMCB    East Gate apts                                                   1,638,510   60.7
    205      LaSalle   Cotton Creek Apartments                                          1,778,172   65.9
    206    JPMLASALLE  RBC Centura Bank                                                 1,589,453   57.4
    207       NCCI     Kirkwood Meadows Apartments                                      1,705,271   68.2
    208       JPMCB    Burbank Office Building                                          1,687,660   42.2
    209    JPMLASALLE  Castledome Self Storage                                          1,654,609   51.7
    210       NCCI     A-1 Absolute Self Storage                                        1,495,268   53.4
    211      LaSalle   Walgreens - Greenville (Whitehorse Road)                         1,535,734   34.3
    212       NCCI     Forest Park II                                                      36,863   1.2
    213      LaSalle   Landmark Shopping Center                                         1,427,130   64.9
    214       NCCI     Allen Place Apartments                                           1,392,100   66.3
    215      LaSalle   Woodmen Hills Plaza                                              1,340,227   53.6
    216      LaSalle   Oxford Marketplace                                               1,220,393   44.4
    217       NCCI     9631-9637 Santa Monica Boulevard                                 1,229,837   51.2
    218       NCCI     Calimesa Estates                                                 1,343,059   48.0
    219        PNC     The Shoppes at Hunter's Creek                                    1,287,623   61.3
    220       JPMCB    Brentwood Apartments                                             1,263,099   66.5
    221      LaSalle   Walgreens - Dearborn and Division                                1,072,405   36.4
    222      LaSalle   CVS - Garner, NC                                                   957,629   36.8
    223       JPMCB    Staples - Altoona, IA                                              920,700   44.7
    224      LaSalle   Secure & Safe Self Storage                                       1,172,340   61.7
    225       NCCI     Honeydale MHP                                                    1,181,745   67.5
    226    JPMLASALLE  CVS - Jacksonville                                                  26,515   1.1
    227       NCCI     Walgreens - Magnolia                                                50,085   1.0
    228      LaSalle   All Size Self Storage                                            1,005,477   30.2
    229    JPMLASALLE  Lynn Village Apartments                                            985,840   60.1
    230      LaSalle   BB&T Bank Dacula, GA ground lease                                  965,193   59.2
    231    JPMLASALLE  Pheasant Branch                                                    757,312   38.3
    232       JPMCB    Tyler Park Apartments                                              793,890   66.2
    233      LaSalle   Kaylene Court Apartments                                           834,992   69.6

                                    REMAINING
                                    PREPAYMENT                                                                           MOST RECENT
LOAN #                       PROVISION (PAYMENTS)(9)                            2002 NOI ($)        2003 NOI ($)           NOI ($)
------                       -----------------------                            ------------        ------------           -------

  1                             L(24),Def(20),O(7)                               22,440,910          24,114,515          25,025,568
  2                             L(24),Def(89),O(6)                                                   12,117,535          16,637,516
  3                             L(24),Def(91),O(3)                               11,744,313          11,646,949          13,774,910
  4                             L(24),Def(32),O(2)                                7,700,779           5,650,512           6,492,535
  5                            L(24),Def(59),O(37)                                7,642,222           8,581,963           9,948,912
  6                             L(24),Def(30),O(4)                                8,842,253           8,577,770           8,556,322
  7                             L(24),Def(31),O(4)
  8                             L(24),Def(90),O(4)                                                                        5,256,080
  9                         L(36),Grtr1%orYM(20),O(4)                             6,680,375           7,328,700           8,683,537
  10                            L(24),Def(49),O(7)                                4,241,155           4,177,402           4,459,864
  11                            L(34),Def(80),O(4)                                  849,033           2,592,554           3,273,664
  12                            L(24),Def(68),O(3)                                4,972,243           5,065,338           5,172,144
  13                            L(24),Def(33),O(2)                                                                        3,364,489
  14                            L(24),Def(28),O(3)                                3,278,876           4,196,285           5,446,599
  15                        L(21),Grtr1%orYM(33),O(4)
  16                            L(24),Def(28),O(6)                                                    2,870,651           3,093,862
  17                            L(24),Def(27),O(4)                                2,519,301           2,773,695           3,017,530
  18                            L(24),Def(90),O(4)                                3,668,929           3,537,459           3,537,459
  19                            L(24),Def(32),O(2)                                2,466,306           2,466,777           2,448,679
  20                            L(24),Def(27),O(4)                                1,911,914           1,498,865           1,776,399
  21                            L(24),Def(32),O(3)                                                                        3,992,752
  22                        L(36),Grtr1%orYM(20),O(4)                                                 2,312,886           2,801,840
  23                            L(60),YM(47),O(4)                                   998,612             998,612           1,289,873
  24                            L(24),Def(92),O(3)                                                                        2,347,506
  25                            L(24),Def(88),O(4)                                1,397,815           1,499,515           1,905,202
  26                            L(24),Def(90),O(4)
  27                            L(24),Def(90),O(4)                                1,694,686           1,801,673           1,998,701
  28                            L(24),Def(91),O(3)                                1,560,918           1,648,442           1,862,361
  29                            L(24),Def(86),O(7)                                1,640,140           1,816,661           1,800,255
  30                            L(24),Def(90),O(3)                                                    1,698,908           1,807,078
  31                            L(34),Def(80),O(4)                                2,191,526           1,960,837           2,134,143
  32                            L(34),Def(44),O(4)                                                                        1,414,573
  33                            L(24),Def(91),O(3)                                                                          687,512
  34                            L(24),Def(88),O(6)
  35                            L(24),Def(90),O(4)                                                      623,844           2,707,553
  36                            L(34),Def(44),O(4)                                1,436,646           1,290,731           1,354,321
  37                           L(24),Def(140),O(13)                               1,838,611           1,720,973           1,590,050
  38                        L(27),Grtr1%orYM(24),O(4)                             1,789,022           1,590,895           1,662,221
  39                        L(33),Grtr1%orYM(81),O(4)
  40                            L(24),Def(86),O(4)                                1,293,616           1,513,721           1,435,818
  41                            L(24),Def(26),O(7)                                1,193,973           1,505,014           1,422,430
  42                            L(24),Def(91),O(4)
  43                            L(24),Def(32),O(2)
  44            L(16),Grtr1%orYM+1%(8),Grtr1%orYM+1%/Def(22),O(7)                 1,253,289             940,681           1,220,019
 44.1                                                                               392,514             294,609             382,094
 44.2                                                                               110,179              82,697             107,254
 44.3                                                                               144,610             108,540             140,771
 44.4                                                                               137,724             103,372             134,068
 44.5                                                                               261,676             196,406             254,729
 44.6                                                                               206,586             155,057             201,102
  45                            L(34),Def(80),O(4)                                                      212,452             982,720
  46                            L(34),Def(44),O(4)                                                      678,363           1,439,888
  47                            L(24),Def(91),O(3)                                1,440,150           1,601,210           1,627,764
 47.1                                                                               401,297             481,214             491,598
 47.2                                                                               300,179             317,232             339,328
 47.3                                                                               179,190             223,496             215,685
 47.4                                                                               178,812             197,086             172,916
 47.5                                                                               285,718             264,807             277,091
 47.6                                                                                94,954             117,375             131,146
  48                            L(24),Def(92),O(3)                                                                        1,254,271
  49                            L(35),Def(44),O(4)                                1,070,295           1,114,993           1,114,917
  50                            L(24),Def(87),O(3)                                1,372,339           1,317,008           1,298,092
  51                        L(33),Grtr1%orYM(81),O(4)                             1,713,252           1,071,506           1,021,492
  52                            L(24),Def(90),O(4)                                1,071,223           1,049,399           1,040,885
  53                            L(24),Def(55),O(3)                                1,065,842           1,281,398           1,015,232
  54                            L(34),Def(80),O(4)                                                      657,226             839,163
  55                            L(24),Def(90),O(4)                                  898,496             887,685             902,019
  56                        L(34),Grtr1%orYM(79),O(6)                               874,018             803,856             894,772
  57                        L(33),Grtr1%orYM(21),O(4)                                                                     1,026,024
  58                            L(24),Def(88),O(3)                                1,380,115           1,419,642           1,374,258
  59                            L(24),Def(90),O(3)                                1,025,016             943,586             921,604
  60                            L(34),Def(20),O(4)                                  828,387             845,878             836,591
  61                        L(24),Grtr1%orYM(92),O(3)
  62                        L(36),Grtr1%orYM(20),O(4)
  63                            L(24),Def(27),O(4)                                1,077,657             946,126             939,054
  64                            L(24),Def(87),O(7)                                1,114,550             936,124           1,054,163
  65                        L(34),Grtr1%orYM(79),O(6)                               905,729             813,096             893,674
  66                            L(24),Def(90),O(3)                                1,040,984           1,075,057           1,167,245
  67                           L(24),Def(140),O(13)                               1,170,799           1,129,440           1,202,179
  68                            L(24),Def(90),O(4)                                1,014,223           1,045,350           1,089,478
  69                        L(36),Grtr1%orYM(41),O(4)                                                                       578,858
  70                            L(24),Def(92),O(3)                                  794,183             858,167             785,582
  71                            L(24),Def(90),O(4)                                  790,205             929,991             942,671
  72                           L(24),Def(34),O(24)                                  738,798             982,022             859,290
  73                            L(24),Def(90),O(4)                                  451,666             383,815             733,210
  74                            L(24),Def(32),O(2)                                                      534,092             823,121
  75                            L(24),Def(91),O(3)                                1,249,315           1,155,881           1,143,975
  76                            L(31),Def(80),O(4)                                  843,559             636,354             620,718
  77                        L(31),Grtr1%orYM(81),O(4)                               679,618             786,605             817,933
  78                         L(31),Grtr%orYM(81),O(4)                               717,926             767,490             813,391
  79                            L(46),Def(67),O(4)                                  856,624             748,178             753,336
  80                            L(24),Def(88),O(5)                                  674,365             403,256             732,480
  81                           L(24),Def(269),O(6)                                  688,016           1,066,191           1,463,933
  82                            L(24),Def(90),O(4)                                                                          331,290
  83                      L(24),Grtr1%orYM/Def(83),O(7)                             670,589             726,799             726,799
  84                            L(24),Def(32),O(2)                                  823,930             756,378             718,307
  85                            L(24),Def(56),O(3)                                  733,625             742,376             753,382
  86                            L(24),Def(32),O(3)
  87                            L(24),Def(90),O(4)                                  843,156             871,134             864,371
  88                       L(32),GRTR1% or YM(81),O(4)                              537,076             636,025             695,708
  89                            L(24),Def(89),O(6)                                                                          759,497
  90                            L(24),Def(91),O(4)                                                      705,713             747,304
  91                            L(24),Def(43),O(1)
  92                            L(24),Def(91),O(3)                                  629,191             568,341             639,145
  93                      L(24),Def/Grtr1%orYM(92),O(3)                             702,692             783,421             790,430
  94                        L(36),Grtr1%orYM(19),O(4)                               835,628                                 869,600
  95                        L(31),Grtr1%orYM(81),O(4)                               566,146             611,000             633,883
  96                            L(24),Def(91),O(4)                                  121,392             778,452           1,058,467
  97                            L(24),Def(91),O(3)
  98                        L(36),Grtr1%orYM(19),O(4)                               840,455             804,591             834,184
  99                            L(33),Def(82),O(3)                                                       39,253             398,773
 100                            L(24),Def(90),O(4)                                  441,381             396,634             535,800
 101                            L(24),Def(90),O(3)
 102                            L(34),Def(20),O(4)                                  193,061             800,157           1,076,312
 103                            L(24),Def(90),O(3)                                                      754,323             673,446
 104                            L(24),Def(93),O(1)                                  478,690             648,209             719,901
104.01                                                                              112,022             151,693             168,470
104.02                                                                               22,678              30,709              34,105
104.03                                                                               10,929              14,799              16,436
104.04                                                                               21,858              29,599              32,872
104.05                                                                               43,170              58,457              64,923
104.06                                                                               30,874              41,808              46,432
104.07                                                                               75,957             102,855             114,231
104.08                                                                               22,404              30,339              33,694
104.09                                                                               59,563              80,656              89,577
104.10                                                                                5,465               7,400               8,218
104.11                                                                               69,946              94,715             105,191
104.12                                                                                3,825               5,180               5,753
 105                        L(24),Grtr1%orYM(32),O(2)
 106                            L(24),Def(56),O(3)
 107                            L(24),Def(90),O(4)                                                      107,698             527,312
 108                            L(24),Def(90),O(4)                                                                          626,033
 109                            L(24),Def(90),O(4)                                                      885,894             969,993
 110                            L(24),Def(91),O(3)                                                      628,294             633,259
 111                           L(24),Def(23),O(12)                                  701,136             696,476             685,878
 112                            L(24),Def(93),O(1)
 113                            L(24),Def(91),O(3)                                  534,597             485,014             561,372
 114                            L(24),Def(90),O(4)
 115                            L(24),Def(28),O(6)
 116                            L(24),Def(90),O(4)                                  640,066             472,726             521,261
 117                        L(20),Grtr1%orYM(94),O(3)                               883,765             783,951             886,658
 118                        L(36),Grtr1%orYM(19),O(4)                               639,537             718,020             687,199
 119                            L(24),Def(56),O(3)                                  588,773             542,892             504,167
 120                            L(24),Def(90),O(4)                                                      165,849             165,849
 121                            L(34),Def(80),O(4)                                                                           93,331
 122                            L(24),Def(88),O(4)                                  431,268             516,552             529,321
 123                            L(36),Def(80),O(4)
 124                        L(33),Grtr1%orYM(44),O(4)                               799,574             630,840             857,070
 125                            L(24),Def(92),O(3)                                  319,633             566,415             608,934
 126                            L(24),Def(88),O(4)                                  321,428             254,227             272,232
 127                            L(24),Def(43),O(1)                                                                          445,379
 128                            L(24),Def(91),O(3)                                  386,933             374,760             387,949
 129                            L(24),Def(91),O(3)                                  399,399             360,488             367,290
 130                            L(24),Def(92),O(3)                                                                          563,038
 131                            L(24),Def(31),O(3)                                  595,635             572,854             630,236
 132                            L(24),Def(90),O(3)                                  365,606             380,311             479,524
 133                            L(24),Def(92),O(4)
 134                            L(24),Def(30),O(3)                                  400,657             326,726             429,053
 135                            L(24),Def(90),O(4)
 136                           L(24),Def(111),O(7)
 137                        L(36),Grtr1%orYM(42),O(4)                                                                       339,784
 138                            L(35),Def(80),O(4)                                  296,711             354,306             426,474
 139                            L(34),Def(77),O(7)                                                      433,693             760,104
 140                            L(24),Def(89),O(6)                                                      362,323             506,855
 141                            L(24),Def(91),O(3)                                  303,503             395,519             546,472
 142                           L(24),Def(111),O(6)                                  683,861             693,159             756,746
 143                            L(24),Def(32),O(2)                                  497,860             623,958             616,360
 144                            L(24),Def(90),O(4)                                                                          180,261
 145                            L(24),Def(91),O(3)
 146                            L(36),Def(80),O(4)                                  402,517             479,982             466,129
 147                            L(24),Def(91),O(4)
 148                            L(24),Def(32),O(2)                                   11,696             317,613             384,426
 149                            L(24),Def(93),O(3)                                                      296,334             337,893
149.1                                                                                                   165,027             175,393
149.2                                                                                                   131,307             162,500
 150                        L(34),Grtr1%orYM(82),O(3)
 151                            L(24),Def(86),O(6)                                                      171,010             381,496
 152                            L(24),Def(92),O(3)
 153                            L(24),Def(89),O(6)
 154                            L(24),Def(90),O(4)                                  371,709             406,680             376,816
 155                            L(24),Def(91),O(3)
 156                            L(32),Def(83),O(2)                                  585,551             615,225             601,463
 157                            L(24),Def(91),O(3)
 158                            L(24),Def(91),O(3)                                                      289,151             339,724
 159                            L(24),Def(92),O(3)                                  347,464             372,119             386,267
 160                            L(24),Def(91),O(3)                                  272,045             314,276             357,218
 161                            L(24),Def(92),O(3)
 162                            L(24),Def(55),O(3)                                  353,626             365,764             300,053
 163                            L(24),Def(90),O(4)                                  391,941             373,728             380,447
 164                            L(24),Def(85),O(4)                                                      194,585             295,351
 165                            L(24),Def(92),O(3)
 166                            L(33),Def(80),O(4)                                  348,252             340,571             365,507
 167                            L(24),Def(88),O(6)                                                      236,819             281,679
 168                            L(24),Def(91),O(4)                                                      219,424             440,432
 169                           L(24),Def(212),O(3)
 170                            L(24),Def(92),O(3)                                                      273,758             315,207
 171                            L(24),Def(91),O(4)                                                      388,817             361,076
 172                            L(24),Def(54),O(3)                                  360,606             354,923             364,709
 173                            L(24),Def(52),O(4)                                                      210,919             255,179
 174                            L(24),Def(90),O(4)                                  327,201             327,569             351,971
 175                            L(24),Def(90),O(4)
 176                            L(24),Def(91),O(3)
 177                            L(24),Def(54),O(4)
 178                            L(24),Def(88),O(6)                                  214,857             291,155             242,979
 179                            L(24),Def(90),O(4)                                  301,003             284,927             290,508
 180                            L(24),Def(89),O(4)                                  344,290             336,114             336,114
 181                            L(24),Def(91),O(3)
 182                        L(24),Grtr1%orYM(90),O(6)
 183                            L(24),Def(91),O(4)                                                                          338,821
 184                            L(24),Def(89),O(6)
 185                            L(24),Def(91),O(3)
 186                            L(24),Def(91),O(3)                                  149,011             221,627             152,513
 187                           L(24),Def(129),O(25)                                 437,323             505,873             555,560
187.1                                                                               243,698             287,342
187.2                                                                               192,625             218,531             555,560
 188                            L(24),Def(90),O(4)
 189                            L(24),Def(90),O(3)
 190                           L(33),Def(176),O(4)                                                                          126,662
 191                            L(24),Def(90),O(4)                                  468,234             428,133             477,799
 192                            L(30),Def(82),O(3)                                                      372,421             450,613
192.1                                                                                                   251,636             304,468
192.2                                                                                                   120,785             146,145
 193                            L(24),Def(30),O(3)                                                                          334,208
 194                            L(24),Def(92),O(3)                                  216,495             203,276             271,658
 195                            L(24),Def(91),O(3)
 196                           L(35),Def(176),O(4)                                                                           70,879
 197                            L(24),Def(92),O(3)                                  300,000             300,000             300,000
 198                            L(32),Def(80),O(4)
 199                            L(24),Def(92),O(3)
 200                            L(24),Def(89),O(3)                                  290,881             292,033             292,033
 201                            L(24),Def(91),O(3)                                  380,192             395,584             360,985
 202                            L(24),Def(77),O(4)
 203                            L(24),Def(91),O(3)
 204                            L(24),Def(90),O(4)                                  222,662             207,410             216,034
 205                            L(24),Def(92),O(3)                                                                          172,239
 206                            L(24),Def(91),O(3)
 207                            L(24),Def(90),O(3)                                  195,645             204,829             204,829
 208                            L(24),Def(90),O(4)                                  247,396             187,228             232,039
 209                            L(33),Def(82),O(3)                                  264,697             264,907             250,183
 210                            L(24),Def(88),O(6)                                  164,552             192,103             203,056
 211                            L(24),Def(92),O(3)
 212                           L(24),Def(210),O(3)                                                                          169,552
 213                            L(24),Def(92),O(3)                                  324,201             261,030             215,695
 214                            L(24),Def(91),O(3)                                  201,664             203,057             203,043
 215                        L(34),Grtr1%orYM(82),O(3)
 216                            L(24),Def(92),O(3)                                                                           69,066
 217                            L(24),Def(91),O(3)                                  101,005             114,361             150,509
 218                            L(24),Def(31),O(3)                                                      153,517             173,994
 219                         L(33),Grtr%orYM(81),O(4)                               106,796             162,798             163,356
 220                            L(24),Def(90),O(4)                                  185,172             176,152             199,318
 221                           L(24),Def(151),O(3)                                  201,418             222,095             222,095
 222                            L(24),Def(91),O(3)
 223                            L(24),Def(89),O(4)
 224                            L(24),Def(92),O(3)                                  143,424             189,286             189,419
 225                            L(24),Def(89),O(3)                                   68,717                                 179,676
 226                           L(24),Def(211),O(3)
 227                           L(24),Def(273),O(3)
 228                            L(24),Def(92),O(3)                                  321,404             336,750             293,499
 229                            L(24),Def(91),O(3)                                   79,185             126,168             160,531
 230                            L(24),Def(91),O(3)
 231                            L(24),Def(90),O(3)                                  131,943             128,972             144,821
 232                            L(24),Def(91),O(4)                                   97,410             109,176             100,278
 233                            L(24),Def(52),O(3)                                   32,196              59,838              39,246

                 MOST RECENT                                           UW
   LOAN #         NOI DATE              UW NOI ($)        UW NCF ($)   DSCR (10, 13)             TITLETYPE          PML %
   ------         --------              ----------        ----------   -------------             ---------          -----

     1            09/30/04             26,989,318        26,472,005    1.99                         Fee
     2            10/31/04             18,149,223        17,918,973    1.35                         Fee
     3            10/31/04             14,247,098        13,640,354    1.28                      Leasehold           17.0
     4            07/31/04              7,391,619         7,132,529    1.61                         Fee
     5            11/30/04              8,720,809         8,508,273    1.70                         Fee
     6            10/31/04              7,628,643         7,555,143    2.04                         Fee
     7                                  5,579,792         5,555,516    1.43                         Fee              13.0
     8            06/30/04              6,344,372         6,122,801    1.49                         Fee
     9            06/30/04              8,267,484         7,553,861    2.35                         Fee
     10           06/30/04              4,728,734         4,434,465    2.09                         Fee
     11           10/31/04              3,715,994         3,631,534    1.30                         Fee
     12           10/31/04              4,868,275         4,433,307    1.48                         Fee
     13           10/31/04              3,555,084         3,375,672    1.83                         Fee
     14           07/31/04              5,742,696         5,228,291    1.92                         Fee
     15                                 4,125,698         3,916,524    2.34                         Fee
     16           10/31/04              3,361,260         3,033,313    1.51                         Fee              18.0
     17           06/30/04              3,349,294         3,200,744    2.06                         Fee
     18           12/31/03              3,203,248         2,966,508    1.92                         Fee
     19           12/31/04              2,372,114         2,255,007    1.61                         Fee              10.0
     20           06/30/04              2,188,562         2,052,889    1.41                         Fee
     21           11/30/04              3,964,947         3,413,868    2.54                         Fee
     22           10/31/04              3,241,599         3,131,232    2.49                         Fee
     23           12/31/04              1,497,918         1,497,918    1.09                         Fee
     24           11/30/04              2,155,347         2,047,347    1.69                         Fee
     25           07/31/04              2,150,955         2,028,815    1.34                         Fee
     26                                 2,413,315         2,214,042    1.60                      Leasehold
     27           11/30/04              1,887,743         1,818,647    1.35                         Fee
     28           10/31/04              1,995,254         1,844,852    1.38                      Leasehold
     29           07/31/04              2,065,315         1,967,731    1.48                         Fee
     30           09/30/04              2,055,778         1,916,028    1.43                         Fee
     31           10/31/04              2,235,770         1,945,215    1.40                         Fee
     32           09/30/04              1,786,641         1,702,770    1.34                         Fee              18.0
     33           09/30/04              1,538,147         1,480,547    1.28                         Fee
     34                                 1,713,359         1,598,305    1.41                         Fee              15.0
     35           10/31/04              2,502,523         2,174,823    1.63                      Leasehold
     36           10/31/04              1,403,586         1,333,585    1.28                         Fee
     37           08/31/04              1,514,558         1,367,876    1.23                         Fee
     38           07/31/04              2,220,700         1,916,353    2.33                         Fee
     39                                 1,398,769         1,258,358    1.27                         Fee
     40           05/31/04              1,524,358         1,314,567    1.29                         Fee
     41           08/31/04              1,534,211         1,436,319    1.61                         Fee
     42                                 1,481,417         1,418,869    1.29                         Fee
     43                                 1,359,947         1,263,836    1.70                         Fee
     44           05/31/04              1,512,910         1,438,710    1.57                         Fee
    44.1          05/31/04                473,823           450,585    1.57                         Fee
    44.2          05/31/04                133,003           126,480    1.57                         Fee
    44.3          05/31/04                174,567           166,005    1.57                         Fee
    44.4          05/31/04                166,254           158,100    1.57                         Fee
    44.5          05/31/04                315,882           300,390    1.57                         Fee
    44.6          05/31/04                249,381           237,150    1.57                         Fee
     45           10/31/04              1,224,810         1,172,810    1.33                         Fee
     46           10/31/04              1,163,825         1,097,886    1.29                         Fee              18.0
     47           10/31/04              1,658,811         1,572,775    1.91                         Fee
    47.1          10/31/04                504,583           485,139    1.91                         Fee
    47.2          10/31/04                340,526           323,388    1.91                         Fee
    47.3          10/31/04                216,586           203,289    1.91                         Fee
    47.4          10/31/04                178,237           168,169    1.91                         Fee
    47.5          10/31/04                284,879           270,313    1.91                         Fee
    47.6          10/31/04                134,000           122,477    1.91                         Fee
     48           07/31/04              1,212,805         1,137,678    1.25                         Fee
     49           10/31/04              1,051,096           999,096    1.26                         Fee
     50           04/30/04              1,329,479         1,213,411    1.42                         Fee
     51           12/31/04              1,093,950           982,851    1.23                         Fee              18.0
     52           12/31/04              1,032,133           963,133    1.21                         Fee
     53           10/31/04              1,220,840         1,141,729    1.38                         Fee
     54           10/31/04              1,036,580           971,580    1.28                         Fee
     55           10/31/04              1,175,685         1,064,754    1.39                         Fee
     56           12/31/04              1,081,617         1,062,643    1.43                         Fee              16.0
     57           06/30/04              1,445,668         1,381,603    2.56                         Fee
     58           04/30/04              1,250,138         1,084,373    1.44                         Fee
     59           09/30/04                937,135           895,535    1.23                         Fee
     60           10/31/04                909,084           840,704    1.24                         Fee
     61                                 3,843,145         3,782,645    5.13                         Fee
     62                                 1,019,938           901,695    1.90                         Fee
     63           12/31/04                959,871           944,611    1.20                  Fee and Leasehold
     64           08/31/04              1,098,317           992,564    1.40                         Fee
     65           12/31/04              1,073,543         1,050,449    1.54                         Fee              15.0
     66           09/30/04                990,704           926,656    1.40                         Fee
     67           08/31/04                957,637           858,887    1.23                         Fee
     68           10/31/04              1,009,041           921,007    1.43                         Fee
     69           08/31/04              1,242,620         1,169,563    2.56                         Fee
     70           11/30/04                892,203           798,969    1.25                         Fee              13.0
     71           12/31/04                913,735           840,630    1.34                      Leasehold
     72           07/31/04                986,402           879,251    1.43                         Fee              18.0
     73           11/30/04                770,267           726,617    1.21                         Fee
     74           10/31/04                954,321           817,424    1.40                         Fee
     75           11/30/04              1,068,096           932,223    1.42                         Fee
     76           10/31/04              1,082,802         1,016,868    1.68                         Fee              15.0
     77           10/31/04                823,211           772,961    1.32                         Fee
     78           10/31/04                824,211           756,211    1.29                         Fee
     79           10/31/04                803,758           744,758    1.28                         Fee
     80           10/31/04                890,448           763,207    1.34                         Fee
     81           10/31/04              1,255,076         1,184,131    1.93                         Fee              13.0
     82           09/30/04              1,016,493           993,533    1.29                         Fee
     83           12/31/03                801,973           766,468    1.36                         Fee
     84           10/31/04                686,458           639,958    1.58                         Fee
     85           12/31/04                796,345           734,095    1.27                         Fee
     86                                   783,783           749,531    1.46                         Fee
     87           10/31/04                824,221           742,454    1.47                         Fee
     88           10/31/04                725,420           667,956    1.33                         Fee
     89           08/31/04                744,332           707,390    1.44                         Fee
     90           09/30/04                702,051           650,025    1.31                         Fee
     91                                   633,079           613,772    1.64                         Fee
     92           09/30/04                698,392           645,392    1.33                         Fee
     93           10/31/04                791,217           748,163    1.57                         Fee              11.0
     94           09/30/04                838,891           812,229    2.57                         Fee
     95           10/31/04                659,747           619,002    1.32                         Fee
     96           07/31/04                978,811           882,067    1.54                  Fee and Leasehold
     97                                   650,929           617,463    1.31                         Fee
     98           09/30/04                838,426           806,971    2.58                         Fee
     99           10/31/04                708,418           691,219    1.54                         Fee              12.0
    100           12/31/04                595,734           551,211    1.25                         Fee              15.0
    101                                   678,387           650,321    1.35                         Fee
    102           10/30/04              1,065,712           941,976    1.96                         Fee
    103           09/30/04                692,189           582,995    1.41                         Fee
    104           09/30/04                706,146           672,463    1.41                         Fee
   104.01         09/30/04                165,251           157,369    1.41                         Fee
   104.02         09/30/04                 33,453            31,858    1.41                         Fee
   104.03         09/30/04                 16,122            15,353    1.41                         Fee
   104.04         09/30/04                 32,244            30,706    1.41                         Fee
   104.05         09/30/04                 63,682            60,644    1.41                         Fee
   104.06         09/30/04                 45,545            43,372    1.41                         Fee
   104.07         09/30/04                112,048           106,704    1.41                         Fee
   104.08         09/30/04                 33,050            31,474    1.41                         Fee
   104.09         09/30/04                 87,865            83,674    1.41                         Fee
   104.10         09/30/04                  8,061             7,677    1.41                         Fee
   104.11         09/30/04                103,181            98,259    1.41                         Fee
   104.12         09/30/04                  5,643             5,374    1.41                         Fee
    105                                   724,045           679,363    2.21                         Fee
    106                                   608,903           576,706    1.44                         Fee
    107           02/28/05                596,281           579,681    1.42                         Fee
    108           10/31/04                660,844           601,177    1.49                         Fee
    109           10/31/04                960,579           847,321    1.71                         Fee
    110           09/30/04                728,291           646,479    1.57                         Fee
    111           09/30/04                682,676           592,753    1.40                         Fee
    112                                   543,856           512,259    1.22                         Fee
    113           11/30/04                520,459           488,459    1.28                         Fee
    114                                   612,063           559,047    1.42                         Fee
    115                                   574,163           540,232    1.38                         Fee
    116           09/30/04                540,150           497,150    1.37                         Fee
    117           12/31/04                698,169           604,667    1.57                         Fee
    118           09/30/04                674,650           651,167    2.61                         Fee
    119           12/31/04                542,209           502,497    1.27                         Fee
    120           12/31/03                548,459           521,366    1.36                         Fee
    121           11/30/04                592,293           549,093    1.50                         Fee
    122           12/31/04                541,149           499,870    1.61                         Fee
    123                                   498,759           468,945    1.33                         Fee
    124           09/30/04                786,021           735,762    3.19                         Fee
    125           12/31/04                528,691           456,659    1.36                         Fee
    126           08/31/04                449,569           407,658    1.26                         Fee
    127           12/31/04                410,853           379,867    1.52                         Fee
    128           11/30/04                474,637           430,620    1.37                         Fee
    129           10/31/04                499,358           457,358    1.38                         Fee
    130           11/30/04                514,297           481,434    1.50                         Fee
    131           08/31/04                584,200           568,250    1.79                         Fee
    132           09/30/04                584,209           535,709    1.77                         Fee
    133                                   440,109           415,527    1.23                         Fee
    134           09/30/04                412,106           390,506    1.62                         Fee
    135                                   505,201           467,277    1.45                         Fee
    136                                   525,748           504,810    1.64                         Fee
    137           09/30/04                581,620           561,704    2.71                         Fee
    138           08/31/04                447,525           417,095    1.39                         Fee
    139           10/31/04                709,306           631,451    1.85                         Fee
    140           11/30/04                461,210           452,321    1.53                         Fee              17.0
    141           10/31/04                543,912           527,662    1.76                         Fee
    142           08/31/04                651,688           620,528    2.03                         Fee
    143           12/31/04                524,910           469,584    1.65                         Fee
    144           12/31/04                358,611           343,211    1.23                         Fee
    145                                   382,920           380,873    1.32                         Fee
    146           08/31/04                479,054           418,109    1.38                         Fee
    147                                   407,699           367,344    1.34                         Fee
    148           06/30/04                459,205           412,355    1.56                         Fee
    149           09/30/04                394,419           368,669    1.42                         Fee
   149.1          09/30/04                216,354           202,354    1.42                         Fee
   149.2          09/30/04                178,064           166,314    1.42                         Fee
    150                                   423,165           395,776    1.48                         Fee
    151           09/30/04                373,244           335,494    1.29                         Fee
    152                                   335,390           333,206    1.31                         Fee
    153                                   302,640           300,554    1.20                         Fee
    154           10/31/04                387,032           358,980    1.49                         Fee
    155                                   331,549           329,501    1.36                         Fee
    156           09/30/04                572,552           553,251    2.30                         Fee              13.0
    157                                   373,220           371,047    1.59                         Fee
    158           11/30/04                363,045           331,795    1.38                         Fee
    159           10/31/04                367,408           337,855    1.44                         Fee
    160           10/31/04                384,051           372,138    1.62                         Fee
    161                                   297,439           295,241    1.29                         Fee
    162           10/31/04                308,860           273,212    1.25                         Fee
    163           10/31/04                356,715           345,315    1.52                         Fee
    164           06/30/04                354,346           317,010    1.27                         Fee
    165                                   291,740           289,517    1.34                         Fee
    166           09/30/04                370,166           353,666    1.52                         Fee
    167           10/31/04                305,031           297,561    1.38                         Fee
    168           10/31/04                342,784           330,784    1.64                         Fee
    169                                   318,900           315,978    1.19                         Fee
    170           08/31/04                279,769           266,843    1.30                         Fee              14.0
    171           10/31/04                328,583           317,483    1.58                         Fee
    172           08/31/04                333,745           308,745    1.31                         Fee
    173           08/31/04                463,569           425,763    2.15                         Fee
    174           10/31/04                319,432           295,932    1.48                         Fee
    175                                   331,223           316,350    1.55                         Fee              15.0
    176                                   278,160           276,208    1.34                         Fee
    177                                   340,599           317,393    1.60                         Fee
    178           10/31/04                370,162           321,144    1.60                         Fee              29.0
    179           10/31/04                258,559           240,784    1.27                         Fee
    180           12/31/03                322,221           296,004    1.48                         Fee
    181                                   260,700           258,477    1.34                         Fee
    182                                 1,372,070         1,353,820    6.89                         Fee
    183           10/31/04                323,699           300,391    1.51                         Fee
    184                                   261,325           259,642    1.36                         Fee
    185                                   263,840           262,910    1.40                         Fee
    186           10/31/04                265,870           247,769    1.36                         Fee
    187           08/31/04                445,578           432,881    1.60                         Fee
   187.1                                  242,653           236,333    1.60                         Fee
   187.2          08/31/04                202,925           196,548    1.60                         Fee
    188                                   275,859           257,238    1.34                         Fee
    189                                   339,500           337,318    1.99                         Fee
    190           09/30/04                277,964           247,964    1.19                         Fee
    191           12/31/04                388,502           332,727    2.00                         Fee              15.0
    192           07/31/04                345,278           310,278    1.56                         Fee
   192.1          07/31/04                233,296           209,647    1.56                         Fee
   192.2          07/31/04                111,982           100,631    1.56                         Fee
    193           09/30/04                260,547           244,047    1.29                         Fee
    194           11/30/04                247,504           233,189    1.39                         Fee
    195                                   291,139           290,051    1.60                         Fee
    196           10/31/04                267,965           246,965    1.28                         Fee
    197           12/31/03                291,000           288,497    1.84                         Fee
    198                                   226,161           211,782    1.27                         Fee
    199                                   210,490           208,306    1.33                         Fee
    200           12/31/03                280,765           253,514    1.66                         Fee
    201           09/30/04                273,982           235,437    1.60                         Fee
    202                                   214,019           201,345    1.33                         Fee
    203                                   203,205           202,632    1.37                         Fee
    204           11/30/04                214,008           194,008    1.23                         Fee
    205           11/30/04                215,550           205,550    1.37                         Fee
    206                                   189,549           188,741    1.24                         Fee
    207           10/31/04                193,180           181,180    1.35                         Fee
    208           11/30/04                273,851           232,663    1.65                         Fee              25.0
    209           08/31/04                247,649           237,691    1.80                         Fee              6.0
    210           08/31/04                211,968           204,137    1.39                         Fee
    211                                   292,270           290,087    2.35                         Fee
    212           10/31/04                210,636           192,636    1.34                         Fee
    213           07/31/04                216,492           180,194    1.48                         Fee
    214           11/30/04                185,253           180,303    1.60                         Fee
    215                                   172,782           162,508    1.47                         Fee
    216           10/31/04                240,546           221,916    1.87                         Fee
    217           08/31/04                164,010           158,266    1.31                         Fee              18.0
    218           11/30/04                184,134           180,634    1.40                         Fee              18.0
    219           12/31/04                168,875           160,867    1.55                         Fee
    220           09/30/04                149,662           135,982    1.34                         Fee
    221           12/31/03                203,210           200,402    1.94                         Fee
    222                                   175,288           173,769    1.42                         Fee
    223                                   145,844           144,384    1.22                         Fee
    224           10/31/04                158,258           152,693    1.58                         Fee
    225           09/30/04                164,980           156,480    1.58                         Fee
    226                                   150,172           148,664    1.33                         Fee
    227                                   323,010           317,477    3.13                         Fee
    228           08/31/04                266,218           257,744    3.11                         Fee              14.0
    229           10/31/04                140,800           125,050    1.55                         Fee
    230                                   100,267           100,267    1.27                         Fee
    231           12/31/04                134,874           123,124    1.69                         Fee
    232           10/31/04                107,213            87,748    1.39                         Fee
    233           09/30/04                 92,111            83,111    1.26                         Fee

                                                          UPFRONT ESCROW(11)
        ---------------------------------------------------------------------------------------------------------------------------

         UPFRONT CAPEX    UPFRONT ENGIN.     UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX    UPFRONT INS.     UPFRONT OTHER
LOAN #      RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)        RESERVE ($)     RESERVE ($)       RESERVE ($)
------      -----------       -----------        -----------       -----------        -----------     -----------       -----------

  1
  2                                                                                      147,640         626,566           945,504
  3                            3,481,250
  4
  5                                                                                       57,914          68,367
  6              6,125                                                                                   112,319
  7                               24,375                                                                                 1,360,560
  8                              525,000                                                  57,952          11,929
  9
  10             2,514            57,438                               32,000             29,846           5,730
  11                              92,000
  12
  13                           1,345,115                                                 167,000
  14                               8,250                                                 318,189          94,208           500,000
  15
  16                             181,250                              250,000            170,315          32,368
  17                                                                                     229,420          37,992
  18
  19                              82,770
  20                             125,000                                                 224,282          34,842
  21
  22
  23
  24                                                                                      18,291                           126,892
  25             3,157                                                  6,945             88,066           6,460
  26                                                                                                      43,576
  27                              30,000                                                  31,361          14,151
  28                               2,813                                                  94,110          14,579            10,000
  29                                                                                      30,018          34,440
  30           115,000                                                300,000             88,307           4,833
  31         2,000,000                                                                                                     500,000
  32                                                                1,500,000                                               28,000
  33                                                                                      11,267          34,872
  34                                                                                      73,871           3,710
  35                                                                                      89,116          15,629
  36
  37                              77,700                              900,000            333,277          14,367
  38                                                                1,880,297            109,090                           400,836
  39                                                  1,500
  40                             125,000                                                 238,970           2,759            39,350
  41             1,754                                                  5,846
  42                                                                                     136,421
  43
  44                             619,431                                                  97,913           6,308
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45
  46                                                549,486         2,900,000                                               10,000
  47                             137,986
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48                              15,450                                                   5,288          11,657
  49                              32,252
  50                                                                                     187,547          14,267
  51                             389,190                              945,610             31,721           3,167
  52                             179,750                                                  14,087           4,848
  53                              13,688                                                  30,504          85,788
  54                             210,625
  55             2,380           662,365                              200,000             15,167          16,895
  56                                                                                      47,663                           120,000
  57
  58            17,344                                                                    32,122          13,294           178,274
  59                               6,250                                                  30,667          25,191            69,517
  60
  61
  62
  63                              10,000                                                  25,000           3,768           500,000
  64                              20,625                                                  21,522           3,483           750,000
  65                                                                                      38,935
  66                                                                                      99,258           7,260
  67                              23,125                              350,000             17,974          19,704
  68                              18,750                                                  30,098          37,850
  69
  70            85,000           240,000                                                  28,205                           290,000
  71                                                                  140,000             24,073           9,102
  72                                                                  330,000             41,502           2,318
  73                                                                                      22,542          43,816
  74                              69,406                              250,000             22,963          20,062
  75                                                                                      46,916          17,509
  76
  77                              68,000
  78                              19,000
  79            42,625                                                                                    26,334
  80             2,545                                                  8,667             15,594           3,163
  81                                                                                      67,720
  82                                                                                      70,474           3,312            68,264
  83                                                250,000            15,000                                                3,125
  84                             125,000                                                  33,290          26,556
  85           103,500           146,500                                                  95,433          32,137
  86                              16,813                                                  26,471           2,584
  87                                                                                      19,039          18,985
  88                             119,383
  89                                                                                      26,949
  90                              97,125                               50,000             10,958          26,206
  91                               1,250                                                  27,134          14,000
  92                              21,250             25,000                               69,839           2,985
  93                                                                                      36,023           6,993
  94
  95                              80,000
  96                                                                                       2,210          35,554
  97                                                                                      20,404           2,917           406,640
  98
  99                                                                                      28,219           4,250
 100                              12,500                                                                                    20,784
 101                                                                  100,000             53,382           6,275            74,485
 102                             150,000
 103                                                                                      30,043          42,832
 104                              63,873                                                   1,562          31,568
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105                                                                                                                       203,100
 106                                                                                      53,023           4,642
 107                                                                                      13,770          23,540
 108            80,000            11,875                              200,000              5,255
 109                                                                                      20,384           6,605
 110                                                                                      49,324           6,422
 111                              11,406                               50,000             27,279           3,120
 112                                                                                      28,255          20,152
 113                              34,375                                                  10,659          19,521
 114             2,284            17,250                              218,790              7,653                           218,790
 115                                                                                      30,903           5,098
 116                              25,000                                                  58,858          30,162
 117           270,000            13,460                                                  11,476           2,802
 118
 119           249,250             3,750                                                  74,265          26,521
 120                                                                                      34,638
 121
 122             1,474            24,576                              132,000             25,093             972
 123
 124
 125            50,200            18,038                                                   7,736           7,188
 126                              50,625                                                  54,425           8,581            50,000
 127                                                                                      16,193                           250,000
 128                                                                                      18,815
 129
 130                                                                                       8,763           5,083
 131
 132                               7,350                                                  12,783          16,714
 133                                                                                       6,356           1,113           243,132
 134                                                                                      10,000          14,694
 135                                                                                       5,325           2,860
 136                                                                                                                        92,400
 137
 138                                                  1,500
 139
 140                                                                                      15,358           1,096
 141
 142                                                  1,875
 143                                                                                      35,603
 144                                                                                      12,391          29,595
 145
 146                              44,125                              100,000
 147                              12,500                                                  42,332           2,566            86,868
 148                                                                                      38,615
 149                              13,500             11,438                               69,388          18,764
149.1
149.2
 150                                                                                      10,433           1,878
 151                              33,400                                                  68,543          22,685
 152
 153
 154                             150,719                                                  12,414          44,043
 155
 156                                                                                      10,399          12,900
 157
 158                             139,958                                                   7,298           2,556
 159                                                                  137,000             12,676           3,474
 160                                                                                       7,126          13,794
 161
 162                              25,750                                                  35,730          14,000
 163                                                                                      35,503           8,783
 164                                                                                      48,196          11,285             5,000
 165
 166                              56,094
 167
 168                                                                                      14,405           3,044
 169
 170                                                                                         815           3,605
 171                                                                                      13,116           2,721
 172                               3,750                                                   8,583           3,052
 173                                                                   95,000             69,600           5,866
 174                                                                                      10,784          12,893
 175                                                                                      12,519           8,943           102,229
 176
 177             1,950                                                                     6,000           4,907            53,808
 178                                                                   75,000             13,651
 179                               1,400                                                   7,867           8,547
 180                                                                                       6,226           2,761
 181
 182
 183                                                                                      15,240           4,232
 184                                                                                       7,574
 185
 186                              21,250                                                   6,740          12,266
 187                                                                                       5,018          10,483
187.1
187.2
 188                                                                                       9,237           1,178            44,168
 189
 190
 191
 192                              66,969                                                  13,679           6,378
192.1
192.2
 193                              10,625                                                   2,372           2,756
 194                               2,835                                                  19,272             991
 195
 196
 197                               1,582
 198
 199
 200                              10,000                               91,792              3,962             389
 201                                                                                       7,059           2,805
 202                                                                                       3,416           1,263
 203
 204                              24,375                                                  12,507           4,136
 205                                                                                       6,240           5,773
 206
 207                               8,125                                                  10,500           5,490
 208                                                                                       7,110          14,135
 209                                                                                       2,603             546
 210                               6,875                                                   3,145           1,392
 211
 212                               6,375                                                   5,673           5,704
 213                              46,344                                                   9,308           1,549
 214             4,760             9,750                                                   4,102           3,302
 215                                                                                       1,818
 216                                                                                      15,082           3,467
 217                              10,348                                                   8,651             625
 218                               7,550                                                   2,585           1,846
 219
 220                               8,150                                                   3,918          12,604
 221
 222
 223
 224                                                                                      13,069           3,141
 225                                                                                       1,493           2,587
 226
 227
 228
 229                              60,000                                                   1,600           2,818
 230
 231                                                                                      48,213           6,707
 232                                                                                       7,410           6,108
 233                                                                                       6,320          10,319

                                                                                   MONTHLY ESCROW(12)
       -----------------------------------------------------------------------------------------------------------------------------

                                                                           MONTHLY CAPEX     MONTHLY ENVIR.     MONTHLY TI/LC
LOAN #                                                                        RESERVE ($)        RESERVE ($)       RESERVE ($)
------                                                                        -----------        -----------       -----------

  1
  2                                                                               19,188
  3                                                                               17,569
  4                                                                                4,554
  5
  6                                                                                6,125
  7
  8                                                                                5,178
  9
  10                                                                               2,514                               32,000
  11                                                                               2,861                                4,167
  12                                                                                                                   25,000
  13
  14                                   4% of Borrowers Gross Revenue for the prior month
  15
  16                                                                               2,734                               21,875
  17                                                                               1,310                               10,000
  18
  19                                                                               1,879
  20                                                                               1,310                               10,000
  21                                                                               5,371
  22
  23
  24                                                                               9,000
  25                                                                               3,167                                6,945
  26                                                                               2,630
  27                                                                               1,399
  28                                                                               1,638                               10,895
  29
  30                                                                               3,176                                8,470
  31                    1% of Gross Revenues for 2005, 2% for 2006, and 3.5% after 2006.
  32                                                                               1,284                                4,167
  33                                                                               4,800
  34                                                                                                                    6,899
  35                                                                               7,322
  36                                                                               5,833
  37                                                                               2,573                                4,166
  38                                                                               3,379                               20,800
  39
  40                                                                               2,690                               12,500
  41                                                                               1,754                                5,846
  42                                                                                 239                                4,600
  43
  44                                                                               6,183
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45    $3,467 during the first 24 months and $4,334 for the remaining term of the Loan.
  46                                                                               1,372                                3,000
  47                                                                               7,170
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48                                                                               1,913                                2,609
  49                                                                               4,374
  50
  51                                                                                 875
  52                                                                               5,750
  53                                                                               6,593
  54                                                                               6,417
  55                                                                               2,380
  56                                                                               1,581
  57
  58                                                                                                                   10,000
  59                                                                               3,467
  60                                                                               5,250
  61
  62
  63                                                                               1,590
  64                                                                               3,478
  65                                                                               1,925
  66
  67                                                                               2,182                                4,168
  68
  69
  70                                                                               1,706                                6,320
  71                                                                               1,260                                3,660
  72                                                                               1,192                                7,737
  73                                                                               4,042
  74                                                                               2,510                                8,899
  75                                                                               2,709
  76                                                                                 650
  77                                                                               4,188
  78                                                                               5,667
  79                                                                               4,917
  80                                                                               2,545                                8,667
  81
  82
  83                                                                                 699                                1,389
  84                                                                               3,875
  85                                                                               5,188
  86                                                                                 637                                2,222
  87
  88                                                                               4,750
  89                                                                                 406                                2,703
  90                                                                                 787
  91                                                                                 117                                1,400
  92                                                                               4,417
  93                                                                               1,043                                2,531
  94
  95                                                                               3,394
  96                                                5% of Gross Revenue from Prior Month
  97                                                                                                                    2,267
  98
  99                                                                               1,434
 100
 101                                                                                 431
 102                                                                               9,899
 103                                                                               3,675                                5,425
 104                                                                               2,807
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105
 106                                                                                 600
 107                                                                                 219
 108                                                                               2,128
 109                                                                               2,768
 110                                                                               1,223
 111                                                                               1,245                                6,246
 112                                                                                 781                                1,935
 113                                                                               2,667
 114                                                                               2,284
 115                                                                                 369                                2,459
 116                                                                               4,167
 117                                                                               1,681                                6,304
 118
 119                                                                               2,286                                1,023
 120                                                                                 117                                2,083
 121                                                                               3,600
 122                                                                               1,474
 123                                                                                                                    2,750
 124
 125                                                                               1,890                                4,183
 126                                                                               3,493
 127                                                                                 240                                2,500
 128                                                                                 855                                2,813
 129                                                                               3,500
 130                                                                                 883                                1,856
 131                                                                               1,329
 132
 133                                                                                 124                                1,925
 134                                                                               1,800
 135                                                                                 311                                3,117
 136
 137
 138                                                                                 605                                1,000
 139                                                                               6,931
 140                                                                                 741
 141                                                                               1,354
 142
 143                                                                               1,379                                3,000
 144                                                                               1,283
 145
 146                                                                               1,269                                2,500
 147                                                                                 949                                2,084
 148                                                                               1,022                                2,450
 149                                                                               2,145
149.1
149.2
 150                                                                                 384
 151                                                                               3,146
 152
 153                                                                                 174
 154
 155
 156                                                                               1,608
 157
 158                                                                               2,604
 159                                                                                 681                                1,782
 160                                                                                 993
 161
 162                                                                               2,971
 163                                                                                 984
 164                                                                               3,111
 165
 166                                                                               1,375
 167                                                                                 623
 168                                                                               1,000
 169
 170                                                                                  80                                  598
 171                                                                                 917
 172                                                                               2,083
 173
 174
 175                                                                                                                    1,078
 176
 177                                                                                                                      813
 178                                                                                 684                                3,422
 179
 180
 181
 182
 183                                                                                 274                                1,828
 184
 185
 186                                                                               1,509
 187                                                                                 542
187.1
187.2
 188                                                                                  74                                1,478
 189
 190                                                                               2,500
 191
 192                                                                               2,917
192.1
192.2
 193                                                                               1,375
 194                                                                                 252                                  925
 195                                                                                  91
 196                                                                               1,750
 197
 198                                                                                 250                                1,500
 199
 200                                                                                 462                                1,806
 201                                                                                 816                                2,396
 202
 203
 204                                                                               1,667
 205                                                                                 833
 206                                                                                  67
 207                                                                               1,000
 208
 209                                                                                 830
 210                                                                                 653
 211
 212
 213                                                                                 435                                2,590
 214                                                                                 413
 215                                                                                 146                                  710
 216
 217                                                                                  30
 218
 219                                                                                 152                                  417
 220                                                                               1,140
 221
 222
 223                                                                                 122
 224                                                                                 464
 225
 226
 227
 228
 229                                                                               1,313
 230
 231
 232
 233                                                                                 750

                                                  MONTHLY ESCROW(12)
                  -------------------------------------------------------------

                          MONTHLY RE TAX       MONTHLY INS.      MONTHLY OTHER     SINGLE
   LOAN #                     RESERVE ($)        RESERVE ($)        RESERVE ($)    TENANT
   ------                     -----------        -----------        -----------    ------

     1                                                                               No
     2                            49,213             73,402                          No
     3                            56,681             86,520                          No
     4                                                                               No
     5                            57,914             18,340                          No
     6                            53,423             11,232                          No
     7                            95,914             19,839                          Yes
     8                            28,976              3,976                          No
     9                                                                               No
     10                           29,846              5,730                          No
     11                          105,357                                12,500       No
     12                           21,104                                             Yes
     13                           50,816              7,601                          Yes
     14                           79,547             13,458              8,333       No
     15                                                                              No
     16                           34,063              6,474                          No
     17                           57,355              4,221                          No
     18                                                                              No
     19                                                                              No
     20                           55,297              3,871                          No
     21                                                                              No
     22                                                                              No
     23                                                                              No
     24                           18,291                                             No
     25                           58,710              6,460                          No
     26                            4,167              3,961                          No
     27                                               7,076                          No
     28                           23,528              3,645                          No
     29                           10,006              3,444                          No
     30                           22,077              1,611                          No
     31                           22,483             10,909                          No
     32                           14,514              2,454                          No
     33                           11,267              5,812                          No
     34                           18,468              3,710                          No
     35                            5,735                                             No
     36                           19,272                                             No
     37                           66,655              3,592                          No
     38                           27,273              1,876              7,362       No
     39                                                                              Yes
     40                           29,871              2,759                          No
     41                                                                              No
     42                           19,489                                             No
     43                                                                              Yes
     44                           16,319              6,308                          No
    44.1                                                                             No
    44.2                                                                             No
    44.3                                                                             No
    44.4                                                                             No
    44.5                                                                             No
    44.6                                                                             No
     45                           14,561              3,038                          No
     46                           10,170              2,236                          No
     47                                                                              No
    47.1                                                                             No
    47.2                                                                             No
    47.3                                                                             No
    47.4                                                                             No
    47.5                                                                             No
    47.6                                                                             No
     48                            5,288              1,457                          No
     49                           15,196              4,894                          No
     50                           17,050              7,133                          No
     51                           10,574              3,167                          No
     52                           14,087              2,424                          No
     53                           30,504              9,532                          No
     54                            9,689              3,812                          No
     55                           15,167              3,427                          No
     56                            9,533                                             No
     57                                                                              No
     58                           32,122              4,431                          No
     59                           10,222              3,599                          No
     60                           17,430              5,003                          No
     61                                                                              No
     62                                                                              No
     63                           12,500              1,256                          No
     64                           10,761              3,483                          No
     65                            7,787                                             No
     66                           11,029              1,210                          No
     67                            8,986              4,926                          No
     68                           10,033              3,154                          No
     69                                                                              No
     70                            9,402              1,835              3,333       No
     71                           12,037              2,987                          No
     72                           10,376              1,159                          No
     73                            5,636              3,651                          No
     74                            5,741              2,006                          No
     75                           15,639              2,501                          No
     76                            8,759                855                          No
     77                           12,725              3,376                          No
     78                           14,090              4,017                          No
     79                           19,240              2,194                          No
     80                           15,594              3,163                          No
     81                           11,287                                             No
     82                                                                              No
     83                                                                              No
     84                           16,620              3,794                          No
     85                           19,087              3,214                          No
     86                            5,294              1,292                          No
     87                            6,346              2,109                          No
     88                            8,442              3,057                          No
     89                            8,983                                             No
     90                            5,479                                 4,200       No
     91                            6,784              1,167                          Yes
     92                           13,968              1,493                          No
     93                            7,205                777                          No
     94                                                                              No
     95                            8,938              2,472                          No
     96                            1,105              3,232                          No
     97                            5,101                583                          No
     98                                                                              No
     99                            7,055                607                          No
    100                                                                              No
    101                            8,897                628                          No
    102                           10,414              3,038                          No
    103                           10,014              6,119                          No
    104                            5,818              3,157                          No
   104.01                                                                            No
   104.02                                                                            No
   104.03                                                                            No
   104.04                                                                            No
   104.05                                                                            No
   104.06                                                                            No
   104.07                                                                            No
   104.08                                                                            No
   104.09                                                                            No
   104.10                                                                            No
   104.11                                                                            No
   104.12                                                                            No
    105                                                                              Yes
    106                            5,302              1,547                          No
    107                            6,885              1,962                          No
    108                            5,254                                             No
    109                            5,096                                             No
    110                        12,331,12              1,070                          No
    111                           13,640              1,560                          No
    112                           14,127              1,832                          No
    113                           10,659              1,775                          No
    114                            7,653                                             No
    115                            7,726              1,275                          No
    116                            8,408              2,402                          No
    117                            5,738              2,802                          No
    118                                                                              No
    119                           14,853              2,652                          No
    120                            4,954                                             No
    121                            6,667              2,448                          No
    122                            6,273                972                          No
    123                            4,917              3,519                          Yes
    124                                                                              No
    125                            7,736                799                          No
    126                           13,083              2,860                          No
    127                            4,048              1,152                          No
    128                            6,272                                             No
    129                            9,774              3,488                          No
    130                            4,382              1,694                          Yes
    131                            2,323              2,408             32,566       No
    132                            4,261              5,571                          No
    133                            3,178                371                          No
    134                            5,000              2,099                          No
    135                            2,662              1,430                          No
    136                                                                              No
    137                                                                              No
    138                            8,240                867                          No
    139                            3,053              1,859                          No
    140                            3,072                274                          No
    141                                                                              No
    142                                                                              No
    143                            8,901                                             No
    144                            6,196              2,277                          No
    145                                                                              Yes
    146                            7,647              1,162                          No
    147                            5,291                855                          No
    148                            9,654                                             No
    149                           13,878              4,691                          No
   149.1                                                                             No
   149.2                                                                             No
    150                            5,216                944              1,506       Yes
    151                            6,135              2,836                          No
    152                                                                              Yes
    153                                                                              Yes
    154                            4,138              3,670                          No
    155                                                                              Yes
    156                            3,466              1,075                          No
    157                                                                              Yes
    158                            2,433              2,556                          No
    159                            6,338                695                          No
    160                            1,425              1,379                          No
    161                                                                              Yes
    162                            9,354              3,500                          No
    163                           17,552                627                          No
    164                            5,355              2,257                          No
    165                                                                              Yes
    166                            2,432              1,391                          No
    167                              903                206                          No
    168                            7,203              1,522                          No
    169                                                                              Yes
    170                              815                401                          No
    171                            6,558              1,360                          No
    172                            4,292              1,526                          No
    173                            5,800                838                          No
    174                            3,595              1,074                          No
    175                            3,130              1,278                          No
    176                                                                              Yes
    177                            6,000                545                          No
    178                            3,413              1,685                          No
    179                            2,622                950                          No
    180                            3,113              1,380                          No
    181                                                                              Yes
    182                                                                              No
    183                            3,048                470                          No
    184                            1,262                                             Yes
    185                                                                              Yes
    186                            3,370              1,533                          No
    187                            2,398              1,378                          No
   187.1                                                                             No
   187.2                                                                             No
    188                            1,847                393                          No
    189                                                                              Yes
    190                            9,750              2,150                          No
    191                                                                              No
    192                            4,560              3,189                          No
   192.1                                                                             No
   192.2                                                                             No
    193                            2,372              2,756                          No
    194                            4,818                330                          No
    195                                                                              Yes
    196                            5,250              1,607                          No
    197                                                                              Yes
    198                            2,435                192                          Yes
    199                                                                              Yes
    200                            1,981                389                          Yes
    201                            2,353                401                          No
    202                            2,032                421                          Yes
    203                                                                              Yes
    204                            3,127              1,379                          No
    205                            3,120              1,443                          No
    206                                                                              Yes
    207                            3,500                915                          No
    208                                               1,178                          No
    209                            2,603                546                          No
    210                            1,573                464                          No
    211                                                                              Yes
    212                            2,837              1,141                          No
    213                            1,862                516                          No
    214                            2,051                826                          No
    215                            1,818                617                          No
    216                            5,027                433                          No
    217                            1,442                 89                          No
    218                              646                923                          No
    219                            1,136                437                          No
    220                            1,959                970                          No
    221                                                                              No
    222                                                                              Yes
    223                                                                              Yes
    224                            1,867                393                          No
    225                            1,493              1,293                          No
    226                                                                              Yes
    227                                                                              Yes
    228                                                                              No
    229                            1,600              1,409                          No
    230                                                                              Yes
    231                            4,018                559                          No
    232                            1,853                611                          No
    233                            1,053                860                          No

                                                        LARGEST TENANT
             ------------------------------------------------------------------------------------------------

                                                                                                     LEASE
   LOAN #    LARGEST TENANT                                                         UNIT SIZE      EXPIRATION
   ------    --------------                                                         ---------      ----------

     1       Sears                                                                    274,100       08/05/06
     2
     3       Aquarium of The Bay                                                       47,217       02/28/14
     4       Costco Wholesale                                                         148,295       08/31/09
     5       Gameworks                                                                 47,161       03/31/12
     6
     7       Electronic Arts Inc.                                                     243,433       09/30/13
     8       Ziff Brothers Investments                                                 61,177       04/30/19
     9       The Container Store                                                       23,796       02/28/12
     10      Stop & Shop                                                               75,000       07/31/08
     11      Marshall's Mega Store                                                     50,023       03/31/12
     12      Cornerstone                                                              970,168       10/31/12
     13      The District of Columbia                                                 128,723       01/31/10
     14
     15      Sports Authority                                                          35,700       01/31/14
     16      Nadel Architects                                                          22,792       10/31/08
     17      Kates Paperie                                                              7,440       03/31/18
     18      Foote, Cone & Belding                                                    203,376       03/01/14
     19      The Sports Authority                                                      43,373       11/30/16
     20      Jets Development LLC                                                      14,300       12/31/08
     21      Bank of America                                                           88,305       05/31/09
     22      Walmart                                                                  157,793       09/30/22
     23      DEG, LLC                                                                  57,673       05/26/74
     24
     25      A&P Supermarket                                                           56,111       02/28/14
     26      Wells Fargo                                                              158,041       12/31/14
     27      United Artists                                                            44,796       12/31/17
     28      Montgomery General Hospital                                               27,029       02/28/07
     29      Vons Groceries                                                            49,860       12/31/07
     30      State of Maryland                                                         82,102  5/13/06 & 12/04/12
     31
     32      Gigante Market                                                            45,000       11/03/23
     33
     34      San Diego Work Force Partnership                                          32,400       01/03/19
     35
     36
     37      Value City                                                               102,530       01/31/06
     38      State of Maryland - DBED                                                  86,938       10/04/08
     39      Beverage Management, Inc                                                 480,762       09/30/19
     40      Bank Leumi                                                                12,639       06/30/12
     41      Winn Dixie                                                                51,703       06/01/18
     42      Food & Drug Admin. (GSA)                                                  51,000       03/31/13
     43      Edwards Systems Technologies                                             106,790       12/05/14
     44
    44.1
    44.2
    44.3
    44.4
    44.5
    44.6
     45
     46      Rising Sun, dba SuperSaver Market                                         31,680       10/16/07
     47
    47.1
    47.2
    47.3
    47.4
    47.5
    47.6
     48      Las Vegas Harley Davidson                                                 66,853       01/01/14
     49
     50      Vero-Xray                                                                 13,245       06/30/05
     51      Clearwire Corporation                                                     31,558       01/11/15
     52
     53
     54
     55      Hobby Lobby                                                               60,280       04/01/14
     56
     57      Marshall's                                                                30,000       07/31/13
     58      Younkers                                                                  50,000       01/31/10
     59
     60
     61
     62      Crate & Barrel                                                            15,949       01/31/11
     63
     64      Winn Dixie                                                                47,718       01/04/15
     65
     66      Danish Furniture                                                           9,250       07/31/05
     67      Farm Fresh Grocery                                                        52,398       01/31/20
     68
     69      Publix                                                                    44,271       12/31/23
     70      Western Business College                                                  35,479       06/30/14
     71      Haynesworth Sinkler Boyd                                                  32,277       09/01/12
     72      California Bank and Trust                                                 10,389       04/12/11
     73
     74      Medstar/VNA                                                               19,327       09/30/09
     75      Voluntary Enterprises, Inc.                                               13,710       11/30/06
     76      Cardiff Seaside Market                                                    12,590       06/14/08
     77
     78
     79
     80      Old Time Pottery, Inc                                                     93,605       12/31/13
     81      Ralph's Market                                                            46,333       06/05/24
     82      Walgreens                                                                 14,560       12/31/29
     83      National Deli Corporation                                                 36,000       03/31/19
     84
     85
     86      Pastries by Randolph                                                       4,267       08/31/08
     87
     88
     89      Berg Hill Grennleaf & Ruscitti                                            12,802       07/31/08
     90      The Palladium for Surgery                                                 14,875       11/30/13
     91      Aldo Shoes                                                                 4,100       01/31/10
     92
     93      Shari's Restaurant                                                         3,909       06/19/11
     94      Kroger                                                                    63,296       01/31/18
     95
     96
     97      Payless ShoeSource                                                         2,996       08/05/14
     98      Kroger                                                                    54,872       06/30/22
     99
    100      Tenth St. Pediatric                                                        4,777       06/30/10
    101      Goddard's School                                                           8,040       01/31/18
    102
    103      Dovco Industrial Fabricators                                              99,338       05/30/10
    104
   104.01
   104.02
   104.03
   104.04
   104.05
   104.06
   104.07
   104.08
   104.09
   104.10
   104.11
   104.12
    105      Classic Container Corporation                                            203,100       03/31/15
    106      Food Lion                                                                 38,274       12/14/24
    107
    108      KMART                                                                     81,326       03/31/05
    109
    110      Aco, Inc.                                                                 12,000       08/31/09
    111      Sunset Office Suites, Inc.                                                 5,802       08/31/06
    112      Dollar Tree                                                                9,007       05/31/09
    113
    114      Belk's Store                                                              55,000       12/31/18
    115      Wings "N" More                                                             6,765       12/31/13
    116
    117      Graham's Central Station                                                  26,995       07/31/12
    118      Kroger                                                                    63,296       01/31/18
    119
    120      Leslie Swimming Pools                                                      4,800       10/31/10
    121
    122      US Door & Building Components                                             46,000       01/14/07
    123      Intermex Wire Transfer                                                    25,420       11/10/14
    124      Publix Supermarket                                                        56,146       10/31/14
    125      Sofa Express                                                              32,895       06/30/12
    126
    127      Media Bistro                                                               4,167       04/30/06
    128      Sears Appliance & Hardware                                                21,089       01/09/11
    129
    130      Charlotte Mecklenburg Hospital Authority                                  52,972       08/31/11
    131
    132
    133      Washington Mutual                                                          3,500       08/31/09
    134
    135      Texas Orthopedic                                                          13,485       12/31/19
    136      Bray & Scarff                                                              5,600       01/31/15
    137      Publix                                                                    28,800       01/31/24
    138      D&I Sales                                                                  6,442       09/30/13
    139
    140
    141
    142      Vegas Boxing                                                               3,300       11/30/09
    143      Aspen Systems Corporation                                                 32,054       09/30/05
    144
    145      Walgreens                                                                 13,650       12/31/27
    146      Maj-R-Thrift                                                              25,182       05/31/07
    147      Super Value                                                               63,000       01/19/25
    148      Walgreen Co.                                                              68,891       02/28/07
    149
   149.1
   149.2
    150      Tinsley Laboratories, Inc. and SSG Precision Optronics, Inc.              30,683       02/28/09
    151
    152      Walgreens                                                                 14,560       06/30/29
    153      Walgreens                                                                 13,905       07/31/20
    154
    155      Walgreens                                                                 13,650       12/31/29
    156
    157      Walgreens                                                                 14,490       10/31/29
    158
    159      Ace Hardware                                                               8,000       04/30/10
    160
    161      Walgreens                                                                 14,650       12/31/29
    162
    163
    164
    165      Walgreens                                                                 14,820       02/28/29
    166
    167
    168
    169      Walgreens                                                                 14,490       08/31/27
    170      Payless Shoesource                                                         2,700       05/31/08
    171
    172
    173      Remax Realtors                                                             3,671       08/10/09
    174
    175      Heffernan Insurance Broker                                                 6,227       10/31/08
    176      CVS                                                                       13,013       01/31/26
    177      Gulf Coast Regional Blood Center                                           4,000       08/31/09
    178      AMEC, Inc.                                                                10,904       05/31/09
    179
    180      Hobby Lobby                                                               52,875       07/31/10
    181      Walgreens                                                                 14,820       07/31/29
    182
    183      El Potrillo                                                                4,400       07/31/07
    184      Pier One Imports                                                          11,287       02/28/15
    185      LaSalle Bank National Association                                          6,100       12/12/24
    186
    187
   187.1
   187.2
    188      PC Club                                                                    2,172       11/30/09
    189      Walgreens                                                                 14,550       10/31/29
    190
    191      B. Cummings Co.                                                           17,440       07/30/07
    192
   192.1
   192.2
    193
    194      Arhaus Furniture                                                          14,520       03/31/09
    195      CVS                                                                       10,880       10/31/21
    196
    197      Walgreens                                                                 13,905       01/31/20
    198      The Cube Corporation                                                      15,000       10/31/16
    199      Walgreens                                                                 14,560       03/31/29
    200      The Ryland Group, Inc.                                                    25,204       05/31/12
    201      Home Decor Liquidators                                                    25,844       01/01/09
    202      Staples                                                                   20,052       12/31/13
    203      Am South Bank                                                              3,820       10/31/24
    204
    205
    206      RBC Centura Bank                                                           4,120       06/30/19
    207
    208      Radio Shack                                                                3,542       03/01/05
    209
    210
    211      Walgreens                                                                 14,550       02/28/30
    212
    213      State of Ga - Dept of Juvenile Justice                                     9,420       06/30/05
    214
    215      Kiele                                                                      2,400       08/31/09
    216      T&C Federal Credit Union                                                   3,220       01/31/10
    217      La Salsa, Inc.                                                             1,330       03/31/09
    218
    219      Honey Baked Ham                                                            2,800       12/17/11
    220
    221      Walgreens                                                                  7,700       05/31/29
    222      CVS                                                                       10,125       01/31/20
    223      Staples                                                                   14,600       09/30/19
    224
    225
    226      CVS                                                                       10,055       01/31/25
    227      Walgreens                                                                 14,490       07/31/28
    228
    229
    230      Branch Banking and Trust Company                                           4,000       06/18/24
    231
    232
    233

                                         2ND LARGEST TENANT
               ------------------------------------------------------------------

                                                                           LEASE
   LOAN #      2ND LARGEST TENANT                         UNIT SIZE    EXPIRATION
   ------      ------------------                         ---------    ----------

     1         Fortunoff                                    150,000     02/21/14
     2
     3         Neptune's Palace/Bay View                     12,360     12/31/10
     4         Wal-Mart                                     110,054     04/30/19
     5         United Artist Theatres                        41,108     12/31/17
     6
     7
     8         Viking Global Investors                       36,396     11/30/13
     9         Office Depot                                  16,530     05/30/09
     10        Marshalls                                     26,890     01/31/09
     11        DSW Shoe Warehouse                            31,981     01/31/12
     12
     13
     14
     15        Mor Furniture                                 35,000     11/30/14
     16        KSCI                                          17,302     08/31/13
     17        SLS Management, LLC                            5,645     05/31/06
     18        Walsh, Higgins, and Company                   19,089     03/01/14
     19        Linens N Things                               36,041     01/31/12
     20        Barja, Inc                                    13,400     04/30/10
     21        Edwards & Angell, LLP                         78,795     12/31/12
     22        Pic 'N Save                                   53,460     12/31/22
     23
     24
     25        Destinta Theaters                             45,000     04/30/19
     26        Sun State Builders                            15,000     03/31/10
     27        Barnes & Noble                                34,325     11/30/11
     28        Community Imaging Partners                     9,218     12/31/06
     29        Michaels                                      21,528     11/30/07
     30        Comptroller of The Currency                   29,722     05/31/06
     31
     32        Washington Mutual Bank                         6,400     11/07/09
     33
     34        Southern California College                   25,160     01/01/19
     35
     36
     37        Village Theaters                              26,000     02/28/07
     38        DCMA Baltimore / GSA                          38,502     08/31/08
     39
     40        Heinemann Library                             13,078     12/31/07
     41        Eckerd's                                      11,200     05/03/20
     42        Havetech                                      25,054     11/30/09
     43
     44
    44.1
    44.2
    44.3
    44.4
    44.5
    44.6
     45
     46        Rite-Aid Corporation                          17,280     05/31/08
     47
    47.1
    47.2
    47.3
    47.4
    47.5
    47.6
     48        24 Hour Fitness, Inc.                         37,544     08/10/12
     49
     50        Baker                                          5,864     11/01/07
     51        First Horizon                                 18,689     08/31/08
     52
     53
     54
     55        Big Lots                                      30,000     01/01/12
     56
     57        Petco                                         15,257     11/30/12
     58        JC Penney                                     49,703     11/30/09
     59
     60
     61
     62        Pottery Barn                                  11,095     01/31/10
     63
     64        Goody's                                       31,182     05/31/09
     65
     66        Outback Saloon                                 8,477     12/31/07
     67        Farm Fresh Office                             35,990     12/31/05
     68
     69        Beall's                                       15,100     05/31/14
     70        Key Bank                                      10,885     04/30/09
     71        Rosen, Rosen, Hagood                          13,686     09/01/07
     72        State of California                            7,319     05/31/07
     73
     74        Adelis Restaurant Cater                       12,870     09/30/07
     75        Phoenix Resource Management                    9,108     01/31/07
     76        Cardiffit                                      5,376     04/30/09
     77
     78
     79
     80        Hobby Lobby                                   60,192     01/17/12
     81        Anna's Linens                                 10,020     01/31/11
     82        Bank of America                                4,700     12/31/18
     83        Iron Works                                    10,000     08/20/11
     84
     85
     86        Arrowine                                       4,244     12/31/07
     87
     88
     89        Vectra Bank                                    8,045     04/30/13
     90        River Oaks Surgical Center                    13,200     06/30/12
     91
     92
     93        Pets & Pals Pet Supply                         3,870     07/31/05
     94        Blockbuster                                    6,000     09/30/07
     95
     96
     97        NYPD Pizza                                     2,851     07/19/14
     98        Blockbuster                                    6,300     04/30/06
     99
    100        Gynecology Infertility                         4,480     06/30/10
    101        Ted's Montana Grill                            4,249     08/31/14
    102
    103        Ilex Woodworking                              70,728     12/31/09
    104
   104.01
   104.02
   104.03
   104.04
   104.05
   104.06
   104.07
   104.08
   104.09
   104.10
   104.11
   104.12
    105
    106        Powhatan Pharmacy                             10,000     10/31/14
    107
    108        Tractor Supply                                30,979     07/02/11
    109
    110        Bloch Drugs, Inc.                              9,993     04/30/08
    111        Mercy Hospice, Inc.                            4,420     06/30/07
    112        Fashion Bug                                    7,500     03/14/09
    113
    114        Bi-Lo                                         37,898     06/30/14
    115        Fashion Cleaners                               4,088     07/31/14
    116
    117        US Probation                                  13,635     10/31/06
    118        Washington Mutual                              3,000     04/30/07
    119
    120        Futon Furniture                                4,800     12/31/10
    121
    122        O'Waters, LLC                                 30,000     03/31/06
    123
    124        Pinch-A-Penny                                  2,800     09/30/09
    125        Gap/Old Navy                                  27,105     01/31/08
    126
    127        CAK Textiles                                   4,000     11/30/15
    128        Fashion Bug                                   12,000     01/31/10
    129
    130
    131
    132
    133        Intelli-Bed                                    1,509     01/31/10
    134
    135        Sadler Clinic                                  6,930     10/31/19
    136        2nd Swing                                      2,775     08/31/11
    137        Emerald Coast Beverage                         2,400     03/31/09
    138        Marilyn's Dance Academy                        5,500     08/31/10
    139
    140
    141
    142        Salon/Salon                                    2,722     12/31/06
    143        Panther Racing LCC                            28,584     09/30/06
    144
    145
    146        Timeless Treasures                            17,673     09/30/05
    147        Big Lots                                      28,716     01/31/12
    148        Tri-State Hospital Supply                     31,200     12/31/11
    149
   149.1
   149.2
    150
    151
    152
    153
    154
    155
    156
    157
    158
    159        Physcians Plus                                 7,620     09/30/05
    160
    161
    162
    163
    164
    165
    166
    167
    168
    169
    170        Radioshack Corporation                         2,664     07/31/08
    171
    172
    173        Paulie's Grill                                 3,550     08/13/13
    174
    175        Hollywood Entertainment                        5,111     09/30/14
    176
    177        Mitcham & Long, DDS                            3,070     04/15/14
    178        Cardinal Property Management                   7,228     04/30/09
    179
    180        Office Depot                                  30,791     01/31/10
    181
    182
    183        Taylor Brooks, Inc.                            2,480     05/31/07
    184
    185
    186
    187
   187.1
   187.2
    188        Sally Beauty Company                           1,560     10/05/09
    189
    190
    191        U.S. Coast                                     6,667     08/31/07
    192
   192.1
   192.2
    193
    194        Campus Outfitters                              5,660     04/30/09
    195
    196
    197
    198
    199
    200
    201        PetSupplies                                    8,450     04/30/05
    202
    203
    204
    205
    206
    207
    208        Gio's Brooklyn Boxing Club                     3,539     12/31/14
    209
    210
    211
    212
    213        CVS                                            8,450     01/31/08
    214
    215        One Dollar Please                              2,400     08/31/09
    216        Main Street Bicycles                           3,200     03/31/08
    217        Yummi Kitchen                                    665     10/31/16
    218
    219        Hair Color Express                             1,470     04/30/07
    220
    221        Near North Edwardo's Inc.                      2,730     12/31/07
    222
    223
    224
    225
    226
    227
    228
    229
    230
    231
    232
    233

                                                      3RD LARGEST TENANT
                 --------------------------------------------------------------------------------------
                                                                                               LEASE
   LOAN #        3RD LARGEST TENANT                                          UNIT SIZE       EXPIRATION
   ------        ------------------                                          ---------       ----------

     1           Dick's Sporting Goods                                         100,000        01/31/24
     2
     3           Hard Rock Cafe                                                 10,608        07/31/12
     4           Marshalls                                                      45,826        01/31/09
     5           Coca-Cola                                                      31,079        07/31/07
     6
     7
     8           Heartland Industrial Group                                     10,169        03/31/12
     9           Larry North Total Fitness                                      10,896        08/31/11
     10          KB Toys                                                        14,414        01/31/05
     11          Ross Stores #591                                               30,752        01/31/13
     12
     13
     14
     15          Circuit City                                                   32,500        01/31/19
     16          Chapman Bird & Grey                                            12,086        02/29/08
     17          Holly Kristen Originals, Inc.                                   4,825        05/31/14
     18
     19          Ross Stores                                                    27,471        01/31/08
     20          Manglia                                                        13,400        04/30/13
     21          Sovereign Bank                                                 38,690        12/31/15
     22          A.J. Wright                                                    25,001        09/30/14
     23
     24
     25          AJ Wright                                                      24,960        11/30/10
     26
     27          Harold's                                                        5,250        01/31/08
     28          Surburban/NRH Medical Rehab.                                    5,598        08/31/11
     29          Selma's Cookies                                                 4,550        05/31/10
     30          OTIS Elevator Company                                          23,362        06/30/11
     31
     32          International Buffet                                            6,000        03/05/14
     33
     34          99 Cents Only Store                                            20,000        01/31/20
     35
     36
     37          Sun View Market                                                19,100        04/30/19
     38          Alex Brown Investment Management                               14,430        05/31/07
     39
     40          The Hearn Company                                               8,598        08/31/09
     41          Dollar Tree                                                     7,500        11/19/05
     42          Bureau of Alchohol, Tobacco, & Firearms                         9,992        08/31/08
     43
     44
    44.1
    44.2
    44.3
    44.4
    44.5
    44.6
     45
     46          Pic N Save - Store #4055                                       15,708        03/31/06
     47
    47.1
    47.2
    47.3
    47.4
    47.5
    47.6
     48
     49
     50          VMA                                                             5,156        05/31/07
     51          Alaska Industrial Resources                                     6,927        04/30/09
     52
     53
     54
     55          World Gym                                                      14,988        04/01/14
     56
     57          The Kingdom, Inc.                                               6,500        01/31/15
     58          Cinema V                                                       12,484        05/31/10
     59
     60
     61
     62          Salomon Smith Barney                                            9,393        08/31/11
     63
     64          Rite Aid Drug                                                  12,876        09/30/09
     65
     66          Tran's Martial Arts & Fitness                                   5,680        08/31/10
     67          Big Lots                                                       25,400        11/28/05
     68
     69          Dollar Store                                                    7,200        02/28/09
     70          MCI Worldcom                                                    6,360        12/06/05
     71          Carlock, Copeland                                               6,429        08/01/09
     72          Laguna Hills Therapy Center                                     4,392        05/31/11
     73
     74          Bank of America                                                 6,687        04/30/05
     75          Tilson HR Inc.                                                  8,657        08/31/08
     76          Yogi's Restaurant                                               5,047        05/31/07
     77
     78
     79
     80          Dollar Tree Stores, Inc                                        21,763        09/30/08
     81          Rainbow Women's Retail Group                                    5,597        06/30/06
     82          Paul's Pizza Shop                                               3,320        08/23/14
     83          Ace Hardware                                                    6,800        11/30/16
     84
     85
     86          Kinder Haus Toys                                                4,195          MTM
     87
     88
     89          Brock and Company                                               6,153        07/31/08
     90          TIRR Rehabilitation                                             5,310        03/01/09
     91
     92
     93          Skipper's Inc.                                                  2,711        09/30/08
     94          Golden Palace                                                   2,793        04/30/08
     95
     96
     97          Gear Up Sporting Goods                                          2,214        08/08/09
     98          Vintage Bottle Shop                                             3,500        07/31/06
     99
    100          Lebovic/Schwimmer                                               3,771        06/30/09
    101          Baja Fresh                                                      2,731        12/26/13
    102
    103          Samuel Specialty Metals                                        64,868        01/31/07
    104
   104.01
   104.02
   104.03
   104.04
   104.05
   104.06
   104.07
   104.08
   104.09
   104.10
   104.11
   104.12
    105
    106          Video 2000                                                      3,000        11/30/09
    107
    108          Goody's                                                        30,000        08/31/08
    109
    110          Childtime Childcare, Inc.                                       6,080        05/31/05
    111          A&M Partners, Inc.                                              4,002        09/30/06
    112          Dress Barn                                                      7,500        03/31/14
    113
    114          Tractor Supply                                                 21,000        12/31/14
    115          Jose's Mexican Restaurant                                       4,000        08/31/09
    116
    117          FBI                                                            11,743        01/31/07
    118          Best Cleaners                                                   1,800        01/31/12
    119
    120          Radio Shack                                                     4,800        05/14/10
    121
    122          Rite Carpets                                                   21,000        06/30/07
    123
    124          Hopper's Grill                                                  2,800        12/31/10
    125          Shoe Show                                                       4,800        05/31/06
    126
    127          Special Ops Media                                               3,333        11/30/06
    128          Dollar Tree                                                    12,000        09/30/11
    129
    130
    131
    132
    133          Port of Subs                                                    1,500        02/01/10
    134
    135          Vance Lecrone - Orthodontist                                    2,453        08/31/04
    136          Moe's Southwest                                                 2,741        11/30/14
    137          The UPS Store                                                   1,200        06/30/09
    138          Number One Bros. Pizza                                          4,087        11/30/12
    139
    140
    141
    142          AI Phillips The Cleaner                                         1,800        11/30/09
    143          State Lottery Commission                                       13,000        07/31/06
    144
    145
    146          SAV-A-LOT                                                      14,645        07/31/08
    147
    148          NM Products Corporation                                        22,209        01/31/09
    149
   149.1
   149.2
    150
    151
    152
    153
    154
    155
    156
    157
    158
    159          Meadowridge Library                                             5,940        06/30/05
    160
    161
    162
    163
    164
    165
    166
    167
    168
    169
    170          Starbucks Corporation                                           1,500        06/30/13
    171
    172
    173          Roko's Seafood                                                  3,500        09/18/13
    174
    175          Pella Window & Door Company                                     1,595        09/30/07
    176
    177          First American Title                                            3,010        10/31/09
    178          Universal Lighting Sales                                        5,871        06/30/07
    179
    180
    181
    182
    183          Ocee Cleaners                                                   2,430        05/31/09
    184
    185
    186
    187
   187.1
   187.2
    188          Nextel                                                          1,500        08/31/09
    189
    190
    191          Agabang USA                                                     6,667        05/31/07
    192
   192.1
   192.2
    193
    194
    195
    196
    197
    198
    199
    200
    201          Calloways                                                       7,700        08/31/06
    202
    203
    204
    205
    206
    207
    208          L.A. Architects                                                 1,843        03/01/05
    209
    210
    211
    212
    213          Family Dollar Store                                             6,984        06/30/07
    214
    215          Falcon Physical Therapy                                         1,800        08/31/09
    216          Functional Physical Therapy                                     2,850        04/30/09
    217          World Wireless Cellular                                           665        10/31/16
    218
    219          Quizno's                                                        1,400        07/31/08
    220
    221
    222
    223
    224
    225
    226
    227
    228
    229
    230
    231
    232
    233

                             FOOTNOTES TO ANNEX A-1

(1)  For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
     Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(2)  Each number identifies a group of related borrowers.

(3)  For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
     Fee %").

(4)  The Monthly Debt Service for Loan Numbers 4-8,10,13,17-21,23,24,38,43,84,
     91,105,127, and 134 were calculated as 1/12th of the product of (i) the
     Original Balance, (ii) the Interest Rate and (iii) 365/360.

     The Monthly Debt Service for Loan Numbers 9,15,22,57,62,69,94,98,118,124,
     and 137 were calculated as 1/12th of the product of (i) the Original
     Balance and (ii) the Interest Rate.

(5)  Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(6)  For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the Mortgage
     Loan.

(7)  For ARD Loans, the related Anticipated Repayment Date.

(8)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(9)  The "L" component of the prepayment provision represents remaining lockout payments.

(10) The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(11) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(12) Represents the monthly amounts required to be deposited by the borrower.
     The amount required to be deposited in such account may be capped pursuant to the loan documents.

(13) In the case of 6 Mortgage Loans (identified as Loan Numbers 48,57,97,101,
     178, and 193), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. If calculated based on the net current operating income, net cash flow, and a revised amortization (based on the cut-off date principal balance of the mortgage loans less the applicable performance related escrows), the debt service coverage ratios for Loan Numbers 48,57,97,101,178, and 193 would be 1.19x,
     2.44x, 1.25x, 1.42x, 1.40x, and 1.26x, respectively.

(14) For Loan Number 198, if the net worth of the tenant of the Mortgaged
     Property falls below $2,000,000, the monthly TILC deposit required shall be increased to $2,916.67.

(15) As of cut-off date, the borrower for Loan Number 48 is under contract to sell the related Mortgaged Property to a purchaser that will assume the
     Mortgage Loan.

(16) For Loan Number 139, prior to the closing of the loan and in each December, the monthly FF&E reserve shall be calculated by PNC Bank based on gross revenues, but shall never be less than 4%.

(17) For Loan Numbers 33, 34, 48, 56,147,159, 173,186, and 193 the Appraised
     Values and Appraisal Dates are reflective of the stabilized values defined in the respective appraisals.

(18) For Loan Number 1, the tenants shown in this Annex A-1 are on ground leases which are excluded from Units and Occupancy %.

                                     A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                                 AGGREGATE          % OF                STATED              CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL             REMAINING              DATE        LTV RATIO
                                  MORTGAGE         DATE             POOL   MORTGAGE      TERM       UW        LTV           AT
CUT-OFF DATE BALANCES               LOANS         BALANCE         BALANCE    RATE     (MOS.)(1)   DSCR(2)  RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$920,467 - $2,999,999                  58         $119,556,418        4.2%   5.5696%      126      1.65x       66.6%         52.1%
$3,000,000 - $3,999,999                28           94,909,423        3.3    5.4047%      116      1.47x       69.4%         56.7%
$4,000,000 - $4,999,999                23          102,548,503        3.6    5.4925%      108      1.57x       72.1%         61.7%
$5,000,000 - $6,999,999                29          172,800,703        6.0    5.4234%      102      1.61x       71.4%         61.8%
$7,000,000 - $9,999,999                30          250,889,081        8.7    5.3005%      113      1.48x       71.8%         60.4%
$10,000,000 - $14,999,999              27          322,225,851       11.2    5.3923%       98      1.57x       71.1%         62.3%
$15,000,000 - $24,999,999              15          279,126,111        9.7    5.4878%      113      1.48x       72.9%         63.0%
$25,000,000 - $49,999,999              14          471,869,675       16.4    4.9577%       75      1.82x       66.3%         63.9%
$50,000,000 - $149,999,999              6          487,570,880       16.9    4.9338%       79      1.76x       69.5%         69.5%
$150,000,000 - $224,066,112             3          577,066,112       20.0    4.8759%       92      1.58x       64.9%         57.7%
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                233       $2,878,562,757      100.0%   5.1544%      95      1.63x        68.8%         62.1%
                                ====================================================================================================

                                                           MORTGAGE RATES

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                                 AGGREGATE          % OF                STATED              CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL             REMAINING              DATE        LTV RATIO
                                  MORTGAGE         DATE             POOL   MORTGAGE      TERM       UW        LTV           AT
MORTGAGE RATES                      LOANS         BALANCE         BALANCE    RATE     (MOS.)(1)   DSCR(2)  RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.2440% - 4.9999%                      31         $983,473,132       34.2%   4.6236%      60       1.93x        65.6%         63.9%
5.0000% - 5.4999%                     113        1,332,404,775       46.3    5.2976%     110       1.50x        69.7%         61.8%
5.5000% - 5.9999%                      77          487,632,868       16.9    5.6678%     119       1.40x        72.5%         59.5%
6.0000% - 6.4999%                       9           63,065,572        2.2    6.1273%     114       1.46x        73.0%         62.5%
6.5000% - 7.0000%                       3           11,986,410        0.4    6.7726%     159       1.41x        68.8%         50.7%
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                233       $2,878,562,757      100.0%   5.1544%     95       1.63x         68.8%         62.1%
                                ====================================================================================================

                                             ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                                 AGGREGATE          % OF                STATED              CUT-OFF
                                  NUMBER OF       CUT-OFF         INITIAL             REMAINING              DATE        LTV RATIO
ORIGINAL TERM TO                  MORTGAGE         DATE             POOL   MORTGAGE      TERM       UW        LTV           AT
MATURITY IN MONTHS(1)               LOANS         BALANCE         BALANCE    RATE     (MOS.)(1)   DSCR(2)  RATIO(2)     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

54 - 60                                38       $1,023,845,753       35.6%   4.7073%      56       1.90x       67.0%        65.1%
61 - 108                               22          229,341,416        8.0    5.2589%      83       1.64x       69.9%        64.1%
109 - 120                             160        1,566,292,030       54.4    5.4055%     118       1.46x       70.0%        60.6%
121 - 300                              13           59,083,559        2.1    5.8377%     201       1.50x       66.2%        39.1%.9
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                233       $2,878,562,757      100.0%   5.1544%      95       1.63x       68.8%        62.1%
                                ====================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                     A-2-1

                                       REMAINING TERM TO MATURITY IN MONTHS

                                                                                             WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                            AGGREGATE      % OF                     STATED                    CUT-OFF
                         NUMBER OF           CUT-OFF     INITIAL                  REMAINING                    DATE       LTV RATIO
REMAINING TERM TO         MORTGAGE            DATE         POOL      MORTGAGE        TERM          UW           LTV          AT
MATURITY IN MONTHS(2)      LOANS             BALANCE     BALANCE       RATE       (MOS.)(2)      DSCR(3)     RATIO(3)    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

51 - 60                        38      $1,023,845,753       35.6%      4.7073%        56           1.90x        67.0%         65.1%
61 - 108                       22         229,341,416        8.0       5.2589%        83           1.64x        69.9%         64.1%
109 - 120                     160       1,566,292,030       54.4       5.4055%       118           1.46x        70.0%         60.6%
121 - 300                      13          59,083,559        2.1       5.8377%       201           1.50x        66.2%         39.1%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                        233      $2,878,562,757      100.0%      5.1544%        95           1.63x        68.8%         62.1%
                      ==============================================================================================================

                                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------------
                                       AGGREGATE         % OF                     STATED                    CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL                  REMAINING                    DATE        LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE       DATE            POOL      MORTGAGE        TERM           UW          LTV           AT
TERM IN MONTHS             LOANS        BALANCE        BALANCE       RATE       (MOS.)(2)       DSCR(3)    RATIO(3)     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                      10         $43,358,481       2.3%      5.4590%      137           1.49x         64.9%         32.2%
241 - 300                      31         224,816,739      11.7       5.5561%      102           1.78x         65.7%         52.7%
301 - 330                       2         155,800,000       8.1       5.2643%      118           1.28x         76.1%         65.8%
331 - 471                     158       1,502,035,461      78.0       5.2447%      103           1.49x         69.9%         61.0%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                        201      $1,926,010,681     100.0%      5.2875%      105           1.51x         69.8%         59.7%
                      ==============================================================================================================

                                     REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------------
                                       AGGREGATE         % OF                     STATED                    CUT-OFF
                         NUMBER OF      CUT-OFF        INITIAL                  REMAINING                    DATE        LTV RATIO
REMAINING AMORTIZATION    MORTGAGE       DATE            POOL      MORTGAGE        TERM           UW          LTV           AT
TERM IN MONTHS             LOANS        BALANCE        BALANCE       RATE       (MOS.)(2)       DSCR(3)    RATIO(3)     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

178 - 240                      10         $43,358,481        2.3%      5.4590%     137           1.49x          64.9%        32.2%
241 - 300                      31         224,816,739       11.7       5.5561%     102           1.78x          65.7%        52.7%
301 - 330                       2         155,800,000        8.1       5.2643%     118           1.28x          76.1%        65.8%
331 - 467                     158       1,502,035,461       78.0       5.2447%     103           1.49x          69.9%        61.0%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                        201      $1,926,010,681      100.0%      5.2875%     105           1.51x          69.8%        59.6%
                      ==============================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                      A-2-2

                                                   AMORTIZATION TYPES

                                                                                              WEIGHTED AVERAGES
                                                                    ----------------------------------------------------------------
                                        AGGREGATE         % OF                     STATED                    CUT-OFF
                         NUMBER OF       CUT-OFF        INITIAL                  REMAINING                    DATE      LTV RATIO
                          MORTGAGE        DATE            POOL      MORTGAGE        TERM           UW          LTV         AT
AMORTIZATION TYPES         LOANS         BALANCE        BALANCE       RATE       (MOS.)(1)       DSCR(2)    RATIO(2)   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon(3)                  156   $1,182,675,534       41.1%      5.2195%          96           1.61x       69.7%        59.1%
   Interest Only(4)             32      952,552,076       33.1       4.8852%          75           1.88x       66.8%        66.8%
   Partial Interest Only        39      724,965,000       25.2       5.3879%         114           1.33x       70.6%        62.2%
                         -----------------------------------------------------------------------------------------------------------
SUBTOTAL                       227   $2,860,192,610       99.4%      5.1509%          94           1.63x       69.0%        62.5%

FULLY AMORTIZING LOANS           6      $18,370,147        0.6%      5.6991%         261           1.74x       52.1%         1.2%
                         -----------------------------------------------------------------------------------------------------------
TOTAL                          233   $2,878,562,757      100.0%      5.1544%          95           1.63x       68.8%        62.1%
                         ===========================================================================================================

                             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------------
UNDERWRITTEN                           AGGREGATE         % OF                     STATED                    CUT-OFF
CASH FLOW               NUMBER OF       CUT-OFF        INITIAL                  REMAINING                    DATE      LTV RATIO
DEBT SERVICE             MORTGAGE        DATE            POOL      MORTGAGE        TERM           UW          LTV         AT
COVERAGE RATIOS           LOANS         BALANCE        BALANCE       RATE       (MOS.)(1)       DSCR(2)    RATIO(2)   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

1.09x - 1.19x                   3      $33,210,686        1.2%      5.1877%     131              1.11x       48.3%         40.3%
1.20x - 1.29x                  44      481,537,623       16.7       5.4128%     114              1.26x       75.2%         64.0%
1.30x - 1.39x                  54      547,465,549       19.0       5.4180%     116              1.35x       70.8%         60.7%
1.40x - 1.49x                  39      484,992,883       16.8       5.3872%      99              1.44x       74.5%         67.6%
1.50x - 1.69x                  48      404,251,112       14.0       5.1181%      87              1.59x       72.6%         66.4%
1.70x - 1.99x                  20      506,487,314       17.6       4.8050%      79              1.89x       62.3%         57.8%
2.00x - 2.99x                  20      399,829,760       13.9       4.6832%      64              2.27x       60.2%         59.8%
3.00x - 6.89x                   5       20,787,832        0.7       5.0145%     121              4.66x       23.9%         19.6%
                        ------------------------------------------------------------------------------------------------------------
TOTAL:                        233   $2,878,562,757      100.0%      5.1544%      95              1.63x       68.8%         62.1%
                        ============================================================================================================

                                                 CUT-OFF DATE LTV RATIOS

                                                                                              WEIGHTED AVERAGES
                                                                    ----------------------------------------------------------------
                                         AGGREGATE         % OF                     STATED                    CUT-OFF
                           NUMBER OF       CUT-OFF        INITIAL                  REMAINING                    DATE      LTV RATIO
CUT-OFF DATE                MORTGAGE        DATE            POOL      MORTGAGE        TERM           UW          LTV         AT
LTV RATIOS                   LOANS         BALANCE        BALANCE       RATE       (MOS.)(1)       DSCR(2)    RATIO(2)   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

11.3% - 49.9%                     12      $70,825,138        2.5%      5.0998%      139             2.43x       38.9%        30.0%
50.0% - 59.9%                     31      506,718,091       17.6       4.5738%       67             2.09x       58.0%        54.5%
60.0% - 64.9%                     20      588,672,978       20.5       5.1522%       98             1.71x       62.2%        57.5%
65.0% - 69.9%                     29      219,366,768        7.6       5.4807%      108             1.43x       68.7%        58.3%
70.0% - 74.9%                     56      565,377,659       19.6       5.3918%       98             1.48x       73.2%        65.9%
75.0% - 79.9%                     75      734,943,328       25.5       5.3058%      104             1.38x       78.1%        68.6%
80.0% - 86.5%                     10      192,658,795        6.7       5.0619%       84             1.51x       80.7%        75.6%
                         -----------------------------------------------------------------------------------------------------------
TOTAL:                           233   $2,878,562,757      100.0%      5.1544%       95             1.63x       68.8%        62.1%
                         ===========================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

(3) Includes 6 amortizing ARD loans representing 0.4% of the initial pool balance.

(4) Includes 6 interest-only ARD loans representing 6.3% of the initial pool balance.

                                      A-2-3

                                                     MATURITY DATE LTV RATIOS(1)

                                                                                          WEIGHTED AVERAGES
                                                                --------------------------------------------------------------------
                                      AGGREGATE         % OF                     STATED                    CUT-OFF
                    NUMBER OF          CUT-OFF        INITIAL                  REMAINING                    DATE        LTV RATIO
MATURITY DATE        MORTGAGE           DATE            POOL      MORTGAGE        TERM           UW          LTV           AT
LTV RATIOS(4)         LOANS            BALANCE        BALANCE       RATE       (MOS.)(4)       DSCR(3)    RATIO(3)     MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

8.5% - 14.9%                2         $13,279,492        0.5%      5.0158%        119           5.50x          14.9%         11.2%
15.0% - 29.9%               1           8,136,752        0.3       4.8700%        118           1.29x          62.6%         26.7%
30.0% - 49.9%              25         109,582,120        3.8       5.3225%        114           1.65x          53.7%         43.4%
50.0% - 59.9%              58         937,474,601       32.8       4.9756%         89           1.79x          62.0%         55.6%
60.0% - 69.9%             120       1,284,947,565       44.9       5.2879%        104           1.50x          72.3%         64.3%
70.0% - 80.0%              21         506,772,079       17.7       5.0987%         73           1.57x          77.9%         76.3%
                  ------------------------------------------------------------------------------------------------------------------
TOTAL:                    227      $2,860,192,610      100.0%      5.1509%         94           1.63x          68.9%         62.5%
                  ==================================================================================================================

                                                 TYPE OF MORTGAGED PROPERTIES(2)

                                                                                                WEIGHTED AVERAGES
                                                                                    ------------------------------------------
                                                          AGGREGATE         % OF                    CUT-OFF
                                        NUMBER OF          CUT-OFF        INITIAL                     DATE
                                        MORTGAGED           DATE            POOL         UW           LTV
PROPERTY TYPE                           PROPERTIES         BALANCE        BALANCE     DSCR(3)       RATIO(3)      OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                       68        $963,669,055       33.5%       1.68x          69.1%         96.6%
Superregional Mall                              1         224,066,112        7.8        1.99x          59.8%         96.4%
Unanchored                                     19          81,477,417        2.8        1.47x          71.9%         94.5%
Shadow Anchored                                 7          42,125,301        1.5        1.34x          72.9%         96.2%
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                       95      $1,311,337,885       45.6%       1.71x          67.8%         96.4%

MULTIFAMILY
Garden                                         63        $343,746,844       11.9%       1.38x          75.0%         93.2%
Mid/High Rise                                   4         290,703,219       10.1        1.54x          63.1%         96.6%
Co-op                                           2          13,279,492        0.5        5.50x          14.9%        100.0%
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                       69        $647,729,555       22.5%       1.53x          68.5%         94.9%

OFFICE
Suburban                                       24        $349,592,184       12.1%       1.45x          74.2%         94.3%
CBD                                             8         195,180,914        6.8        1.90x          69.6%         92.5%
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                       32        $544,773,098       18.9%       1.61x          72.6%         93.7%

INDUSTRIAL
Warehouse/Distribution                          6         $76,549,047        2.7%       1.51x          74.8%         99.5%
Flex                                            3          26,012,944        0.9        1.49x          66.7%         98.1%
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                        9        $102,561,991        3.6%       1.50x          72.8%         99.2%

HOTEL
Limited Service                                 3         $47,971,741        1.7%       1.92x          62.9%           NAP
Full Service                                    4          47,884,454        1.7        1.54x          67.9%           NAP
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                        7         $95,856,195        3.3%       1.73x          65.4%           NAP

MIXED USE
Office/Retail                                   6         $46,543,623        1.6%       1.42x          73.2%         97.4%
Office/Residential                              1          27,500,000        1.0        1.09x          43.0%        100.0%
                                      ----------------------------------------------------------------------------------------
SUBTOTAL                                        7         $74,043,623        2.6%       1.30x          62.0%         98.4%

SELF STORAGE                                   31         $70,624,016        2.5%       1.64x          68.6%         82.7%

MANUFACTURED HOUSING                            6         $21,214,748        0.7%       1.59x          68.4%         70.3%

PARKING GARAGE                                  1         $10,421,646        0.4%       1.20x          69.0%           NAP
                                      ----------------------------------------------------------------------------------------
TOTAL                                         257      $2,878,562,757      100.0%       1.63x          68.8%         95.1%
                                      ========================================================================================

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

(4)For ARD loans, the Anticipated Repayment Date.

                                      A-2-4

                                             MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                             WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                         AGGREGATE         % OF                     STATED                    CUT-OFF
                        NUMBER OF         CUT-OFF        INITIAL                  REMAINING                    DATE       LTV RATIO
                        MORTGAGED          DATE            POOL      MORTGAGE        TERM           UW          LTV          AT
LOCATION                PROPERTIES        BALANCE        BALANCE       RATE       (MOS.)(2)       DSCR(3)    RATIO(3)    MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

New York                       16       $524,152,382       18.2%      5.0248%         85           1.70x       66.4%        62.4%
California                     25        429,230,165       14.9       5.2051%         99           1.42x       73.9%        66.1%
Texas                          35        280,758,248        9.8       5.1238%         97           1.66x       68.3%        60.1%
New Jersey                      3        248,887,160        8.6       4.3987%         58           1.93x       61.8%        56.8%
Nevada                          5        139,396,385        4.8       5.3863%        120           1.61x       64.3%        59.7%
Arizona                        13        134,389,806        4.7       5.1760%        102           1.71x       68.0%        61.8%
Florida                        19        123,105,116        4.3       5.2374%         87           1.76x       67.5%        61.3%
North Carolina                 17         90,234,365        3.1       5.4048%        112           1.38x       72.7%        62.3%
Maryland                        7         88,668,458        3.1       5.3989%        102           1.56x       72.9%        62.7%
Connecticut                     2         75,213,168        2.6       5.4952%        119           1.49x       74.3%        73.3%
Illinois                        7         68,588,268        2.4       5.4612%        132           1.58x       67.5%        60.1%
Ohio                            9         65,891,726        2.3       5.5019%        104           1.41x       75.8%        62.7%
District of Columbia            2         57,000,000        2.0       5.2453%         79           1.69x       75.9%        72.9%
Georgia                        12         56,617,729        2.0       5.2282%         81           1.77x       65.9%        60.5%
Massachusettes                  2         44,867,883        1.6       4.8399%         83           2.08x       61.9%        60.2%
Wisconsin                       5         42,808,249        1.5       4.7787%         80           2.15x       62.8%        59.3%
Kentucky                        7         40,281,913        1.4       5.4415%        118           1.55x       73.8%        54.3%
Colorado                        5         29,036,218        1.0       5.5202%        118           1.40x       76.9%        64.8%
Michigan                        6         28,346,585        1.0       5.4768%        101           1.58x       72.4%        64.3%
Rhode Island                    1         28,300,000        1.0       4.6900%         59           2.54x       60.3%        60.3%
Hawaii                          1         27,500,000        1.0       4.9405%        111           1.09x       43.0%        43.0%
South Carolina                  7         26,078,397        0.9       5.7815%        118           1.61x       64.5%        53.1%
Virginia                        4         26,018,436        0.9       5.5009%        114           1.35x       75.8%        65.9%
Louisiana                       2         23,191,003        0.8       5.2898%        118           1.37x       78.5%        65.3%
Pennsylvania                    8         23,018,219        0.8       5.4236%         67           1.55x       75.4%        69.6%
Missouri                        4         22,061,292        0.8       5.3687%        102           1.37x       75.8%        65.5%
Indiana                         4         21,896,221        0.8       5.3419%         96           1.48x       70.6%        58.9%
Alabama                         4         20,659,489        0.7       5.5678%        126           1.57x       75.9%        61.1%
Washington                      2         18,589,908        0.6       5.5456%        118           1.36x       68.9%        62.0%
Kansas                          2         12,920,467        0.4       5.2629%         83           1.26x       72.6%        67.1%
Iowa                            2         12,016,867        0.4       5.8134%        115           1.41x       73.9%        61.1%
Oregon                          1          9,300,000        0.3       5.5600%        119           1.25x       73.8%        64.7%
Oklahoma                        2          8,742,550        0.3       5.4700%        118           1.42x       75.1%        62.7%
New Mexico                      2          8,724,522        0.3       5.5783%        117           1.50x       77.9%        65.4%
Minnesota                       2          5,872,878        0.2       5.6225%        152           1.33x       69.3%        44.8%
Mississippi                     2          4,501,788        0.2       6.5155%        170           1.32x       76.0%        57.8%
West Virginia                   7          4,115,693        0.1       5.9300%        118           1.41x       70.9%        54.9%
Delaware                        1          3,184,714        0.1       5.3800%        117           1.52x       68.5%        52.2%
Tennessee                       1          2,396,489        0.1       5.1000%        119           1.84x       58.5%        48.3%
South Dakota                    1          2,000,000        0.1       5.3500%        117           1.35x       80.0%        68.2%
                       -------------------------------------------------------------------------------------------------------------
TOTAL:                        257     $2,878,562,757      100.0%      5.1544%         95           1.63x       68.8%        62.1%
                       =============================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                      A-2-5

                                                 CURRENT OCCUPANCY RATES (1),(3)

                                                                                                WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                                 AGGREGATE       % OF                  STATED                 CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL               REMAINING                 DATE      LTV RATIO
CURRENT                           MORTGAGED        DATE          POOL      MORTGAGE     TERM        UW          LTV         AT
OCCUPANCY RATES                   PROPERTIES      BALANCE      BALANCE       RATE    (MOS.)(4)    DSCR(5)    RATIO(5)   MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

40.4 - 70.0                               9      $28,385,940      1.0%      5.4633%     108        1.60x         69.9%       59.9%
70.1 - 80.0                               7       14,232,575      0.5       5.4440%     118        1.70x         67.6%       55.6%
80.1 - 90.0                              49      438,892,785     15.8       5.2940%      94        1.56x         71.4%       63.6%
90.1 - 95.0                              44      346,117,433     12.5       5.3362%     106        1.39x         74.0%       64.6%
95.1 - 100.0                            140    1,944,656,183     70.1       5.0532%      93        1.68x         67.5%       61.7%
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                  249   $2,772,284,916    100.0%      5.1329%      95        1.63x         69.0%       62.4%
                                ====================================================================================================

                                                    YEARS BUILT/RENOVATED(2),(3)

                                                                                                  WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                                 AGGREGATE       % OF                  STATED                 CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL               REMAINING                 DATE      LTV RATIO
YEARS                             MORTGAGED        DATE          POOL      MORTGAGE     TERM        UW          LTV         AT
BUILT/RENOVATED                   PROPERTIES      BALANCE      BALANCE       RATE    (MOS.)(4)    DSCR(5)    RATIO(5)   MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

1940 - 1959                               8      $16,964,787      0.6%      5.5207%      66        1.58x       72.1%         66.8%
1960 - 1969                               4       14,445,686      0.5       5.5647%     108        1.36x       75.5%         62.8%
1970 - 1979                              12       67,422,260      2.3       5.5794%     126        1.33x       73.5%         60.9%
1980 - 1989                              43      306,231,817     10.6       5.3370%     111        1.65x       69.2%         60.0%
1990 - 1999                              62      556,641,111     19.3       5.2204%      96        1.66x       68.4%         62.7%
2000 - 2005                             128    1,916,857,095     66.6       5.0847%      91        1.63x       68.7%         62.2%
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                  257   $2,878,562,757    100.0%      5.1544%      95        1.63x       68.8%         62.1%
                                ====================================================================================================

                                                         PREPAYMENT PROTECTION

                                                                                                  WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                                 AGGREGATE       % OF                  STATED                 CUT-OFF
                                  NUMBER OF       CUT-OFF      INITIAL               REMAINING                 DATE      LTV RATIO
                                   MORTGAGE        DATE          POOL      MORTGAGE     TERM        UW          LTV         AT
PREPAYMENT PROTECTION               LOANS         BALANCE      BALANCE       RATE    (MOS.)(4)    DSCR(5)    RATIO(5)   MATURITY(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                              202   $2,500,041,762     86.9%      5.1902%      97        1.56x         70.2%        62.9%
Yield Maintenance                        28      349,856,088     12.2       4.8679%      82        2.15x         59.2%        55.9%
Defeasance/Yield Maintenance              3       28,664,908      1.0       5.5235%      86        1.51x         70.7%        63.6%
                                ----------------------------------------------------------------------------------------------------
TOTAL:                                  233   $2,878,562,757    100.0%      5.1544%      95        1.63x         68.8%        62.1%
                                ====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4) For the ARD loans, the Anticipated Repayment Date.

(5) Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of
15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                      A-2-6

                           CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                             AGGREGATE          % OF                    STATED                 CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE         DATE         LOAN GROUP 1   MORTGAGE      TERM          UW        LTV         AT
CUT-OFF DATE BALANCES          LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$1,152,299 - $2,999,999             41        $87,122,207            3.4%    5.5043%      121        1.57x        65.2%      51.4%
$3,000,000 - $3,999,999             16         54,760,368            2.2     5.4201%      119        1.50x        67.2%      53.9%
$4,000,000 - $4,999,999             18         79,991,947            3.2     5.5022%      106        1.59x        71.2%      61.3%
$5,000,000 - $6,999,999             24        144,566,966            5.7     5.4502%      100        1.65x        70.6%      61.3%
$7,000,000 - $9,999,999             20        168,463,151            6.6     5.3054%      113        1.55x        68.6%      57.4%
$10,000,000 - $14,999,999           20        241,696,985            9.5     5.3765%       94        1.49x        72.3%      63.4%
$15,000,000 - $24,999,999           12        222,321,111            8.8     5.5695%      114        1.48x        73.6%      62.4%
$25,000,000 - $49,999,999           14        471,869,675           18.6     4.9577%       75        1.82x        66.3%      63.9%
$50,000,000 - $149,999,999           6        487,570,880           19.2     4.9338%       79        1.76x        69.5%      69.5%
$150,000,000 - $224,066,112          3        577,066,112           22.8     4.8759%       92        1.58x        64.9%      57.7%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                             174     $2,535,429,402          100.0%    5.1252%       93        1.64x        68.3%      62.1%
                             =======================================================================================================

                                  MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                              AGGREGATE         % OF                    STATED                 CUT-OFF
                             NUMBER OF         CUT-OFF        INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM          UW        LTV         AT
MORTGAGE RATES                 LOANS           BALANCE        BALANCE        RATE      (MOS.)(1)      DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.2440% - 4.9999%                   31       $983,473,132           38.8%    4.6236%       60        1.93x        65.6%     63.9%
5.0000% - 5.4999%                   72      1,066,950,063           42.1     5.3131%      110        1.49x        69.2%     61.7%
5.5000% - 5.9999%                   63        428,930,383           16.9     5.6667%      119        1.41x        72.4%     59.2%
6.0000% - 6.6100%                    8         56,075,823            2.2     6.2045%      122        1.48x        70.4%     59.2%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                             174     $2,535,429,402          100.0%    5.1252%       93        1.64x        68.3%     62.1%
                             =======================================================================================================

             ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                              AGGREGATE         % OF                    STATED                 CUT-OFF
                             NUMBER OF         CUT-OFF        INITIAL                  REMAINING                 DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE      TERM          UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS           BALANCE        BALANCE        RATE      (MOS.)(1)      DSCR      RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

54 - 60                             38     $1,023,845,753           40.4%    4.7073%      56        1.90x        67.0%      65.1%
61 - 108                            14        169,434,613            6.7     5.1916%      84        1.77x        67.8%      62.4%
109 - 120                          112      1,289,752,269           50.9     5.4237%     118        1.43x        69.6%      60.5%
121 - 180                            6         38,396,294            1.5     5.7493%     169        1.42x        70.3%      52.4%
181 - 240                            2          4,455,740            0.2     5.7640%     239        1.23x        61.8%       1.3%
241 - 300                            2          9,544,733            0.4     5.6290%     299        2.09x        46.1%       1.4%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                             174     $2,535,429,402          100.0%    5.1252%      93        1.64x        68.3%      62.1%
                             =======================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

            REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                         AGGREGATE        % OF                      STATED                 CUT-OFF
                         NUMBER OF        CUT-OFF        INITIAL                  REMAINING                  DATE       LTV RATIO
REMAINING TERM TO        MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE       TERM         UW         LTV            AT
MATURITY IN MONTHS(2)      LOANS          BALANCE        BALANCE        RATE      (MOS.)(2)      DSCR       RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

51 - 60                        38     $1,023,845,753          40.4%      4.7073%      56        1.90x        67.0%          65.1%
61 - 108                       14        169,434,613           6.7       5.1916%      84        1.77x        67.8%          62.4%
109 - 120                     112      1,289,752,269          50.9       5.4237%     118        1.43x        69.6%          60.5%
121 - 300                      10         52,396,767           2.1       5.7287%     199        1.53x        65.1%          38.8%
                       -------------------------------------------------------------------------------------------------------------
TOTAL:                        174     $2,535,429,402         100.0%      5.1252%      93        1.64x        68.3%          62.1%
                       =============================================================================================================

         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                         AGGREGATE        % OF                      STATED                 CUT-OFF
                         NUMBER OF        CUT-OFF        INITIAL                  REMAINING                  DATE       LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE       TERM         UW         LTV            AT
TERM IN MONTHS             LOANS          BALANCE        BALANCE        RATE      (MOS.)(2)      DSCR       RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

180 - 240                       9        $41,669,859           2.6%      5.4460%      132        1.50x         65.2%        33.5%
241 - 300                      21        183,069,097          11.4       5.5927%      102        1.58x         67.9%        54.2%
301 - 330                       2        155,800,000           9.7       5.2643%      118        1.28x         76.1%        65.8%
331 - 471                     111      1,226,143,369          76.3       5.2110%      100        1.52x         68.6%        60.0%
                       -------------------------------------------------------------------------------------------------------------
TOTAL:                        143     $1,606,682,326         100.0%      5.2657%      103        1.51x         69.2%        59.2%
                       =============================================================================================================

        REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                         AGGREGATE        % OF                      STATED                 CUT-OFF
                         NUMBER OF        CUT-OFF        INITIAL                  REMAINING                  DATE       LTV RATIO
REMAINING AMORTIZATION   MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE       TERM         UW         LTV            AT
TERM IN MONTHS             LOANS          BALANCE        BALANCE        RATE      (MOS.)(2)      DSCR       RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

178 - 240                       9        $41,669,859           2.6%      5.4460%     132        1.50x          65.2%        33.5%
241 - 300                      21        183,069,097          11.4       5.5927%     102        1.58x          67.9%        54.2%
301 - 330                       2        155,800,000           9.7       5.2643%     118        1.28x          76.1%        65.8%
331 - 467                     111      1,226,143,369          76.3       5.2110%     100        1.52x          68.6%        60.0%
                       -------------------------------------------------------------------------------------------------------------
TOTAL:                        143     $1,606,682,326         100.0%      5.2657%     103        1.51x          69.2%        59.2%
                       =============================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

                              AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE        % OF                      STATED              CUT-OFF
                                NUMBER OF     CUT-OFF        INITIAL                  REMAINING               DATE       LTV RATIO
                                MORTGAGE        DATE      LOAN GROUP 1    MORTGAGE       TERM         UW      LTV            AT
AMORTIZATION TYPES                LOANS       BALANCE        BALANCE        RATE      (MOS.)(1)      DSCR    RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon(2)                        115    $992,495,801          39.1%      5.1832%      93        1.60x     69.2%         59.0%
   Interest Only(3)                   31     928,747,076          36.6       4.8820%      74        1.88x     66.9%         66.9%
   Partial Interest-Only              23     597,505,000          23.6       5.3910%     116        1.34x     69.6%         61.2%
                              ------------------------------------------------------------------------------------------------------
SUBTOTAL                             169  $2,518,747,877          99.3%      5.1214%      91        1.64      68.4%         62.4%

FULLY AMORTIZING LOANS                 5     $16,681,525           0.7%      5.6909%     264        1.78x     51.7%          1.2%
                              ------------------------------------------------------------------------------------------------------
TOTAL                                174  $2,535,429,402         100.0%      5.1252%      93        1.64x     68.3%         62.1%
                              ======================================================================================================

                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                      STATED              CUT-OFF
CASH FLOW                      NUMBER OF     CUT-OFF        INITIAL                  REMAINING               DATE       LTV RATIO
DEBT SERVICE                   MORTGAGE        DATE      LOAN GROUP 1    MORTGAGE       TERM         UW      LTV            AT
COVERAGE RATIOS                  LOANS       BALANCE        BALANCE        RATE      (MOS.)(1)      DSCR    RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

1.09x - 1.29x                        25    $360,354,930         14.2%      5.3965%      117        1.25x      72.2%         60.9%
1.30x - 1.39x                        38     464,485,940         18.3       5.4066%      116        1.35x      69.5%         59.9%
1.40x - 1.49x                        33     451,006,834         17.8       5.3976%       97        1.44x      74.6%         68.2%
1.50x - 1.69x                        37     354,630,413         14.0       5.1001%       82        1.59x      73.4%         67.2%
1.70x - 1.99x                        18     497,613,186         19.6       4.7939%       78        1.89x      62.1%         57.8%
2.00x - 3.19x                        23     407,338,099         16.1       4.6893%       65        2.29x      59.8%         59.4%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                              174  $2,535,429,402        100.0%      5.1252%       93        1.64x      68.3%         62.1%
                             =======================================================================================================

                         CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED              CUT-OFF
                               NUMBER OF     CUT-OFF        INITIAL                  REMAINING               DATE       LTV RATIO
CUT-OFF DATE                   MORTGAGE        DATE      LOAN GROUP 1    MORTGAGE       TERM         UW      LTV            AT
LTV RATIOS                       LOANS       BALANCE        BALANCE        RATE      (MOS.)(1)      DSCR    RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

26.2% - 49.9%                        10     $57,545,646          2.3%      5.1192%      143        1.73x      44.4%         34.4%
50.0% - 59.9%                        27     496,866,876         19.6       4.5553%       66        2.10x      58.1%         54.9%
60.0% - 64.9%                        19     564,867,978         22.3       5.1582%       97        1.71x      62.2%         57.3%
65.0% - 69.9%                        26     209,389,022          8.3       5.4683%      108        1.42x      68.7%         58.5%
70.0% - 74.9%                        45     482,793,195         19.0       5.3905%       96        1.50x      73.3%         66.4%
75.0% - 84.2%                        47     723,966,685         28.6       5.2149%       96        1.43x      78.7%         71.0%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                              174  $2,535,429,402        100.0%      5.1252%       93        1.64x      68.3%         62.1%
                             =======================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

(2) Includes 5 amortizing ARD loans representing 0.5% of the initial pool balance.

(3) Includes 6 interest-only ARD loans representing 7.1% of the initial pool balance.

                                      A-2-9

                     MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                      AGGREGATE        % OF                       STATED             CUT-OFF
                      NUMBER OF        CUT-OFF        INITIAL                   REMAINING              DATE      LTV RATIO
MATURITY DATE         MORTGAGE           DATE      LOAN GROUP 1    MORTGAGE        TERM       UW       LTV           AT
LTV RATIOS(2)           LOANS          BALANCE        BALANCE        RATE       (MOS.)(2)    DSCR     RATIO     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------

26.7% - 29.9%                1         $8,136,752          0.3%      4.8700%      118         1.29x     62.6%        26.7%
30.0% - 49.9%               22        101,419,527          4.0       5.3120%      114         1.66x     53.7%        43.3%
50.0% - 59.9%               50        907,655,737         36.0       4.9498%       87         1.80x     61.7%        55.6%
60.0% - 69.9%               78      1,016,663,993         40.4       5.2824%      102         1.53x     71.5%        64.0%
70.0% - 74.9%               12        233,871,868          9.3       5.3615%       87         1.56x     75.8%        73.1%
75.0% - 80.0%                6        251,000,000         10.0       4.7977%       59         1.59x     79.7%        79.7%
                    ---------------------------------------------------------------------------------------------------------
TOTAL:                     169     $2,518,747,877        100.0%      5.1214%       91         1.64X     68.4%        62.5%
                    =========================================================================================================

                 TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                                        WEIGHTED AVERAGES
                                                                                          ------------------------------------------
                                                         AGGREGATE            % OF                           CUT-OFF
                                         NUMBER OF        CUT-OFF            INITIAL                           DATE
                                         MORTGAGED          DATE          LOAN GROUP 1          UW             LTV
PROPERTY TYPE                           PROPERTIES        BALANCE            BALANCE           DSCR           RATIO        OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                                          68       $963,669,055         38.0%          1.68x            69.1%          96.6%
Superregional Mall                                 1        224,066,112          8.8           1.99x            59.8%          96.4%
Unanchored                                        19         81,477,417          3.2           1.47x            71.9%          94.5%
Shadow Anchored                                    7         42,125,301          1.7           1.34x            72.9%          96.2%
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                          95     $1,311,337,885         51.7%          1.71x            67.8%          96.4%

OFFICE
Suburban                                          24       $349,592,184         13.8%          1.45x            74.2%          94.3%
CBD                                                8        195,180,914          7.7           1.90x            69.6%          92.5%
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                          32       $544,773,098         21.5%          1.61x            72.6%          93.7%

MULTIFAMILY
Mid/High Rise                                      2       $280,500,000         11.1%          1.55x            62.6%          96.5%
Garden                                            10        $39,083,742          1.5           1.47x            74.4%          93.8%
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                          12       $319,583,742         12.6%          1.54x            64.0%          96.2%

INDUSTRIAL
Warehouse/Distribution                             6        $76,549,047          3.0%          1.51x            74.8%          99.5%
Flex                                               3         26,012,944          1.0           1.49x            66.7%          98.1%
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                           9       $102,561,991          4.0%          1.50x            72.8%          99.2%

HOTEL
Limited Service                                    3        $47,971,741          1.9%          1.92x            62.9%            NAP
Full Service                                       4         47,884,454          1.9           1.54x            67.9%            NAP
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                           7        $95,856,195          3.8%          1.73x            65.4%            NAP

MIXED USE
Office/Retail                                      6        $46,543,623          1.8%          1.42x            73.2%          97.4%
Office/Residential                                 1         27,500,000          1.1           1.09x            43.0%         100.0%
                                       ---------------------------------------------------------------------------------------------
SUBTOTAL                                           7        $74,043,623          2.9%          1.30x            62.0%          98.4%

SELF STORAGE                                      31        $70,624,016          2.8%          1.64x            68.6%          82.7%

PARKING GARAGE                                     1        $10,421,646          0.4%          1.20x            69.0%            NAP

MANUFACTURED HOUSING                               2         $6,227,205          0.2%          1.69x            71.2%          64.8%

                                       ---------------------------------------------------------------------------------------------
Total                                            196     $2,535,429,402        100.0%          1.64x            68.3%          95.5%
                                       =============================================================================================

(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

             MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------------
                                        AGGREGATE        % OF                         STATED              UT-OFF
                        NUMBER OF        CUT-OFF        INITIAL                     REMAINING              DATE       LTV RATIO
                        MORTGAGED          DATE      LOAN GROUP 1    MORTGAGE          TERM         UW     LTV            AT
LOCATION               PROPERTIES        BALANCE        BALANCE        RATE         (MOS.)(2)      DSCR   RATIO      MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

New York                       8       $483,305,506         19.1%      4.9998%          83        1.61x     67.5%           63.7%
California                    25        429,230,165         16.9       5.2051%          99        1.42x     73.9%           66.1%
New Jersey                     3        248,887,160          9.8       4.3987%          58        1.93x     61.8%           56.8%
Texas                         19        198,181,798          7.8       5.0051%          90        1.79x     64.1%           57.6%
Nevada                         4        127,990,329          5.0       5.3984%         120        1.63x     63.2%           59.4%
Florida                       13         99,808,849          3.9       5.1784%          79        1.84x     65.5%           61.2%
Maryland                       7         88,668,458          3.5       5.3989%         102        1.56x     72.9%           62.7%
Arizona                       10         88,416,699          3.5       5.1847%          94        1.82x     67.3%           60.5%
Connecticut                    2         75,213,168          3.0       5.4952%         119        1.49x     74.3%           73.3%
Illinois                       7         68,588,268          2.7       5.4612%         132        1.58x     67.5%           60.1%
Ohio                           9         65,891,726          2.6       5.5019%         104        1.41x     75.8%           62.7%
District of Columbia           2         57,000,000          2.2       5.2453%          79        1.69x     75.9%           72.9%
Massachusettes                 2         44,867,883          1.8       4.8399%          83        2.08x     61.9%           60.2%
Georgia                       10         44,426,662          1.8       5.0944%          71        1.91x     63.9%           59.4%
North Carolina                11         32,765,507          1.3       5.4554%         118        1.55x     68.8%           56.7%
Wisconsin                      2         31,672,787          1.2       4.5731%          66        2.38x     59.9%           58.5%
Colorado                       5         29,036,218          1.1       5.5202%         118        1.40x     76.9%           64.8%
Kentucky                       4         28,789,367          1.1       5.5418%         118        1.61x     71.4%           49.6%
Rhode Island                   1         28,300,000          1.1       4.6900%          59        2.54x     60.%3           60.%3
Hawaii                         1         27,500,000          1.1       4.9405%         111        1.09x     43.0%           43.0%
Virginia                       4         26,018,436          1.0       5.5009%         114        1.35x     75.8%           65.9%
South Carolina                 6         25,266,685          1.0       5.7664%         118        1.61x     64.4%           53.1%
Michigan                       5         25,021,585          1.0       5.5162%         103        1.62x     71.6%           63.2%
Louisiana                      2         23,191,003          0.9       5.2898%         118        1.37x     78.5%           65.3%
Indiana                        4         21,896,221          0.9       5.3419%          96        1.48x     70.6%           58.9%
Washington                     2         18,589,908          0.7       5.5456%         118        1.36x     68.9%           62.0%
Missouri                       3         18,521,292          0.7       5.3455%          99        1.37x     75.9%           65.7%
Pennsylvania                   7         18,215,000          0.7       5.4377%          54        1.63x     75.0%           71.0%
Alabama                        3         16,075,615          0.6       5.6812%         128        1.52x     76.3%           60.8%
Iowa                           2         12,016,867          0.5       5.8134%         115        1.41x     73.9%           61.1%
Oregon                         1          9,300,000          0.4       5.5600%         119        1.25x     73.8%           64.7%
New Mexico                     2          8,724,522          0.3       5.5783%         117        1.50x     77.9%           65.4%
Minnesota                      1          4,184,256          0.2       5.5590%         118        1.32x     74.5%           62.4%
West Virginia                  7          4,115,693          0.2       5.9300%         118        1.41x     70.9%           54.9%
Oklahoma                       1          3,355,280          0.1       5.4700%         119        1.29x     72.9%           60.9%
Tennessee                      1          2,396,489          0.1       5.1000%         119        1.84x     58.5%           48.3%
                       -----------------------------------------------------------------------------------------------------------
TOTAL:                       196     $2,535,429,402        100.0%      5.1252%          93        1.64x     68.3%           62.1%
                       ===========================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

                  CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3)

                                                                                                 WEIGHTED AVERAGES
                                                                           -------------------------------------------------------
                                              AGGREGATE         % OF                     STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING              DATE    LTV RATIO
CURRENT                         MORTGAGED        DATE       LOAN GROUP 1   MORTGAGE       TERM        UW      LTV         AT
OCCUPANY RATES                 PROPERTIES      BALANCE         BALANCE       RATE      (MOS.)(4)     DSCR    RATIO   MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------------

40.4 - 70.0                            6      $16,690,782           0.7%     5.3831%      102       1.63x      69.5%     60.5%
70.1 - 80.0                            7      $14,232,575           0.6      5.4440%      118       1.70x      67.6%     55.6%
80.1 - 90.0                           44     $400,454,307          16.5      5.2753%       95       1.59x      71.0%     63.3%
90.1 - 95.0                           17      151,876,404           6.3      5.3213%       95       1.45x      73.3%     64.6%
95.1 - 100.0                         114    1,845,897,493          76.0      5.0378%       92       1.67x      67.5%     62.1%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                               188   $2,429,151,560         100.0%     5.0994%       93       1.64x      68.4%     62.4%
                              ====================================================================================================

                    YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                                 WEIGHTED AVERAGES
                                                                           -------------------------------------------------------
                                              AGGREGATE         % OF                     STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING              DATE    LTV RATIO
YEARS                           MORTGAGED        DATE       LOAN GROUP 1   MORTGAGE       TERM        UW      LTV         AT
BUILT/RENOVATED                PROPERTIES      BALANCE         BALANCE       RATE      (MOS.)(4)     DSCR    RATIO   MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------------

1940 - 1969                            7      $15,570,562           0.6%     5.4913%       61       1.58x      71.4%      66.8%
1970 - 1979                            5       35,402,205           1.4      5.6496%      134       1.33x      73.4%      61.5%
1980 - 1989                           27      216,878,431           8.6      5.3658%      108       1.52x      69.8%      61.2%
1990 - 1999                           55      510,333,885          20.1      5.1883%       97       1.70x      67.8%      62.3%
2000 - 2005                          102    1,757,244,318          69.3      5.0634%       89       1.65x      68.2%      62.1%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                               196   $2,535,429,402         100.0%     5.1252%       93       1.64x      68.3%      62.1%
                              ====================================================================================================

                           PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                      WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
                                              AGGREGATE         % OF                     STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING              DATE    LTV RATIO
                                MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE       TERM        UW      LTV         AT
PREPAYMENT PROTECTION             LOANS        BALANCE         BALANCE       RATE      (MOS.)(4)     DSCR    RATIO   MATURITY(4)
----------------------------------------------------------------------------------------------------------------------------------

Defeasance                           149   $2,202,426,971          86.9%     5.1620%       95       1.58x      69.6%      62.8%
Yield Maintenance                     22      304,337,523          12.0      4.8211%       77       2.09x      59.0%      56.8%
Defeasance/Yield Maintenance           3       28,664,908           1.1      5.5235%       86       1.51x      70.7%      63.6%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                               174   $2,535,429,402         100.0%     5.1252%       93       1.64x      68.3%      62.1%
                              ====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

                           CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                    WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                           AGGREGATE      % OF                      STATED               CUT-OFF
                            NUMBER OF       CUT-OFF      INITIAL                   REMAINING              DATE        LTV RATIO
                             MORTGAGE         DATE     LOAN GROUP 2   MORTGAGE        TERM        UW       LTV            AT
CUT-OFF DATE BALANCES         LOANS         BALANCE      BALANCE        RATE       (MOS.)(2)   DSCR(1)  RATIO(1)     MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

$920,467 - $2,999,999             17      $32,434,211       9.5%       5.7449%        138       1.85x        70.4%         53.9%
$3,000,000 - $3,999,999           12       40,149,055      11.7        5.3838%        112       1.43x        72.3%         60.4%
$4,000,000 - $4,999,999            5       22,556,557       6.6        5.4578%        117       1.48x        75.6%         63.2%
$5,000,000 - $6,999,999            5       28,233,737       8.2        5.2862%        111       1.37x        75.3%         64.2%
$7,000,000 - $9,999,999           10       82,425,929      24.0        5.2906%        114       1.32x        78.3%         66.5%
$10,000,000 - $14,999,999          7       80,528,866      23.5        5.4398%        108       1.78x        67.5%         58.9%
$15,000,000 - $23,805,000          3       56,805,000      16.6        5.1682%        108       1.45x        70.1%         65.1%
                           -------------------------------------------------------------------------------------------------------
TOTAL:                            59     $343,133,356     100.0%       5.3698%        114       1.53x        72.5%         62.2%
                           =======================================================================================================

                           MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                           AGGREGATE            % OF                   STATED               CUT-OFF
                            NUMBER OF       CUT-OFF           INITIAL                REMAINING               DATE      LTV RATIO
                             MORTGAGE         DATE          LOAN GROUP 2   MORTGAGE     TERM         UW       LTV          AT
MORTGAGE RATES                LOANS         BALANCE           BALANCE        RATE    (MOS.)(2)    DSCR(1)  RATIO(1)   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

5.0000% - 5.4999%                 41     $265,454,712           77.4%       5.2353%     112        1.58x     71.9%        62.0%
5.5000% - 5.9999%                 14       58,702,485           17.1        5.6755%     118        1.34x     73.5%        62.0%
6.0000% - 6.4999%                  2       13,977,990            4.1        6.0587%      88        1.41x     77.0%        68.4%
6.5000% - 7.0000%                  2        4,998,169            1.5        7.0000%     214        1.23x     80.8%        55.0%
                           -------------------------------------------------------------------------------------------------------
TOTAL:                            59     $343,133,356          100.0%       5.3698%     114        1.53x     72.5%        62.2%
                           =======================================================================================================

             ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                 WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                        AGGREGATE         % OF                      STATED               CUT-OFF
                         NUMBER OF       CUT-OFF        INITIAL                   REMAINING               DATE        LTV RATIO
ORIGINAL TERM TO          MORTGAGE         DATE       LOAN GROUP 2   MORTGAGE        TERM         UW       LTV            AT
MATURITY IN MONTHS(2)      LOANS         BALANCE        BALANCE        RATE       (MOS.)(2)    DSCR(1)  RATIO(1)     MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

84 - 108                        8      $59,906,803         17.5%      5.4492%         82        1.29x       75.8%           68.6%
109 - 120                      48      276,539,761         80.6       5.3207%        118        1.59x       71.8%           61.3%
121 - 240                       3        6,686,792          1.9       6.6919%        220        1.26x       74.6%           41.4%
                        ----------------------------------------------------------------------------------------------------------
TOTAL:                         59     $343,133,356        100.0%      5.3698%        114        1.53x       72.5%           62.2%
                        ==========================================================================================================

(1) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-13

            REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                            AGGREGATE        % OF                   STATED               CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                REMAINING               DATE      LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE      LOAN GROUP 2   MORTGAGE     TERM         UW       LTV          AT
MATURITY IN MONTHS(3)          LOANS         BALANCE       BALANCE        RATE    (MOS.)(3)    DSCR(2)  RATIO(2)   MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------

79 - 108                            8      $59,906,803        17.5%      5.4492%      82        1.29x        75.8%      68.6%
109 - 120                          48      276,539,761        80.6       5.3207%     118        1.59x        71.8%      61.3%
121 - 237                           3        6,686,792         1.9       6.6919%     220        1.26x        74.6%      41.4%
                            -----------------------------------------------------------------------------------------------------
TOTAL:                             59     $343,133,356       100.0%      5.3698%     114        1.53x        72.5%      62.2%
                            =====================================================================================================

         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE        % OF                   STATED               CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                REMAINING               DATE      LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE         DATE      LOAN GROUP 2   MORTGAGE     TERM         UW       LTV          AT
TERM IN MONTHS                  LOANS         BALANCE       BALANCE        RATE    (MOS.)(3)    DSCR(2)  RATIO(2)   MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------

240 - 300                           11      $43,436,264         13.6%     5.4103%     109        2.61x      56.1%      44.4%
301 - 360                           47      275,892,092         86.4      5.3945%     114        1.34x      76.0%      65.0%
                             ----------------------------------------------------------------------------------------------------
TOTAL:                              58     $319,328,356        100.0%     5.3966%     113        1.52x      73.3%      62.2%
                             ====================================================================================================

        REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                             AGGREGATE        % OF                   STATED               CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                REMAINING               DATE      LTV RATIO
REMAINING AMORTIZATION         MORTGAGE         DATE      LOAN GROUP 2   MORTGAGE     TERM         UW       LTV          AT
TERM IN MONTHS                  LOANS         BALANCE       BALANCE        RATE    (MOS.)(3)    DSCR(2)  RATIO(2)   MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------

237 - 300                           11      $43,436,264         13.6%     5.4103%     109        2.61x      56.1%      44.4%
301 - 360                           47      275,892,092         86.4      5.3945%     114        1.34x      76.0%      65.0%
                             ----------------------------------------------------------------------------------------------------
TOTAL:                              58     $319,328,356        100.0%     5.3966%     113        1.52x      73.3%      62.2%
                             ====================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-14

                              AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                  WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                          AGGREGATE        % OF                         STATED                CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL                      REMAINING                DATE      LTV RATIO
                            MORTGAGE         DATE      LOAN GROUP 2      MORTGAGE        TERM         UW        LTV          AT
AMORTIZATION TYPES           LOANS         BALANCE       BALANCE           RATE       (MOS.)(3)    DSCR(1)   RATIO(1)   MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon(2)                    41     $190,179,733          55.4%      5.4089%         117        1.68x        72.0%      59.7%
   Partial Interest Only         16      127,460,000          37.1       5.3733%         105        1.27x        75.4%      66.7%
   Interest Only                  1       23,805,000           6.9       5.0100%         119        1.69x        62.6%      62.6%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL                         58     $341,444,733          99.5%      5.3678%         113        1.53x        72.6%      62.5%

FULLY AMORTIZING LOANS            1       $1,688,622           0.5%      5.7800%         237        1.34x        56.3%       1.2%
                          ----------------------------------------------------------------------------------------------------------
TOTAL                            59     $343,133,356         100.0%      5.3698%         114        1.53x        72.5%      62.2%
                          ==========================================================================================================

                           UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
UNDERWRITTEN                              AGGREGATE         % OF                         STATED                CUT-OFF
CASH FLOW                  NUMBER OF       CUT-OFF        INITIAL                      REMAINING                DATE      LTV RATIO
DEBT SERVICE                MORTGAGE         DATE       LOAN GROUP 2      MORTGAGE        TERM         UW        LTV          AT
COVERAGE RATIOS              LOANS         BALANCE        BALANCE           RATE       (MOS.)(3)    DSCR(1)   RATIO(1)   MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

1.19x - 1.29x                    22     $154,393,379           45.0%      5.4025%         110        1.26x        76.4%      66.1%
1.30x - 1.39x                    16       82,979,609           24.2       5.4823%         114        1.35x        77.9%      65.3%
1.40x - 1.49x                     6       33,986,049            9.9       5.2489%         118        1.45x        72.5%      60.4%
1.50x - 1.69x                    11       49,620,698           14.5       5.2467%         118        1.62x        67.1%      60.4%
1.70x - 1.99x                     2        8,874,128            2.6       5.4311%         117        1.77x        70.9%      59.2%
2.00x - 6.89x                     2       13,279,492            3.9       5.0158%         119        5.50x        14.9%      11.2%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                           59     $343,133,356          100.0%      5.3698%         114        1.53x        72.5%      62.2%
                          ==========================================================================================================

                         CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                          AGGREGATE         % OF                         STATED                CUT-OFF
                           NUMBER OF       CUT-OFF        INITIAL                      REMAINING                DATE      LTV RATIO
CUT-OFF DATE                MORTGAGE         DATE       LOAN GROUP 2      MORTGAGE        TERM         UW        LTV          AT
LTV RATIOS                   LOANS         BALANCE        BALANCE           RATE       (MOS.)(3)    DSCR(1)   RATIO(1)   MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

11.3% - 49.9%                     2      $13,279,492            3.9%      5.0158%         119        5.50x       14.9%       11.2%
50.0% - 59.9%                     4        9,851,215            2.9       5.5083%         139        1.47x       54.4%       37.7%
60.0% - 64.9%                     1       23,805,000            6.9       5.0100%         119        1.69x       62.6%       62.6%
65.0% - 69.9%                     3        9,977,746            2.9       5.7401%         117        1.63x       67.6%       54.3%
70.0% - 74.9%                    11       82,584,464           24.1       5.3989%         108        1.33x       72.6%       63.2%
75.0% - 86.5%                    38      203,635,438           59.3       5.3983%         113        1.33x       78.5%       66.6%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                           59     $343,133,356          100.0%      5.3698%         114        1.53x       72.5%       62.2%
                          ==========================================================================================================

(1) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(2) Includes 1 amortizing ARD loan representing 0.3% of the initial pool balance.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-15

                     MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------------
                                     AGGREGATE        % OF                         STATED                 CUT-OFF
                      NUMBER OF       CUT-OFF       INITIAL                      REMAINING                 DATE        LTV RATIO
MATURITY DATE          MORTGAGE         DATE      LOAN GROUP 2      MORTGAGE        TERM          UW        LTV            AT
LTV RATIOS(4)           LOANS         BALANCE       BALANCE           RATE       (MOS.)(4)     DSCR(3)   RATIO(3)     MATURITY(4)
-----------------------------------------------------------------------------------------------------------------------------------

8.5% - 29.9%                 2      $13,279,492           3.9%       5.0158%        119         5.50x        14.9%        11.2%
30.0% - 49.9%                3        8,162,593           2.4        5.4521%        119         1.49x        54.0%        45.2%
50.0% - 59.9%                8       29,818,864           8.7        5.7595%        133         1.43x        72.0%        56.7%
60.0% - 69.9%               42      268,283,572          78.6        5.3086%        112         1.36x        75.6%        65.5%
70.0% - 72.3%                3       21,900,211           6.4        5.7418%         94         1.34x        79.2%        71.2%
                     --------------------------------------------------------------------------------------------------------------
TOTAL:                      58     $341,444,733         100.0%       5.3678%        113         1.53x        72.6%        62.5%
                     ==============================================================================================================

                 TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                     WEIGHTED AVERAGES
                                                                         -------------------------------------------
                                       AGGREGATE            % OF                        CUT-OFF
                        NUMBER OF       CUT-OFF           INITIAL                         DATE
                        MORTGAGED         DATE          LOAN GROUP 2         UW           LTV
PROPERTY TYPE           PROPERTIES      BALANCE           BALANCE         DSCR(3)       RATIO(3)      OCCUPANCY
-------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                     53     $304,663,102               88.8%      1.36x           75.1%          93.2%
   Co-op                       2       13,279,492                3.9       5.50x           14.9%         100.0%
   Mid/High Rise               2       10,203,219                3.0       1.27x           78.5%          99.3%
                       --------------------------------------------------------------------------------------------
SUBTOTAL                      57     $328,145,813               95.6%      1.53x           72.8%          93.6%

MANUFACTURED HOUSING           4      $14,987,542                4.4%      1.55x           67.2%          72.5%
                       --------------------------------------------------------------------------------------------
TOTAL                         61     $343,133,356              100.0%      1.53x           72.5%          92.7%
                       ============================================================================================

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(4) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-16

             MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                              WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                      AGGREGATE        % OF                         STATED                  CUT-OFF
                       NUMBER OF       CUT-OFF       INITIAL                      REMAINING                  DATE        LTV RATIO
                       MORTGAGED         DATE      LOAN GROUP 2      MORTGAGE        TERM         UW          LTV            AT
LOCATION               PROPERTIES      BALANCE       BALANCE           RATE       (MOS.)(3)    DSCR(2)     RATIO(2)     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------------

Texas                        16      $82,576,450           24.1%      5.4087%        112        1.35x           78.5%        66.1%
North Carolina                6       57,468,858           16.7       5.3760%        108        1.29x           75.0%        65.5%
Arizona                       3       45,973,107           13.4       5.1595%        119        1.49x           69.4%        64.1%
New York                      8       40,846,877           11.9       5.3208%        107        2.69x           54.1%        46.4%
Florida                       6       23,296,266            6.8       5.4899%        124        1.41x           75.9%        61.8%
Kansas                        2       12,920,467            3.8       5.2629%         83        1.26x           72.6%        67.1%
Georgia                       2       12,191,067            3.6       5.7160%        117        1.28x           73.3%        64.7%
Kentucky                      3       11,492,546            3.3       5.1900%        118        1.41x           79.8%        66.2%
Nevada                        1       11,406,055            3.3       5.2500%        118        1.28x           76.0%        63.2%
Wisconsin                     3       11,135,462            3.2       5.3635%        118        1.50x           71.0%        61.3%
Oklahoma                      1        5,387,270            1.6       5.4700%        118        1.50x           76.4%        63.9%
Pennsylvania                  1        4,803,219            1.4       5.3700%        116        1.26x           76.9%        64.2%
Alabama                       1        4,583,874            1.3       5.1700%        117        1.77x           74.5%        61.8%
Mississippi                   2        4,501,788            1.3       6.5155%        170        1.32x           76.0%        57.8%
Missouri                      1        3,540,000            1.0       5.4900%        118        1.38x           75.3%        64.5%
Michigan                      1        3,325,000            1.0       5.1800%         82        1.25x           78.2%        72.3%
Delaware                      1        3,184,714            0.9       5.3800%        117        1.52x           68.5%        52.2%
South Dakota                  1        2,000,000            0.6       5.3500%        117        1.35x           80.0%        68.2%
Minnesota                     1        1,688,622            0.5       5.7800%        237        1.34x           56.3%         1.2%
South Carolina                1          811,712            0.2       6.2500%        115        1.56x           67.6%        53.2%
                      --------------------------------------------------------------------------------------------------------------
TOTAL:                       61     $343,133,356          100.0%      5.3698%        114        1.53x           72.5%        62.2%
                      ==============================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-17

                  CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(3)

                                                                                             WEIGHTED AVERAGES
                                                                  ------------------------------------------------------------------
                                     AGGREGATE        % OF                         STATED                   CUT-OFF
                      NUMBER OF       CUT-OFF       INITIAL                      REMAINING                   DATE        LTV RATIO
CURRENT               MORTGAGED         DATE      LOAN GROUP 2      MORTGAGE        TERM          UW          LTV            AT
OCCUPANY RATES        PROPERTIES      BALANCE       BALANCE           RATE       (MOS.)(5)     DSCR(4)     RATIO(4)     MATURITY(5)
------------------------------------------------------------------------------------------------------------------------------------

61.1 - 70.0                  3      $11,695,158           3.4%      5.5776%         118         1.56x          70.4%        59.1%
70.1 - 90.0                  5       38,438,479          11.2       5.4885%          92         1.34x          75.6%        67.4%
90.1 - 95.0                 27      194,241,029          56.6       5.3479%         114         1.34x          74.6%        64.6%
95.1 - 100.0                26       98,758,690          28.8       5.3422%         119         1.97x          67.6%        55.8%
                     ---------------------------------------------------------------------------------------------------------------
TOTAL:                      61     $343,133,356         100.0%      5.3698%         114         1.53x          72.5%        62.2%
                     ===============================================================================================================

                    YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2),(3)

                                                                                               WEIGHTED AVERAGES
                                                                  ------------------------------------------------------------------
                                     AGGREGATE        % OF                         STATED                   CUT-OFF
                      NUMBER OF       CUT-OFF       INITIAL                      REMAINING                   DATE        LTV RATIO
YEARS                 MORTGAGED         DATE      LOAN GROUP 2      MORTGAGE        TERM          UW          LTV            AT
BUILT/RENOVATED       PROPERTIES      BALANCE       BALANCE           RATE       (MOS.)(5)     DSCR(4)     RATIO(4)     MATURITY(5)
------------------------------------------------------------------------------------------------------------------------------------

1957 - 1959                  1       $1,394,225           0.4%      5.8500%         116         1.58x          79.7%        67.5%
1960 - 1969                  4       14,445,686           4.2       5.5647%         108         1.36x          75.5%        62.8%
1970 - 1979                  7       32,020,055           9.3       5.5018%         118         1.33x          73.5%        60.2%
1980 - 1989                 16       89,353,387          26.0       5.2669%         118         1.97x          67.8%        57.0%
1990 - 1999                  7       46,307,226          13.5       5.5743%          93         1.29x          74.9%        66.9%
2000 - 2005                 26      159,612,777          46.5       5.3198%         117         1.41x          74.0%        64.0%
                     ---------------------------------------------------------------------------------------------------------------
TOTAL:                      61     $343,133,356         100.0%      5.3698%         114         1.53x          72.5%        62.2%
                     ===============================================================================================================

                           PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                         AGGREGATE        % OF                        STATED                 CUT-OFF
                          NUMBER OF       CUT-OFF       INITIAL                     REMAINING                 DATE        LTV RATIO
                           MORTGAGE         DATE      LOAN GROUP 2     MORTGAGE        TERM        UW          LTV            AT
PREPAYMENT PROTECTION       LOANS         BALANCE       BALANCE          RATE       (MOS.)(5)   DSCR(4)     RATIO(4)     MATURITY(5)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                      53     $297,614,791           86.7%     5.3988%        113       1.37x           74.3%        64.0%
Yield Maintenance                6      $45,518,565           13.3      5.1806%        117       2.54x           60.7%        50.2%
                         -----------------------------------------------------------------------------------------------------------
TOTAL:                          59     $343,133,356          100.0%     5.3698%        114       1.53x           72.5%        62.2%
                         ===========================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

(5) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-18

                                                                      ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

                     [PICTURES OF WOODBRIDGE CENTER OMITTED]

                                      A-3-2

--------------------------------------------------------------------------------
                               WOODBRIDGE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $225,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $224,066,112
 % OF POOL BY IPB:                 7.8%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         Woodbridge Center Property LLC
 SPONSOR:                          General Growth Properties, Inc.
 SHADOW RATING (M/S/F):            Baa1/BBB+/BBB+
 ORIGINATION DATE:                 11/12/04
 INTEREST RATE:                    4.2440%
 INTEREST ONLY PERIOD:             NA
 MATURITY DATE:                    06/01/09
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           357 Months
 CALL PROTECTION:                  L(24),Def(20),O(7)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Cash Management Agreement
 ADDITIONAL DEBT:                  No(1)
 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset
 TITLE:                           Fee
 PROPERTY TYPE:                   Retail -- Super Regional Mall
 SQUARE FOOTAGE:                  556,835(10)
 LOCATION:                        Woodbridge, NJ
 YEAR BUILT/RENOVATED:            1971/2003
 OCCUPANCY:                       96.4%(10)
 OCCUPANCY DATE:                  11/01/04
 NUMBER OF TENANTS:               190
 HISTORICAL NOI:
   2002:                          $22,440,910
   2003:                          $24,114,515
 TTM AS OF 09/30/04:              $25,025,568
 AVERAGE INLINE SALES:            $399
 AVERAGE OCCUPANCY COST:          16.2%(2)
 UW REVENUES:                     $39,982,719
 UW EXPENSES:                     $12,993,401
 UW NOI:                          $26,989,318
 UW NET CASH FLOW:                $26,472,005
 APPRAISED VALUE:                 $375,000,000
 APPRAISAL DATE:                  10/14/04
--------------------------------------------------------------------------------
(1)  Future mezzanine financing is allowed upon the satisfaction of certain conditions including a loan-to-value ratio of no greater than 75% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a debt service coverage ratio of not less than 1.25x, in each case immediately following the closing of such mezzanine loan.
(2)  Occupancy costs include CAM expenses.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL                    MONTHLY
                                   ---------------------------------------------
 TAXES:                                      $0                        $0(3)
 INSURANCE:                                  $0                        $0(3)
 CAPEX:                                      $0                        $0(4)
 TILC:                                       $0                        $0(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $402
 CUT-OFF DATE LTV:                           59.8%
 MATURITY DATE LTV:                          55.3%
 UW DSCR:                                    1.99x
--------------------------------------------------------------------------------
(3)  Only during an event of default or if the debt service coverage ratio is less than 1.25x (a "Trigger Event").
(4)  $15,983 only during a Trigger Event and if the amount in such reserve is less than $191,797.
(5)  $45,666 only during a Trigger Event and if the amount in such reserve is less than $547,990.

------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS(6)

                                                  MOODY'S/      SQUARE         % OF         BASE RENT  LEASE EXPIRATION
TENANT NAME            PARENT COMPANY           S&P/FITCH(7)     FEET           GLA            PSF           YEAR        SALES PSF
------------------------------------------------------------------------------------------------------------------------------------

SEARS                  Sears Roebuck & Co.      Baa2/BBB/BBB-             See Footnote 8                     2006            NA
FORTUNOFF              Fortunoff                     NR                   See Footnote 9                     2014            NA
H&M                    Hennes & Mauritz AB           NR         22,311         4.0%           $20.00         2013            NA
NEW YORK AND COMPANY   New York & Co., Inc.          NR         12,008         2.2%           $32.50         2010           $434
EXPRESS WOMEN          Ltd. Brands               Baa2/BBB/NR    11,410         1.1%           $30.00         2011           $326
------------------------------------------------------------------------------------------------------------------------------------

(6)  Macy's, JC Penney and Lord & Taylor are also on the premises but are not part of the collateral.
(7)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(8)  Square footage of Sears (274,100 sq. ft.) is not included due to Ground
     Lease with annual rent of $330,367.
(9)  Square footage of Fortunoff (150,000 sq. ft.) is not included due to Ground
     Lease with annual rent of $25,000.
(10) Excludes tenants on Ground Leases.

                                     A-3-3

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Woodbridge Center Loan is secured by a first mortgage interest in approximately 556,835 square feet of in-line retail space within the super-regional mall located in Woodbridge, New Jersey.

THE BORROWER. The borrower is Woodbridge Center Property LLC, a newly formed special purpose entity sponsored by General Growth Properties, Inc. (NYSE: GGP), one of the largest US regional mall real estate investment trusts ("REIT").
General Growth Properties has been based in the Chicago area since inception in
1954. The REIT recently completed the acquisition of the Rouse Company for $7.2 billion plus the assumption of approximately $5.4 billion in debt. General
Growth Properties owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibility for more than 215 regional shopping malls totaling more than 200 million square feet of retail space. General Growth Properties is also a third-party manager for owners of regional malls.

THE PROPERTY(1). Woodbridge Center is a 1,641,870 square foot super-regional mall (of which 556,835 square feet is included in collateral) anchored by Sears,
Macy's, Lord & Taylor, JC Penney, and Fortunoff and situated on a 122 acre parcel of land. The in-line space is approximately 95% occupied by nationally recognized tenants, yielding sales per square foot of approximately $400. Anchor tenants are dispersed throughout the center in an effort to maintain consistent traffic flows past the in-line space. Major tenants in the 190 tenant (210 leases) rent roll include H&M, Gap, Express Women, Victoria's Secret and New
York & Company. Dick's Sporting Goods, Fortunoff and Sears constructed their own stores upon land ground leased from the developer while J.C. Penney, Lord &
Taylor and Macy's own their stores as well as the underlying land.

The mall is located in the southern portion of the Middlesex-Somerset-Hunterdon
MSA, situated just south of New Brunswick and Edison, but north of Trenton, New
Jersey along Woodbridge Center Drive, east of the US Route 1 intersection.
Woodbridge Center Drive is accessible via several of New Jersey's major arterial roadways, including the Garden State Parkway, New Jersey Turnpike and US Route
9. There are 3 signalized access points along Woodbridge Center Drive which provide for access to the center.

THE MARKET(1). The property is located within Middlesex County, New Jersey which, according to the appraisal, has the largest population in central New
Jersey with approximately 781,000 people. The property is accessible by virtue of its location in proximity to Highways 1 and 9, the Garden State Parkway, the
New Jersey Turnpike, and the surrounding infrastructure. Woodbridge Center was built in 1971 and has witnessed the development of the area into a retail corridor while densely populated residential areas abut the market in all directions. The property has multiple access points from the surrounding roadways while mass transit provides bus and train service nearby. Per the appraisal, New Jersey is home to many pharmaceutical companies, due in part to competitive advantages such as proximity to New York City and Washington, D.C., access to Wall Street financing and government lobbying groups, respectively, as well as leading research and academic institutions. Drug companies based in New
Jersey account for more than 40% of the industry's total global sales of $400 billion.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of General Growth Properties, Inc.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Woodbridge Center appraisal dated
     October 14, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE -- IN-LINE ONLY

                                                                   % OF     CUMULATIVE
                 NUMBER      SQUARE      % OF                     BASE       SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA       BASE RENT      RENT        FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA       20,263        3.6%        NA           NA         20,263         3.6%          NA            NA
 2005 & MTM        30       52,916        9.5    $ 2,020,197        9.6%      73,179        13.1%     $ 2,020,197         9.6%
 2006              26       60,863       10.9      2,525,678       12.0      134,042        24.1%     $ 4,545,875        21.6%
 2007              24       48,303        8.7      2,258,780       10.7      182,345        32.7%     $ 6,804,655        32.4%
 2008              39       66,605       12.0      2,970,049       14.1      248,950        44.7%     $ 9,774,704        46.5%
 2009              28       69,659       12.5      2,535,738       12.1      318,609        57.2%     $12,310,442        58.6%
 2010              11       37,149        6.7      1,425,966        6.8      355,758        63.9%     $13,736,407        65.3%
 2011              11       42,963        7.7      1,499,114        7.1      398,721        71.6%     $15,235,521        72.5%
 2012              16       53,623        9.6      2,324,703       11.1      452,344        81.2%     $17,560,224        83.5%
 2013              15       69,776       12.5      2,180,723       10.4      522,120        93.8%     $19,740,947        93.9%
 2014               8       30,366        5.5      1,100,053        5.2      552,486        99.2%     $20,841,000        99.1%
 2015               1        1,459        0.3         80,245        0.4      553,945        99.5%     $20,921,245        99.5%
 AFTER              1        2,890        0.5        101,150        0.5      556,835       100.0%     $21,022,395       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            210      556,835      100.0%   $21,022,395      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-4

--------------------------------------------------------------------------------
                               WOODBRIDGE CENTER
--------------------------------------------------------------------------------

                       [MAP OF WOODBRIDGE CENTER OMITTED]

                                     A-3-5

--------------------------------------------------------------------------------
                               WOODBRIDGE CENTER
--------------------------------------------------------------------------------

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                                      A-3-6

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                                     A-3-7

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

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                                     A-3-8

--------------------------------------------------------------------------------
                          ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $200,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $200,000,000
 % OF POOL BY IPB:                 6.9%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         River Place I Holdings LLC
 SPONSOR:                          Larry A. Silverstein
 ORIGINATION DATE:                 01/06/05
 INTEREST RATE:                    5.2900%
 INTEREST-ONLY PERIOD:             24 Months
 MATURITY DATE:                    02/11/15
 AMORTIZATION TYPE:                IO-Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(89),O(6)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Multifamily -- Mid/High Rise
 UNITS:                            921
 LOCATION:                         New York, NY
 YEAR BUILT/RENOVATED:             2000
 OCCUPANCY:                        95.2%
 OCCUPANCY DATE:                   10/15/04
 HISTORICAL NOI:
   2003:                           $12,117,535
 6 MONTHS ANNUALIZED
    ENDING 10/31/04:               $13,858,861
 3 MONTHS ANNUALIZED
    ENDING 10/31/04:               $16,637,516
 UW REVENUES:                      $25,634,352
 UW EXPENSES:                      $7,485,129
 UW NOI:                           $18,149,223
 UW NET CASH FLOW:                 $17,918,973
 APPRAISED VALUE:                  $322,900,000
 APPRAISAL DATE:                   10/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                            INITIAL     MONTHLY
                                        -----------------------------
 TAXES:                                       $147,640    $49,213
 INSURANCE:                                   $626,566    $73,402
 CAPEX:                                             $0    $19,188
 CASH MANAGEMENT HOLDBACK(1):               $1,000,000         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                    $217,155
 CUT-OFF DATE LTV:                          61.9%
 MATURITY DATE LTV:                         54.0%
 UW DSCR:                                   1.35x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   MULTIFAMILY INFORMATION

                                                  AVERAGE UNIT       APPROXIMATE NET                          AVERAGE MONTHLY
        UNIT MIX               NO. OF UNITS       SQUARE FEET         RENTABLE SF          % OF TOTAL SF      IN-PLACE RENT(3)
------------------------------------------------------------------------------------------------------------------------------------

 STUDIO                            249                453                112,788                18.0%              $1,647
 ONE BEDROOM                       461                668                308,091                49.2               $2,239
 TWO BEDROOM                       210                980                205,753                32.8               $3,356
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            920(2)             681                626,632               100.0%              $2,334
------------------------------------------------------------------------------------------------------------------------------------

(1)  The Cash Management Holdback was released upon obtaining the cash management agreement.
(2)  Excludes 2-bedroom superintendent unit.
(3)  Includes subsidized rents, which affect 20% of the units.

                                     A-3-9

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The One River Place Apartments Loan is secured by a first mortgage interest in a 921-unit class "A" luxury multifamily property located in New
York, New York.

THE BORROWER. The Borrower is River Place I Holdings LLC, a single asset entity that was created in June 2003. Larry Silverstein and his company, Silverstein
Properties, which developed and currently manages the property, control the current borrowing entity. The Borrower's construction costs for the project total approximately $221,000,000. Silverstein Properties is a New York-based development, ownership and management company, and Larry Silverstein is both the
President and CEO. Mr. Silverstein has been an active investor in the real estate industry for almost 50 years and is active in the New York community. He is a Governor of the Real Estate Board of New York, having served as its
Chairman, is Vice Chairman of the Board of Trustees of New York University as
well as the Founder and Chairman Emeritus of the New York University Real Estate
Institute. Silverstein Properties has been involved in over $8 billion worth of transactions. They have developed or improved over 20 million square feet of real estate, and they currently manage and lease over 7 million square feet of real estate in Manhattan. Silverstein Properties along with several investors purchased the 99 year ground lease for the World Trade Center a few weeks prior to 9/11/2001. Silverstein Properties plans to reconstruct over 10 million square feet of office space in lower Manhattan including the redevelopment of Ground
Zero through the use of insurance proceeds. Silverstein Properties is staffed by an experienced team of professionals operating from offices in Midtown and
Downtown Manhattan. The company's 12 most senior executives have an average of
25 years experience in the real estate industry and an average tenure of 15 years with the firm.

THE PROPERTY. The property is a 40-story class "A" building on a 2.50 acre site featuring 921 rental units, a 194-car parking garage, 41,789 square feet of ground floor retail space, a 35,000 square foot health club with a 25-yard swimming pool, two outdoor tennis courts, a basketball court, a party room, workout facilities and a sun deck. The property contains a total of 249 studio apartments, 461 one-bedroom units, 210 two-bedroom units and one two-bedroom super's unit. Many of the apartments have Hudson River waterfront views. The property also features 24-hour doorman/concierge service and a morning shuttle bus service to the Eighth Avenue and 42nd Street subway station. There is a laundry room with two washers and two dryers on each floor. As of October 15,
2004, the residential occupancy was 95.2%, and minimal rent concessions were being offered. The property's 194-car capacity garage is accessed via a ramp extending up from the property's driveway connecting West 41st and West 42nd
Streets.

The property is a taxable 80/20 multifamily property with twenty percent of the units (184) being rented to tenants whose income is at or below 80% of area median income ($54,043). The property has a related tax abatement under Section
421-a of the New York State Real Property Tax Law with an original term of 20 years, with 16 years remaining. The property is abated from any increases in assessed value for the first twelve years. Property tax assessments will phase in (20% increments every other year) starting in year 13 (2013/2014) of the abatement. The lower rents associated with the 421-a program can be raised to market rates (assuming they are higher at the time) once the program terminates.

THE MARKET(1). The property is located on West 42nd Street between 11th and 12th
Avenues in the Midtown West section of New York City in a neighborhood known as
Clinton. Clinton is considered to span from West 30th Street to West 59th Street between Eighth Avenue and the Hudson River. Renters have increasingly come to look at Clinton as an affordable alternative to the more expensive areas to the south and north. Rental facilities within this neighborhood are well served by retail, have adequate access to community service facilities including hospitals and medical clinics and enjoy numerous entertainment options. Additionally the area is well served by public transportation, providing an easy commute for residents to the midtown and downtown business districts.

The property's market area continues to exhibit favorable conditions for luxury units. According to the report of a third party market data service, as of the end of the Third Quarter 2004, apartment rental rates in the New York City area grew by 2.1% from the Second Quarter, and the overall apartment vacancy rate was
3.0%. A total of 643 units were constructed during the Third Quarter and 910 units were absorbed. According to the market data service report, as of the
Third Quarter 2004, the average monthly rent for apartment buildings built after
1994 in the Midtown West submarket was $3,166, and rents increased by 2.8% from the prior period. Over the last one year period, rents increased by 4% in this submarket. The overall vacancy rate in this submarket is 3.7% as of the Third
Quarter 2004, after having decreased from 4.0% in the Second Quarter. Overall both the New York City market and the submarket have low vacancy rates, the rental rate trend is stable to improving, and the rate of new construction is moderate.

PROPERTY MANAGEMENT. The property is managed by Silverstein Properties, a borrower related entity. The firm has developed over 20 million square feet of real estate and currently manages over 7 million square feet of real estate in
Manhattan.
--------------------------------------------------------------------------------
 (1)  Certain information was obtained from the One River Place Apartments appraisal dated October 15, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-10

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

                   [MAP OF ONE RIVER PLACE APARTMENTS OMITTED]

                                     A-3-11

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

                          [PICTURES OF PIER 39 OMITTED]

                                     A-3-12

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $153,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $153,000,000
 % OF POOL BY IPB:                   5.3%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           Pier 39 Limited Partnership
 SPONSOR:                            Robert A. Moor, Molly M. South
 ORIGINATION DATE:                   12/17/04
 INTEREST RATE:                      5.2600%
 INTEREST-ONLY PERIOD:               36 Months
 MATURITY DATE:                      01/01/15
 AMORTIZATION TYPE:                  IO-Balloon
 ORIGINAL AMORTIZATION:              324 Months
 REMAINING AMORTIZATION:             324 Months
 CALL PROTECTION:                    L(24),Def(91),O(3)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Hard
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               Capital Lease Permitted(1)
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------
(1)  Future capital lease not to exceed $2 million and lender approved unsecured indebtedness permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset
 TITLE:                              Leasehold
 PROPERTY TYPE:                      Retail -- Anchored
 SQUARE FOOTAGE:                     242,283
 LOCATION:                           San Francisco, CA
 YEAR BUILT/RENOVATED:               1978/2004
 OCCUPANCY:                          95.6%
 OCCUPANCY DATE:                     12/01/04
 NUMBER OF TENANTS:                  125
 HISTORICAL NOI:
   2002:                             $11,744,313
   2003:                             $11,646,949
   TTM AS OF 10/31/04:               $13,774,910
 AVERAGE IN-LINE SALES/SF:           $740 (shops/fast food), $657 (restaurant)
 AVERAGE OCCUPANCY COST:             14.8%
 UW REVENUES:                        $27,880,864
 UW EXPENSES:                        $13,633,766
 UW NOI:                             $14,247,098
 UW NET CASH FLOW:                   $13,640,354
 APPRAISED VALUE:                    $200,700,000
 APPRAISAL DATE:                     11/22/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL              MONTHLY
                                  ----------------------------------------------
 TAXES:                                      $0             $56,681
 INSURANCE:                                  $0            $166,665
 CAPEX:                                      $0             $17,569
 REQUIRED REPAIRS:                   $3,481,250(2)               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                         $631
 CUT-OFF DATE LTV:                             76.2%
 MATURITY DATE LTV:                            65.9%
 UW DSCR:                                      1.28x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                                              SALES
                                                                                                                  LEASE        PSF
                                                                       MOODY'S/     SQUARE   % OF   BASE RENT   EXPIRATION    AS OF
TENANT NAME                 PARENT COMPANY                           S&P/FITCH(3)    FEET    GLA       PSF         YEAR      YE 2003
------------------------------------------------------------------------------------------------------------------------------------

AQUARIUM OF THE BAY         Aquarium of The Bay                          NR        47,217   19.5%     $0.00(4)     2014         $92
NEPTUNE'S PALACE/BAY VIEW   Neptune's Palace/Bay View                    NR        12,360    5.1%    $24.00        2010        $488
HARD ROCK CAFE              Hard Rock Cafe International, Inc.           NR        10,608    4.4%    $91.96        2012        $887
BUBBA GUMP SHRIMP CO.       Bubba Gump Shrimp Co. Restaurants, Inc.      NR         9,500    3.9%    $22.20        2012      $1,037
SWISS LOUIS RESTAURANT      Swiss Louis Restaurant                       NR         8,670    3.6%    $24.56        2010        $257
------------------------------------------------------------------------------------------------------------------------------------

(2)  Initial repair escrow represents 125% of estimated expense budgeted for
     2005 including wharf and seawall repairs, wave baffles, roof and shingle replacement.
(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(4)  Aquarium of the Bay rent is paid directly to the San Francisco Port
     Commission, which owns the fee interest in the subject property.

                                     A-3-13

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

THE LOAN. The Pier 39 Loan is secured by a first mortgage on the leasehold interest in a 242,283 square foot specialty retail shopping center located in
San Francisco, California.

THE BORROWER. The Borrower is Pier 39 Limited Partnership, a special purpose entity controlled by Robert A. Moor and Molly M. South. The sponsors have managed the property since they purchased it in 1981.

The sponsors have extensive experience with similar specialty retail projects throughout the United States, including Sundance Square in Ft. Worth, Texas,
North Pier Festival Marketplace and Century Shopping Center in Chicago,
Illinois, and Union Station in Indianapolis, Indiana. Mr. Moor and Ms. South
also control Market Development LP, a corporate marketing group; and Moor+South
Entertainment, a management and advisory company.

THE PROPERTY. Pier 39 is an internationally renowned, multi-tenant, specialty retail shopping center located near the San Francisco Bay in San Francisco,
California. The property offers over 100 specialty retail shops, restaurants and entertainment venues in an approximately 240,000 square foot area. Pier 39 is a tourist attraction due to its retail and entertainment offerings and its unobstructed views of the Golden Gate Bridge, the Bay Bridge, Alcatraz and the
San Francisco skyline.

The property is located two blocks east of Fisherman's Wharf at the northernmost point of the San Francisco peninsula. It is approximately two miles north of downtown San Francisco and the hotel and retail areas of Union Square, Chinatown and the Financial District. Pier 39 is also approximately two miles from the
Oakland Bay Bridge to the northwest and approximately 3.5 miles east of the
Golden Gate Bridge.

Major tenants include the Hard Rock Cafe, Neptune's and Bubba Gump restaurants;
Aquarium on the Bay which is a 707,000 gallon aquarium and marine attraction;
and the Blue & Gold Fleet which is the exclusive provider of transportation to and from Alcatraz Island. Additional tenants include fast food and local restaurants, specialty shops and seven entertainment venues. The property also includes a 980-car parking garage and a marina consisting of 306 boat slips. 254 of the boat slips are leased to long-term tenants, and the remainder are leased on a short-term basis.

Pier 39 is approximately 95.6% occupied. Tenant sales for specialty shops and fast food restaurants averaged approximately $740 per square foot in 2003 and sales for traditional restaurants averaged over $650 per square foot for the same period. Since 1998, the sponsors have spent approximately $4.2 million in capital improvements, and they have budgeted approximately $3 million for additional improvements in 2005.

The San Francisco Port Commission -- representing the City and County of San
Francisco -- is the fee owner of the land under Pier 39 including the marina and surrounding port areas. The ground lease between the Port Commission and the
Borrower expires in December, 2042. Ground rent payments are based on a formula consisting of fixed rent, percentage rent, and rental payments from various sources within and outside of the property.

THE MARKET(1). According to the report of a third party market data service, the retail vacancy rate in San Francisco County was approximately 3.3% at the end of
2004 which is consistent with the historical performance of the property.
Although there are no directly comparable properties to Pier 39, two other retail centers in the Fisherman's Wharf area -- The Cannery and Anchorage Center
-- were identified as having similar tenant offerings. Tenant sales at those centers are estimated at approximately $300 per square foot to $400 per square foot with occupancy between 90% and 95%. Tenant rental rates at Pier 39 and similar properties have wide ranges due to various space locations, sizes and finishes. The range of rental rates at the property is from approximately $11 per square foot to $617 per square foot, and the average occupancy cost is approximately 14.8%. According to the appraisal, annual rental rates in similar tourist areas of Downtown San Francisco, Fisherman's Wharf and Union Square
average approximately $80 per square foot to $120 per square foot.

PROPERTY MANAGEMENT. The property is managed by Moor and South which is wholly controlled by the sponsors Robert A. Moor and Molly M. South. The sponsors have managed the property since they acquired it in 1981. Moor and South has owned and/or managed various retail and entertainment projects including the Century
Shopping Center in Chicago, Illinois, Ocean One in Atlantic City, New Jersey,
and Union Station in Indianapolis, Indiana.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Pier 39 appraisal dated November
     22, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-14

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER     SQUARE      % OF                     % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE      CUMULATIVE
               OF LEASES     FEET        GLA       BASE RENT       RENT      SQUARE FEET    % OF GLA     BASE RENT    % OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA        10,661        4.4%        NA            NA          10,661         4.4%          NA              NA
 2005 & MTM       42        30,812       12.7    $ 2,465,864        23.4%       41,473        17.1%     $ 2,465,864        23.4%
 2006             17        12,615        5.2      1,042,864         9.9        54,088        22.3%     $ 3,508,728        33.2%
 2007             14        13,544        5.6        795,353         7.5        67,632        27.9%     $ 4,304,081        40.8%
 2008             7          4,533        1.9        629,940         6.0        72,165        29.8%     $ 4,934,021        46.7%
 2009             15        22,639        9.3        828,568         7.8        94,804        39.1%     $ 5,762,589        54.6%
 2010             7         34,330       14.2      1,073,498        10.2       129,134        53.3%     $ 6,836,087        64.8%
 2011             3          2,304        1.0        237,243         2.2       131,438        54.2%     $ 7,073,330        67.0%
 2012             10        41,274       17.0      2,148,294        20.4       172,712        71.3%     $ 9,221,624        87.4%
 2013             2          3,671        1.5        309,441         2.9       176,383        72.8%     $ 9,531,065        90.3%
 2014             6         62,908       26.0        579,885         5.5       239,291        98.8%     $10,010,949        95.8%
 2015             0              0        0.0              0         0.0       239,291        98.8%     $10,110,949        95.8%
 AFTER            2          2,992        1.2        444,306         4.2       242,283       100.0%     $10,555,255       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL           125       242,283      100.0%   $10,555,255       100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-15

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

                            [MAP OF PIER 39 OMITTED]

                                     A-3-16

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

                        [FLOOR PLANS OF PIER 39 OMITTED]

                                     A-3-17

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

                      [PICTURES OF WESTBURY PLAZA OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $93,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $93,600,000
 % OF POOL BY IPB:                 3.3%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         PL Westbury LLC
 SPONSORS:                         DRA Advisors LLC,
                                   Kimco Realty Corp.
 ORIGINATION DATE:                 12/21/04
 INTEREST RATE:                    4.6550%
 INTEREST-ONLY PERIOD:             60 Months
 MATURITY DATE:                    01/01/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(32),O(2)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  $30,600,000(1)
 ADDITIONAL DEBT TYPE:             Mezzanine Debt
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Retail -- Anchored
 SQUARE FOOTAGE:                    398,602
 LOCATION:                          Westbury, NY
 YEAR BUILT/RENOVATED:              1993/2004
 OCCUPANCY:                         100.0%
 OCCUPANCY DATE:                    10/31/04
 NUMBER OF TENANTS:                 9
 HISTORICAL NOI:
   2002:                            $7,700,779
   2003:                            $5,650,512
  TTM AS OF 07/31/04:               $6,492,535
 AVERAGE IN-LINE SALES/SF:          $336
 AVERAGE OCCUPANCY COST:            7.2%
 UW REVENUES:                       $11,951,596
 UW EXPENSES:                       $4,559,977
 UW NOI:                            $7,391,619
 UW NET CASH FLOW:                  $7,132,529
 APPRAISED VALUE:                   $117,000,000
 APPRAISAL DATE:                    10/29/04
--------------------------------------------------------------------------------
(1)  Mezzanine debt is secured by equity pledges in borrower and 7 other affiliates encompassing $270.9 million of total first mortgage debt.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                        INITIAL            MONTHLY
                                   ---------------------------------------------
 CAPEX:                                     $0               $4,554
 TI/LC(2):                                  $0                   $0
--------------------------------------------------------------------------------
(2)  Monthly escrows for TI/LC will be collected if DSCR falls below 1.20x or if
     Costco gives notice of vacating their space.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                      $235
 CUT-OFF DATE LTV:                          80.0%
 MATURITY DATE LTV:                         80.0%
 UW DSCR:                                   1.61x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                    SALES
                                                                                                        LEASE        PSF
                                                          MOODY'S/    SQUARE      % OF    BASE RENT   EXPIRATION    AS OF
 TENANT NAME             PARENT COMPANY                S&P/FITCH(3)    FEET       GLA        PSF         YEAR      YE 2003
----------------------------------------------------------------------------------------------------------------------------

 COSTCO WHOLESALE       Costco Wholesale Corporation      A2/A/A+    148,295      37.2%     $18.71       2009         NA
 WAL-MART               Wal-Mart Stores, Inc.            Aa2/AA/AA   110,054      27.6%     $14.50       2019         NA
 MARSHALLS              TJX Cos Inc.                      A3/A/NR     45,826      11.5%     $23.00       2009        $281
 THE SPORTS AUTHORITY   The Sports Authority, Inc.          NR        43,000      10.8%     $23.00       2013        $389
 BORDERS BOOKS          Borders Group Inc.                  NR        30,950       7.8%     $23.88       2019        $270
----------------------------------------------------------------------------------------------------------------------------

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-19

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------
THE LOAN. The Westbury Plaza Loan is secured by a first mortgage interest in a
398,602 square foot anchored retail center located on Long Island, in Westbury,
New York.

THE BORROWER. The borrower is PL Westbury LLC, a special purpose entity owned by
DRA Advisors LLC, which has 85% ownership, and Kimco Realty Corp, which has 15%
ownership. The borrower acquired the subject property as part of a larger $1.2 billion acquisition of Price Legacy Corporation (NASDAQ: PLRE) by PL Retail LLC,
a joint venture between DRA Advisors LLC and Kimco Realty Corp.

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which includes pension funds, university endowments, foundations, and insurance companies. DRA Advisors LLC was founded in 1986 and currently manages approximately $3 billion in assets.

Kimco Realty Corp. (NYSE: KIM), a publicly-traded real estate investment trust
("REIT"), has specialized in shopping center acquisitions, development, and management for over 45 years. Kimco Realty Corp. owns and operates one of the nation's largest portfolios of neighborhood and community shopping centers, which are located throughout 42 states, Canada and Mexico. The REIT currently has interests in 750 properties, comprising approximately 112 million square feet of leasable space.

THE PROPERTY. Westbury Plaza is an anchored retail center located on Old Country
Road, a major thoroughfare in Long Island. The neighborhood is a primarily commercial area, including multiple shopping centers, malls, offices and fast food restaurants. Major tenants include Costco Wholesale, Marshalls and
Wal-Mart. Other tenants include The Sports Authority, Ruby Tuesday's, The Olive
Garden, Borders Books, California Pizza Kitchen and Bank of America. The subject property consists of six buildings and is located on approximately 30.4 acres of land. The property was constructed in 1993. During 2004, the property underwent renovations as Wal-Mart completed build out of its space (formerly leased by
K-Mart). Wal-Mart opened for business in January 2005 and its lease expires in
2019.

Westbury Plaza is located within a few miles of Meadowbrook Parkway, Northern
Parkway, and the Long Island Expressway. It is adjacent to the Source Mall, which is anchored by Saks Off Fifth, Nordstom RACK, H&M, Old Navy, Circuit City,
and The Cheesecake Factory. The Source Mall is also connected to Fortunoff.
Behind the subject property is Roosevelt Raceway Center, which is anchored by
Loews Theater, Expo Design and Target. Best Buy and Office Max are located near the Wal-Mart at Westbury Plaza, and there are numerous fast food chains and a
Holiday Inn across the street. Roosevelt Field Mall, one of the largest malls in the country, is located within approximately one-half of a mile from the subject property. Roosevelt Field is anchored by JCPenney, Bloomingdales, Macys and
Nordstrom and includes approximately 2,184,000 square feet of retail space.

Westbury Plaza is 100.0% occupied. Rents at the property range from approximately $23.00 per square foot to approximately $38.00 per square foot for non-anchor tenants, with anchor rents ranging from approximately $14.50 per square foot to approximately $18.71 per square foot.

THE MARKET(1). Westbury Plaza is located within the Nassau-Suffolk submarket. As of 2003, population within a 3 mile radius of the property was approximately
142,819, with an average household income of approximately $93,145. Total retail square footage in the market is approximately 21.5 million, with net absorption of approximately 250,000 square feet in 2003. From 2000 to 2003, the
Nassau-Suffolk submarket experienced a compound annual growth rate in retail sales of approximately 5.3%.

The market retail vacancy rate for the Third Quarter of 2004 was approximately
1.0%, and a third party market data service reported retail vacancy of approximately 2.7% in the Second Quarter of 2004. This represents an increase in market occupancy from approximately 97.0% in fiscal year 2003 and approximately
96.2% in fiscal year 2002. The 2003 market vacancy rate of approximately 3.0%
was the lowest annual vacancy rate since 1999. Comparable properties reported an average occupancy of approximately 96.5%, with in-line rents ranging from approximately $22 per square foot to approximately $60 per square foot. As of the Second Quarter of 2004, market rents are estimated at approximately $22 per square foot for non-anchor tenants, with market anchor rents estimated at approximately $17 per square foot.

PROPERTY MANAGEMENT. The property is managed by Kimco Realty Corp., which has specialized in managing retail properties for over 45 years. Kimco Realty Corp.
owns and operates over 100 million square feet of leasable space.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Westbury Plaza appraisal dated
     October 29, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE                                 CUMULATIVE
                  OF       SQUARE                              % OF BASE     SQUARE       CUMULATIVE   CUMULATIVE     % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET         % OF GLA     BASE RENT        RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING       EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA             0        0.0%            NA         NA             0          0.0%             NA           NA
 2005 & MTM       0             0        0.0             $0        0.0%            0          0.0%             $0         0.0%
 2006             1             0        0.0         40,320        0.5             0          0.0%        $40,320         0.5%
 2007             0             0        0.0              0        0.0             0          0.0%        $40,320         0.5%
 2008             0             0        0.0              0        0.0             0          0.0%        $40,320         0.5%
 2009             4       209,598       52.6      4,236,603       54.4       209,598         52.6%     $4,276,923        54.9%
 2010             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2011             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2012             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2013             1        43,000       10.8        989,000       12.7       252,598         63.4%     $5,265,923        67.6%
 2014             1         5,000        1.3        190,000        2.4       257,598         64.6%     $5,455,923        70.0%
 2015             0             0        0.0              0        0.0       257,598         64.6%     $5,455,923        70.0%
 AFTER            2       141,004       35.4      2,334,869       30.0       398,602        100.0%     $7,790,792       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            9       398,602      100.0%    $7,790,792      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-21

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

                         [MAP OF WESTBURY PLAZA OMITTED]

                                     A-3-22

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

                     [FLOOR PLAN OF WESTBURY PLAZA OMITTED]

                                     A-3-23

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

                       [PICTURES OF SHOWCASE MALL OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $92,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $92,000,000
 % OF POOL BY IPB:                 3.2%
 LOAN SELLERS:                     JPMorgan Chase Bank, N.A.
                                   Eurohypo AG, New York Branch(1)
 BORROWER:                         CCR/AG Showcase Phase I
                                   Owner, L.L.C.
 SPONSORS:                         Angelo Gordon Realty Funds and
                                   City Center Retail, LLC
 ORIGINATION DATE:                 02/10/05
 INTEREST RATE:                    5.3730%
 INTEREST ONLY PERIOD:             120 Months
 MATURITY DATE:                    03/07/15
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(59),O(37)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Cash Management Agreement
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Retail -- Anchored
 SQUARE FOOTAGE:                    184,814
 LOCATION:                          Las Vegas, NV
 YEAR BUILT/RENOVATED:              1996
 OCCUPANCY:                         100.0%
 OCCUPANCY DATE:                    10/01/04
 NUMBER OF TENANTS:                 10
 HISTORICAL NOI:
   2002:                            $7,642,222
   2003:                            $8,581,963
   TTM AS OF 11/30/04:              $9,948,912
 AVERAGE INLINE SALES/SF:           $294
 AVERAGE OCCUPANCY COST:            21.2%
 UW REVENUES:                       $12,446,651
 UW EXPENSES:                       $3,725,842
 UW NOI:                            $8,720,809
 UW NET CASH FLOW:                  $8,508,273
 APPRAISED VALUE:                   $150,000,000
 APPRAISAL DATE:                    01/01/05
--------------------------------------------------------------------------------
(1)  The loan was jointly originated by JPMorgan Chase Bank N.A. and Eurohypo
     AG, New York Branch. The loan consists of two $46 million pari-passu notes which will be joined upon closing of the securitization.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL             MONTHLY
 TAXES:                                 $57,914             $57,914
 INSURANCE:                             $68,367             $18,340
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                      $498
 CUT-OFF DATE LTV:                          61.3%
 MATURITY DATE LTV:                         61.3%
 UW DSCR:                                   1.70x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                                           SALES
                                                                                                             LEASE          PSF
                                                               MOODY'S/      SQUARE    % OF    BASE RENT   EXPIRATION    AS OF TTM
TENANT NAME                  PARENT COMPANY                  S&P/FITCH(2)     FEET     GLA        PSF         YEAR       10/31/04
------------------------------------------------------------------------------------------------------------------------------------

SEGA ENTERPRISES INC. USA(3) Sega Corp                         Ba2/BB/NR     47,161    25.5%     $57.50       2012           $124
UNITED ARTIST THEATRES       United Artist Theatre Company        NR         41,108    22.2%     $18.50       2017       $510,100(4)
COCA-COLA(5)                 The Coca-Cola Company             Aa3/A+/A+     31,079    16.8%     $65.70       2007           $313
M&M'S WORLD                  Mars Inc.                            NR         31,025    16.8%     $59.32       2012           $701
SHOWCASE FOOD COURT          Showcase Food Court                  NR         14,737     8.0%     $36.90       2018           $466
------------------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(3)  The tenant has subleased the premises to its subsidiary, Gameworks, which is currently in bankruptcy proceedings. However, Sega Enterprises Inc. USA remains the obligor under the terms of the lease and is not subject to bankruptcy.
(4)  Sales reported on a per screen basis.
(5)  The applicable Loan Sellers have been informed that the mortgagor and
     Coca-Cola are in negotiations to amend the Coca-Cola lease such that such lease could not be terminated prior to 2014. Such amendment would also entitle Coca-Cola to vacate its fourth floor space, and in connection with such amendment mortgagor would lease such fourth floor space to a national restaurant chain. No assurances can be made that such an amendment will occur.

                                     A-3-25

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

THE LOAN. The Showcase Mall Loan is secured by a first mortgage interest in a
184,814 square foot anchored retail and entertainment center located in Las
Vegas, Nevada.

THE BORROWER. The borrowing entity is CCR/AG Showcase Phase I Owner, L.L.C., a special purpose entity that is controlled by a limited liability company consisting of Angelo Gordon Realty Funds ("Angelo Gordon") and City Center
Retail, LLC ("City Center Retail"). The two entities have partnered in prior retail transactions, including the development of Silver City Plaza, which is also located on the Las Vegas Strip.

Angelo Gordon was founded in 1988 by John Angelo and Michael Gordon. It has purchased real estate properties within all the major property types and currently has a real estate portfolio with properties located throughout the
United States. Angelo Gordon currently manages approximately $10 billion of assets of various disciplines.

City Center Retail specializes in the development, redevelopment and acquisition of urban real estate, including retail, office and mixed use properties. With approximately 40 years of combined experience, the principals of City Center
Retail have been involved with the development, redevelopment and acquisition of over $1 billion of commercial real estate transactions nationwide.

THE PROPERTY. Showcase Mall is a four-story retail and entertainment center located on the Las Vegas Strip, in front of the MGM Grand Hotel and Casino, in
Las Vegas, Nevada. Showcase Mall operates in superstore format and includes both nationally and internationally recognized tenant names. The property's approximately 400 feet of all-glass frontage gives each tenant the opportunity to create its own retail image. Tenants include Coca-Cola, Gameworks1, M&M's
World, United Artist Theatres and Westgate Resorts. Showcase Mall opened its new second level food court in October of 2003. The food court offers seating for approximately 230 people and features tenants such as Panda Express, Wendy's and
Starbucks.

Showcase Mall is located on the east side of Las Vegas Boulevard between
Tropicana Avenue and Harmon Road at Monte Carlo. It is afforded a location in front of the MGM Grand Hotel and opposite from the New York, New York Hotel. It has north/south access via Interstate 15 and Las Vegas Boulevard. East/west access is provided by Tropicana Avenue and Flamingo Road and Spring Mountain
Road to the north. The Tropicana Avenue and Flamingo Road interchange with
Interstate 15 is approximately one-half mile west of Las Vegas Boulevard.

Showcase Mall's immediate area is characterized by concept hotels, restaurants and gaming establishments. Retail development along the Las Vegas Strip ranges from small strip centers to retailers within hotels/resorts and the Fashion Show
Mall, which is an approximately 820,000 square foot enclosed regional mall located along Spring Mountain Road and Las Vegas Boulevard. Showcase Mall is
100.0% occupied. Rents at the property range from approximately $18.50 per square foot to approximately $2,500 per square foot, with an average rent of approximately $54.66 per square foot.

THE MARKET(2). Showcase Mall is located in the Las Vegas market, and the Las
Vegas central business district submarket. As of 2004, population within a 3 mile radius of the property is approximately 140,365, with an average household income of approximately $62,124. Las Vegas draws approximately 35 million tourists a year, and over 15 million people pass by Showcase Mall annually.

As of the Second Quarter of 2004, the Las Vegas retail market consists of approximately 38,612,482 square feet of inventory, with approximately 878,633 feet of net absorption. The market retail vacancy rate is approximately 3.6%, with market rent estimated at approximately $18.96 per square foot. The submarket vacancy rate is approximately 10.8%. Comparable properties reported an average occupancy of approximately 96.2%, with rents ranging from approximately
$34.00 per square foot to approximately $1,500 per square foot.

PROPERTY MANAGEMENT. The property is managed by City Center Retail which consists of principals Mark G. Stefan and Sigura J. Anderson. They have specialized in managing properties for approximately 40 years and have developed, redeveloped and acquired over $1 billion of commercial real estate.
--------------------------------------------------------------------------------
(1)  Gameworks is the subtenant of Sega Enterprises Inc. USA and is currently in bankruptcy proceedings. However, Sega Enterprises Inc. USA remains the obligor under the terms of the lease and is not subject to bankruptcy.
(2)  Certain information was obtained from the Showcase Mall appraisal dated
     January 1, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-26

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER                                                       CUMULATIVE    CUMULATIVE
                  OF       SQUARE                               % OF BASE      SQUARE        % OF       CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA     BASE RENT      RENT          FEET          GLA       BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA            0        0.0%            NA          NA              0        0.0%              NA          NA
 2005 & MTM        0            0        0.0             $0         0.0%             0        0.0%              $0        0.0%
 2006              0            0        0.0              0         0.0              0        0.0%              $0        0.0%
 2007              2       31,079       16.8      2,041,889        20.2         31,079       16.8%      $2,041,889       20.2%
 2008              1        9,334        5.1        233,350         2.3         40,413       21.9%      $2,275,239       22.5%
 2009              0            0        0.0              0         0.0         40,413       21.9%      $2,275,239       22.5%
 2010              0            0        0.0              0         0.0         40,413       21.9%      $2,275,239       22.5%
 2011              0            0        0.0              0         0.0         40,413       21.9%      $2,275,239       22.5%
 2012              3       78,186       42.3      4,552,056        45.1        118,599       64.2%      $6,827,295       67.6%
 2013              1        1,196        0.6        250,000         2.5        119,795       64.8%      $7,077,295       70.1%
 2014              1          600        0.3        420,000         4.2        120,395       65.1%      $7,497,295       74.2%
 2015              0            0        0.0              0         0.0        120,395       65.1%      $7,497,295       74.2%
 AFTER             6       64,419       34.9      2,604,328        25.8        184,814      100.0%     $10,101,623      100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            14      184,814      100.0%   $10,101,623       100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-27

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

                         [MAP OF SHOWCASE MALL OMITTED]

                                     A-3-28

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

                     [FLOOR PLANS OF SHOWCASE MALL OMITTED]

                                     A-3-29

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

                     [PICTURES OF 777 SIXTH AVENUE OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $80,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $80,500,000
 % OF POOL BY IPB:                 2.8%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         777 Sixth Avenue Owner LLC
 SPONSOR:                          Harry Macklowe
 ORIGINATION DATE:                 12/17/04
 INTEREST RATE:                    4.5300%
 INTEREST-ONLY PERIOD:             60 Months
 MATURITY DATE:                    01/11/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(30),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Single Asset
 TITLE:                                  Fee
 PROPERTY TYPE:                          Multifamily -- Mid/High Rise
 UNITS:                                  294
 LOCATION:                               New York, NY
 YEAR BUILT/RENOVATED:                   2000
 OCCUPANCY:                              99.7%
 OCCUPANCY DATE:                         11/01/04
 HISTORICAL NOI:
   2002:                                 $8,842,253
   2003:                                 $8,577,770
   TTM AS OF 10/31/04:                   $8,556,322
 UW REVENUES:                            $10,646,558
 UW EXPENSES:                            $3,017,915
 UW NOI:                                 $7,628,643
 UW NET CASH FLOW:                       $7,555,143
 APPRAISED VALUE:                        $125,100,000
 APPRAISAL DATE:                         12/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                        INITIAL              MONTHLY
                                       -----------------------------------------
 TAXES:                                  $      0              $53,423
 INSURANCE:                              $112,319              $11,232
 CAPEX(1):                               $  6,125              $ 6,125
 LETTER OF CREDIT:                       $386,518              $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                 $273,810
 CUT-OFF DATE LTV:                       64.3%
 MATURITY DATE LTV:                      64.3%
 UW DSCR:                                2.04x
--------------------------------------------------------------------------------
(1)  Replacement Reserves shall be collected whenever the reserve balance falls below $147,000.

---------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION

                                                AVERAGE UNIT      APPROXIMATE NET                         AVERAGE MONTHLY
         UNIT MIX             NO. OF UNITS      SQUARE FEET         RENTABLE SF        % OF TOTAL SF       ASKING RENT
---------------------------------------------------------------------------------------------------------------------------

 STUDIO                             84               549               46,080               23.3%             $2,308
 ONE BEDROOM                       180               667              120,009               60.6              $2,887
 TWO BEDROOM                        29             1,100               31,890               16.1              $4,292
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            293(2)            676              197,979              100.0%             $2,860
---------------------------------------------------------------------------------------------------------------------------

(2)  Excludes a two-bedroom unit for the manager.

                                     A-3-31

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 777 Sixth Avenue Loan is secured by a first mortgage interest in a
294-unit class "A" luxury multifamily property located in New York, New York.

THE BORROWER. The Borrower is 777 Sixth Avenue Owner LLC, the sole member of
Borrower, which is owned by Macklowe Properties. Founded in the mid-1960's by
Harry Macklowe, the company develops, acquires, renovates, manages, and leases
Manhattan office and apartment properties. Macklowe Properties purchased the
General Motors Building for $1.4 billion in 2003. In addition to 777 Sixth
Avenue, the company owns the Longacre House on West 50th Street, RiverTerrace on
East 72nd Street, and RiverTower on East 54th Street. Office properties owned by
Macklowe Properties include 540 Madison, 400 Madison, 2 Grand Central Tower, and the aforementioned GM Building. Harry Macklowe owns 100% of the ownership interests in the property, which was developed at a total cost of approximately
$90,000,000.

THE PROPERTY. The property is a 31-story class "A" luxury apartment building completed in 2000 containing 294 units. The property offers a total of 84 studios, 180 one-bedroom units, 29 two-bedroom units, and a single two-bedroom unit for the building manager. Building amenities include a 24-hour concierge, a
24-hour/7 day tenant-only health club, private lounge, housekeeping, high-speed telecommunication/information providers, pre-wired fiber optics, laundry room, and a rooftop outdoor deck. The building also features a state of the art security system with an extensive network of surveillance cameras, fingerprint readers on secure doors and motion detectors. The November 1, 2004 rent roll shows the property to be 99.7% leased. Rents at the property range from $2,000 to $4,795 per month, with an average rent of approximately $2,860 per month.
Concessions have not been historically offered, with the exception of the initial lease-up period. Currently, 48% of the units (142 units) are leased by various corporate housing providers. These contracts are at or below prevailing market rents, are at least one year in length and have staggered expirations.
The largest concentration of units is leased by Furnished Quarters, LLC, with 56 units. Retail tenants (with frontage along Sixth Avenue) are Duane Reade (7,500 square feet at $70 per square foot, expiring in November 2015) and Sleepy's
(4,102 square feet at $57.45 per square foot, expiring in May 2013). A valet service also operates inside the building under a month-to-month agreement in which they pay $26,400 per annum.

The property benefits from a real estate tax exemption under Section 421-a of the New York State Property Tax Law which began in 2002. The property received a
100% abatement the first two years after the Certificate of Occupancy was issued, with property tax assessments phased in by 20% increments every other year (the subject property currently receives an 80% abatement). The property is subject to a form of rent stabilization during the abatement period. Under the regulations, the property starts at market rents (initial rents were based on the original rent roll submitted to the program). After the initial lease up, rent steps are based on the annual determinations of the New York City Rent
Stabilization Board, plus an additional 2.2%. Currently the Board set rent increases of 3.5% for one-year leases and 5% for two-year leases.

THE MARKET(1). The property is located on the west side of Sixth Avenue between
26th and 27th Streets, in the heart of Chelsea, New York. Roughly bounded by
30th Street, the Hudson River, Fifth Avenue, and 14th Street, Chelsea has
recently evolved from an industrial area to a trendy residential neighborhood known for its galleries, restaurants, nightlife, and appeal to a diverse mix of professionals and artists. The Chelsea submarket, particularly near Sixth
Avenue, is one of the strongest markets in Manhattan, currently maintaining near-100% occupancy levels. According to the report of a third party market data service, the entire Midtown West submarket, of which Chelsea is a part of, has a
3.7% vacancy rate.

The subject's market area continues to exhibit favorable conditions for luxury units. According to the market data service report, as of the end of the Third
Quarter 2004, apartment rental rates in the New York City area grew by 2.1% from the Second Quarter, and the overall apartment vacancy rate was 3.0%. A total of
643 units were constructed during the Third Quarter and 910 units were absorbed.
According to the market data service report, as of the Third Quarter 2004, the average monthly rent for apartment buildings built after 1994 in the Midtown
West submarket was $3,166, and rents increased by 2.8% from the prior period.
Over the last one year period, rents increased by 4% in this submarket. The overall vacancy rate in this submarket is 3.7% as of the Third Quarter 2004, after having decreased from 4.0% in the Second Quarter. Overall both the New
York City market and the submarket have low vacancy rates, the rental rate trend is stable to improving, and the rate of new construction is moderate.

PROPERTY MANAGEMENT. The property is managed by Macklowe Management Company,
Inc., the property management division of Macklowe Properties, a borrower related entity. Founded in the mid-1960's by Harry Macklowe, the company develops, acquires, renovates, manages, and leases Manhattan office and apartment properties. Other residential properties under management include
RiverTerrace, a 410-unit apartment building located on the Upper East Side,
Longacre House, a 293-unit apartment building located at 305 West 50th Street, and RiverTower, a 324-unit apartment building located at 420 East 54th Street.
Including 777 Sixth Avenue, Macklowe Management Company, Inc. currently manages over 1,300 residential rental units.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the 777 Sixth Avenue appraisal dated
     December 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 777 SIXTH AVENUE OMITTED]

                                     A-3-33

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

                       [PICTURES OF WATER'S EDGE OMITTED]

                                     A-3-34

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $77,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $77,000,000
 % OF POOL BY IPB:                 2.7%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         Maguire Partners -- Water's Edge
                                   Property Holding, LLC
 SPONSOR:                          Robert F. Maguire III
 ORIGINATION DATE:                 02/01/05
 INTEREST RATE:                    4.9880%
 INTEREST-ONLY PERIOD:             60 Months
 MATURITY DATE:                    02/11/25
 ARD:                              02/11/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(31),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT(1):               $16,000,000
 ADDITIONAL DEBT TYPE:             Mezzanine Debt
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset
 TITLE:                           Fee
 PROPERTY TYPE:                   Office -- Suburban
 SQUARE FOOTAGE:                  243,433
 LOCATION:                        Playa Vista, CA
 YEAR BUILT/RENOVATED:            2002
 OCCUPANCY(2):                    100.0%
 OCCUPANCY DATE:                  03/11/05
 NUMBER OF TENANTS:               1
 HISTORICAL NOI:                  NA
 UW REVENUES:                     $9,561,851
 UW EXPENSES:                     $3,982,059
 UW NOI:                          $5,579,792
 UW NET CASH FLOW:                $5,555,516
 APPRAISED VALUE(3):              $96,400,000
 APPRAISAL DATE:                  12/21/04
--------------------------------------------------------------------------------
(1)  At origination, a total of $12,500,000 in mezzanine debt was in place. An additional $3,500,000 in mezzanine debt is permitted and is anticipated to be funded by February 11, 2006.
(2)  Represents the leased percentage of the property. Electronic Arts will occupy and begin paying rent on 73,052 square feet no later than September
     2005.
(3)  Does not include the $16,500,000 current market value of the development parcel.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL        MONTHLY
                                  ----------------------------------------------
 TAXES:                                     $0       $95,914
 INSURANCE:                                 $0       $19,839
 REQUIRED REPAIRS:                     $24,375            $0
 RENT RESERVE(4):                   $1,360,560            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                        $316
 CUT-OFF DATE LTV:                            79.9%
 MATURITY DATE LTV:                           79.9%
 UW DSCR:                                     1.43x
--------------------------------------------------------------------------------
(4)  A Rent Reserve of $1,360,560 was taken at closing to be used until
     Electronic Arts begins paying rent on 73,052 square feet to be occupied in
     September 2005.

-----------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                              LEASE
                                                       MOODY'S/      SQUARE       % OF        BASE RENT     EXPIRATION
 TENANT NAME                    PARENT COMPANY       S&P/FITCH(5)     FEET        GLA            PSF           YEAR
-----------------------------------------------------------------------------------------------------------------------

 ELECTRONIC ARTS INC.(6)     Electronic Arts Inc.         NR        243,433      100.0%        $ 18.37         2013
-----------------------------------------------------------------------------------------------------------------------

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(6)  Approximately 19,223 square feet is subleased to Playa Vista Capital, the developers of the Playa Vista Community.

                                     A-3-35

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

THE LOAN. The Water's Edge Loan is secured by a first mortgage interest in a
243,433 square foot Class "A" office space located in Playa Vista, California.
The loan financed the acquisition of Equity Office Properties' 87.5% equity interest in the property for approximately $85,000,000 (implied total purchase price of $97,714,286).

THE BORROWER. The Borrower is Maguire Partners -- Water's Edge Property Holding,
LLC, which is owned by Maguire Partners. Maguire Partners is based in Los
Angeles, California and is one of the leading owners, operators, managers and developers of office properties in the United States. Since founding Maguire
Partners in 1965, Robert Maguire's organization has developed a series of landmark, large-scale Class "A" office properties and master planned, mixed-use suburban campuses of noteworthy architecture. The firm currently owns or manages over 10 million square feet of prime office space, retail developments, hotel properties and parking facilities in Southern California. Included in their portfolio are the U.S. Bank Tower, Wells Fargo Tower and KPMG Tower. Maguire
Partners is the predecessor to Maguire Properties, the publicly-traded real estate investment trust (NYSE: MPG). On September 10, 1998, a voluntary Chapter
11 petition was filed by Maguire Thomas Partners-Grand Place Tower, Ltd.
("MTP"), the general partner of the Maguire Thomas Partners-Fifth & Grand, Ltd.
("Partnership"), the then-owner of the Gas Company Tower project, and an involuntary Chapter 11 bankruptcy case was commenced against the Partnership by
MTP and certain creditors of the Partnership. A voluntary Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings, Ltd., the largest limited partner of the Gas Company Tower project, on December 23, 1998. In
December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of Maguire of all interests of MTP's partner in the Gas Company Tower project. In connection with that refinancing, all reorganization proceedings were dismissed.

THE PROPERTY. Originally developed in 2002 on a 6.5-acre tract, the property is part of the acclaimed 1,087-acre master planned Playa Vista community. Water's
Edge is located at the intersection of Lincoln Boulevard and Jefferson
Boulevard, two of the area's major arterials, at the gateway to the Playa Vista master development providing outstanding access and visibility. The property has unobstructed views to the Pacific Ocean, and is surrounded by bike and running trails passing through the restored Ballona Wetlands and Wildlife Preserve. The campus is within three miles of Los Angeles International Airport, two miles of
Interstate 405, four miles of Interstate 10, and five miles of Interstate 105, giving the project excellent access throughout the region.

The subject property is comprised of two buildings totaling 243,433 square feet of space featuring a stylish design, flexible floor plates, high quality construction and abundant amenities including a palm tree-lined entrance, beach volleyball court, athletic fields, fitness center, game room, cafeteria, company store and valet parking. The property is 100% leased to Electronic Arts (NASD:
ERTS) through 2013. Electronic Arts ("EA") a leading interactive entertainment software company that develops, publishes and distributes interactive software worldwide for video game systems, personal computers and the Internet, has a market capitalization of $14.5 billion and 2004 revenues of $3.0 billion. EA currently leases 100% of the 243,433 square foot buildings through October 2013.
Of the 243,433 square feet, EA currently occupies 151,158 square feet (62% of the NRA). Concurrent with the lease commencement date, EA entered into a ten-year sublease agreement (cancelable in the 4th and 5th years by EA) with
Playa Capital for 19,223 square feet (7.9% of the NRA) on the first floor of
Building II. Upon expiration or termination of the sublease, the Playa Capital space will be occupied by EA. The remaining 73,052 square feet (30% of the NRA)
will be occupied by EA no later than September 2005. Rental payments for such space will commence upon the earlier of EA's occupancy or September 2005. A Rent
Reserve of $1,360,560 was taken at closing to be used until EA fully occupies their space in September 2005.

PURCHASE OPTION. EA has the right to purchase the subject property at the prevailing market price, subject to a floor amount based on the Landlord's cost basis. The tenant may not exercise this option until October 1, 2008. In the event the tenant exercises its purchase option, sale proceeds will be used to pay down the existing debt, with any shortfall guaranteed by Robert Maguire. It should be noted that no assurance can be given that Robert Maguire would be able to make up any such shortfall should the situation arise.

THE MARKET(1). The property is located within Playa Vista, which is an urban site containing approximately 1,087 acres. The Playa Vista "town plan"
establishes a carefully designed street system framing a series of districts, which include homes, shops, restaurants, offices, recreational facilities and the restored Ballona Wetlands. More than half of the Playa Vista project will be devoted to open space and a variety of recreational and environmental uses including the restoration and expansion of the Ballona Wetlands. The detailed design has the potential, at full entitlement, for approximately 13,000 residential units, approximately 3.2 million square feet of studio and office space, approximately 600,000 square feet of neighborhood retail, plus 750 hotel rooms and approximately 560,000 square feet dedicated to a variety of community services, including police and fire stations, schools, a library, theaters, museums, health/fitness facilities, child care centers and places of worship.
Playa Vista is the only large-scale residential and mixed-use community to be built in West Los Angeles in the last 50 years. Located on 1,087 acres in West
Los Angeles, Playa Vista is bordered by Marina Del Rey to the north, the communities of Westchester and Playa Del Rey to the south, the San Diego Freeway
(Interstate 405) to the east, and the Pacific Ocean on the west. Described by the Los Angeles Times as "L.A. Urban Model" and featured on CNN as a "Home of the Future", the community was the recipient of the Ahwahnee Award, created by nationally renowned architects and urban designers who place a premium on communities in which residents can work, shop, recreate and dine all within walking distance of their homes.

The Westside office market is widely acknowledged as one of the most desirable office and residential locations in Los Angeles County due to the area's strong tenant base, skilled labor pool, quality of office and housing supply and extensive retail, restaurant, and cultural amenities. The Westside has always been considered one the most desirable office locations in Los Angeles, consistently commanding the highest rental rates in Southern California. The weighted average Class "A" rental rate at Third Quarter 2004 was approximately
$34 full service gross. With Westside office supply now firmly constrained by development restrictions and lack of available land, an increase in office demand is absorbing the remaining vacant space and providing support for rental rate growth. Totaling approximately 37.5 million square feet, the Westside office market is comprised of nine submarkets, which had a direct vacancy rate of 13.4% as of third quarter 2004. The property's submarket comprises 1,451,631 square feet of office space and has a direct vacancy of 10.8%. The submarket experienced a positive YTD net absorption of 29,753 square feet.

PROPERTY MANAGEMENT. The property is managed by a borrower related entity,
Maguire Partners. The firm currently owns or manages over 10 million square feet of prime office space, retail developments, hotel properties and parking facilities in Southern California.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Water's Edge appraisal dated
     December 21, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-36

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

                          [MAP OF WATER'S EDGE OMITTED]

                                     A-3-37

--------------------------------------------------------------------------------
                              55 RAILROAD AVENUE
--------------------------------------------------------------------------------

                    [PICTURES OF 55 RAILROAD AVENUE OMITTED]

                                     A-3-38

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $73,900,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $73,900,000
 % OF POOL BY IPB:                   2.6%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           Willrich Holdings, LLC
 SPONSORS:                           Bruce C. Beswick, Frank J.
                                     Kenny
 ORIGINATION DATE:                   12/23/04
 INTEREST RATE:                      5.4900%
 INTEREST-ONLY PERIOD:               120 Months
 MATURITY DATE:                      01/01/15
 AMORTIZATION TYPE:                  Interest Only
 ORIGINAL AMORTIZATION:              NA
 REMAINING AMORTIZATION:             NA
 CALL PROTECTION:                    L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Cash Management Agreement
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NA
 LOAN PURPOSE:                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset
 TITLE:                                Fee
 PROPERTY TYPE:                        Office -- Suburban
 SQUARE FOOTAGE:                       131,634
 LOCATION:                             Greenwich, CT
 YEAR BUILT/RENOVATED:                 1974/2003
 OCCUPANCY:                            100.0%(1)
 OCCUPANCY DATE:                       12/01/04
 NUMBER OF TENANTS:                    9
 HISTORICAL NOI:
     2002:                             NA
     2003:                             NA
     TTM AS OF 6/30/04:                $5,256,080
 UW REVENUES:                          $8,176,930
 UW EXPENSES:                          $1,832,558
 UW NOI:                               $6,344,372(2)
 UW NET CASH FLOW:                     $6,122,801
 APPRAISED VALUE:                      $99,000,000
 APPRAISAL DATE:                       11/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS(3,4)
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                          INITIAL                MONTHLY
                                        ----------------------------------------
 TAXES:                                     $57,952                $28,976
 INSURANCE:                                 $11,929                 $3,976
 CAPEX:                                          $0                 $5,178
 REQUIRED REPAIRS:                         $525,000                     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                      $561
 CUT-OFF DATE LTV:                          74.6%
 MATURITY DATE LTV:                         74.6%
 UW DSCR:                                   1.49x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                     LEASE
                                                                     MOODY'S/     SQUARE       % OF    BASE RENT   EXPIRATION
 TENANT NAME                  PARENT COMPANY                       S&P/FITCH(5)    FEET         GLA       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------

 ZIFF BROTHERS INVESTMENTS(3) Ziff Brothers Investments, LLC             NR       61,177       46.5%    $47.32        2019
 VIKING GLOBAL INVESTORS      Viking Global Investors LP                 NR       36,396       27.7%    $45.00        2013
 HEARTLAND INDUSTRIAL GROUP   The Heartland Industrial Group LLC         NR       10,169        7.7%    $52.00        2012
 BANK OF AMERICA              Bank of America Corp.                 Aa2/AA-/AA-    6,209        4.7%    $51.00        2007
 AXIOM                        Axiom International Investors LLC          NR        6,209        4.7%    $50.00        2008
------------------------------------------------------------------------------------------------------------------------------------

(1)  Occupancy reflects Ziff Brothers Investments space as fully occupied. The tenant continues to pay rent, however is not occupying its space and is attempting to sublease the space.
(2)  Increase in underwritten income can be attributed to higher underwritten tenant reimbursements for common area maintenance and annual percentage of sales
(3)  The Ziff Brothers Investments space, currently marketed for sublease, is secured by a guarantee by Ziff Brothers Investments and an $8 million letter of credit. The loan documents dictate that proceeds from the letter of credit be deposited with lender 50% into a TI/LC account and 50% into a debt service account.
(4)  If economic occupancy drops below 90%, TI/LC excrows of $2 PSF will be collected until economic occupancy rises to 90% or above.
(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-39

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 55 Railroad Avenue Loan is secured by a first mortgage interest in a 131,634 square foot Class A office building located in Greenwich, Connecticut.

THE BORROWER. The borrower is Willrich Holdings, LLC, a special purpose entity, with Frank J. Kenny and Bruce C. Beswick as principals. Frank Kenny and Bruce
Beswick are repeat borrowers of JPMorgan.

Frank Kenny owns and operates a property management company, Willett Companies, which focuses on properties in the northeast. Bruce Beswick has been in the real estate industry for over 25 years. He has also been involved with Willet
Companies and has worked with Frank Kenny since 1990. Bruce Beswick currently serves as CFO of Willet Companies.

THE PROPERTY. 55 Railroad Avenue is located in the central business district of
Greenwich, Connecticut. The property was constructed in 1974 and contains four stories on an approximately 2.1 acre site. 55 Railroad Avenue underwent significant renovation in 2003, including the renovation of base building systems, common area finishes and a structural restoration of the parking garage that is nearing completion.

The property is located on the north side of Railroad Avenue, just west of the intersection with Greenwich Avenue, and is directly across the street from the
Metro-North Railroad Station. It is located within walking distance to downtown amenities, including retail shops, corporate offices and restaurants, as well as residential areas. Access to 55 Railroad Avenue is provided by Interstate 95 and
Route 1, which are primary arteries to the Greenwich central business district.
The property is located one-fourth of a mile from Exit 3 of I-95 (Connecticut
Turnpike), which serves as the primary traffic corridor through southern
Connecticut and provides direct access to New York City. Midtown Manhattan is approximately thirty-three miles from the property. Route 1 (Putnam Avenue) is a primary east/west roadway that connects Greenwich with the city of Stamford to the east and the State of New York to the west. The Westchester airport is eight miles away, and New York's LaGuardia Airport is twenty-five miles away from the property.

55 Railroad Avenue is 100.0% occupied. Rents at the property range from approximately $32.00 per square foot to approximately $61.00 per square foot, with an average rent of approximately $47.57 per square foot.

THE MARKET(1). 55 Railroad Avenue is located in the Fairfield County market in
Connecticut, which is part of the greater New York City region. This region encompasses approximately 21 counties, including the suburbs of New York City and New Jersey and the Greenwich submarket. Fairfield County has a population exceeding 900,000 and a median household income of approximately $89,500 in
2003. As of 2003, Greenwich has a population of approximately 63,000 and a median household income of approximately $97,278.

The Fairfield County office market consists of approximately 38.3 million square feet of inventory. As of the Second Quarter of 2004, the market office vacancy rate was approximately 18.2%, with market rents estimated at approximately
$31.16 per square foot. The Greenwich office market represents approximately 10%
of inventory of Fairfield County, and the submarket office vacancy rate for the
Second Quarter of 2004 was approximately 14.8%. The Greenwich central business district contains approximately 24 office buildings and has a vacancy rate of approximately 4.4%. Comparable properties to 55 Railroad Avenue reported an average occupancy of approximately 95.6%, with rents ranging from approximately
$45.00 per square foot to approximately $60.00 per square foot.

PROPERTY MANAGEMENT. The property is managed by Hines Limited Partnership, which has been property manager since 1998. Hines Limited Partnership has been active in property management, development and contracting since its inception in 1957.
It has developed more than 650 projects, including skyscrapers, corporate headquarters, mixed-use centers and master-planned resort and residential communities. Currently, Hines Limited Partnership has over 70 million square feet under management and controls assets in excess of $13 billion.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the 55 Railroad Avenue appraisal dated November 15, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-40

--------------------------------------------------------------------------------
                              55 RAILROAD AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER     SQUARE        % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET         GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA             0        0.0%           NA         NA              0          0.0%              NA           NA
 2005 & MTM        0             0        0.0            $0        0.0%             0          0.0%              $0         0.0%
 2006              0             0        0.0             0        0.0              0          0.0%              $0         0.0%
 2007              3        13,177       10.0       685,791       11.0         13,177         10.0%        $685,791        11.0%
 2008              3        10,715        8.1       515,338        8.2         23,892         18.2%      $1,201,129        19.2%
 2009              0             0        0.0             0        0.0         23,892         18.2%      $1,201,129        19.2%
 2010              0             0        0.0             0        0.0         23,892         18.2%      $1,201,129        19.2%
 2011              0             0        0.0             0        0.0         23,892         18.2%      $1,201,129        19.2%
 2012              1        10,169        7.7       528,788        8.4         34,061         25.9%      $1,729,917        27.6%
 2013              1        36,396       27.6     1,637,820       26.2         70,457         53.5%      $3,367,737        53.8%
 2014              0             0        0.0             0        0.0         70,457         53.5%      $3,367,737        53.8%
 2015              0             0        0.0             0        0.0         70,457         53.5%      $3,367,737        53.8%
 AFTER             3        61,177       46.5     2,894,973       46.2        131,634        100.0%      $6,262,710       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            11       131,634      100.0%   $6,262,710      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-41

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                               55 RAILROAD AVENUE
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                                     A-3-42

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                               55 RAILROAD AVENUE
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                                     A-3-43

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                                     A-3-44

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                                     A-3-45

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

                 [PICTURES OF SOUTHLAKE TOWN SQUARE ONE OMITTED]

                                     A-3-46

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $70,570,880
 CUT-OFF DATE PRINCIPAL BALANCE:   $70,570,880
 % OF POOL BY IPB:                 2.5%
 LOAN SELLER:                      Nomura Credit & Capital, Inc.
 BORROWER:                         Town Square Ventures, L.P.
 SPONSORS:                         Inland Western Retail Real Estate
                                   Trust, Inc. and Town Square
                                   Ventures, L.P.
 ORIGINATION DATE:                 02/15/05
 INTEREST RATE:                    4.5500%
 INTEREST ONLY PERIOD:             60 Months
 MATURITY DATE:                    03/11/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMXORTIZATION:          NA
 CALL PROTECTION:                  L(36),Grtr1%orYM(20),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail -- Anchored
 SQUARE FOOTAGE:                   403,627
 LOCATION:                         Southlake, TX
 YEAR BUILT/RENOVATED:             2000/2004
 OCCUPANCY:                        95.6%
 OCCUPANCY DATE:                   02/01/05
 NUMBER OF TENANTS:                132
 HISTORICAL NOI:
   2002:                           $6,680,375
   2003:                           $7,328,700
   TTM AS OF 06/30/04:             $8,683,537
 AVERAGE INLINE SALES:             $377
 AVERAGE OCCUPANCY COST:           9.3%
 UW REVENUES:                      $12,316,996
 UW EXPENSES:                      $4,059,512
 UW NOI:                           $8,267,484
 UW NET CASH FLOW:                 $7,553,861
 APPRAISED VALUE:                  $127,500,000
 APPRAISAL DATE:                   01/18/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:
 LETTER OF CREDIT(1):                        $3,627,845
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $175
 CUT-OFF DATE LTV:                           55.3%
 MATURITY DATE LTV:                          55.3%
 UW DSCR:                                    2.35x
--------------------------------------------------------------------------------
(1)  A Letter of Credit in the amount of $3,627,845 was posted at closing and will be released when the 17,765 square feet of vacant space at the subject property has been leased.

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                          LEASE     2003
                                                           MOODY'S/     SQUARE      % OF   BASE RENT   EXPIRATION   SALES
 TENANT NAME                  PARENT COMPANY             S&P/FITCH(2)    FEET       GLA       PSF         YEAR       PSF
---------------------------------------------------------------------------------------------------------------------------

 THE CONTAINER STORE         The Container Store              NR        23,796      5.9%    $18.00        2012        NA
 OFFICE DEPOT                Office Depot, Inc.           NR/BBB-/NR    16,530      4.1%    $22.45        2009        NA
 LARRY NORTH TOTAL FITNESS   Larry North Total Fitness        NR        10,896      2.7%    $20.93        2011        NA
 STOREHOUSE                  Storehouse                       NR         8,800      2.2%    $20.00        2005      $163
 CIRCA DESIGN                Circa Design                     NR         7,086      1.8%    $22.00        2010        NA
---------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-47

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

THE LOAN. The Southlake Town Square One Loan is secured by a first mortgage interest in a 403,627 square foot recently constructed lifestyle center located in Southlake, Texas. The loan financed the acquisition of the property for approximately $122,300,000.

THE BORROWER. The borrowing entity for Southlake Town Square One is Town Square
Ventures, L.P., a Delaware limited liability company, which is 100% owned by
Inland Western Retail Real Estate Trust, Inc. ("Inland Western"), a real estate investment trust that is part of the Inland Real Estate Group of Companies.
Inland Western was formed on March 5, 2003 to manage and acquire a diversified portfolio of commercial real estate. As of September 30, 2004, Inland Western's portfolio included 68 properties containing approximately 12.9 million square feet of gross leasable area located throughout nearly 25 states. During the nine months ended September 30, 2004, Inland acquired 60 properties. The Inland Real
Estate Group of Companies is comprised of independent real estate investment and financial companies doing business nationwide. With 35 years of experience specializing in investment, commercial real estate brokerage, land development, acquisition, and mortgage lending, Inland is one of the nation's largest privately-held real estate companies, with its national headquarters located in
Oak Brook, Illinois. Today, Inland employs more than 800 people, owns properties in 39 states and manages assets in excess of $7 billion. Inland manages more than 60 million square feet of retail and commercial property space and 11,000 apartment units, and is the 5th largest shopping center owner in North America according to the International Council of Shopping Centers, as published in
Shopping Centers Today, November 2003.

THE PROPERTY. The property is part of the larger Southlake Town Square 130-acre master planned development, which has the potential to contain up to two million square feet of a mixture of retail, office, restaurant, and entertainment uses.
In addition to the property, the development is home to Town Hall, a public library and regional offices and courts for Tarrant County. The development also includes a Post Office and approximately 13 acres of dedicated city parks.
According to property management, an additional approximate 500,000 square feet is anticipated to be complete within the next 18 months and is already 75%
pre-leased or under letters of intent. Constructed between 1999 and 2004, the property is comprised of 403,627 square feet; of which 251,599 square feet, or
62.4% of the total square footage is for retail use, 134,263 square feet, or
33.2% of the total square footage, is for office use, while 17,765 square feet, or 4.4% of the total square footage, is currently vacant. As of February 1,
2005, the property is 95.6% occupied, with the retail portion of the property
98.4% occupied and the office portion of the property 91.6% occupied. The property enjoys a diverse tenant base of approximately 132 tenants, with no single tenant occupying greater than 5.9% of the property's rentable space and the overwhelming majority of the tenants occupying less than 1% of the property's rentable space. Some of the better known retailers at the property include: Williams-Sonoma, Chico's, Talbots, Harold's, Container Store, Joseph A.
Banks, Oshkosh B'Gosh, Cafe Express, Eddie Bauer, Ann Taylor, American Eagle
Outfitters, Banana Republic, Victoria's Secret, Gap, Gap Kids, Bath & Body
Works, Starbucks, James Avery, Liz Claiborne, Sprint, Sharper Image, Storehouse,
Cingular Wireless, Stride Rite, Pei Wei Restaurant, American Express Travel and
Fidelity Brokerage. Well known office tenants at the property include: Edward
Jones, Charles Schwab, General Mills, Countrywide Home Loans, Century 21 Realty,
Harkin Energy, Sylvan Learning Center, Dallas Morning News, Coldwell Banker,
Lifeguard Benefit, SouthTrust Bank Mortgage, Texas Nations Title, Viking Office
Products (Office Depot) and Farmers Insurance.

THE MARKET(1). The property is located at the corner of North Carroll Avenue between State Highway 114 and FM 1709, also known as Southlake Boulevard, in
Southlake, Tarrant County, Texas, within the Dallas/Fort Worth MSA. This location is a convenient drive from major areas of the Dallas/Fort Worth metroplex; approximately 14 minutes from the Dallas/Fort Worth Airport; 25 miles from Downtown Dallas; and 30 miles from Downtown Fort Worth. For commercial development, Southlake is strategically located between Dallas/Fort Worth and
Alliance Airports, and in close proximity to the regional freeway network. The neighborhood is best characterized as a rapidly growing upscale residential community with supporting retail and institutional activities. Land uses within the neighborhood consist primarily of single-family residential and supporting retail, commercial and institutional development. The majority of the single-family residential development within a one-mile radius of the property may be described as custom homes in the $350,000 and over price range.
Demographics within the immediate area indicate a well-populated, highly affluent profile. Within a one-mile radius of the property, population has increased nearly 450% since 1990 and currently reports an average household income of approximately $200,000. Population within a five-mile radius of the property is reported to be over 100,000, with an average household income of
$136,035.

According to a third party data provider, the property is located in the
Northeast Tarrant County submarket, which contained approximately 7.38 million square feet of retail space as of the Second Quarter 2004, with approximately
78,000 square feet under construction. The Second Quarter average occupancy for all retail centers within the submarket was 91.1%, while the average occupancy for regional centers such as the property was considerably higher at 96.7%. The submarket has experienced positive absorption in the recent past with approximately 334,000 square feet absorbed in 2002, 154,180 square feet absorbed in 2003 and 107,269 square feet absorbed in the first half of 2004.

According to information compiled by two third party real estate information services, the Southlake Office submarket contained approximately 2.2 million square feet of multi-tenant and single-tenant office space, and approximately
1.1 million square feet of multi-tenant office space as of the Third Quarter
2004, with approximately 7,500 square feet under construction. The Third Quarter average occupancy for all classes of multi-tenant office buildings was 92.6%, while the average occupancy for all classes of single and multi-tenant buildings was higher at 96.3%. The submarket has experienced positive absorption in the recent past with approximately 51,699 square feet absorbed in 2001, 29,367 square feet absorbed in 2002, 51,401 square feet absorbed in 2003 and 13,029 square feet absorbed in the first three quarters of 2004.

PROPERTY MANAGEMENT. The property is managed by Cooper & Stebbins, the seller and original developer of the property (as well as the larger Southlake Town
Square 130-acre master planned development of which the property is a part).
Cooper & Stebbins manages the property through October 31, 2007, at which time an Inland related entity will take over management responsibilities. Cooper &
Stebbins has been managing the Southlake Town Square development since 1995.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Southlake Town Square appraisal dated January 18, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-48

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE                                CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA      17,765        4.4%            NA         NA        17,765          4.4%             NA           NA
 2005 & MTM        22      45,103       11.2       $900,480       10.0%       62,868         15.6%       $900,480        10.0%
 2006              15      25,961        6.4        506,372        5.6        88,829         22.0%     $1,406,852        15.7%
 2007              28      68,409       16.9      1,441,108       16.0       157,238         39.0%     $2,847,959        31.7%
 2008               5      15,477        3.8        312,994        3.5       172,715         42.8%     $3,160,953        35.2%
 2009              37      96,457       23.9      2,490,994       27.7       269,172         66.7%     $5,651,947        62.9%
 2010               4      20,137        5.0        453,845        5.1       289,309         71.7%     $6,105,792        68.0%
 2011               6      29,025        7.2        726,685        8.1       318,334         78.9%     $6,832,477        76.1%
 2012               8      46,387       11.5      1,098,449       12.2       364,721         90.4%     $7,930,926        88.3%
 2013               4      15,643        3.9        402,772        4.5       380,364         94.2%     $8,333,698        92.8%
 2014               5      17,263        4.3        493,606        5.5       397,627         98.5%     $8,827,304        98.3%
 2015               1       6,000        1.5        156,000        1.7       403,627        100.0%     $8,983,304       100.0%
 AFTER              0           0        0.0              0        0.0       403,627        100.0%     $8,983,304       100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL            135     403,627      100.0%    $8,983,304      100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-49

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

                   [MAP OF SOUTHLAKE TOWN SQUARE ONE OMITTED]

                                     A-3-50

--------------------------------------------------------------------------------
                            SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

                [FLOOR PLAN OF SOUTHLAKE TOWN SQUARE ONE OMITTED]

                                     A-3-51

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

                     [PICTURES OF FRANKLIN VILLAGE OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $43,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $43,500,000
 % OF POOL BY IPB:                 1.5%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         Cedar-Franklin Village LLC
 SPONSOR:                          Cedar Shopping Centers
                                   Partnership, L.P.
 ORIGINATION DATE:                 11/01/04
 INTEREST RATE:                    4.8100%
 INTEREST ONLY PERIOD:             84 Months
 MATURITY DATE:                    11/01/11
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(49),O(7)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Retail -- Anchored
 SQUARE FOOTAGE:                    301,703
 LOCATION:                          Franklin, MA
 YEAR BUILT/RENOVATED:              1987/2004
 OCCUPANCY:                         98.3%(1)
 OCCUPANCY DATE:                    10/29/04
 NUMBER OF TENANTS:                 69
 HISTORICAL NOI:
   2002:                            $4,241,155
   2003:                            $4,177,402
   TTM AS OF 06/30/04:              $4,459,864
 UW REVENUES:                       $6,303,548(2)
 UW EXPENSES:                       $1,574,814
 UW NOI:                            $4,728,734(2)
 UW NET CASH FLOW:                  $4,434,465(2)
 APPRAISED VALUE:                   $70,000,000
 APPRAISAL DATE:                    09/30/04
--------------------------------------------------------------------------------
(1)  Includes 20,000 square feet of space currently being renovated by the tenant.
(2)  Includes unabated rent pursuant to a lease amendment. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of unabated rent by May 5, 2006, the borrower is required to provide $3,200,000 of U.S. obligations as additional collateral for the loan.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                        ----------------------------------------
 TAXES:                                     $29,486             $29,486
 INSURANCE:                                  $5,730              $5,730
 CAPEX:                                      $2,514              $2,514(3)
 REQUIRED REPAIRS:                          $57,438                  $0
 TILC:                                      $32,000             $32,000(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                        $144
 CUT-OFF DATE LTV:                            62.1%
 MATURITY DATE LTV:                           62.1%
 UW DSCR:                                     2.09x
--------------------------------------------------------------------------------
(3)  Only for so long as the amount in such reserve is less than $250,000.
(4)  Only for so long as the amount in such reserve is less than $500,000.

----------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                              MOODY'S/      SQUARE     % OF         BASE           LEASE
 TENANT NAME         PARENT COMPANY         S&P/FITCH(5)     FEET       GLA       RENT PSF    EXPIRATION YEAR     SALES PSF
----------------------------------------------------------------------------------------------------------------------------

 STOP & SHOP        Koninklijke Ahold NV     Ba2/BB/BB      75,000(6)  24.9%(6)     $12.67(7)       2025            $649
 MARSHALLS          TJX Companies, Inc.       A3/A/NR       26,890      8.9%         $9.00          2009            $259
 KB TOYS            KB Toys, Inc.               NR          14,414      4.8%        $10.25          2005              NA
 DRESS BARN         Dress Barn, Inc.            NR          10,150      3.4%        $21.46          2005            $143
 GILMORE BENEFITS   Gilmore Benefits            NR           7,671      2.5%        $26.88          2006              NA
----------------------------------------------------------------------------------------------------------------------------

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(6)  Includes approximately 20,000 square feet of space currently being renovated by the tenant.
(7)  Includes underwritten rent from Stop & Shop which is currently abated but is expected to be paid in May 2006. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of abated rent by May 5, 2006, the borrower is required to provide
     $3,200,000 of U.S. obligations as additional collateral for the loan.

                                     A-3-53

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

THE LOAN. The Franklin Village Loan is secured by a first mortgage interest in a
301,703 square foot retail center located in Franklin, Massachusetts.

THE BORROWER. The borrower is Cedar-Franklin Village LLC, a newly formed special purpose entity controlled by Cedar Shopping Centers, Inc. ("Cedar"), a self-managed real estate investment trust focused on the operation, ownership and redevelopment of community shopping centers located on the eastern seaboard.
As of June 30, 2004, Cedar owned 28 properties similar to the property aggregating to approximately 4.3 million square feet, with the majority of these assets located in Pennsylvania, New Jersey, Connecticut and Maryland. Cedar's
portfolio maintained an overall occupancy of approximately 84% (though excluding six redevelopment assets occupancy was 95%). Total assets for the company were approximately $414.5 million as of June 30, 2004. In addition, no more than 14%
of the loans on the properties in the Cedar portfolio expire in any single year from 2005 through 2013. Finally, only one tenant occupies greater than 1% of portfolio square footage and no more than 8.7% of the base rent with respect to the Cedar portfolio expires in any single year from 2005 through 2014.

THE PROPERTY(1). Franklin Village is a 301,703 square foot community shopping center comprised of a 230,697 square foot retail portion and a 71,006 square foot office portion. The property is a major grocery anchored retail center in the town of Franklin with historical occupancy in the high 90% range and a rent roll of 69 tenants.

The property is currently anchored by an approximately 55,000 square foot Stop and Shop, which has been in occupancy since 1996 and has maintained sales of approximately $650 per square foot. An approximately 20,000 square foot expansion by Stop and Shop (funded entirely by Stop and Shop) is expected to be completed by October 1, 2005. Inclusive of Stop and Shop's supermarket expansion, the grocer will occupy approximately 25% of the net rentable area and account for 18% of base rental income at the property pursuant to a lease through 2025. Marshall's, a tenant since 1988 and the second largest tenant, occupies approximately 9% of net rentable area and accounts for approximately 5%
of the base rental income. Of the remaining tenants, over 60% are nationally recognized retailers, including Dress Barn, Applebee's, Bath & Body Works and
Pet Corner. Overall, approximately 50% have been in occupancy since the property's construction in 1986, with each comprising no more than 3% of rentable area or base rental income. The office component has consistently maintained an occupancy rate in the mid 90% range and is comprised of one free standing three-story office building and the second floor of a portion of the retail center.

The property is located in Franklin, Massachusetts on approximately 30 acres at the intersection of the Route 495 Beltway (exit 17) and Route 140, and approximately 10 miles from the Route 495 / 95 intersection. The town center of
Franklin is located less than 2 miles to the east of the property on Route 140.
The property's surrounding area has a traffic count of approximately 35,000 cars per day.

THE MARKET(1). The town of Franklin, Massachusetts, is a suburban community located approximately 22 miles southwest of Boston, and 26 miles north of
Providence, Rhode Island, in Norfolk County. The five mile radius surrounding the property has an estimated 65,400 residents with a median household income of approximately $77,530 (versus the US average of $45,128) and a 2.4% unemployment rate as of year end 2003. Many residents of Franklin are employed in Boston, which is an approximate 45 minute commute on the local rail service. The subject property is located in the Southwest/Bristol submarket, which had a vacancy rate of approximately 3% in 2003.

PROPERTY MANAGEMENT. The property is managed by Calarese Properties, Inc, an affiliate of the borrower.

PARTIAL RELEASE. The borrower is allowed to release a specified parcel of the property, comprising approximately 50,000 square feet and partially defease the loan in an amount equal to 125% of the allocated loan amount in connection therewith upon the satisfaction of certain conditions set forth in the loan documents, including (i) a debt service coverage ratio with respect to the remaining portion of the property of not less than the greater of (a) the debt service coverage ratio prior to the release and (b) 1.90x and (ii) the provision of a reasonably satisfactory opinion of counsel with respect to the status of any applicable REMIC after such defeasance and release.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Franklin Village appraisal dated
     September 30, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-54

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

               NUMBER      SQUARE                                 % OF BASE     CUMULATIVE   CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES      FEET       % OF GLA      BASE RENT      RENT       SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
 YEAR         EXPIRING   EXPIRING(3)  EXPIRING(3)  EXPIRING(2,4)  EXPIRING(4)   EXPIRING(3)  EXPIRING(3) EXPIRING(2,4)  EXPIRING(4)
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA         5,273         1.7%             NA          NA          5,273         1.7%             NA          NA
 2005 & MTM      18        64,976        21.5      $1,210,618        22.7%        70,249        23.3%     $1,210,618        22.8%
 2006            15        38,204        12.7         849,132        16.0        108,453        35.9%     $2,059,750        38.7%
 2007             8        17,633         5.8         405,881         7.6        126,086        41.8%     $2,465,631        46.4%
 2008            11        31,406        10.4         748,396        14.1        157,492        52.2%     $3,214,027        60.4%
 2009             9        46,055        15.3         657,913        12.4        203,547        67.5%     $3,871,940        72.8%
 2010             1         6,323         2.1         131,202         2.5        209,870        69.6%     $4,003,142        75.3%
 2011             3         8,408         2.8         181,953         3.4        218,278        72.3%     $4,185,095        78.7%
 2012             1         2,550         0.8          64,927         1.2        220,828        73.2%     $4,250,022        79.9%
 2013             2         5,875         1.9         119,467         2.2        226,703        75.1%     $4,369,489        82.1%
 2014             0             0         0.0               0         0.0        226,703        75.1%     $4,369,489        82.1%
 2015             0             0         0.0               0         0.0        226,703        75.1%     $4,369,489        82.1%
 AFTER            1        75,000        24.9         950,000        17.9        301,703       100.0%     $5,319,489       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL           69       301,703       100.0%     $5,319,489       100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based off UW Rent Roll which was derived from tenant leases.
(2)  Certain office tenants' rent is on a gross basis.
(3)  Includes approximately 20,000 square feet of space currently being renovated by the tenant.
(4)  Includes unabated rent pursuant to a lease amendment. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of unabated rent by May 5, 2006, the borrower is required to provide $3,200,000 of U.S. obligations as additional collateral for the loan.

                                     A-3-55

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

                        [MAP OF FRANKLIN VILLAGE OMITTED]

                                     A-3-56

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

                    [FLOOR PLAN OF FRANKLIN VILLAGE OMITTED]

                                     A-3-57

--------------------------------------------------------------------------------
                        PRESTON CENTER PAVILION & SQUARE
--------------------------------------------------------------------------------

           [PICTURES OF PRESTON CENTER PAVILION & SQUARE OMITTED]

                                     A-3-58

--------------------------------------------------------------------------------
                        PRESTON CENTER PAVILION & SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $42,175,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $42,175,000
 % OF POOL BY IPB:                   1.5%
 LOAN SELLER:                        PNC Bank, National Association
 BORROWERS:                          USA Preston Center Pavilion, LP, USA
                                     Preston Center Pavilion 2 LP, et al
 SPONSORS:                           US Advisors, LLC,
                                     Creekstone Properties, LLC
 ORIGINATION DATE:                   12/17/04
 INTEREST RATE:                      5.2400%
 INTEREST ONLY PERIOD:               60 Months
 MATURITY DATE:                      01/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(36),Def(80),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           No
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NAP
 LOAN PURPOSE:                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset
 TITLE:                               Fee
 PROPERTY TYPE:                       Retail -- Anchored
 SQUARE FOOTAGE:                      232,666
 LOCATION:                            Dallas, TX
 OCCUPANCY:                           88.5%
 NUMBER OF TENANTS:                   16
 HISTORICAL NOI:
   2002:                              $849,033
   2003:                              $2,592,554
   TTM AS OF 10/31/04:                $3,273,664
 AVERAGE OCCUPANCY COSTS(1):          9.10%
 UW REVENUES:                         $6,092,314
 UW EXPENSES:                         $2,376,320
 UW NOI:                              $3,715,994
 UW NET CASH FLOW:                    $3,631,534
 APPRAISED VALUE:                     $61,000,000
 CUT-OFF DATE LTV:                    69.1%
 MATURITY DATE LTV:                   64.0%
 UW DSCR:                             1.30x
--------------------------------------------------------------------------------
(1)  Based on sales figures for Marshall's Mega Store, DSW Shoe Warehouse and
     Ross Stores #591.

------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
                                                                                                              LEASE
                                                             MOODY'S/      SQUARE     % OF     BASE RENT    EXPIRATION     SALES
 TENANT NAME                      PARENT COMPANY           S&P/FITCH(2)     FEET      GLA         PSF          YEAR         PSF
------------------------------------------------------------------------------------------------------------------------------------

 MARSHALL'S MEGA STORE            TJX Companies               A3/A/NR      50,023    21.5%      $18.00         2012        $170
 DSW SHOE WAREHOUSE               Retail Ventures, Inc.         NR         31,981    13.7%      $22.50         2012        $195
 ROSS STORES #591                 Ross Stores, Inc.          NR/BBB/NR     30,752    13.2%      $17.67         2013        $163
 FITZ AND FLOYD RETAIL OF TEXAS   N/A                           NR         19,154     8.2%      $11.00         2014          NA
 CVS PHARMACY                     CVS Corp.                  A3/A-/A-      11,470     4.9%      $28.00         2025          NA
 OFFICE DEPOT                     Office Depot, Inc.       Baa3/BBB-/NR    10,000     4.3%      $21.00         2013          NA
------------------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------
THE BORROWER. This property is owned by multiple Texas limited partnership borrowers under a syndicated tenant in common structure. Each borrower owns a percentage interest in the property, has a single-member Delaware limited liability company as its general partner and the tenant in common investor as its sole limited partner. The investor is also the sole member of the related general partner. The sponsors are Creekstone Partners, LLC and U.S. Advisors,
LLC.

THE PROPERTY. Preston Center Pavilion & Square is a 3-building, 232,666-square foot anchored shopping complex located in central Dallas, Texas. The buildings were originally built in 1952, 1958, 1962 and 1980, but were redeveloped and renovated in 2002. It is anchored by a Marshall's Mega Store, DSW Shoe
Warehouse, Ross Dress for Less, CVS Drugs, Fitz & Floyd and Office Depot.
Preston Center is located on approximately 4.51 acres generally bounded by
Westchester Drive, Luther Lane, Douglas Avenue and Berkshire Lane. It is within a block of both Northwest Highway, a major east-west route through central
Dallas and the Dallas North Tollway, a limited access highway extending from downtown Dallas north to Frisco, Texas.

THE MARKET(3). Preston Center Pavilion & Square is located in the heart of the
Preston Center commercial district of Dallas, an office and retail submarket generally located in the cities of University Park and Highland Park and the adjacent Dallas neighborhoods of Preston Hollow and Bluffview. This commercial district contains approximately three million square feet of office space and approximately 450,000 square feet of retail space, slightly more than half of which retail space is located within the subject property. Preston Center's overall retail submarket is known as Oak Lawn/Park Cities, an area of 88 shopping centers containing four million square feet of retail space. This retail submarket had a first quarter 2004 occupancy rate of 91.7%, nearly 3%
higher than the Dallas-Fort Worth metropolitan area. Occupancy in this retail submarket has not dropped below 90% in more than 10 years. In 2003, population within a one-mile radius of the property was 11,386 with a median household income of $122,586. There were 136,831 people within a 3-mile radius with a median household income of $75,755 and 400,208 people within a 5-mile radius with a median household income of $60,930. Rents at Preston Center range from
$11-$29 per square foot triple net. Average rent for the six anchor stores is
$18.94 per square foot triple net. Average rent for the in-line tenants is
$25.87 per square foot.
--------------------------------------------------------------------------------
(3)  Certain information was obtained from the Preston Center Pavilion & Square appraisal dated November 4, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-59

--------------------------------------------------------------------------------
                     CORNERSTONE BRANDS DISTRIBUTION CENTER
--------------------------------------------------------------------------------

           [PICTURE OF CORNERSTONE BRANDS DISTRIBUTION CENTER OMITTED]

             [MAP OF CORNERSTONE BRANDS DISTRIBUTION CENTER OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                     CORNERSTONE BRANDS DISTRIBUTION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $40,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $40,424,836
 % OF POOL BY IPB:                 1.4%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWERS:                        Union Venture, LLC, West Chester
                                   Venture, LLC, Newtown Holding,
                                   LLC, Bradley Cornerstone, LLC,
                                   Gurnee Holding, LLC, Henderson
                                   Holding, LLC, PS Union, LLC
 SPONSOR:                          Sherwin N. Jarol
 ORIGINATION DATE:                 01/13/05
 INTEREST RATE:                    5.5400%
 INTEREST ONLY PERIOD:             NA
 MATURITY DATE:                    02/01/13
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            300 Months
 REMAINING AMORTIZATION:           299 Months
 CALL PROTECTION:                  L(24),Def(68),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:         Single
 TITLE:                          Fee
 PROPERTY TYPE:                  Industrial -- Warehouse/Distribution
 SQUARE FOOTAGE:                 970,168
 LOCATION:                       West Chester, OH
 OCCUPANCY:                      100.0%
 NUMBER OF TENANTS:              1
 HISTORICAL NOI:
   2002:                         $4,972,243
   2003:                         $5,065,338
   TTM AS OF 10/31/04:           $5,172,144
 UW REVENUES:                    $7,548,230
 UW EXPENSES:                    $2,679,955
 UW NOI:                         $4,868,275
 UW NET CASH FLOW:               $4,433,307
 APPRAISED VALUE:                $54,000,000
 CUT-OFF DATE LTV:               74.9%
 MATURITY DATE LTV:              61.6%
 UW DSCR:                        1.48x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                        TENANT
                                                                                                                LEASE
                                                  MOODY'S/                                      BASE RENT     EXPIRATION
 TENANT NAME      PARENT COMPANY                S&P/FITCH(1)      SQUARE FEET      % OF GLA        PSF           YEAR
---------------------------------------------------------------------------------------------------------------------------

 CORNERSTONE     Cornerstone Brands, Inc.(2)        NR              970,168         100.0%       $ 5.44          2012
---------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2)  On March 1, 2005, IAC/InterActiveCorp, owner of the HSN home shopping-network, announced an agreement to purchase Cornerstone Brands,
     Inc. for approximately $720 million. J.P. Morgan Securities Inc. is serving as an advisor to Cornerstone Brands Inc. We cannot provide any assurance that the announced acquisition will be completed at any point in the future.

--------------------------------------------------------------------------------
                               PROPERTY AND MARKET
--------------------------------------------------------------------------------
THE BORROWER. The borrower is composed of 7 tenants-in-common ("TIC"). The largest ownership interest is held by Union Venture, LLC, a special purpose entity managed by Bradley Associates, LLC, with Sherwin Jarol as the main principal. Sherwin Jarol is the managing member of Bradley Associates, LLC and 5 of the 7 TICs. Bradley Associates, LLC has acquired over 90 properties nationwide, which represent approximately 14 million square feet of industrial, office and retail space and market value exceeding $600 million. Sherwin Jerol has been in the real estate industry for over 25 years and has extensive experience in real estate finance, acquisition and management.

THE PROPERTY. Cornerstone Brands Distribution Center is a Class A one-story distribution facility located on 57.3 acres in the Cincinnati metropolitan statistical area of West Chester, Ohio. The property was built in 1999 for
Cornerstone Brands, Inc., and is an order fulfillment facility serving as the consolidated distribution center for all six of Cornerstone's catalog brands. It also includes a call center, retail outlet and the corporate headquarters.

The property is located within the West Chester commercial distribution complex area and therefore has access to Interstates 71, 75, and 275. The regional highway network provides the property with access to every major market in the nation, including Cincinnati and Dayton, Ohio. Rent at Cornerstone Brands
Distribution is approximately $5.44 per square foot.

THE MARKET(3). Cornerstone Brands Distribution Center is located in the northern sub-market of Cincinnati, Ohio. As of 2003, the population within a 3 mile radius of the property was approximately 38,122, with an average household income of approximately $86,619. There are approximately 1,244 buildings totaling approximately 62,954,487 square feet of industrial building inventory in the submarket, with a vacancy rate of approximately 11.7%. Submarket bulk warehouse rent ranges from approximately $2.70 per square foot to approximately
$3.00 per square foot triple net. Rents for smaller warehouse space in the submarket ranges from approximately $3.00 per square foot to approximately $3.50 per square foot. Rents for comparable properties ranged from approximately $2.62 per square foot to approximately $3.40 per square foot triple net.
--------------------------------------------------------------------------------
(3)  Certain information was obtained from the Cornerstone Brands Distribution
     Center appraisal dated November 23, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-61

--------------------------------------------------------------------------------
                               400 6TH STREET S.W.
--------------------------------------------------------------------------------

                    [PICTURE OF 400 6TH STREET S.W. OMITTED]

                      [MAP OF 400 6TH STREET S.W. OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                               400 6TH STREET S.W.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $38,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $38,000,000
 % OF POOL BY IPB:                 1.3%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Columbia Funding Corp.
 SPONSOR:                          NA
 ORIGINATION DATE:                 01/12/05
 INTEREST RATE:                    4.7930%
 INTEREST ONLY PERIOD:             60 Months
 ARD DATE:                         02/01/10
 MATURITY DATE:                    02/01/35
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(33),O(2)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  Yes
 ADDITIONAL DEBT TYPE:             Four subordinate unsecured promissory
                                   notes totaling $7.98 million(1)
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset
 TITLE:                           Fee
 PROPERTY TYPE:                   Office -- CBD
 SQUARE FOOTAGE:                  128,723
 LOCATION:                        Washington, DC
 OCCUPANCY:                       100.0%
 NUMBER OF TENANTS:               1
 HISTORICAL NOI:
   2002:                          NA
   2003:                          NA
   TTM AS OF 10/31/04:            $3,364,489
 UW REVENUES:                     $5,172,184
 UW EXPENSES:                     $1,617,100
 UW NOI:                          $3,555,084
 UW NET CASH FLOW:                $3,375,672
 APPRAISED VALUE:                 $48,000,000
 CUT-OFF DATE LTV:                79.2%
 MATURITY DATE LTV:               79.2%
 UW DSCR:                         1.83x
--------------------------------------------------------------------------------
(1)  Columbia Building Company, the master lessee, is the borrower under the four unsecured promissory notes, which serve as a portion of Columbia
     Building Company's capitalization.

----------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                                  LEASE
                                                      MOODY'S/       SQUARE                      BASE RENT     EXPIRATION
 TENANT NAME                PARENT COMPANY          S&P/FITCH(2)      FEET        % OF GLA          PSF           YEAR
----------------------------------------------------------------------------------------------------------------------------

 DISTRICT OF COLUMBIA     District of Columbia        A2/A-/A-      128,723         100.0%        $ 33.52         2010
----------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are based on general obligation bonds.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. The borrowing entity for the transaction is Columbia Funding
Corp., which master leases the property to Columbia Building Company. The mortgage loan is structured as a master lease in order to comply with Islamic law (Shari'ah). Columbia Building Company will be 100% controlled by The
Securities House K.S.C.C. ("Securities House"). Securities House will control the master lessee and its Cayman-based shareholder entities through contractual/asset administration agreements. Securities House will syndicate up to 90% of its beneficial ownership to its investor clients. Securities House has retained Arch Street Capital Advisors, L.L.C. ("Arch Street") as its asset manager and owner's representative in the United States. The principal of Arch
Street, Craig Friedman, will be directly involved with the property's asset management. Arch Street is a real estate investment firm that currently manages over $1 billion in United States real estate assets on behalf of foreign real estate clients.

THE PROPERTY. The property serves as the headquarters for the Child and Family
Services Agency (CFSA) and features underground parking in a two-level garage accommodating 219 vehicles. The CFSA has over 900 employees and serves nearly
7,000 abused and neglected children in the District of Columbia. The agency is currently operating with an annual budget of $208 million and an annual projected 2005 budget of $236 million. Additionally, the tenant's operating budget has increased by an average of 14% per year for the past five years. The building, constructed in 1967, underwent a full base building renovation in
1999, which included upgrades to the building's HVAC systems, enhancements to the first-floor exterior, and complete upgrade of the interior buildout. The tenant, like most governmental tenants, has the right to terminate its lease if it does not receive its annual appropriations. The master lessee has a right to purchase the property, but such purchase right is subject and subordinate to the mortgage.

THE MARKET(3). According to the report of a third party market data service, the
District of Columbia office market currently contains approximately 87.6 million square feet of space in 554 buildings and is divided among seven submarkets. The
Southwest submarket (the property's submarket) contains over 7.6 million square feet of space or 8.7% of the area's total inventory. The Fourth Quarter 2004 vacancy rate for the Southwest submarket was 1.5%. The appraiser, CBRE, identified six comparables in the market with effective rents ranging from
$30.84 to $38.94. Rent at the property is $33.52 which is within the market rental range.
--------------------------------------------------------------------------------
(3)  Certain information was obtained from the 400 6th Street S.W. appraisal dated November 3, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-63

--------------------------------------------------------------------------------
                                  ON THE AVENUE
--------------------------------------------------------------------------------

                         [MAP OF ON THE AVENUE OMITTED]

                       [PICTURE OF ON THE AVENUE OMITTED]

                                     A-3-64

--------------------------------------------------------------------------------
                                  ON THE AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $37,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $37,205,506
 % OF POOL BY IPB:                 1.3%
 LOAN SELLER:                      Eurohypo AG, New York Branch
 BORROWER:                         2170-2178 Broadway, LLC
 SPONSORS:                         Kevin P. Maloney, Ziel Feldman
 ORIGINATION DATE:                 09/30/04
 INTEREST RATE:                    5.3750%
 INTEREST ONLY PERIOD:             NA
 MATURITY DATE:                    10/01/09
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            300 Months
 REMAINING AMORTIZATION:           295 Months
 CALL PROTECTION:                  L(24),Def(28),O(3)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset
 TITLE:                           Fee
 PROPERTY TYPE:                   Hotel -- Limited Service
 ROOMS:                           267
 LOCATION:                        New York, NY
 OCCUPANCY:                       77.0%
 HISTORICAL NOI:
   2002:                          $3,278,876
   2003:                          $4,196,285
   TTM AS OF 07/31/04:            $5,446,599
 UW REVENUES:                     $12,860,131
 UW EXPENSES:                     $1,002,014
 UW NOI:                          $5,742,696
 UW NET CASH FLOW:                $5,228,291
 APPRAISED VALUE:                 $60,300,000
 CUT-OFF DATE LTV:                61.7%
 MATURITY DATE LTV:               55.7%
 UW DSCR:                         1.92x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. The borrower is 2170-2178 Broadway Owner, LLC, a newly formed special purpose entity sponsored by Kevin P. Maloney and Ziel Feldman. Mr.
Maloney and Mr. Feldman have over 20 years of experience in the real estate industry including the active management of two other New York City hotels, significant multifamily holdings and warehouse space in the metropolitan area.

THE PROPERTY. On the Avenue Hotel consists of 358 rooms, 267 of which are newly renovated hotel guest rooms, while the remaining 91 currently operate as Single
Room Occupancy ("SRO") units with 51 being currently occupied. The hotel is located at the intersection of Broadway and 77th Street on Manhattan's Upper
West Side. The 267 guest rooms have new soft goods, marble bathrooms and layouts designed to take advantage of the views of Manhattan's Upper West Side. The 91
SRO units, which are currently part of the collateral (though generating minimal income), are in the process of being converted into guest rooms. The ground floor is currently 100% occupied by four retail tenants.

The area surrounding On The Avenue is home to Columbia University and Lincoln
Center and has a dense residential population. In addition, a number of media companies are headquartered in the immediate vicinity.

THE MARKET(1). A reduction in the inventory of moderately priced hotels on the
Upper West Side has occurred due to the closing of the 381-unit Empire Hotel, located on West 63rd Street near Lincoln Center in December 2003 and the closing of the 365-room Mayflower Hotel on Central Park West at 61st Street in October
2004. Market reports projected that revenue per available room would increase in
2004 by 18.9% compared to 2003. This projected increase was due to a projected
9.1% increase in occupancy combined with a 9% rise in the average daily room rate. The property has performed in line with the market throughout the past few years with occupancy rates in the mid 70% range and average daily rates of approximately $150.

PROPERTY MANAGEMENT. On The Avenue is managed by Citilife Hotels, LLC., which is owned by Property Markets Group (PMG) which has significant experience in the residential, lodging and warehouse sectors.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the On The Avenue appraisal dated
     September 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-65

--------------------------------------------------------------------------------
                                GATEWAY PAVILION
--------------------------------------------------------------------------------

                     [PICTURES OF GATEWAY PAVILION OMITTED]

                        [MAP OF GATEWAY PAVILION OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                                GATEWAY PAVILION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $35,842,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $35,842,000
 % OF POOL BY IPB:                 1.2%
 LOAN SELLER:                      LaSalle Bank National Association
 BORROWER:                         Inland Western Avondale
                                   McDowell, L.L.C.
 SPONSORS:                         Inland Western Retail Real Estate
                                   Trust, Inc. and Inland Western
                                   Avondale McDowell, L.L.C.
 ORIGINATION DATE:                 12/30/04
 INTEREST RATE:                    4.6700%
 INTEREST ONLY PERIOD:             60 Months
 MATURITY DATE:                    01/01/10
 AMORTIZATION TYPE:                Interest Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(21),Grtr1%or YM(33),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         No
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Retail -- Anchored
 SQUARE FOOTAGE:                    273,610(2)
 LOCATION:                          Avondale, AZ
 OCCUPANCY:                         97.1%(2)
 NUMBER OF TENANTS:                 41
 HISTORICAL NOI:                    NA
 UW REVENUES:                       $5,518,705
 UW EXPENSES:                       $1,393,008
 UW NOI:                            $4,125,698
 UW NET CASH FLOW:                  $3,916,524
 APPRAISED VALUE:                   $62,000,000
 APPRAISAL DATE:                    08/28/04
 CUT-OFF DATE LTV:                  57.8%
 MATURITY DATE LTV:                 57.8%
 UW DSCR:                           2.34x
--------------------------------------------------------------------------------
(1)  Borrower acquired the property on December 7, 2004 with its own funds and the loan proceeds were used as an equity recapture.
(2)  Does not include the improvements totaling 28,300 square feet owned and occupied by McDonald's, Krispy Kreme, Paul Lee's Chinese, Red Robin and
     Carrabbas.

------------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                      LEASE
                                                        MOODY'S/                                      BASE RENT     EXPIRATION
 TENANT NAME           PARENT COMPANY                S&P/FITCH(3)      SQUARE FEET    % OF GLA(2)        PSF           YEAR
------------------------------------------------------------------------------------------------------------------------------------

 SPORTS AUTHORITY      Sports Authority                   NR              35,700          13.1%        $11.50          2014
 MOR FURNITURE         Mor Furniture                      NR              35,000          12.8%         $9.90          2014
 CIRCUIT CITY          Circuit City Stores, Inc.          NR              32,500          11.9%        $13.08          2019
 MARSHALL'S            TJX Companies, Inc.              A3/A/NR           28,150          10.3%         $9.50          2013
 BED BATH & BEYOND     Bed Bath & Beyond, Inc.         NR/BBB/NR          25,063           9.2%        $11.00          2014
------------------------------------------------------------------------------------------------------------------------------------

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE PROPERTY. Gateway Pavilion is a 273,610 square foot power center located in
Avondale (Phoenix), Arizona. Anchors at the property include: Sports Authority
(13.1% of space, 8.9% of income), Mor Furniture (12.8% of space, 7.5% of income), Circuit City (11.9% of space, 9.2% of income), Marshall's (10.3% of space, 5.8% of income), Bed, Bath & Beyond (9.2% of space, 6.0% of income),
Borders Books (7.3% of space, 5.3% of income) and Petco (5.4% of space, 5.3% of income). In addition, the property is shadow anchored by Costco and Harkins
Theater. Construction at the property was recently completed.

THE BORROWER. Inland Western Avondale McDowell, L.L.C., is a single member
Delaware limited liability company that is owned 100% by Inland Western Retail
Real Estate Trust, Inc. (the "REIT"). The REIT was formed in March of 2003, as a
Maryland corporation created to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is structured as a traditional REIT with no operating partnership. The REIT's goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of September 30, 2004 the Company had $2.67 billion in assets (at cost) including 68 properties.

THE MARKET(4). According to the appraiser, Walden-Marling, Inc., Gateway
Pavilion is located in the West/Southwest submarket of Phoenix. The
West/Southwest submarket contains approximately 12.6 million square feet and a vacancy of 8.0%. However, the five direct comparables identified by the subject report 98.4% occupancy. According to the the report of a third party market data service, the average asking lease rate for Neighborhood/Community centers in
Phoenix is $16.43 per square foot. The five properties identified by the appraiser as direct comparables reported rents ranging from $19.00 per square foot to $30.00 per square foot, with contract rates of $15.00 per square foot to
$30.00 per square foot. Rents at the property range from $9.50 per square foot to $31.53 per square foot, with an average of $15.06 per square foot. Based on the market comparables provided and the property's 97.1% lease-up, rents at the property are considered to be at market levels.
--------------------------------------------------------------------------------
(4)  Certain information was obtained from the Gateway Pavilion appraisal dated
     August 28, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #   ORIGINATOR    PROPERTY NAME
------   ----------    -------------

   2        NCCI       One River Place Apartments
   6        NCCI       777 Sixth Avenue
  24        NCCI       Indigo Palms Apartments
  33       LaSalle     Mountaineer Village Apartments
  36         PNC       Courtney Creek Apartments
  44         EHY       Phil. Apt. Port. East Cheltenham
 44.1        EHY       The Triangle Apartments
 44.2        EHY       Oxford Court Apartments
 44.3        EHY       Jefferson Court Apartments
 44.4        EHY       Madison Court Apartments
 44.5        EHY       Howell Court Apartments
 44.6        EHY       The East Cheltenham at Large Apartments
  45         PNC       Desert Sage Apartments
  49         PNC       Pinnacle Woods Apartments
  52       LaSalle     Mission University Apartments
  53       LaSalle     Park Village Apartments
  54         PNC       Lakewood Cove
  59        NCCI       Hunters Glen
  60         PNC       Cypress Greens Apartments
  61        NCCI       2 Horatio Street
  68        JPMCB      Sorrento Apartments
  73        JPMCB      Village in the Pines
  77         PNC       The Belvedere Apartments
  78         PNC       Regents Cove Apartment Homes
  79     JPMLASALLE    Mission Spring Creek
  84        JPMCB      Champion Woods Apartments
  85       LaSalle     Briarcliff Apartments
  87        JPMCB      Buckingham Apartments
  88         PNC       Timbers of Pine Hollow Apartment Homes
  92       LaSalle     Rugby Square Apartments
  95         PNC       Pine Forest Apartment Homes
  107       JPMCB      Lexington Place
  113       NCCI       Stonefield Village Apartments
  116       JPMCB      Eastchester Ridge Apartments
  119      LaSalle     Triad Apartments
  121        PNC       Alameda Pointe Apartments
  126       JPMCB      10 East South Street
  129      LaSalle     Chateau Apartments
  131      LaSalle     Round Top MHP & RV Resort
  132    JPMLASALLE    Carriage Hill Apartments
  134       NCCI       Silver Oaks
  141      LaSalle     ELP-Freemont
  144       JPMCB      Stonewood Apartments
  149       NCCI       Union & Seaman Portfolio
 149.1      NCCI       119 Union Turnpike
 149.2      NCCI       65 Seaman Avenue
  151       NCCI       Four Seasons Apartments
  154       JPMCB      Laurel Hill Apartments
  158       NCCI       The Oaks Apartments
  162       JPMCB      Carriage Green Apartments
  163       JPMCB      Friendly Village of Manchester
  164       JPMCB      Claytons Mark Apartments
  166        PNC       Fairfield Apartments
  168       JPMCB      Champions on Luther Street
  171       JPMCB      Holleman Village
  172       NCCI       Carver Gardens Apartments
  174       JPMCB      Orange North Apartments
  179       JPMCB      Willow Oaks Apartments
  182       NCCI       215 East 73rd Street
  186      LaSalle     Morganton Arms Apartments
  190        PNC       Woodland Point Apartments
  192    JPMLASALLE    Swift Creek and Madison Apartments
 192.1   JPMLASALLE    Madison Apartments
 192.2   JPMLASALLE    Swift Creek Villas
  193       NCCI       Baltic 1 & 2
  196        PNC       Park Springs Apartments
  204       JPMCB      East Gate apts
  205      LaSalle     Cotton Creek Apartments
  207       NCCI       Kirkwood Meadows Apartments
  212       NCCI       Forest Park II
  214       NCCI       Allen Place Apartments
  218       NCCI       Calimesa Estates
  220       JPMCB      Brentwood Apartments
  225       NCCI       Honeydale MHP
  229    JPMLASALLE    Lynn Village Apartments
  231    JPMLASALLE    Pheasant Branch
  232       JPMCB      Tyler Park Apartments
  233      LaSalle     Kaylene Court Apartments

LOAN #   STREET ADDRESS
------   --------------

   2     640 West 42nd Street
   6     777 Sixth Avenue
  24     3777 East McDowell Road
  33     273 Yosef Drive
  36     2850 Courtney Creek Boulevard
  44     Various
 44.1    6210-6242 Roosevelt Boulevard, 6215-6239 Everett Avenue and 1600-1646 Robbins Avenue
 44.2    5051 Oxford Avenue
 44.3    4925 Saul Avenue
 44.4    4901 Oxford Avenue and 1401-1411 Harrison Street
 44.5    1314-1358 and 1315-1341 Howell Street
 44.6    1319 - 1347 Cheltenham Avenue and 5500-5532 Large Street
  45     1737 N. Central Avenue
  49     5000 Clinton Parkway
  52     9201 Glenwater Drive
  53     14100 Rio Bonito
  54     1100 Center Street
  59     8601 Roberts Drive
  60     4864 Cypress Woods Drive
  61     2 Horatio Street
  68     2400 Howell Branch Road
  73     1050 West 8th Avenue
  77     7000 Cook Road
  78     6775 Westcreek Drive
  79     1802 Apollo Road
  84     6830 Champions Plaza Drive
  85     4805 Transit Road
  87     900 David Court
  88     2020 Plantation Drive
  92     212 Dorchester Avenue
  95     17103 Clay Road
  107    11001 Rancho Place
  113    3641 West College Avenue
  116    2120 Chester Ridge Drive
  119    1400 Millersport Highway
  121    2021 East Alameda
  126    10 East South Street
  129    201 NC Highway 54 Bypass West
  131    180 Knight Road
  132    1800 Lakewood Drive
  134    3640 Peachtree Corners Circle
  141    E6506 Highway 110
  144    501 East Camellia Avenue
  149    Various
 149.1   119-20 Union Turnpike
 149.2   65 Seaman Avenue
  151    620 North Hewitt Drive
  154    7197 Balboa Drive
  158    1403 Southwest 3rd Street
  162    4501 West Main Street
  163    4052 Route 96
  164    504 SW 23rd Street
  166    18 Country Club Drive
  168    900 Luther Street
  171    1100 Gridiron Drive
  172    1101 Southeast 15th Street
  174    943 West Orange Blossom Trail
  179    6003 Jo Danielle Place
  182    215 East 73rd Street
  186    2203 Morganton Road
  190    6710 St. John's Avenue
  192    Various
 192.1   601 West 54th Street
 192.2   411 Wells Street
  193    1720 Dr. Martin Luther King Jr. Way
  196    5610 Shaw Road
  204    401 Lincoln Avenue
  205    500 Cyprus Lane
  207    1122 City Springs Road
  212    1001 Southwest 7th Avenue
  214    512 Daughtery Avenue
  218    33848 Avenue G
  220    3101 North J Street
  225    505 Honeydale Road
  229    905 West 26th Street
  231    6430 Pheasant Lane
  232    1103 Lewis Drive
  233    1011 14th Street

                                                                        NUMBER OF   PROPERTY                  PROPERTY
LOAN #      CITY               STATE     ZIP CODE   COUNTY             PROPERTIES   TYPE                      SUBTYPE
------      ----               -----     --------   ------             ----------   ----                      -------

   2        New York             NY       10036     New York                1       Multifamily               Mid/High Rise
   6        New York             NY       10001     New York                1       Multifamily               Mid/High Rise
  24        Phoenix              AZ       85008     Maricopa                1       Multifamily               Garden
  33        Boone                NC       28607     Watauga                 1       Multifamily               Garden
  36        Durham               NC       27713     Durham                  1       Multifamily               Garden
  44        Philadelphia         PA      Various    Philadelphia            6       Multifamily               Garden
 44.1       Philadelphia         PA       19149     Philadelphia            1       Multifamily               Garden
 44.2       Philadelphia         PA       19124     Philadelphia            1       Multifamily               Garden
 44.3       Philadelphia         PA       19124     Philadelphia            1       Multifamily               Garden
 44.4       Philadelphia         PA       19124     Philadelphia            1       Multifamily               Garden
 44.5       Philadelphia         PA       19149     Philadelphia            1       Multifamily               Garden
 44.6       Philadelphia         PA       19124     Philadelphia            1       Multifamily               Garden
  45        Goodyear             AZ       85338     Maricopa                1       Multifamily               Garden
  49        Lawrence             KS       66047     Douglas                 1       Multifamily               Garden
  52        Charlotte            NC       28262     Mecklenburg             1       Multifamily               Garden
  53        Houston              TX       77083     Harris                  1       Multifamily               Garden
  54        Henderson            NV       89015     Clark                   1       Multifamily               Garden
  59        Dunwoody             GA       30350     Fulton                  1       Multifamily               Garden
  60        Orlando              FL       32811     Orange                  1       Multifamily               Garden
  61        New York             NY       10014     New York                1       Multifamily               Co-op
  68        Winter Park          FL       32792     Seminole                1       Multifamily               Garden
  73        Mesa                 AZ       85210     Maricopa                1       Multifamily               Garden
  77        Houston              TX       77072     Harris                  1       Multifamily               Garden
  78        Fort Worth           TX       76133     Tarrant                 1       Multifamily               Garden
  79        Garland              TX       75044     Dallas                  1       Multifamily               Garden
  84        Houston              TX       77069     Harris                  1       Multifamily               Garden
  85        Depew                NY       14043     Erie                    1       Multifamily               Garden
  87        Elizabethtown        KY       42701     Hardin                  1       Multifamily               Garden
  88        Conroe               TX       77301     Montgomery              1       Multifamily               Garden
  92        Syracuse             NY       13203     Onodaga                 1       Multifamily               Garden
  95        Houston              TX       77084     Harris                  1       Multifamily               Garden
  107       Fort Worth           TX       76248     Tarrant                 1       Manufactured Housing      Manufactured Housing
  113       Franklin             WI       53132     Milwaukee               1       Multifamily               Garden
  116       High Point           NC       27262     Guilford                1       Multifamily               Garden
  119       Amherst              NY       14221     Erie                    1       Multifamily               Mid/High Rise
  121       Norman               OK       73071     Cleveland               1       Multifamily               Garden
  126       Wilkes-Barre         PA       18701     Luzerne                 1       Multifamily               Mid/High Rise
  129       Carrboro             NC       27510     Orange                  1       Multifamily               Garden
  131       Gettysburg           PA       17325     Adams                   1       Manufactured Housing      Manufactured Housing
  132       Phenix City          AL       36867     Russell                 1       Multifamily               Garden
  134       Norcross             GA       30092     Gwinnett                1       Multifamily               Garden
  141       Fremont              WI       54940     Waupaca                 1       Manufactured Housing      Manufactured Housing
  144       McAllen              TX       78501     Hidalgo                 1       Multifamily               Garden
  149       Various              NY      Various    Various                 2       Multifamily               Garden
 149.1      Kew Gardens          NY       11415     Queens                  1       Multifamily               Garden
 149.2      New York             NY       10034     New York                1       Multifamily               Garden
  151       Hewitt               TX       76643     McLennan                1       Multifamily               Garden
  154       Orlando              FL       32818     Orange                  1       Multifamily               Garden
  158       Lee's Summit         MO       64081     Jackson                 1       Multifamily               Garden
  162       Kalamazoo            MI       49006     Kalamazoo               1       Multifamily               Garden
  163       Manchester           NY       14504     Ontario                 1       Manufactured Housing      Manufactured Housing
  164       Grand Prairie        TX       75051     Dallas                  1       Multifamily               Garden
  166       Newark               DE       19711     New Castle              1       Multifamily               Garden
  168       College Station      TX       77840     Brazos                  1       Multifamily               Garden
  171       College Station      TX       77840     Brazos                  1       Multifamily               Garden
  172       Gainesville          FL       32641     Alachua                 1       Multifamily               Garden
  174       Apopka               FL       32712     Orange                  1       Multifamily               Garden
  179       Louisville           KY       40291     Jefferson               1       Multifamily               Garden
  182       New York             NY       10021     New York                1       Multifamily               Co-op
  186       Fayetteville         NC       28303     Cumberland              1       Multifamily               Garden
  190       Palatka              FL       32177     Putnam                  1       Multifamily               Garden
  192       Various           Various    Various    Various                 2       Multifamily               Garden
 192.1      Savannah             GA       31405     Chatham                 1       Multifamily               Garden
 192.2      Darlington           SC       29532     Darlington              1       Multifamily               Garden
  193       Sarasota             FL       34234     Sarasota                1       Multifamily               Garden
  196       Jackson              MS       39209     Hinds                   1       Multifamily               Garden
  204       College Station      TX       77840     Brazos                  1       Multifamily               Garden
  205       Greenville           MS       38701     Washington              1       Multifamily               Garden
  207       Rapid City           SD       57702     Pennington              1       Multifamily               Garden
  212       Forest Lake          MN       55025     Washington              1       Multifamily               Garden
  214       Waco                 TX       76706     McLennan                1       Multifamily               Garden
  218       Yucaipa              CA       92399     San Bernardino          1       Manufactured Housing      Manufactured Housing
  220       McAllen              TX       78501     Hidalgo                 1       Multifamily               Garden
  225       Brownsville          TX       78520     Cameron                 1       Manufactured Housing      Manufactured Housing
  229       Lynn Haven           FL       32444     Bay                     1       Multifamily               Garden
  231       Middleton            WI       53562     Dane                    1       Multifamily               Garden
  232       Elizabethtown        KY       42701     Hardin                  1       Multifamily               Garden
  233       Wamego               KS       66547     Pottawatomie            1       Multifamily               Garden

                                                       PAD                        STUDIO                        ONE BEDROOM
                                              ----------------------     --------------------------     ----------------------------

           CURRENT       LOAN                   NO. OF      AVERAGE          NO. OF        AVERAGE             NO. OF       AVERAGE
LOAN #   BALANCE ($)    GROUP    UNITS/PADS       PADS     PAD RENT         STUDIOS    STUDIO RENT         1-BR UNITS     1-BR RENT
------   -----------    -----    ----------       ----     --------         -------    -----------         ----------     ---------

   2       200,000,000    1             921          0            0             249          1,647                461         2,239
   6        80,500,000    1             294          0            0              84          2,308                180         2,887
  24        23,805,000    2             432          0            0               0              0                140           763
  33        17,200,000    2             576          0            0               0              0                  0             0
  36        15,800,000    2             280          0            0               0              0                120           829
  44        13,575,000    1             362          0            0               1            549                320           630
 44.1        4,251,511    1             108          0            0               0              0                102           664
 44.2        1,193,407    1              32          0            0               0              0                 26           610
 44.3        1,566,346    1              47          0            0               0              0                 43           589
 44.4        1,491,758    1              37          0            0               1            549                 17           571
 44.5        2,834,341    1              74          0            0               0              0                 74           653
 44.6        2,237,637    1              64          0            0               0              0                 58           596
  45        13,168,107    2             205          0            0               0              0                 55           688
  49        12,000,000    2             208          0            0               0              0                 76           636
  52        11,500,000    2             276          0            0               0              0                168           648
  53        11,475,211    2             312          0            0               0              0                  0             0
  54        11,406,055    2             260          0            0               0              0                 52           574
  59        10,500,000    2             208          0            0               0              0                 80           726
  60        10,500,000    1             255          0            0               0              0                170           649
  61        10,479,492    2             222          0            0              92          1,797                 95         2,736
  68         9,775,812    2             285          0            0              45            422                 34           505
  73         9,000,000    2             194          0            0               0              0                  0             0
  77         8,898,194    2             201          0            0               0              0                 29           549
  78         8,858,535    2             272          0            0               0              0                176           410
  79         8,750,000    2             236          0            0               0              0                104           550
  84         8,000,000    1             186          0            0               0              0                 96           650
  85         7,900,000    2             249          0            0              38            420                195           499
  87         7,661,045    2             294          0            0               0              0                 69           337
  88         7,474,479    2             228          0            0               0              0                160           464
  92         7,100,000    2             212          0            0               0              0                 19           539
  95         7,007,864    2             161          0            0              16            513                 68           566
  107        6,010,679    2             332        332          301               0              0                  0             0
  113        5,850,000    2             128          0            0               0              0                 48           565
  116        5,585,788    2             172          0            0               0              0                 56           543
  119        5,400,000    2              95          0            0               0              0                  5           690
  121        5,387,270    2             144          0            0               0              0                 56           594
  126        4,803,219    2             130          0            0               0              0                104           641
  129        4,689,491    2             168          0            0               0              0                168           585
  131        4,640,000    1             319        319          294               0              0                  0             0
  132        4,583,874    2             194          0            0               0              0                 74           473
  134        4,520,000    1             108          0            0               0              0                 48           730
  141        4,290,254    2             320        320          340               0              0                  0             0
  144        4,189,718    2              77          0            0               8            595                 56           692
  149        3,875,000    2             103          0            0               2            767                 61           851
 149.1       2,000,000    2              56          0            0               1            858                 33           858
 149.2       1,875,000    2              47          0            0               1            676                 28           843
  151        3,720,000    2             151          0            0               0              0                 48           435
  154        3,640,991    2             105          0            0               0              0                  0             0
  158        3,540,000    2             125          0            0               7            450                 81           521
  162        3,325,000    2             132          0            0               0              0                 44           536
  163        3,292,384    2             225        225          379               0              0                  0             0
  164        3,246,482    2             124          0            0               0              0                 19           556
  166        3,184,714    2              66          0            0               0              0                  6           658
  168        3,120,388    2              40          0            0               0              0                  0             0
  171        3,095,450    2             111          0            0               0              0                  0             0
  172        3,086,125    2             100          0            0               0              0                 24           540
  174        3,022,522    2              94          0            0               0              0                 32           485
  179        2,872,892    2              79          0            0               0              0                 41           495
  182        2,800,000    2              69          0            0              18          1,890                 28         2,758
  186        2,693,579    2              68          0            0               0              0                  8           503
  190        2,593,579    2             120          0            0               0              0                  0             0
  192        2,502,779    2             140          0            0               0              0                 28           425
 192.1       1,691,067    2              92          0            0               0              0                 20           454
 192.2         811,712    2              48          0            0               0              0                  8           354
  193        2,488,742    1              66          0            0               0              0                  0             0
  196        2,404,590    2              84          0            0               0              0                 14           395
  204        2,152,842    2              80          0            0               0              0                 48           420
  205        2,097,198    2              39          0            0               0              0                  0             0
  207        2,000,000    2              48          0            0               0              0                 16           578
  212        1,688,622    2              60          0            0               0              0                 24           640
  214        1,666,044    2              47          0            0               0              0                  5           675
  218        1,587,205    1              70         70          423               0              0                  0             0
  220        1,516,339    2              48          0            0               0              0                 48           525
  225        1,394,225    2             170        170          195               0              0                  0             0
  229        1,177,237    2              62          0            0              19            357                 41           444
  231          995,209    2              47          0            0               0              0                 30           571
  232          958,610    2              76          0            0               0              0                 72           290
  233          920,467    2              36          0            0               0              0                  2           386

                TWO BEDROOM                 THREE BEDROOM                 FOUR BEDROOM
        ------------------------- -------------------------- -------------------------

               NO. OF    AVERAGE          NO. OF    AVERAGE         NO. OF    AVERAGE              UTILITIES             ELEVATOR
 LOAN #    2-BR UNITS  2-BR RENT      3-BR UNITS  3-BR RENT     4-BR UNITS  4-BR RENT             TENANT PAYS             PRESENT
 ------    ----------  ---------      ----------  ---------     ----------  ---------             -----------             -------

    2             211      3,356               0          0              0          0               Electric                Yes
    6              30      4,292               0          0              0          0               Electric                Yes
   24             238        931              54      1,135              0          0        Electric, Water, Sewer         No
   33               0          0             576        435              0          0                 None                  No
   36             144        991              16      1,174              0          0             Water, Sewer              No
   44              41        718               0          0              0          0            Electric, Gas              No
  44.1              6        817               0          0              0          0            Electric, Gas              No
  44.2              6        794               0          0              0          0            Electric, Gas              No
  44.3              4        692               0          0              0          0            Electric, Gas              No
  44.4             19        663               0          0              0          0            Electric, Gas              No
  44.5              0          0               0          0              0          0            Electric, Gas              No
  44.6              6        732               0          0              0          0            Electric, Gas              No
   45             122        821              28      1,036              0          0               Electric                No
   49             102        777              30        954              0          0               Electric                No
   52             108        771               0          0              0          0            Electric, Gas              No
   53              40        640             116        803            156        947               Electric                No
   54             128        637              80        774              0          0                 None                  No
   59             128        846               0          0              0          0                 None                  No
   60              85        806               0          0              0          0        Electric, Water, Sewer         No
   61              17      2,736              16      6,500              2      9,000            Electric, Gas              Yes
   68             193        549              13        705              0          0               Electric                No
   73             194        729               0          0              0          0               Electric                No
   77             171        663               1        909              0          0           Electric, Water             No
   78              96        585               0          0              0          0               Electric                No
   79             108        700              24        850              0          0               Electric                No
   84              90        832               0          0              0          0        Electric, Water, Sewer         No
   85              16        610               0          0              0          0               Electric                No
   87             213        439              12        535              0          0               Electric                No
   88              68        598               0          0              0          0           Electric, Water             No
   92             193        638               0          0              0          0            Electric, Gas              No
   95              77        732               0          0              0          0        Electric, Water, Sewer         No
   107              0          0               0          0              0          0                                       NAP
   113             80        680               0          0              0          0               Electric                No
   116             96        643              20        775              0          0                 None                  No
   119             89        758               1      1,055              0          0               Electric                Yes
   121             88        652               0          0              0          0               Electric                No
   126             26        725               0          0              0          0               Electric                Yes
   129              0          0               0          0              0          0            Electric, Gas              No
   131              0          0               0          0              0          0                                       NAP
   132            112        603               8        733              0          0     Electric, Gas, Water, Sewer       No
   134             60        862               0          0              0          0                 None                  No
   141              0          0               0          0              0          0                                       NAP
   144              9        951               4        965              0          0            Electric, Gas              No
   149             39      1,047               0          0              0          0            Electric, Gas              No
  149.1            22      1,064               0          0              0          0            Electric, Gas              No
  149.2            17      1,025               0          0              0          0            Electric, Gas              No
   151            102        562               1        650              0          0           Electric, Water             No
   154            105        617               0          0              0          0               Electric                No
   158             37        726               0          0              0          0     Electric, Gas, Water, Sewer       No
   162             88        625               0          0              0          0               Electric                No
   163              0          0               0          0              0          0                                       NAP
   164             92        671              13        766              0          0                 None                  No
   166             36        748              24        785              0          0               Electric                No
   168              0          0              40      1,185              0          0     Electric, Gas, Sewer, Water       No
   171              0          0             111        400              0          0     Electric, Gas, Sewer, Water       No
   172             36        605              40        741              0          0            Electric, Gas              No
   174             62        592               0          0              0          0               Electric                No
   179             38        595               0          0              0          0     Electric, Gas, Sewer, Water       No
   182              0          0              23      4,834              0          0            Electric, Gas              Yes
   186             44        597              16        644              0          0                 None                  No
   190             56        451              56        539              8        590               Electric                No
   192             74        472              38        533              0          0               Electric                No
  192.1            42        504              30        535              0          0               Electric                No
  192.2            32        430               8        525              0          0               Electric                No
   193             66        640               0          0              0          0               Electric                No
   196             20        480              50        534              0          0               Electric                No
   204             32        549               0          0              0          0            Electric, Gas              No
   205             39        697               0          0              0          0               Electric                No
   207             32        658               0          0              0          0               Electric                No
   212             30        730               6        830              0          0                 None                  No
   214              0          0              30        465             12        399     Electric, Gas, Water, Sewer       No
   218              0          0               0          0              0          0                                       NAP
   220              0          0               0          0              0          0               Electric                No
   225              0          0               0          0              0          0                                       NAP
   229              2        550               0          0              0          0               Electric                No
   231             17        636               0          0              0          0            Electric, Gas              Yes
   232              0          0               4        585              0          0     Electric, Gas, Sewer, Water       No
   233             20        433              14        495              0          0            Electric, Gas              No

                                                                         ANNEX C
MARCH 2, 2005                                        JPMCC 2005-LDP1

                      STRUCTURAL AND COLLATERAL TERM SHEET

                          --------------------------
                                $2,301,546,000
                                 (Approximate)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                               SERIES 2005-LDP1

                          --------------------------

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                         NOMURA CREDIT & CAPITAL, INC.

                          EUROHYPO AG, NEW YORK BRANCH

                       LASALLE BANK NATIONAL ASSOCIATION

                        PNC BANK, NATIONAL ASSOCIATION

                             Mortgage Loan Sellers

JPMORGAN                     ABN AMRO INCORPORATED                        NOMURA

PNC CAPITAL MARKETS                                     DEUTSCHE BANK SECURITIES

The analysis in this report is based on information provided by JPMorgan Chase
Bank, National Association, Nomura Credit & Capital, Inc., Eurohypo AG, New York
Branch, LaSalle Bank National Association and PNC Bank, National Association
(the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange
Commission. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' appropriateness in any particular context; or as to whether the
Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura
Securities International, Inc., Deutsche Bank Securities Inc., and PNC Capital
Markets, Inc. (the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           ABN AMRO Incorporated
                           Nomura Securities International, Inc.

  CO-MANAGERS:             PNC Capital Markets, Inc.
                           Deutsche Bank Securities Inc.

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, National Association (30.0%)
                           Nomura Credit & Capital, Inc. (28.0%)
                           Eurohypo AG, New York Branch (22.2%)
                           LaSalle Bank National Association (11.1%)
                           PNC Bank, National Association (8.8%)

  MASTER SERVICER:         Midland Loan Services, Inc.

  SPECIAL SERVICER:        Midland Loan Services, Inc.

  TRUSTEE:                 Wells Fargo Bank, N.A.

  PAYING AGENT:            LaSalle Bank National Association

  RATING AGENCIES:         Moody's/S&P/Fitch

  PRICING DATE:            On or about March 2, 2005

  CLOSING DATE:            On or about March 11, 2005

  CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in
                           March 2005 or, with respect to those mortgage loans that were originated in
                           February 2005 and have their first payment date in April 2005, March 1, 2005.

  DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in April 2005

  PAYMENT DELAY:           14 days and with respect to the Class A-JFL Certificates, none

  TAX STATUS:              REMIC and with respect to the A-JFL Certificates, a grantor trust in respect of its beneficial interest in the swap contract

  ERISA CONSIDERATION:     Class A-1, A-2, A-3, A-4, A-SB, A-J, A-JFL, B, C, D and X-2 are expected to be
                           ERISA eligible

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the Class X-2 Certificates and
                           $1,000,000 with respect to the Class X-2 Certificates.

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                      ALL MORTGAGE LOANS      LOAN GROUP 1       LOAN GROUP 2
--------------------------                                      ------------------      ------------       ------------

      INITIAL POOL BALANCE (IPB):                                 $2,878,562,757      $2,535,429,402      $343,133,356
      NUMBER OF MORTGAGE LOANS:                                              233                 174                59
      NUMBER OF MORTGAGED PROPERTIES:                                        257                 196                61
      AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                $12,354,347         $14,571,433        $5,815,820
      AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                     $11,200,633         $12,935,864        $5,625,137
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                        5.1544%             5.1252%           5.3698%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                           1.63x               1.64x             1.53x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                    68.8%               68.3%             72.5%
      WEIGHTED AVERAGE MATURITY DATE LTV(2):                                62.5%               62.5%             62.5%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(3):                95                  93               114
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(4):               347                 346               351
      WEIGHTED AVERAGE SEASONING (MONTHS):                                     2                   2                 2
      10 LARGEST MORTGAGE LOANS AS % OF IPB:                                38.5%               43.7%             40.0%
     % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                               9.8%               10.8%              2.7%
      % OF MORTGAGE LOANS WITH SINGLE TENANTS:                               9.7%               11.0%              0.0%

(1) In the case of 6 mortgage loans (identified as loan nos. 48, 57, 97,
    101, 178 and 193), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.

(2) Excludes the fully amortizing mortgage loans.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(4) Excludes mortgage loans that are interest only for the entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

--------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS     APPROXIMATE FACE    CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS  (MOODY'S/FITCH/S&P)(1)       AMOUNT(2)     (% OF BALANCE)(3)  AVG. LIFE (YEARS)(4)      WINDOW(4)
--------------------------------------------------------------------------------------------------------------

 A-1            Aaa/AAA/AAA            $86,232,000         20.000%              2.38          04/05 -- 05/09
 A-2            Aaa/AAA/AAA           $994,485,000         20.000%              4.72          06/09 -- 03/10
 A-3            Aaa/AAA/AAA           $157,523,000         20.000%              6.95          11/10 -- 12/13
 A-4            Aaa/AAA/AAA           $601,541,000         20.000%              9.77          06/14 -- 01/15
 A-SB           Aaa/AAA/AAA           $119,936,000         20.000%              6.90          05/09 -- 09/14
 A-J            Aaa/AAA/AAA            $94,303,000         13.250%              9.89          01/15 -- 02/15
 A-JFL          Aaa/AAA/AAA           $100,000,000         13.250%              9.89          01/15 -- 02/15
 X-2            Aaa/AAA/AAA         $2,809,981,000          N/A                 N/A                 N/A
 B               Aa2/AA/AA             $68,366,000         10.875%              9.93          02/15 -- 02/15
 C              Aa3/AA-/AA-            $25,187,000         10.000%              9.93          02/15 -- 02/15
 D                A2/A/A               $53,973,000          8.125%              9.93          02/15 -- 02/15
--------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

--------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS     APPROXIMATE FACE    CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
   CLASS   (MOODY'S/FITCH/S&P)(1)      AMOUNT(2)     (% OF BALANCE)(3)  AVG. LIFE (YEARS)(4)      WINDOW(4)
--------------------------------------------------------------------------------------------------------------

 X-1            Aaa/AAA/AAA         $2,878,562,757           N/A               N/A                  N/A
 A-1A           Aaa/AAA/AAA           $343,133,000         20.000%             N/A                  N/A
 E               A3/A-/A-              $28,786,000          7.125%             N/A                  N/A
 F            Baa1/BBB+/BBB+           $46,776,000          5.500%             N/A                  N/A
 G             Baa2/BBB/BBB            $28,786,000          4.500%             N/A                  N/A
 H            Baa3/BBB-/BBB-           $32,384,000          3.375%             N/A                  N/A
 J              Ba1/BB+/BB+            $10,794,000          3.000%             N/A                  N/A
 K               Ba2/BB/BB             $14,393,000          2.500%             N/A                  N/A
 L              Ba3/BB-/BB-            $10,795,000          2.125%             N/A                  N/A
 M               B1/B+/B+               $7,196,000          1.875%             N/A                  N/A
 N                B2/B/B                $7,197,000          1.625%             N/A                  N/A
 P               NR/B-/B-              $10,794,000          1.250%             N/A                  N/A
 NR              NR/NR/NR              $35,982,757          N/A                N/A                  N/A
--------------------------------------------------------------------------------------------------------------

(1)  Ratings presented for all classes represent expectations from the Issuer prior to the completion of each Rating Agency's final analysis.

(2)  Approximate, subject to a permitted variance of plus or minus 10%.

(3)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-J and
     Class A-JFL are represented in the aggregate.

(4)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-J
     Certificates and Class A-JFL Regular Interest (and such fixed interest payment on the Class A-JFL Certificate will be converted under a swap contract to a floating interest payment to the Class A-JFL Certificates as described in the prospectus supplement), pro rata, and then, after payment of the principal distribution amount to such Classes, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR
     Certificates.

o    The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-SB, Class A-J, Class A-1A, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
     Class P and Class NR Certificates will equal one of (i) a fixed rate, (ii)
     the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-JFL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 business days before the start of the Class A-JFL accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-JFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates. See "Description of the Swap Contract--The Swap Contract" in the
     prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-JFL Certificates. See "Certain ERISA Considerations"
     in the prospectus supplement.

o    All Classes, except for the Class A-JFL Certificates, will accrue interest on a 30/360 basis. The Class A-JFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-JFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
     30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 and Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J, Class A-JFL and the Class B
     Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1,
     A-2, A-3, A-4, A-SB and A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of
     Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1,
     A-2, A-3, A-4, A-SB, A-1A, A-J and A-JFL Certificates have been reduced to zero, principal payments will be paid sequentially to the Class B, C, D, E,
     F, G, H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and
     Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then pro rata to the Class A-J and Class
     A-JFL Certificates and then pro rata to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A Certificates (without regard to loan group).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates
     (other than the Class A-JFL Certificates and the Class X-2 Certificates)
     and the A-JFL Regular Interest and the Class A-1A, E, F, G and H
     Certificates in the following manner: the holders of each class of Offered
     Certificates (other than the Class A-JFL Certificates and the Class X-2
     Certificates) and the A-JFL Regular Interest and the Class A-1A, E, F, G
     and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A
     Certificates) on each Distribution Date an amount of Yield Maintenance
     Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield
     Maintenance Charges payable to the A-JFL Regular Interest will be paid to the Swap Counterparty.

                   Group Principal Paid to Class    (Pass-Through Rate on Class - Discount Rate)
   YM Charge  x   ------------------------------- x ----------------------------------------------
                     Group Total Principal Paid        (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.
--------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    5 of 12

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PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                    CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                    NUMBER         PRINCIPAL       % OF      WA       WA UW
BALANCES                             OF LOANS         BALANCE         IPB    LTV(1)    DSCR(1)
--------------------------------------------------------------------------------------------------

 $920,467 - $2,999,999                      58    $  119,556,418       4.2%   66.6%     1.65x
 $3,000,000 - $3,999,999                    28        94,909,423       3.3    69.4%     1.47x
 $4,000,000 - $4,999,999                    23       102,548,503       3.6    72.1%     1.57x
 $5,000,000 - $6,999,999                    29       172,800,703       6.0    71.4%     1.61x
 $7,000,000 - $9,999,999                    30       250,889,081       8.7    71.8%     1.48x
 $10,000,000 - $14,999,999                  27       322,225,851      11.2    71.1%     1.57x
 $15,000,000 - $24,999,999                  15       279,126,111       9.7    72.9%     1.48x
 $25,000,000 - $49,999,999                  14       471,869,675      16.4    66.3%     1.82x
 $50,000,000 - $149,999,999                  6       487,570,880      16.9    69.5%     1.76x
 $150,000,000 - $224,066,112                 3       577,066,112      20.0    64.9%     1.58x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                   233    $2,878,562,757     100.0%   68.8%     1.63x
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:         $12,354,347
 AVERAGE BALANCE PER PROPERTY:     $11,200,633
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                        RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL          % OF          WA         WA UW
RATES                             OF LOANS          BALANCE            IPB         LTV(1)      DSCR(1)
-------------------------------------------------------------------------------------------------------

 4.2440% - 4.9999%                      31      $  983,473,132         34.2%        65.6%       1.93x
 5.0000% - 5.4999%                     113       1,332,404,775         46.3         69.7%       1.50x
 5.5000% - 5.9999%                      77         487,632,868         16.9         72.5%       1.40x
 6.0000% - 6.4999%                       9          63,065,572          2.2         73.0%       1.46x
 6.5000% - 7.0000%                       3          11,986,410          0.4         68.8%       1.41x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               233      $2,878,562,757        100.0%        68.8%       1.63x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.1544%
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                ORIGINAL TERMS TO MATURITY IN MONTHS/ARD IN MONTHS
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                   NUMBER        PRINCIPAL          % OF          WA         WA UW
 ORIGINAL TERMS TO MATURITY      OF LOANS         BALANCE            IPB         LTV(1)      DSCR(1)
-----------------------------------------------------------------------------------------------------

 54 - 60                             38       $1,023,845,753         35.6%        67.0%        1.90x
 61 - 108                            22          229,341,416          8.0         69.9%        1.64x
 109 - 120                          160        1,566,292,030         54.4         70.0%        1.46x
 121 - 300                           13           59,083,559          2.1         66.2%        1.50x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            233       $2,878,562,757        100.0%        68.8%        1.63x
-----------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:              97
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                       GEOGRAPHIC DISTRIBUTION
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL        % OF         WA       WA UW
 STATES                     PROPERTIES       BALANCE          IPB       LTV(1)     DSCR(1)
------------------------------------------------------------------------------------------

 NEW YORK                        16      $  524,152,382       18.2%      66.4%      1.70x
 CALIFORNIA                      25         429,230,165       14.9       73.9%      1.42x
   Southern California           21         239,760,536        8.3       72.0%      1.48x
   Northern California            4         189,469,629        6.6       76.4%      1.34x
 TEXAS                           35         280,758,248        9.8       68.3%      1.66x
 NEW JERSEY                       3         248,887,160        8.6       61.8%      1.93x
 OTHER                          178       1,395,534,802       48.5       69.5%      1.61x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        257      $2,878,562,757      100.0%      68.8%      1.63x
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL         % OF       WA          WA UW
 UW DSCR                      OF LOANS         BALANCE           IPB      LTV(1)       DSCR(1)
-------------------------------------------------------------------------------------------------

 1.09x - 1.19x                     3       $   33,210,686         1.2%    48.3%         1.11x
 1.20x - 1.29x                    44          481,537,623        16.7     75.2%         1.26x
 1.30x - 1.39x                    54          547,465,549        19.0     70.8%         1.35x
 1.40x - 1.49x                    39          484,992,883        16.8     74.5%         1.44x
 1.50x - 1.69x                    48          404,251,112        14.0     72.6%         1.59x
 1.70x - 1.99x                    20          506,487,314        17.6     62.3%         1.89x
 2.00x - 2.99x                    20          399,829,760        13.9     60.2%         2.27x
 3.00x - 6.89x                     5           20,787,832         0.7     23.9%         4.66x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         233       $2,878,562,757       100.0%    68.8%         1.63x
-------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.63x
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                          REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF          WA          WA UW
TO MATURITY                    OF LOANS         BALANCE            IPB         LTV(1)       DSCR(1)
---------------------------------------------------------------------------------------------------

 51 - 60                           38       $1,023,845,753         35.6%        67.0%        1.90x
 61 - 108                          22          229,341,416          8.0         69.9%        1.64x
 109 - 120                        160        1,566,292,030         54.4         70.0%        1.46x
 121 - 300                         13           59,083,559          2.1         66.2%        1.50x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          233       $2,878,562,757        100.0%        68.8%        1.63x
---------------------------------------------------------------------------------------------------
 WA REMAINING TERM:                95
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                   PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF       PRINCIPAL         % OF        WA          WA       WA UW
 PROPERTY TYPE                  SUB PROPERTY TYPE     PROPERTIES        BALANCE          IPB       LTV(1)   OCCUPANCY     DSCR(1)
---------------------------------------------------------------------------------------------------------------------------------

  RETAIL                    Anchored                       68       $  963,669,055       33.5%      69.1%      96.6%       1.68x
                            Superregional Mall              1          224,066,112        7.8       59.8%      96.4%       1.99x
                            Unanchored                     19           81,477,417        2.8       71.9%      94.5%       1.47x
                            Shadow Anchored                 7           42,125,301        1.5       72.9%      96.2%       1.34x
                             Subtotal:                     95       $1,311,337,885       45.6%      67.8%      96.4%       1.71x
---------------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Garden                         63       $  343,746,844       11.9%      75.0%      93.2%       1.38x
                            Mid/High Rise                   4          290,703,219       10.1       63.1%      96.6%       1.54x
                            Co-op                           2           13,279,492        0.5       14.9%     100.0%       5.50x
                             Subtotal:                     69       $  647,729,555       22.5%      68.5%      94.9%       1.53x
---------------------------------------------------------------------------------------------------------------------------------
  OFFICE                    Suburban                       24       $  349,592,184       12.1%      74.2%      94.3%       1.45x
                            CBD                             8          195,180,914        6.8       69.6%      92.5%       1.90x
                             Subtotal:                     32       $  544,773,098       18.9%      72.6%      93.7%       1.61x
---------------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Warehouse/Distribution          6       $   76,549,047        2.7%      74.8%      99.5%       1.51x
                            Flex                            3           26,012,944        0.9       66.7%      98.1%       1.49x
                             Subtotal:                      9       $  102,561,991        3.6%      72.8%      99.2%       1.50x
---------------------------------------------------------------------------------------------------------------------------------
  HOTEL                     Limited Service                 3       $   47,971,741        1.7%      62.9%      NAP         1.92x
                            Full Service                    4           47,884,454        1.7       67.9%      NAP         1.54x
                             Subtotal:                      7       $   95,856,195        3.3%      65.4%      NAP         1.73x
---------------------------------------------------------------------------------------------------------------------------------
  MIXED USE                 Office/Retail                   6       $   46,543,623        1.6%      73.2%      97.4%       1.42x
                            Office/Residential              1           27,500,000        1.0       43.0%     100.0%       1.09x
                             Subtotal:                      7       $   74,043,623        2.6%      62.0%      98.4%       1.30x
---------------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                   31       $   70,624,016        2.5%      68.6%      82.7%       1.64x
                             Subtotal:                     31       $   70,624,016        2.5%      68.6%      82.7%       1.64x
---------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing            6       $   21,214,748        0.7%      68.4%      70.3%       1.59x
                             Subtotal:                      6       $   21,214,748        0.7%      68.4%      70.3%       1.59x
---------------------------------------------------------------------------------------------------------------------------------
  PARKING GARAGE            Parking Garage                  1       $   10,421,646        0.4%      69.0%      NAP         1.20x
                             Subtotal:                      1       $   10,421,646        0.4%      69.0%      NAP         1.20x
---------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 257       $2,878,582,757      100.0%      68.8%      95.1%       1.63x
---------------------------------------------------------------------------------------------------------------------------------

(1)  Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balances as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL         % OF      WA          WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE           IPB     LTV(8)       DSCR(8)
----------------------------------------------------------------------------------------------------

 180 - 240                           10       $   43,358,481         2.3%    64.9%        1.49x
 241 - 300                           31          224,816,739        11.7     65.7%        1.78x
 301 - 330                            2          155,800,000         8.1     76.1%        1.28x
 331 - 471                          158        1,502,035,461        78.0     69.9%        1.49x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            201       $1,926,010,681       100.0%    69.8%        1.51x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:            347
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL           % OF      WA          WA UW
 CUT-OFF LTV                     OF LOANS         BALANCE            IPB      LTV(8)      DSCR(8)
-----------------------------------------------------------------------------------------------------

 11.3% - 49.9%                        12      $   70,825,138          2.5%    38.9%        2.43x
 50.0% - 59.9%                        31         506,718,091         17.6     58.0%        2.09x
 60.0% - 64.9%                        20         588,672,978         20.5     62.2%        1.71x
 65.0% - 69.9%                        29         219,366,768          7.6     68.7%        1.43x
 70.0% - 74.9%                        56         565,377,659         19.6     73.2%        1.48x
 75.0% - 79.9%                        75         734,943,328         25.5     78.1%        1.38x
 80.0% - 86.5%                        10         192,658,795          6.7     80.7%        1.51x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             233      $2,878,562,757        100.0%    68.8%        1.63x
-----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.8%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                              AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL          % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB        LTV(8)        DSCR(8)
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon2,6                    156       $1,182,675,534         41.1%        69.7%        1.61x
   Interest Only7                 32          952,552,076         33.1         66.8%        1.88x
   Partial Interest-Only          39          724,965,000         25.2         70.6%        1.33x
--------------------------------------------------------------------------------------------------
 SUBTOTAL                        227       $2,860,192,610         99.4%        69.0%        1.63x
--------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS            6       $   18,370,147          0.6%        52.1%        1.74x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         233       $2,878,562,757        100.0%        68.8%        1.63x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                             CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------------------------
CURRENT OCCUPANCY              NUMBER OF        PRINCIPAL        % OF          WA         WA UW
RATES                         PROPERTIES         BALANCE          IPB         LTV(8)      DSCR(8)
--------------------------------------------------------------------------------------------------

 40.4% - 70.0%                      9        $   28,385,940        1.0%        69.9%        1.60x
 70.1% - 80.0%                      7            14,232,575        0.5         67.6%        1.70x
 80.1% - 90.0%                     49           438,892,785       15.8         71.4%        1.56x
 90.1% - 95.0%                     44           346,117,433       12.5         74.0%        1.39x
 95.1% - 100.0%                   140         1,944,656,183       70.1         67.5%        1.68x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          249        $2,772,284,916      100.0%        69.0%        1.63x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                   REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER         PRINCIPAL         % OF          WA          WA UW
TERM                           OF LOANS         BALANCE           IPB         LTV(8)      DSCR(8)
--------------------------------------------------------------------------------------------------

 178 - 240                         10       $   43,358,481         2.3%       64.9%        1.49x
 241 - 300                         31          224,816,739        11.7        65.7%        1.78x
 301 - 330                          2          155,800,000         8.1        76.1%        1.28x
 331 - 467                        158        1,502,035,461        78.0        69.9%        1.49x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          201       $1,926,010,681       100.0%       69.8%        1.51x
--------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         346
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL         % OF          WA          WA UW
 MATURITY/ARD LTV               OF LOANS         BALANCE           IPB         LTV(8)       DSCR(8)
---------------------------------------------------------------------------------------------------

 8.5% - 14.9%                         2      $   13,279,492         0.5%        14.9%        5.50x
 15.0% - 29.9%                        1           8,136,752         0.3         62.6%        1.29x
 30.0% - 49.9%                       25         109,582,120         3.8         53.7%        1.65x
 50.0% - 59.9%                       58         937,474,601        32.8         62.0%        1.79x
 60.0% - 69.9%                      120       1,284,947,565        44.9         72.3%        1.50x
 70.0% - 80.0%                       21         506,772,079        17.7         77.9%        1.57x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            227      $2,860,192,610       100.0%        68.9%        1.63x
---------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                          YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                               NUMBER OF         PRINCIPAL        % OF          WA         WA UW
 YEAR BUILT/RENOVATED         PROPERTIES         BALANCE          IPB         LTV(8)       DSCR(8)
--------------------------------------------------------------------------------------------------

 1940 - 1959                        8        $   16,964,787        0.6%        72.1%        1.58x
 1960 - 1969                        4            14,445,686        0.5         75.5%        1.36x
 1970 - 1979                       12            67,422,260        2.3         73.5%        1.33x
 1980 - 1989                       43           306,231,817       10.6         69.2%        1.65x
 1990 - 1999                       62           556,641,111       19.3         68.4%        1.66x
 2000 - 2005                      128         1,916,857,095       66.6         68.7%        1.63x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          257        $2,878,562,757      100.0%        68.8%        1.63x
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                    NUMBER         PRINCIPAL          % OF          WA          WA UW
 PREPAYMENT PROTECTION             OF LOANS         BALANCE            IPB         LTV(8)      DSCR(8)
-------------------------------------------------------------------------------------------------------

 DEFEASANCE                           202       $2,500,041,762         86.9%        70.2%        1.56x
 YIELD MAINTENANCE                     28          349,856,088         12.2         59.2%        2.15x
 DEFEASANCE/YIELD MAINTENANCE           3           28,664,908          1.0         70.7%        1.51x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE::             233       $2,878,562,757        100.0%        68.8%        1.63x
-------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest-only for a portion of their term.

(3)  Excludes the fully-amortizing mortgage loans.

(4)  Excludes the hotel and parking garage properties.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 6 amortizing ARD loans representing 0.4% of the initial pool balance.

(7)  Includes 6 interest-only ARD loans representing 6.3% of the initial pool balance.

(8)  Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balances as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                             CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                      NUMBER           PRINCIPAL         % OF      WA          WA UW
BALANCES                               OF LOANS           BALANCE           IPB      LTV          DSCR
------------------------------------------------------------------------------------------------------------

 $1,152,299 - $2,999,999                      41      $   87,122,207         3.4%    65.2%        1.57x
 $3,000,000 - $3,999,999                      16          54,760,368         2.2     67.2%        1.50x
 $4,000,000 - $4,999,999                      18          79,991,947         3.2     71.2%        1.59x
 $5,000,000 - $6,999,999                      24         144,566,966         5.7     70.6%        1.65x
 $7,000,000 - $9,999,999                      20         168,463,151         6.6     68.6%        1.55x
 $10,000,000 - $14,999,999                    20         241,696,985         9.5     72.3%        1.49x
 $15,000,000 - $24,999,999                    12         222,321,111         8.8     73.6%        1.48x
 $25,000,000 - $49,999,999                    14         471,869,675        18.6     66.3%        1.82x
 $50,000,000 - $149,999,999                    6         487,570,880        19.2     69.5%        1.76x
 $150,000,000 - $224,066,112                   3         577,066,112        22.8     64.9%        1.58x
------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                     174      $2,535,429,402       100.0%    68.3%        1.64x
------------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:           $14,571,433
 AVERAGE BALANCE PER PROPERTY:       $12,935,864
------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                             RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL          % OF       WA          WA UW
RATES                             OF LOANS          BALANCE            IPB       LTV          DSCR
-------------------------------------------------------------------------------------------------------

 4.2440% - 4.9999%                      31      $  983,473,132         38.8%    65.6%        1.93x
 5.0000% - 5.4999%                      72       1,066,950,063         42.1     69.2%        1.49x
 5.5000% - 5.9999%                      63         428,930,383         16.9     72.4%        1.41x
 6.0000% - 6.6100%                       8          56,075,823          2.2     70.4%        1.48x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               174      $2,535,429,402        100.0%    68.3%        1.64x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.1252%
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                           ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
ORIGINAL TERMS TO             NUMBER        PRINCIPAL        % OF     WA        WA UW
MATURITY/ARD                 OF LOANS        BALANCE          IPB     LTV       DSCR
----------------------------------------------------------------------------------------

 54 - 60                         38      $1,023,845,753       40.4%  67.0%      1.90x
 61 - 108                        14         169,434,613        6.7   67.8%      1.77x
 109 - 120                      112       1,289,752,269       50.9   69.6%      1.43x
 121 - 180                        6          38,396,294        1.5   70.3%      1.42x
 181 - 240                        2           4,455,740        0.2   61.8%      1.23x
 241 - 300                        2           9,544,733        0.4   46.1%      2.09x
----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        174      $2,535,429,402      100.0%  68.3%      1.64x
----------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          95
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                        GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                              NUMBER OF       PRINCIPAL        % OF         WA       WA UW
 STATES                      PROPERTIES        BALANCE          IPB        LTV        DSCR
--------------------------------------------------------------------------------------------

 NEW YORK                          8       $  483,305,506       19.1%      67.5%      1.61x
 CALIFORNIA                       25          429,230,165       16.9       73.9%      1.42x
   Southern California            21          239,760,536        9.5       72.0%      1.48x
   Northern California             4          189,469,629        7.5       76.4%      1.34x
 NEW JERSEY                        3          248,887,160        9.8       61.8%      1.93x
 TEXAS                            19          198,181,798        7.8       64.1%      1.79x
 NEVADA                            4          127,990,329        5.0       63.2%      1.63x
 OTHER                           137        1,047,834,444       41.3       69.4%      1.65x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         196       $2,535,429,402      100.0%      68.3%      1.64x
--------------------------------------------------------------------------------------------

                           UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------
                              NUMBER        PRINCIPAL        % OF        WA       WA UW
 UW DSCR                     OF LOANS        BALANCE          IPB        LTV       DSCR
--------------------------------------------------------------------------------------------

 1.09x - 1.29x                    25     $  360,354,930       14.2%      72.2%     1.25x
 1.30x - 1.39x                    38        464,485,940       18.3       69.5%     1.35x
 1.40x - 1.49x                    33        451,006,834       17.8       74.6%     1.44x
 1.50x - 1.69x                    37        354,630,413       14.0       73.4%     1.59x
 1.70x - 1.99x                    18        497,613,186       19.6       62.1%     1.89x
 2.00x - 3.19x                    23        407,338,099       16.1       59.8%     2.29x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         174     $2,535,429,402      100.0%      68.3%     1.64x
--------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.64x
--------------------------------------------------------------------------------------------

                         REMAINING TERMS TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        % OF        WA       WA UW
TO MATURITY/ARD               OF LOANS        BALANCE          IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 51 - 60                          38      $1,023,845,753       40.4%      67.0%    1.90x
 61 - 108                         14         169,434,613        6.7       67.8%    1.77x
 109 - 120                       112       1,289,752,269       50.9       69.6%    1.43x
 121 - 300                        10          52,396,767        2.1       65.1%    1.53x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         174      $2,535,429,402      100.0%      68.3%    1.64x
-------------------------------------------------------------------------------------------
 WA REMAINING TERM:               93

--------------------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                WA
                                                       NUMBER OF       PRINCIPAL         % OF        WA       OCCU-      WA UW
 PROPERTY TYPE                  SUB PROPERTY TYPE     PROPERTIES        BALANCE          IPB        LTV       PANCY      DSCR
--------------------------------------------------------------------------------------------------------------------------------

  RETAIL                    Anchored                       68      $   963,669,055       38.0%      69.1%      96.6%      1.68x
                            Superregional Mall              1          224,066,112        8.8       59.8%      96.4%      1.99x
                            Unanchored                     19           81,477,417        3.2       71.9%      94.5%      1.47x
                            Shadow Anchored                 7           42,125,301        1.7       72.9%      96.2%      1.34x
                             Subtotal:                     95      $ 1,311,337,885       51.7%      67.8%      96.4%      1.71x
--------------------------------------------------------------------------------------------------------------------------------
  OFFICE                    Suburban                       24      $   349,592,184       13.8%      74.2%      94.3%      1.45x
                            CBD                             8          195,180,914        7.7       69.6%      92.5%      1.90x
                             Subtotal:                     32      $   544,773,098       21.5%      72.6%      93.7%      1.61x
--------------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Mid/High Rise                   2      $   280,500,000       11.1%      62.6%      96.5%      1.55x
                            Garden                         10           39,083,742        1.5       74.4%      93.8%      1.47x
                             Subtotal:                     12      $   319,583,742       12.6%      64.0%      96.2%      1.54x
--------------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Warehouse/Distribution          6      $    76,549,047        3.0%      74.8%      99.5%      1.51x
                            Flex                            3           26,012,944        1.0       66.7%      98.1%      1.49x
                             Subtotal:                      9      $   102,561,991        4.0%      72.8%      99.2%      1.50x
--------------------------------------------------------------------------------------------------------------------------------
  HOTEL                     Limited Service                 3      $    47,971,741        1.9%      62.9%     NAP         1.92x
                            Full Service                    4           47,884,454        1.9       67.9%     NAP         1.54x
                             Subtotal:                      7      $    95,856,195        3.8%      65.4%      NAP        1.73x
--------------------------------------------------------------------------------------------------------------------------------
  MIXED USE                 Office/Retail                   6      $    46,543,623        1.8%      73.2%      97.4%      1.42x
                            Office/Residential              1           27,500,000        1.1       43.0%     100.0%      1.09x
                             Subtotal:                      7      $    74,043,623        2.9%      62.0%      98.4%      1.30x
--------------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                   31      $    70,624,016        2.8%      68.6%      82.7%      1.64x
                             Subtotal:                     31      $    70,624,016        2.8%      68.6%      82.7%      1.64x
--------------------------------------------------------------------------------------------------------------------------------
  PARKING GARAGE            Parking Garage                  1      $    10,421,646        0.4%      69.0%     NAP         1.20x
                             Subtotal:                      1      $    10,421,646        0.4%      69.0%      NAP        1.20x
--------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing            2      $     6,227,205        0.2%      71.2%      64.8%      1.69x
                             Subtotal:                      2      $     6,227,205        0.2%      71.2%      64.8%      1.69x
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 196      $ 2,535,429,402      100.0%      68.3%      95.5%      1.64x
--------------------------------------------------------------------------------------------------------------------------------

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                   ORIGINAL AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL         % OF          WA         WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE          IPB          LTV          DSCR
---------------------------------------------------------------------------------------------------

 180 - 240                            9       $   41,669,859        2.6%        65.2%        1.50x
 241 - 300                           21          183,069,097       11.4         67.9%        1.58x
 301 - 330                            2          155,800,000        9.7         76.1%        1.28x
 331 - 471                          111        1,226,143,369       76.3         68.6%        1.52x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            143       $1,606,682,326      100.0%        69.2%        1.51x
---------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:            346
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                     LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL         % OF          WA         WA UW
 CUT-OFF DATE LTV                OF LOANS         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 26.2% - 49.9%                        10      $   57,545,646         2.3%       44.4%        1.73x
 50.0% - 59.9%                        27         496,866,876        19.6        58.1%        2.10x
 60.0% - 64.9%                        19         564,867,978        22.3        62.2%        1.71x
 65.0% - 69.9%                        26         209,389,022         8.3        68.7%        1.42x
 70.0% - 74.9%                        45         482,793,195        19.0        73.3%        1.50x
 75.0% - 84.2%                        47         723,966,685        28.6        78.7%        1.43x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             174      $2,535,429,402       100.0%       68.3%        1.64x
----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.3%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                          AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL           % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2, 6)                 115       $  992,495,801         39.1%        69.2%       1.60x
   Interest Only(7)               31          928,747,076         36.6         66.9%       1.88x
   Partial Interest-Only          23          597,505,000         23.6         69.6%       1.34x
--------------------------------------------------------------------------------------------------
 SUBTOTAL:                       169       $2,518,747,877         99.3%        68.4%       1.64x
--------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS            5       $   16,681,525          0.7%        51.7%       1.78x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         174       $2,535,429,402        100.0%        68.3%       1.64x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                        CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                NUMBER OF         PRINCIPAL        % OF          WA         WA UW
 CURRENT OCCUPANCY RATES       PROPERTIES         BALANCE          IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 40.4% - 70.0%                      6         $   16,690,782        0.7%        69.5%       1.63x
 70.1% - 80.0%                      7             14,232,575        0.6         67.6%       1.70x
 80.1% - 90.0%                     44            400,454,307       16.5         71.0%       1.59x
 90.1% - 95.0%                     17            151,876,404        6.3         73.3%       1.45x
 95.1% - 100.0%                   114          1,845,897,493       76.0         67.5%       1.67x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          188         $2,429,151,560      100.0%        68.4%       1.64x
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                              REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER OF         PRINCIPAL        % OF          WA         WA UW
TERM                              LOANS            BALANCE          IPB         LTV         DSCR
----------------------------------------------------------------------------------------------------

 178 - 240                           9         $   41,669,859        2.6%       65.2%       1.50x
 241 - 300                          21            183,069,097       11.4        67.9%       1.58x
 301 - 330                           2            155,800,000        9.7        76.1%       1.28x
 331 - 467                         111          1,226,143,369       76.3        68.6%       1.52x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           143         $1,606,682,326      100.0%       69.2%       1.51x
----------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:          345
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
----------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL         % OF          WA         WA UW
 MATURITY/ARD LTV               OF LOANS         BALANCE          IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 26.7% - 29.9%                        1      $    8,136,752        0.3%        62.6%       1.29x
 30.0% - 49.9%                       22         101,419,527        4.0         53.7%       1.66x
 50.0% - 59.9%                       50         907,655,737       36.0         61.7%       1.80x
 60.0% - 69.9%                       78       1,016,663,993       40.4         71.5%       1.53x
 70.0% - 74.9%                       12         233,871,868        9.3         75.8%       1.56x
 75.0% - 80.0%                        6         251,000,000       10.0         79.7%       1.59x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            169      $2,518,747,877      100.0%        68.4%       1.64x
----------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          YEAR BUILT/RENOVATED(5)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL        % OF          WA         WA UW
 YEAR BUILT/RENOVATED          PROPERTIES         BALANCE          IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 1940 - 1959                        7         $   15,570,562        0.6%       71.4%        1.58x
 1970 - 1979                        5             35,402,205        1.4        73.4%        1.33x
 1980 - 1989                       27            216,878,431        8.6        69.8%        1.52x
 1990 - 1999                       55            510,333,885       20.1        67.8%        1.70x
 2000 - 2005                      102          1,757,244,318       69.3        68.2%       1.65x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          196         $2,535,429,402      100.0%       68.3%        1.64x
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                    NUMBER         PRINCIPAL           % OF          WA         WA UW
 PREPAYMENT PROTECTION             OF LOANS         BALANCE            IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------------

 DEFEASANCE                           149       $2,202,426,971         86.9%        69.6%        1.58x
 YIELD MAINTENANCE                     22          304,337,523         12.0         59.0%        2.09x
 DEFEASANCE/YIELD MAINTENANCE           3           28,664,908          1.1         70.7%        1.51x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              174       $2,535,429,402        100.0%        68.3%        1.64x
-------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes fully-amortizing loans.

(4)  Excludes the hotel properties and parking garages.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 5 amortizing ARD loans representing 0.5% of the Loan Group 1 initial pool balance.

(7)  Includes 6 interest-only ARD loans representing 7.1% of the Loan Group 1 initial pool balance.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                           CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                      NUMBER         PRINCIPAL       % OF          WA         WA UW
BALANCES                               OF LOANS         BALANCE         IPB         LTV(1)       DSCR(1)
--------------------------------------------------------------------------------------------------------

 $920,467 - $2,999,999                       17      $ 32,434,211        9.5%        70.4%       1.85x
 $3,000,000 - $3,999,999                     12        40,149,055       11.7         72.3%       1.43x
 $4,000,000 - $4,999,999                      5        22,556,557        6.6         75.6%       1.48x
 $5,000,000 - $6,999,999                      5        28,233,737        8.2         75.3%       1.37x
 $7,000,000 - $9,999,999                     10        82,425,929       24.0         78.3%       1.32x
 $10,000,000 - $14,999,999                    7        80,528,866       23.5         67.5%       1.78x
 $15,000,000 - $23,805,000                    3        56,805,000       16.6         70.1%       1.45x
--------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                     59      $343,133,356      100.0%        72.5%       1.53x
--------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:           $5,815,820
 AVERAGE BALANCE PER PROPERTY:       $5,625,137
--------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                     RANGE OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER         PRINCIPAL         % OF      WA          WA UW
RATES                             OF LOANS         BALANCE           IPB     LTV(1)       DSCR(1)
-----------------------------------------------------------------------------------------------------

 5.0000% - 5.4999%                      41      $265,454,712         77.4%    71.9%        1.58x
 5.5000% - 5.9999%                      14        58,702,485         17.1     73.5%        1.34x
 6.0000% - 6.4999%                       2        13,977,990          4.1     77.0%        1.41x
 6.5000% - 7.0000%                       2         4,998,169          1.5     80.8%        1.23x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                59      $343,133,356        100.0%    72.5%        1.53x
-----------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.3698%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                              ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
ORIGINAL TERM TO               NUMBER        PRINCIPAL        % OF       WA         WA UW
MATURITY/ARD                  OF LOANS        BALANCE          IPB      LTV(1)      DSCR(1)
--------------------------------------------------------------------------------------------

 84 - 108                          8       $ 59,906,803        17.5%    75.8%        1.29x
 109 - 120                        48        276,539,761        80.6     71.8%        1.59x
 121 - 240                         3          6,686,792         1.9     74.6%        1.26x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          59       $343,133,356       100.0%    72.5%        1.53x
--------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          116
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                          GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 STATES                       PROPERTIES        BALANCE          IPB         LTV(1)       DSCR(1)
-------------------------------------------------------------------------------------------------

 TEXAS                            16         $ 82,576,450        24.1%        78.5%        1.35x
 NORTH CAROLINA                    6           57,468,858        16.7         75.0%        1.29x
 ARIZONA                           3           45,973,107        13.4         69.4%        1.49x
 NEW YORK                          8           40,846,877        11.9         54.1%        2.69x
 FLORIDA                           6           23,296,266         6.8         75.9%        1.41x
 OTHER                            22           92,971,797        27.1         74.5%        1.37x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          61         $343,133,356       100.0%        72.5%        1.53x
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                         UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL          % OF          WA         WA UW
 UW DSCR                      OF LOANS        BALANCE           IPB         LTV(1)      DSCR(1)
------------------------------------------------------------------------------------------------

 1.19x - 1.29x                    22       $154,393,379         45.0%       76.4%        1.26x
 1.30x - 1.39x                    16         82,979,609         24.2        77.9%        1.35x
 1.40x - 1.49x                     6         33,986,049          9.9        72.5%        1.45x
 1.50x - 1.69x                    11         49,620,698         14.5        67.1%        1.62x
 1.70x - 1.99x                     2          8,874,128          2.6        70.9%        1.77x
 2.00x - 6.89x                     2         13,279,492          3.9        14.9%        5.50x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          59       $343,133,356        100.0%       72.5%        1.53x
------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.53x
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                           REMAINING TERMS TO MATURITY/ARD IN MONTHS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER        PRINCIPAL        % OF          WA         WA UW
TO MATURITY/ARD                OF LOANS        BALANCE          IPB        LTV(1)      DSCR(1)
------------------------------------------------------------------------------------------------

 79 - 108                           8       $ 59,906,803        17.5%       75.8%       1.29x
 109 - 120                         48        276,539,761        80.6        71.8%       1.59x
 121 - 237                          3          6,686,792         1.9        74.6%       1.26x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           59       $343,133,356       100.0%       72.5%       1.53x
------------------------------------------------------------------------------------------------
 WA REMAINING TERM:               114
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                                                          WTD.
                                                     NUMBER OF     PRINCIPAL        % OF        WA        AVG.       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE    PROPERTIES      BALANCE         IPB       LTV(1)   OCCUPANCY    DSCR(1)
----------------------------------------------------------------------------------------------------------------------------

  MULTIFAMILY               Garden                       53      $ 304,663,102      88.8%      75.1%      93.2%       1.36x
                            Co-op                         2         13,279,492       3.9       14.9%     100.0%       5.50x
                            Mid/High Rise                 2         10,203,219       3.0       78.5%      99.3%       1.27x
                             Subtotal:                   57      $ 328,145,813      95.6%      72.8%      93.6%       1.53x
----------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing          4      $  14,987,542       4.4%      67.2%      72.5%       1.55x
                             Subtotal:                    4      $  14,987,542       4.4%      67.2%      72.5%       1.55x
----------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                61      $ 343,133,356     100.0%      72.5%      92.7%       1.53x
----------------------------------------------------------------------------------------------------------------------------

(1)  Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and
     11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 74.8% and a weighted average debt service coverage ratio of 1.37x.

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                ORIGINAL AMORTIZATION TERM IN MONTHS(1)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                  NUMBER        PRINCIPAL         % OF       WA          WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS        BALANCE           IPB      LTV(6)      DSCR(6)
------------------------------------------------------------------------------------------------

 240 - 300                          11        $ 43,436,264         13.6%    56.1%        2.61x
 301 - 360                          47         275,892,092         86.4     76.0%        1.34x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            58        $319,328,356        100.0%    73.3%        1.52x
------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:            351
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     LTV RATIOS AS OF THE CUT-OFF DATE
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                  NUMBER        PRINCIPAL         % OF        WA         WA UW
 CUT-OFF DATE LTV                OF LOANS        BALANCE           IPB      LTV(6)      DSCR(6)
---------------------------------------------------------------------------------------------------

 11.3% - 49.9%                         2      $ 13,279,492          3.9%    14.9%        5.50x
 50.0% - 59.9%                         4         9,851,215          2.9     54.4%        1.47x
 60.0% - 64.9%                         1        23,805,000          6.9     62.6%        1.69x
 65.0% - 69.9%                         3         9,977,746          2.9     67.6%        1.63x
 70.0% - 74.9%                        11        82,584,464         24.1     72.6%        1.33x
 75.0% - 86.5%                        38       203,635,438         59.3     78.5%        1.33x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              59      $343,133,356        100.0%    72.5%        1.53x
---------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         72.5%
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                               AMORTIZATION TYPES
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB        LTV(6)       DSCR(6)
------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2,5)                  41        $190,179,733         55.4%        72.0%        1.68x
   Partial Interest Only         16         127,460,000         37.1         75.4%        1.27x
   Interest Only                  1          23,805,000          6.9         62.6%        1.69x
------------------------------------------------------------------------------------------------
 SUBTOTAL                        58        $341,444,733         99.5%        72.6%        1.53x
------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS           1        $  1,688,622          0.5%        56.3%        1.34x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         59        $343,133,356        100.0%        72.5%        1.53x
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                            CURRENT OCCUPANCY RATES
---------------------------------------------------------------------------------------------------
                                NUMBER OF       PRINCIPAL         % OF          WA          WA UW
 CURRENT OCCUPANCY RATES       PROPERTIES        BALANCE          IPB         LTV(6)       DSCR(6)
---------------------------------------------------------------------------------------------------

 61.1% - 70.0%                      3         $ 11,695,158          3.4%       70.4%        1.56x
 70.1% - 90.0%                      5           38,438,479         11.2        75.6%        1.34x
 90.1% - 95.0%                     27          194,241,029         56.6        74.6%        1.34x
 95.1% - 100.0%                    26           98,758,690         28.8        67.6%        1.97x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           61         $343,133,356        100.0%       72.5%        1.53x
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                         REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER        PRINCIPAL         % OF          WA          WA UW
TERM                           OF LOANS        BALANCE           IPB        LTV(6)       DSCR(6)
-------------------------------------------------------------------------------------------------

 237 - 300                         11       $ 43,436,264         13.6%      56.1%         2.61x
 301 - 360                         47        275,892,092         86.4       76.0%         1.34x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           58       $319,328,356        100.0%      73.3%         1.52x
-------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         350
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  LTV RATIOS AS OF THE MATURITY/ARD DATE3
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                 NUMBER        PRINCIPAL          % OF      WA          WA UW
 MATURITY/ARD LTV               OF LOANS        BALANCE           IPB      LTV(6)      DSCR(6)
-------------------------------------------------------------------------------------------------

 8.5% - 29.9%                         2      $ 13,279,492          3.9%     14.9%       5.50x
 30.0% - 49.9%                        3         8,162,593          2.4      54.0%       1.49x
 50.0% - 59.9%                        8        29,818,864          8.7      72.0%       1.43x
 60.0% - 69.9%                       42       268,283,572         78.6      75.6%       1.36x
 70.0% - 72.3%                        3        21,900,211          6.4      79.2%       1.34x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             58      $341,444,733        100.0%     72.6%       1.53x
-------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                         YEAR BUILT/RENOVATED(4)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                NUMBER OF       PRINCIPAL         % OF         WA          WA UW
 YEAR BUILT/RENOVATED          PROPERTIES        BALANCE           IPB        LTV(6)      DSCR(6)
-------------------------------------------------------------------------------------------------

 1957 - 1959                        1         $  1,394,225          0.4%      79.7%        1.58x
 1960 - 1969                        4           14,445,686          4.2       75.5%        1.36x
 1970 - 1979                        7           32,020,055          9.3       73.5%        1.33x
 1980 - 1989                       16           89,353,387         26.0       67.8%        1.97x
 1990 - 1999                        7           46,307,226         13.5       74.9%        1.29x
 2000 - 2005                       26          159,612,777         46.5       74.0%        1.41x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           61         $343,133,356        100.0%      72.5%        1.53x
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                       PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF          WA          WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB         LTV(6)      DSCR(6)
-------------------------------------------------------------------------------------------------

 DEFEASANCE                      53        $297,614,791         86.7%        74.3%        1.37x
 YIELD MAINTENANCE                6          45,518,565         13.3         60.7%        2.54x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         59        $343,133,356        100.0%        72.5%        1.53x
-------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes fully-amortizing loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(5)  Includes 1 amortizing ARD loan representing 0.3% of the Loan Group 2 initial pool balance.

(6)  Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and
     11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 74.8% and a weighted average debt service coverage ratio of 1.37x.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

TOP 15 MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
 LOAN       LOAN NAME                             LOAN  CUT-OFF DATE  % OF          UNIT OF  LOAN PER   UW   CUT-OFF LTV  PROPERTY
SELLER(1)  (LOCATION)                             GROUP    BALANCE     IPB   UNITS  MEASURE    UNIT    DSCR      RATIO      TYPE
------------------------------------------------------------------------------------------------------------------------------------

 EHY       Woodbridge Center                        1   $224,066,112  7.8%  556,835    SF    $    402   1.99x    59.8%   Retail
           (Woodbridge, NJ)
 NCCI      One River Place Apartments               1    200,000,000  6.9       921   Units  $217,155   1.35x    61.9%   Multifamily
           (New York, NY)
 JPMCB     Pier 39                                  1    153,000,000  5.3   242,283    SF    $    631   1.28x    76.2%   Retail
           (San Francisco, CA)
 JPMCB     Westbury Plaza                           1     93,600,000  3.3   398,602    SF    $    235   1.61x    80.0%   Retail
           (Westbury, NY)
 JPMCB/EHY Showcase Mall                            1     92,000,000  3.2   184,814    SF    $    498   1.70x    61.3%   Retail
           (Las Vegas, NV)
 NCCI      777 Sixth Avenue                         1     80,500,000  2.8       294   Units  $273,810   2.04x    64.3%   Multifamily
           (New York, NY)
 NCCI      Water's Edge                             1     77,000,000  2.7   243,433    SF    $    316   1.43x    79.9%   Office
           (Playa Vista, CA)
 JPMCB     55 Railroad Avenue                       1     73,900,000  2.6   131,634    SF    $    561   1.49x    74.6%   Office
           (Greenwich, CT)
 NCCI      Southlake Town Square One                1     70,570,880  2.5   403,627    SF    $    175   2.35x    55.3%   Retail
           (Southlake, TX)
 EHY       Franklin Village                         1     43,500,000  1.5   301,703    SF    $    144   2.09x    62.1%   Retail
           (Franklin, MA)
 PNC       Preston Center Pavilion & Square         1     42,175,000  1.5   232,666    SF    $    181   1.30x    69.1%   Retail
           (Dallas, TX)
 JPMCB     Cornerstone Brands Distribution Center   1     40,424,836  1.4   970,168    SF    $     42   1.48x    74.9%   Industrial
           (West Chester, OH)
 LASALLE   400 6th Street S.W.                      1     38,000,000  1.3   128,723    SF    $    295   1.83x    79.2%   Office
           (Washington, DC)
 EHY       On The Avenue                            1     37,205,506  1.3       267   Rooms  $139,346   1.92x    61.7%   Hotel
           (New York, NY)
 LASALLE   Gateway Pavilion                         1     35,842,000  1.2   273,610    SF    $    131   2.34x    57.8%   Retail
           (Avondale, AZ)
------------------------------------------------------------------------------------------------------------------------------------
           TOP 5 TOTAL/WEIGHTED AVERAGE:                    $762,666 26.5%                              1.60x    66.3%
           TOP 10 TOTAL/WEIGHTED AVERAGE:                 $1,108,136 38.5%                              1.68x    66.8%
          TOP 15 TOTAL/WEIGHTED AVERAGE:                  $1,301,784 45.2%                              1.69x    67.1%
------------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, National Association, "NCCI" = Nomura Credit
     & Capital, Inc., "EHY" = Eurohypo AG, New York Branch, "LaSalle" = LaSalle
     Bank National Association, "PNC" = PNC Bank, National Association

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

                                                                         Annex D

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX
                                                                                      Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  JPMC05LDP1
      Monthly Data File Name:                       JPMC05LDP1_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specially Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            03/11/2005
      First Payment Date:                                      04/15/2005
      Assumed Final Payment Date:                              05/15/2046

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER: J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                      Nomura Securities International, Inc.
            /Deutsche Bank Securities Inc./PNC Capital Markets, Inc.
                  MASTER SERVICER: Midland Loan Services, Inc.
                  SPECIAL SERVICER: Midland Loan Services, Inc.
                 RATING AGENCY: Standard & Poor's/Moody's/Fitch

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website                                  www.midlandls.com
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

------------ -----------------------------------------------------------------------  ----------------------------------------------

============ =======================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

------------ --------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                          2014
                                                                          2015
                                                                      2016 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                           [J.P. MORGAN LOGO OMITTED]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

    o multifamily and commercial mortgage loans, including participations therein;

    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

    o direct obligations of the United States or other government agencies; or

    o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                 March 2, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40

                                       iii

DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88

                                       iv

   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

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                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or shares allocable
                                    to a number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed
                                    use or various other types of
                                    income-producing properties described in
                                    this prospectus or unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its
                                    term or that adjusts from time to time, or
                                    that the borrower may elect to
                                    convert from an adjustable to a fixed
                                    mortgage interest rate, or from a
                                    fixed to an adjustable mortgage interest
                                    rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that
                                    begin only after the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates of
                                    that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods,
                                    at a rate that is faster, or slower than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates of
                                    the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o  The perceived liquidity of the certificates;

    o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
       and

    o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

    o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o  principal prepayments on the related mortgage loans will be made;

    o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o  Changes in general or local economic conditions and/or specific industry segments;

    o  Declines in real estate values;

    o  Declines in rental or occupancy rates;

    o  Increases in interest rates, real estate tax rates and other operating expenses;

    o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o  Acts of God; and

    o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o  Construction of competing hotels or resorts;

    o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o  The value of the related mortgaged property;

    o  The level of available mortgage interest rates at the time of sale or refinancing;

    o  The borrower's equity in the related mortgaged property;

    o  The financial condition and operating history of the borrower and the related mortgaged property;

    o  Tax laws and rent control laws, with respect to certain residential properties;

    o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o  Prevailing general economic conditions; and

    o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o  operating the properties;

    o  providing building services;

    o  establishing and implementing the rental structure;

    o  managing operating expenses;

    o  responding to changes in the local market; and

    o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o  fire;

    o  lightning;

    o  explosion;

    o  smoke;

    o  windstorm and hail; and

    o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o  generally, will not be subject to offset by losses from other activities;

    o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

    o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o  reduce monthly payments due under a mortgage loan;

    o  change the rate of interest due on a mortgage loan; or

    o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

   1. various types of multifamily or commercial mortgage loans,

   2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

   3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

    o  non-cash items such as depreciation and amortization,

    o  capital expenditures, and

    o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

    o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
       Property to

    o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a)        the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b)        the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

    o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o  the cost replacement method which calculates the cost of replacing the property at that date,

    o  the income capitalization method which projects value based upon the property's projected net cash flow, or

    o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

    o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

    o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o  the type or types of property that provide security for repayment of the mortgage loans,

    o  the earliest and latest origination date and maturity date of the mortgage loans,

    o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
       Loan-to-Value Ratio of the mortgage loans,

    o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o  with respect to mortgage loans with adjustable mortgage interest rates
       ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
       Loan,

    o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

    o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
       Service Coverage Ratios, and the weighted average of the Debt Service
       Coverage Ratios, and

    o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
       or

    o  certificates insured or guaranteed by the Federal Home Loan Mortgage
       Corporation ("FHLMC"), the Federal National Mortgage Association
       ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
       Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

    o  the pass-through or bond rate of the MBS or the formula for determining the rates,

    o  the payment characteristics of the MBS,

    o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o  a description of the credit support, if any,

    o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
       Supplements" above, and

    o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

    o  the availability of mortgage credit,

    o  the relative economic vitality of the area in which the Mortgaged
       Properties are located,

    o  the quality of management of the Mortgaged Properties,

    o  the servicing of the mortgage loans,

    o  possible changes in tax laws and other opportunities for investment,

    o  the existence of Lock-out Periods,

    o  requirements that principal prepayments be accompanied by Prepayment
       Premiums, and

    o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

   1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

   2.  Excess Funds, or

   3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o  are senior (collectively, "Senior Certificates") or subordinate
       (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

   1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

   2. equal to the principal balances of one or more other classes of certificates of the same series, or

   3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

    o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
       Accrual Certificates, if any, in the event that Accrued Certificate
       Interest has been added to that balance;

    o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

    o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
       Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
       Mortgage;

    o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

    o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

   1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

   2. applicable law, and

   3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
      Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination" in this prospectus (all of the foregoing, also
      "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

      assumption fees, late payment charges, Prepayment Premiums or Equity
      Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
      Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
      Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
      Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

   7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
      Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
      Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
      Consequences--Federal Income Tax Consequences for REMIC Certificates" and
      "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling
      Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o  the nature and amount of coverage under the credit support,

    o  any conditions to payment under the credit support not otherwise described in this prospectus,

    o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o  a brief description of its principal business activities;

    o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o  its total assets, and its stockholders' equity or policyholders'
       surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
       Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o  may result in a release or threatened release of any hazardous material, or

    o  may give rise to any environmental claim or demand,

    o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement and any other governing documents
      and

   3. compliance with any changes in the law, including any amendments to the
      Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o  a mortgage in default or as to which default is reasonably foreseeable,

    o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o  a mortgage that was fraudulently procured by the mortgagor, and

    o  a mortgage that was not in fact principally secured by real property
       (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

      Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing

                                       74

contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

      (a)        one or more "qualified floating rates,"

      (b)        a single fixed rate and one or more qualified floating rates,

      (c)        a single "objective rate," or

      (d)        a single fixed rate and a single objective rate that is a
                 "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore,

                                       75

application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction"
      as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

   3. to the extent that the gain does not exceed the excess, if any, of (a)
      the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
      (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
      1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
      Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
      Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than
      100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

   (i)        the present value of any consideration given to the transferee to acquire the interest;

   (ii)       the present value of the expected future distributions on the interest; and

   (iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for:

      (a)        substitution within two years of the Startup Day for a
                 defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                 obligation at any time) or for any qualified mortgage within three months of the Startup Day,

      (b)        foreclosure, default or imminent default of a qualified
                 mortgage,

      (c)        bankruptcy or insolvency of the REMIC Pool, or

      (d)        a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

                                       89

among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

                                       90

the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

   1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

                                       92

      an interest in real property which is . . . residential real property"
      within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
      Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an
      "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

                                       93

mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount

                                       94

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
      Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of

                                       95

the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally

                                       96

as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

                                       97

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
      Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

                                       98

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are

                                       99

referred to as "Plans"), and on persons who are fiduciaries with respect to
Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust

                                      100

Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   101
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   106
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   101
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21
MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   103
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................   100
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................   100
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   101
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   105
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................   100
SMMEA .......................................   102

                                      107

SPA ................................   30
Standard Certificateholder .........   92
Standard Certificates ..............   92
Startup Day ........................   70
Stripped Certificateholder .........   96
Stripped Certificates. .............   95
Subordinate Certificates ...........   34
Sub-Servicing Agreement ............   45
Title V ............................   66
Treasury ...........................   68
U.S. Person ........................   86
Value ..............................   23
Warranting Party ...................   43

                                      108

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     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP1.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement.
Defined terms used in the Spreadsheet File but not otherwise defined in the
Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                      -----------------------------------

                             PROSPECTUS SUPPLEMENT

                              PROSPECTUS

Federal Income Tax Consequences for REMIC
  Certificates ...................................       68
Federal Income Tax Consequences for
  Certificates as to Which No REMIC Election Is

Incorporation of Certain Information by

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
JUNE 11, 2005.

                                 $2,301,546,000
                                 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2005-LDP1

                  Class A-1 Certificates       $   86,232,000
                  Class A-2 Certificates       $  994,485,000
                  Class A-3 Certificates       $  157,523,000
                  Class A-4 Certificates       $  601,541,000
                  Class A-SB Certificates      $  119,936,000
                  Class A-J Certificates       $   94,303,000
                  Class A-JFL Certificates     $  100,000,000
                  Class X-2 Certificates       $2,809,981,000
                  Class B Certificates         $   68,366,000
                  Class C Certificates         $   25,187,000
                  Class D Certificates         $   53,973,000

        ----------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
        ----------------------------------------------------------------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                              [NOMURA LOGO OMITTED]
                            PNC CAPITAL MARKETS, INC.
                            DEUTSCHE BANK SECURITIES

                                  MARCH 2, 2005

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